UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Information Statement

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☒	Definitive Information Statement

VMWARE, INC.

(Name of Registrant As Specified In Its Charter)

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VMWARE, INC.

3410 Hillview Avenue

Palo Alto, CA 94304

NOTICE OF ACTION BY WRITTEN CONSENT AND INFORMATION STATEMENT

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November 27, 2019

Dear Stockholder:

This notice of action by written consent and the accompanying information statement (the “Information Statement”) is being furnished by the Board of Directors (the “Board”) of VMware, Inc., a Delaware corporation (“VMware”, the “Company”, “we”, “us” or “our”), to the holders of record at the close of business on August 22, 2019 (the “Record Date”) of the outstanding shares of VMware Class A common stock, $0.01 par value per share (“Class A Stock”), and VMware Class B common stock, $0.01 par value per share (“Class B Stock”) (together with the Class A Stock, the “Common Stock”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of this Information Statement is to inform VMware’s stockholders that on August 22, 2019, EMC Corporation, a Massachusetts corporation (“EMC”) and direct wholly-owned subsidiary of Dell Technologies Inc., a Delaware corporation (“Dell”) and VMW Holdco LLC, an indirect wholly-owned subsidiary of Dell (“VMW Holdco”), holders of approximately 80.9% of the total outstanding shares of Common Stock, acted by written consent (the “Written Consent”) in lieu of a special meeting of stockholders. The Written Consent approved the issuance by VMware of 0.0550 of a share of Class B Stock in exchange for each share of Class B common stock of Pivotal Software, Inc., a Delaware corporation (“Pivotal”), beneficially owned by Dell (the “Company Stock Issuance”) pursuant to the Agreement and Plan of Merger (as it may be amended, the “Merger Agreement”), dated as of August 22, 2019, by and among VMware, Pivotal, and Raven Transaction Sub, Inc., a Delaware corporation and wholly-owned subsidiary of VMware (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Pivotal, with Pivotal surviving the Merger and becoming a wholly-owned subsidiary of VMware (the “Merger”).

We were required to obtain stockholder approval of the Company Stock Issuance to ensure compliance with Section 312.03 of the New York Stock Exchange (“NYSE”) Listed Company Manual, which requires stockholder approval prior to the issuance of shares of Common Stock, or of securities convertible into Common Stock, in any transaction or series of related transactions to a director, officer or “substantial security holder” of VMware if the number of shares of Common Stock, or the number of shares of Common Stock into which the securities may be converted, exceeds one percent of the voting power of VMware before such issuance. Because the shares of Common Stock to be issued to Dell pursuant to the Company Stock Issuance exceeds one percent of the number of shares of Common Stock outstanding before the issuance, the Written Consent was obtained to approve the consummation of the Company Stock Issuance.

This notice of action by written consent and the accompanying Information Statement are being furnished to you to inform you that the Company Stock Issuance has been approved by the holders of outstanding Common Stock having not less than a majority of the issued and outstanding shares of our Common Stock in accordance with Section 228 of the Delaware General Corporation Law (the “DGCL”), Section 312.03 of the NYSE Listed Company Manual, VMware’s Amended and Restated Certificate of Incorporation and Rule 14c-2 promulgated under the Exchange Act. VMware is not soliciting your consent or proxy in connection with the Company Stock Issuance and no consents or proxies are requested from stockholders. We expect to consummate the Company

Stock Issuance concurrently with the closing of the Merger in the second half of VMware’s fiscal year ending January 31, 2020. However, there can be no assurances that the Merger will be completed at all, or if completed, that it will be completed by such time You are urged to read the Information Statement in its entirety for a description of the action taken by a majority of the holders of our Common Stock.

PLEASE NOTE THAT EMC AND VMWARE HOLDCO HAVE VOTED TO APPROVE AND ADOPT THE COMPANY STOCK ISSUANCE. THE NUMBER OF VOTES HELD BY EMC AND VMWARE HOLDCO IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT UNDER THE DGCL AND NYSE SECTION 312.03 FOR THE COMPANY STOCK ISSUANCE. CONSEQUENTLY, NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THE COMPANY STOCK ISSUANCE.

The Information Statement accompanying this letter provides you with more specific information concerning the Company Stock Issuance, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (together, the “Transactions”). We encourage you to carefully read this Information Statement and the copies of the Written Consent and Merger Agreement included, respectively, as Annex A and Annex B to the Information Statement.

By order of the Board of Directors

Very truly yours,

Amy Fliegelman Olli

Senior Vice President, General Counsel and Secretary

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THE INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Information Statement is dated November 27, 2019 and is first being mailed to our stockholders on or about November 27, 2019.

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VMWARE, INC.

3410 Hillview Avenue

Palo Alto, CA 94304

INFORMATION STATEMENT

This information statement (this “Information Statement”) is first being furnished by the Board of Directors (the “Board”) of VMware, Inc., a Delaware corporation (“VMware”, “we”, “us” or “our”), on or about November 27, 2019, to the holders of record of at the close of business on August 22, 2019 (the “Record Date”) of the outstanding shares of VMware Class A common stock, $0.01 par value per share (“Class A Stock”), and VMware Class B common stock, $0.01 par value per share (“Class B Stock”) (together with the Class A Stock, the “Common Stock”), of VMware. The purpose of this Information Statement is to inform VMware’s stockholders of an action by written consent of EMC Corporation, a Massachusetts corporation (“EMC”) and direct wholly-owned subsidiary of Dell Technologies Inc., a Delaware corporation (“Dell”) and VMW Holdco LLC, an indirect wholly-owned subsidiary of Dell (“VMW Holdco”), holders of a majority of the Common Stock (the “Written Consent”), which is attached hereto as Annex A.

On August 22, 2019, EMC and VMW Holdco approved the issuance by VMware of 0.0550 of a share of Class B Stock in exchange for each share of Class B common stock of Pivotal Software, Inc., a Delaware corporation (“Pivotal”), beneficially owned by Dell (the “Company Stock Issuance”), pursuant to the Agreement and Plan of Merger (as it may be amended, the “Merger Agreement”), dated as of August 22, 2019, by and among VMware, Pivotal and Raven Transaction Sub, Inc., a Delaware corporation and wholly-owned subsidiary of VMware (“Merger Sub”), which is attached hereto as Annex B. The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Pivotal, with Pivotal surviving the Merger and becoming a wholly-owned subsidiary of VMware (the “Merger”) (together with the Company Stock Issuance, the Merger Agreement and the other transactions contemplated by the Merger Agreement, the “Transactions”).

The Written Consent constitutes the consent of a majority of outstanding shares of the Common Stock and is sufficient under the Delaware General Corporation Law (the “DGCL”), VMware’s Amended and Restated Certificate of Incorporation, and the New York Stock Exchange (“NYSE”) Listed Company Manual to approve the Company Stock Issuance. Accordingly, the Company Stock Issuance will not be submitted to the other stockholders of VMware for a vote, and this Information Statement is being furnished to such other stockholders to provide them with certain information concerning the Company Stock Issuance and the Merger in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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SUMMARY

This summary highlights selected information in this Information Statement and may not contain all of the information about the Transactions that is important to you. You should carefully read this Information Statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the Transactions. You may obtain, without charge, copies of documents incorporated by reference into this Information Statement by following the instructions under the section of this Information Statement entitled “Where You Can Find Additional Information”.

The Parties to the Transactions

VMware, Inc. originally pioneered the development and application of virtualization technologies with x86 server-based computing, separating application software from the underlying hardware. VMware’s software provides a flexible digital foundation to help enable customers in their digital transformations. VMware’s stock is traded on the NYSE under the ticker symbol “VMW.” Its principal executive offices are located at 3401 Hillview Avenue, Palo Alto, California 94304 and its telephone number is (650) 427-5000.

Pivotal provides a leading cloud-native platform that makes software development and information technology (“IT”) operations a strategic advantage for its customers. Pivotal’s cloud-native platform, Pivotal Cloud Foundry, accelerates and streamlines software development by reducing the complexity of building, deploying and operating new cloud-native applications and modernizing legacy applications. Its principal executive offices are located at 875 Howard Street, Fifth Floor, San Francisco, California 94103 and its telephone number is (415) 777-4868.

Merger Sub is a wholly-owned subsidiary of VMware formed solely for the purpose of facilitating VMware’s acquisition of Pivotal, whose principal executive offices are located at 3401 Hillview Avenue, Palo Alto, California. Merger Sub’s telephone number is (650) 427-5000. Merger Sub was formed solely for the purpose of facilitating VMware’s acquisition of Pivotal.

For more information, see the section of this Information Statement entitled “The Parties to the Transactions.”

The Transactions

VMware, Pivotal and Merger Sub entered into the Merger Agreement on August 22, 2019, a copy of which is included as Annex B to this Information Statement. The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Pivotal, with Pivotal surviving the Merger and becoming a wholly-owned subsidiary of VMware. The Merger will become effective at such time as the parties file a certificate of merger with the Delaware Secretary of State (or at such later time as the parties may agree in writing and be specified in the certificate of merger) (the “Effective Time”).

The terms of the Merger Agreement also provide that, at the Effective Time of the Merger, each issued and outstanding share of Pivotal Class B common stock, $0.01 par value per share (the “Pivotal Class B Common Stock”) beneficially owned by Dell (other than Pivotal Class B Common Stock beneficially owned by VMware) will be converted into the right to receive 0.0550 of a share of Class B Stock. Concurrently with the execution of the Merger Agreement, EMC and VMW Holdco delivered the Written Consent approving of the Company Stock Issuance. A copy of the Written Consent is included as Annex A to this Information Statement.

For more information, see the section of this Information Statement entitled “The Transactions.”

Opinion of Financial Advisor to the VMware Special Committee (Lazard)

On August 21, 2019, Lazard Frères & Co. LLC (“Lazard”) rendered its oral opinion to a special committee of the Board (the “VMware Special Committee”), which was confirmed by delivery of a written opinion dated August 21, 2019, that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the merger consideration to be paid by VMware in the Merger was fair, from a financial point of view, to VMware.

The full text of Lazard’s written opinion, dated August 21, 2019, which sets forth, among other things, the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by Lazard in connection with its opinion is attached to this Information Statement as Annex C and is incorporated in this Information Statement. We encourage you to read Lazard’s opinion, and the section of this Information Statement entitled “The Transactions—Opinion of Financial Advisor to the VMware Special Committee (Lazard).”

Lazard’s opinion was directed to and for the benefit of the VMware Special Committee for the information and assistance of the VMware Special Committee in connection with its evaluation of the Merger and only addressed the fairness, from a financial point of view, to VMware of the merger consideration to be paid by VMware in the Merger as of the date of Lazard’s opinion. Lazard’s opinion did not address any other aspect of the Merger and was not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Merger or any matter relating thereto.

Approval of the Transactions; Record Date; Written Consent

On the Record Date, EMC and VMW Holdco delivered to VMware a written consent approving the Company Stock Issuance. As of August 22, 2019, EMC and VMW Holdco, as record holders, and Dell, as beneficial holder, held approximately 80.9% of the total outstanding Common Stock and 100% of the Class B Stock. Accordingly, the approval of the Company Stock Issuance was effected in accordance with the DGCL, VMware’s Amended and Restated Certificate of Incorporation, and the NYSE Listed Company Manual. No further approval of the VMware stockholders is required to approve the Company Stock Issuance. As a result, VMware has not solicited and will not be soliciting your vote for the approval of the Company Stock Issuance and does not intend to call a meeting of stockholders for purposes of voting on the approval of the Company Stock Issuance. If the Merger Agreement is terminated in accordance with its terms, the Written Consent will be of no further force and effect.

Adoption and approval of the Merger Agreement requires the affirmative vote of the holders of: (i) at least a majority of the outstanding shares of Pivotal Class A common stock, $0.01 par value per share (the “Pivotal Class A Common Stock”) not owned by VMware or any of its affiliates, including Dell and EMC Equity Assets LLC, a Delaware limited liability company (“EMC LLC”), (ii) at least a majority of the outstanding shares of Pivotal Class A Common Stock, (iii) at least a majority of the outstanding shares of Pivotal Class B Common Stock and (iv) at least a majority of the combined voting power of the outstanding shares of Pivotal Class A Common Stock and Pivotal Class B Common Stock, voting together as a single class (together, the “Pivotal Stockholder Approval”). The Pivotal Stockholder Approval is being solicited by the Board of Directors of Pivotal (the “Pivotal Board”) pursuant to Pivotal’s Definitive Proxy Statement, filed on November 27, 2019 (the “Pivotal Proxy Statement”). No further vote is required from the VMware stockholders with respect to the adoption and approval of the Merger Agreement.

For more information, see the section of this Information Statement entitled “The Transactions— Approval of the Transactions; Record Date; Written Consent.”

General Effect on Rights of Existing Security Holders

The Company Stock Issuance will dilute the ownership and voting interests of VMware’s existing shareholders. It is currently expected that approximately 7.2 million shares of Class B Stock will be issued to Dell at the closing of the Merger. The holders of Class B Stock are entitled to 10 votes per share. Therefore, the ownership and voting interests of VMware’s existing shareholders will be proportionally reduced.

Interests of VMware’s Directors and Executive Officers in the Transactions

Certain of VMware’s directors and executive officers may have interests in the Transactions that may be different from, or in addition to, the interests of VMware’s stockholders generally. These interests may present actual or potential conflicts of interest and you should be aware of these interests. The members of the Board and the VMware Special Committee were aware of and considered these interests in reaching the determination to approve the Transactions and deem the Transactions contemplated by the Merger Agreement and related agreements thereto to be fair to, and in the best interests of, VMware and its stockholders.

For more information, see the section of this Information Statement entitled “The Transactions— Interests of VMware’s Directors and Executive Officers in the Transactions.”

Accounting Treatment of the Transactions

Dell holds the controlling financial interests in both VMware and Pivotal. As a result, the Merger will be considered a transaction between entities under common control. A common control transaction has no effect on the parent’s consolidated financial statements. Therefore, in accordance with Accounting Standard Codification 805-50, the assets and liabilities transferred between entities under common control should be recorded by the receiving entity based on their historical carrying amounts in the parent’s consolidated financial statements. VMware, as the receiving entity, will record Pivotal’s assets and liabilities based on their historical carrying amounts. Any difference between the consideration transferred by VMware and the carrying amounts of the assets and liabilities received from Pivotal will be recognized as a component of equity. This transaction will require VMware to retrospectively recast its financial statements for all periods during which VMware and Pivotal were under common control.

Conditions to the Transactions

The completion of the Merger is subject to, among other things, the following conditions:

•	the Pivotal Stockholder Approval;

•	the absence of any legal orders that have the effect of making the Merger illegal or otherwise preventing the consummation of the Merger;

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each party’s respective representations and warranties in the Merger Agreement being true and correct as of the closing date of the Merger in the manner described in “The Merger Agreement—Conditions to Completion of the Merger;” and

•	each party’s performance in all material respects of its obligations required to be performed under the Merger Agreement prior to the closing date of the Merger.

For more information, please see the section of this Information Statement entitled “The Merger Agreement—Conditions to Completion of the Merger.”

Termination

The Merger Agreement may be terminated, and the Merger may be abandoned at any time prior to its completion:

•	by mutual written consent of Pivotal and VMware;

•	by either Pivotal or VMware, if:

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the Merger has not been consummated on or before February 18, 2020, except that such termination right is not available to any party whose failure to fulfill in any material respect any of its obligations under the Merger Agreement has been the primary cause of, or the primary factor that resulted in, the failure of the Merger to be consummated by such date;

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any court of competent jurisdiction or other governmental entity has issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the agreement and such judgment, order, injunction, rule, decree or other action has become final and nonappealable; or

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The Pivotal Stockholder Approval has not been obtained at the special meeting duly held on or at any adjournment or postponement thereof, except that Pivotal may not terminate the Merger Agreement if the failure to obtain such approval is proximately caused by any action or failure to act of Pivotal that constitutes a breach of the Merger Agreement;

•	by VMware:

•	in the event of certain uncured breaches of the Merger Agreement by Pivotal; or

•	any of the following occurs:

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the special committee of the Pivotal Board (the “Pivotal Special Committee”) withdraws (or modifies or qualifies in any manner adverse to VMware) the recommendation to adopt the Merger Agreement or recommends another acquisition proposal;

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Pivotal fails, based on the recommendation of the Pivotal Special Committee, to publicly recommend against a tender or exchange offer relating to securities of Pivotal within 10 business days of such tender or exchange offer having been commenced;

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Pivotal fails to publicly affirm the recommendation of the Pivotal Special Committee of the Merger within 10 business days after receipt of a written request from VMware to provide such reaffirmation following the public announcement of an acquisition proposal or an acquisition proposal becoming generally known to the public; or

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Pivotal breaches or fails to perform in any material respects any of its obligations set forth in its covenants related to no solicitation or to convene the special meeting of its stockholders in accordance with the terms of the Merger Agreement; or

•	by Pivotal:

•	in the event of certain uncured breaches of the Merger Agreement by VMware or Merger Sub; or

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at any time prior to obtaining the requisite stockholder approval to approve the Merger and the Merger Agreement, in order to accept a superior proposal, so long as Pivotal has otherwise complied in all material respects with the section of the Merger Agreement related to non-solicitation, enters into the associated alternative acquisition agreement substantially concurrently with such termination and has paid the termination fees described below under “The Merger Agreement—Termination Fees and Expenses.”

For more information, please see the section of this Information Statement entitled “The Merger Agreement—Termination of the Merger Agreement.”

Regulatory Approvals

No material federal or state regulatory approvals, filings or notices are required in connection with the Merger other than the filing of a certificate of merger with the Secretary of State of the State of Delaware by Pivotal and Merger Sub at the Effective Time of the Merger.

Consent and Support Agreement

Substantially concurrently with the execution of the Merger Agreement, on August 22, 2019, VMware entered into a Consent and Support Agreement (the “Support Agreement”) with Dell and EMC LLC (together with Dell, the “Dell Stockholders”), and, solely with respect to Sections 5 and 6 therein, EMC and VMW Holdco. Pursuant to the Support Agreement, the Dell Stockholders, which hold 131,306,110 shares of Pivotal Class B Common Stock, representing all of the outstanding shares of Pivotal Class B Common Stock not held by VMware, have agreed, among other things, to vote their shares of Pivotal Class B Common Stock in favor of the proposal to adopt and approve the Merger Agreement, pursuant to which the Merger will take place, with Pivotal surviving the Merger as a wholly owned subsidiary of VMware.

In addition, the Support Agreement included the consent of EMC and VMW Holdco (acting in their capacity as the holders of all of the outstanding shares of the Class B Stock) to VMware’s entry into the Merger Agreement, as required pursuant to VMware’s Amended and Restated Certificate of Incorporation. Following the execution of the Merger Agreement and the Support Agreement, EMC and VMW Holdco executed and delivered the Written Consent.

For more information, please see the section of this Information Statement entitled “Additional Agreements Related to the Transactions—Consent and Support Agreement.”

Voting Agreement

Substantially concurrently with the execution of the Merger Agreement, Ford Motor Company, a Delaware corporation (“Ford”), a holder of Pivotal Class A Common Stock, entered into a Voting Agreement (the “Voting Agreement”) with VMware, pursuant to which Ford has agreed, among other things and subject to the terms and conditions set forth therein, to vote its shares of Pivotal common stock in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger.

For more information, see the section of this Information Statement entitled “Additional Agreements Related to the Transactions—Voting Agreement.”

No Appraisal or Dissenters’ Rights

Under the DGCL and our Amended and Restated Certificate of Incorporation and Bylaws, the holders of shares of Class A Stock or Class B Stock, in respect of their shares of Class A Stock or Class B Stock, are not entitled to appraisal or dissenters’ rights in connection with the Company Stock Issuance, the Merger or the other Transactions.

Additional Information

You can find more information about VMware in the periodic reports and other information we file with the SEC. The information is available at the website maintained by the SEC at www.sec.gov.

For more information, see the section of this Information Statement entitled “Where You Can Find Additional Information.”

QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

Q:	Why am I being sent this Information Statement?

A:    The purpose of this Information Statement is to inform VMware’s stockholders that on August 22, 2019, EMC and VMW Holdco, holders of approximately 80.9% of the total outstanding shares of Common Stock, acted by written consent in lieu of a special meeting of stockholders to approve the Company Stock Issuance.

Q:	What is the Company Stock Issuance?

A:    The Company Stock Issuance is the proposed issuance by VMware of 0.0550 of a share of Class B Stock in exchange for each share of Pivotal Class B Common Stock beneficially owned by Dell pursuant to the Merger Agreement dated as of August 22, 2019, by and among VMware, Pivotal, and Merger Sub. It is currently expected that approximately 7.2 million shares of Class B Stock will be issued to Dell at the closing of the Merger.

Q:	What is the proposed Merger?

A:    The proposed Merger is the acquisition of Pivotal by VMware pursuant to the Merger Agreement. Subject to the adoption and approval of the Merger Agreement and the Merger by Pivotal’s stockholders and the satisfaction or waiver of the other closing conditions under the Merger Agreement, Merger Sub will merge with and into Pivotal, with Pivotal surviving as the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of VMware. The Pivotal Stockholder Approval is being solicited by the Pivotal Board pursuant to the Pivotal Proxy Statement.

The Merger Agreement is attached as Annex B to this Information Statement.

Q:	Do I need to consent or submit a proxy in relation to the Company Stock Issuance?

A:    No. VMware is not soliciting your consent or proxy in connection with the Company Stock Issuance and no consents or proxies are requested from stockholders.

Q:	Am I entitled to appraisal rights?

A:    No. The holders of shares of Class A Stock or Class B Stock, in respect of their shares of Class A Stock or Class B Stock are not entitled to dissenters’ rights or to demand appraisal of, or to receive payment for, their shares of Common Stock under the DGCL in connection with the Company Stock Issuance.

Q:	When do you expect the Transactions to be completed?

A:    VMware and Pivotal are working to complete the Transactions as quickly as possible. VMware anticipates that the Merger will be completed in the second half of VMware’s fiscal year ending January 31, 2020. However, there can be no assurances that the Merger will be completed at all, or if completed, that it will be completed by such time. In order to complete the Merger, Pivotal must obtain the approval of its stockholders, and a number of other closing conditions under the Merger Agreement must be satisfied or waived. See “The Merger Agreement—Conditions to Completion of the Merger.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any statements in this Information Statement regarding the Company Stock Issuance, the Merger, the other Transactions, the expected timetable for completing the Merger, the payment of any consideration, including any merger consideration or substituted equity awards, in connection therewith, future financial and operating results, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the Board or management of VMware constitute forward-looking statements. Any statements that are not statements of historical fact (including statements containing the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “targets,” and their variants and other similar expressions) are intended to identify forward-looking statements. Although VMware believes that the expectations reflected in these forward-looking statements are reasonable, VMware cannot assure you that the actual results or developments it anticipates will be realized, or even if realized, that they will have the expected effects on the business or operations of each of Pivotal and VMware. These forward-looking statements speak only as of the date on which the statements were made. Except as required by law, VMware undertakes no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this Information Statement. In addition to other factors and matters contained or incorporated in this document, VMware believes the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	The satisfaction or waiver of the conditions to closing the Transactions;

•	Uncertainties as to the outcome of the vote by Pivotal stockholders to approve the Merger;

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Risks related to the ability of VMware to realize the anticipated benefits of the Transactions, including the possibility that the expected benefits from the Transactions will not be realized or will not be realized within the expected time period;

•	The risk that the business of Pivotal will not be integrated successfully;

•	Disruption from the Transactions making it more difficult to maintain business and operational relationships;

•	The risk of litigation and regulatory actions related to the Transactions;

•	Other business effects, including the effects of industry, market, economic, political or regulatory conditions;

•	Other unexpected costs or delays in connection with the Transactions; and

•

the other factors and financial, operational and legal risks or uncertainties described in VMware’s public filings with the SEC, including its Annual Report on Form 10-K for the year ended February 1, 2019 and subsequent reports on Form 10-Q and 8-K filed with the SEC, all of which are or may in the future be incorporated by reference into this Information Statement.

RISK FACTORS

In addition to the other information contained in or incorporated by reference in this Information Statement, including the risk factors contained in VMware’s annual report on Form 10-K for the year ended February 1, 2019, as updated by the subsequent Quarterly Report on Form 10-Q for the quarterly period ended August 2, 2019, which are both incorporated by reference in this Information Statement, you should carefully review the risks described below together with all of the other information included in this Information Statement. Additional risks and uncertainties not presently known to VMware or Pivotal, or that are not currently believed to be important to you, if they materialize, may also adversely affect the Merger, the Transactions, VMware and Pivotal. See the section of this Information Statement entitled “Where You Can Find Additional Information” for the location of information incorporated by reference into this Information Statement.

VMware and Pivotal may fail to complete the Transactions if certain required conditions, many of which are outside the companies’ control, are not satisfied.

The completion of the Merger is subject to various customary closing conditions, including, but not limited to, (i) the absence of any order, judgment or decree by any governmental entity that prohibits or makes the consummation of the Transactions illegal, (ii) subject to certain exceptions, the accuracy of the representations and warranties of the parties and (iii) compliance in all material respects by each party with its obligations under the Merger Agreement. Despite the parties’ best efforts, they may not be able to satisfy or receive the various closing conditions and obtain the necessary approvals in a timely fashion or at all.

The completion of the Merger is also subject to Pivotal obtaining the Pivotal Stockholder Approval.

VMware may fail to realize the anticipated benefits of the Transactions and may assume unanticipated liabilities.

The success of the Transactions will depend on, among other things, VMware’s ability to integrate Pivotal’s business in a manner that realizes the various benefits, growth opportunities and synergies identified by the companies. Achieving the anticipated benefits of the transaction is subject to a number of risks and uncertainties. It is uncertain whether VMware’s and Pivotal’s existing operations can be integrated in an efficient and effective manner.

Failure to complete the Transactions could negatively impact VMware’s stock price, future business and financial results.

If the Transactions are not completed, VMware will be subject to several risks, including the following:

•	payment for certain costs relating to the Transactions, whether or not the Transactions are completed, such as legal, accounting, financial advisor and printing fees;

•

negative reactions from the financial markets, including potential declines in the price of the Common Stock due to the fact that current prices may reflect a market assumption that the Transactions will be completed;

•	diverted attention of VMware management to the Transactions rather than to VMware’s operations and pursuit of other opportunities that could have been beneficial to it; and

•	negative impact on VMware’s future growth plan, including with regard to potential acquisitions, for which VMware is likely to provide a stronger foundation.

The market price of the Common Stock may be volatile, and holders of the Common Stock could lose a significant portion of their investment due to drops in the market price of the Common Stock following completion of the Transactions.

The market price of the Common Stock may be volatile, including changes in price caused by factors unrelated to VMware’s operating performance or prospects.

Specific factors that may have a significant effect on the market price for the Common Stock include, among others, the following:

•	changes in stock market analyst recommendations or earnings estimates regarding the Common Stock, other companies comparable to it or companies in the industries they serve;

•	actual or anticipated fluctuations in VMware’s operating results of future prospects;

•	reaction to public announcements by VMware;

•	strategic actions taken by VMware or its competitors, such as business separations, acquisitions or restructurings;

•

failure of VMware to achieve the perceived benefits of the Transactions, including financial results and anticipated synergies, as rapidly as or to the extent anticipated by financial or industry analysts;

•	adverse conditions in the financial market or general U.S. or international economic conditions, including those resulting from war, incidents of terrorism and responses to such events; and

•	sales of Common Stock by VMware, members of its management team or significant stockholders.

The Company Stock Issuance will dilute the percentage ownership interests of VMware’s stockholders.

If the Merger is completed, VMware expects to issue approximately 7.2 million shares of Class B Stock to Dell, who currently beneficially holds approximately 80.9% of the total outstanding shares of Common Stock. The issuance of Class B Stock to Dell will cause a reduction in the relative percentage interest of VMware’s current stockholders in VMware’s earnings, if any, voting power, and market capitalization. The issuance will result in (i) a 0.33% reduction of equity ownership and (ii) a 0.06% reduction in the total voting power of the Class A Stock.

The issuance of VMware options and RSUs pursuant to the Merger may dilute the percentage ownership interests of VMware’s stockholders.

VMware will be substituting certain unvested Pivotal options and restricted stock unit awards with VMware options and restricted stock unit awards as a result of the Merger, as described further in the sections of this Information Statement entitled “The Merger Agreement—Treatment of Options” and “—Treatment of RSUs.” The issuance of Class A Stock underlying such options and restricted stock units may cause a reduction in the relative percentage interest of VMware’s current stockholders in VMware’s earnings, if any, voting power, and market capitalization.

THE PARTIES TO THE TRANSACTIONS

Pivotal Software, Inc.

Pivotal provides a leading cloud-native platform that makes software development and IT operations a strategic advantage for its customers. Pivotal’s cloud-native platform, Pivotal Cloud Foundry (“PCF”), accelerates and streamlines software development by reducing the complexity of building, deploying and operating new cloud-native applications and modernizing legacy applications. This enables Pivotal’s customers’ development and IT operations teams to spend more time writing code, waste less time on mundane tasks and focus on activities that drive business value—building and deploying great software. PCF customers can accelerate their adoption of a modern software development process and their business success using Pivotal’s platform through its complementary strategic services, Pivotal Labs. Enterprises across industries have adopted Pivotal’s platform to build, deploy and operate software, including enterprises in the automotive and transportation, industrial and business services, financial services, healthcare and insurance, technology and media, consumer and communications and government sectors. Pivotal’s executive offices are located at 875 Howard Street, Fifth Floor, San Francisco, California 94103. Pivotal’s telephone number is (415) 777-4868.

VMware, Inc.

VMware, Inc. originally pioneered the development and application of virtualization technologies with x86 server-based computing, separating application software from the underlying hardware. IT driven innovation continues to disrupt markets and industries. Technologies emerge faster than organizations can absorb, creating increasingly complex environments. IT is working at an accelerated pace to harness new technologies, platforms and cloud models, ultimately guiding their business through a digital transformation. To take on these challenges, VMware is working with customers in the areas of hybrid cloud, multi-cloud, modern applications, networking and security, and digital workspaces. VMware’s software provides a flexible digital foundation to help enable customers in their digital transformations. VMware’s executive offices are located at 3401 Hillview Avenue, Palo Alto, California. VMware’s telephone number is (650) 427-5000.

Raven Transaction Sub, Inc.

Raven Transaction Sub, Inc., which we refer to as Merger Sub, is a wholly-owned subsidiary of VMware, whose principal executive offices are located at 3401 Hillview Avenue, Palo Alto, California. Merger Sub’s telephone number is (650) 427-5000. Merger Sub was formed solely for the purpose of facilitating VMware’s acquisition of Pivotal.

THE TRANSACTIONS

Overview

On the Record Date, EMC and VMW Holdco acted by written consent to approve the Company Stock Issuance, whereby VMware will issue 0.0550 of a share of Class B Stock in exchange for each share of Pivotal Class B Common Stock beneficially owned by Dell, pursuant to the Merger Agreement. As of August 22, 2019, EMC and VMW Holdco, as record holders, and Dell, as beneficial holder, held approximately 80.9% of the total outstanding Common Stock and 100% of the Class B Stock. It is currently expected that approximately 7.2 million shares of Class B Stock will be issued to Dell at the closing of the Merger. A copy of the Written Consent is included as Annex A to this Information Statement.

VMware, Pivotal and Merger Sub entered into the Merger Agreement on August 22, 2019, a copy of which is included as Annex B to this Information Statement. The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Pivotal, with Pivotal surviving the Merger and becoming a wholly-owned subsidiary of VMware. The Merger will become effective, and the Company Stock Issuance will be completed, at the Effective Time.

This section of the Information Statement describes material aspects of the Transactions, including the Company Stock Issuance, the Merger and other transactions that are being entered into in connection with the Merger. While the Company believes that the description covers the material terms of the Transactions and the documents in connection thereto, this summary may not contain all of the information that is important to you. You should read carefully this entire document and the other documents to which the Company refers, including the Merger Agreement attached as Annex B, for a more complete understanding of the Transactions.

Background of the Transactions

As part of Pivotal’s strategic planning process, the Pivotal Board regularly reviews and discusses with senior management the company’s performance, business strategy, prospects for growth and competitive position in the industry in which it operates. In addition, the Pivotal Board and senior management regularly review and evaluate various strategic alternatives, including acquisitions, dispositions, major commercial partnerships and other strategic transactions, as part of ongoing efforts to strengthen the company’s overall business and enhance stockholder value.

Pivotal was formed in April 2013 by EMC, now an indirectly wholly owned subsidiary of Dell, and VMware, now a majority-owned subsidiary of EMC. Since Pivotal’s inception and through October 15, 2019, EMC has beneficially owned a majority of Pivotal’s stock. As of October 15, 2019, Dell beneficially owned 175,514,272 shares of Pivotal Class B Common Stock, including 44,208,162 shares of Pivotal Class B Common Stock held directly by VMware, which in the aggregate represent approximately 62.6% of Pivotal’s outstanding common stock (including the 15.8% of Pivotal’s outstanding common stock held directly by VMware) and approximately 94.4% of the combined voting power of both classes of Pivotal’s outstanding common stock. Dell is also a controlling stockholder of VMware, beneficially owning all of the outstanding Class B Stock and 30,678,605 shares, or approximately 28.1% of the outstanding Class A Stock, representing in the aggregate approximately 97.5% of the combined voting power of both classes of VMware’s Common Stock and approximately 80.8% of the total outstanding Common Stock of VMware, in each case as of October 15, 2019. Michael S. Dell is the Chairman and CEO of Dell, a member of the Pivotal Board and the Board, respectively, and, as of October 15, 2019, was the beneficial owner of Dell common stock representing a majority of the total voting power of the outstanding shares of capital stock of Dell.

Pivotal is headquartered in San Francisco with additional locations across the globe. Pivotal provides a cloud-native software development platform and complementary tools and strategic services. Pivotal provides its platform, tools and services for companies across many industries, including media, retail, government, technology and telecommunications. On April 20, 2018, Pivotal priced its initial public offering at $15.00 per share of Pivotal Class A Common Stock.

Since Pivotal’s initial public offering, the Pivotal Board has continued to consider and implement actions to enhance stockholder value. In the course of Pivotal’s strategic planning process, representatives of Pivotal have, in the ordinary course and from time to time, discussed with various companies in the software and technology industries potential commercial relationships that might expand their respective businesses, improve their respective customer offerings and create value for Pivotal stockholders.

Pivotal’s commercial and go-to-market relationships with EMC, Dell and VMware have historically been key components of Pivotal’s potential growth and future prospects, which the Pivotal Board and Pivotal management have regularly monitored and evaluated. In particular, Pivotal and VMware have had a commercial relationship that included resale of Pivotal’s products and other strategic initiatives. In December 2017, Pivotal and VMware began to jointly engineer, develop and market a software container technology called Pivotal Container Service (“PKS”) that launched in early 2018. In early 2019, Pivotal and VMware were discussing how to streamline and improve on this joint PKS initiative.

VMware has reviewed its investment in Pivotal on a continuing basis, both prior to and following the initial public offering of Pivotal common stock, and from time to time has undertaken analyses regarding Pivotal’s business, financial condition, operating results and prospects in order to evaluate business opportunities and potential strategic transactions available to VMware. During the first half of 2017 there were discussions among the principals of VMware and Pivotal about a possible transaction, and a non-disclosure agreement was executed by the parties in January 2017. VMware requested certain due diligence information from Pivotal and representatives of Pivotal met with representatives of VMware to discuss these requests. Pivotal also provided due diligence information to VMware in an electronic data room. In June 2017, the Board formed a transaction committee comprised of independent and disinterested directors to review and evaluate a potential transaction involving the acquisition of all of the shares of capital stock of Pivotal not already owned by VMware. The VMware transaction committee completed its work without making a proposal to Pivotal or its then-current stockholders in July 2017.

Pivotal began working toward an initial public offering in the second half of 2017. The company submitted a draft registration statement to the SEC in December 2017, and the initial public offering was completed in April 2018.

In December 2018 and January 2019, Patrick Gelsinger, CEO of VMware, had preliminary discussions with Mr. Dell and certain other members of the Board, regarding a potential strategic transaction involving Pivotal and, in light of Dell’s controlling ownership interest in both Pivotal and VMware, requested that the Board consider forming a special committee of independent and disinterested directors to review and evaluate such a transaction.

On January 18, 2019, Robert Mee, the CEO of Pivotal, had a telephone conversation with Mr. Dell and Paul Maritz, the Chairman of the Pivotal Board, at the request of Mr. Dell, to discuss various commercial matters involving Pivotal, Dell and VMware. During this call, Mr. Dell informed Mr. Mee that VMware might be interested in exploring an acquisition of Pivotal. Mr. Dell indicated that in light of his interest in Dell, and Dell’s controlling ownership interest in both Pivotal and VMware, a process would likely need to be put in place so that the two subsidiaries could independently consider such a transaction. He further indicated that, while he saw potential value for all stakeholders in such a transaction, he felt it was best for Mr. Mee and Mr. Gelsinger to discuss the matter, and, if there was any interest, to bring the matter to their respective board of directors for further discussion and evaluation.

On January 22, 2019, Mr. Mee met with Mr. Gelsinger, who expressed interest in beginning to explore a potential acquisition of Pivotal and indicated that VMware would seek to conduct preliminary business due diligence and assess the strategic rationale for such an acquisition.

On January 28, 2019, Mr. Gelsinger emailed Mr. Mee about a preliminary business due diligence request. Over the course of the following weeks, VMware and Pivotal management had preliminary communications regarding potential due diligence.

On February 1, 2019, the Board met and members of VMware management discussed with the Board a potential strategic transaction regarding Pivotal and the potential strategic benefits underlying such a transaction and considerations to be investigated. The Board unanimously resolved to establish the VMware Special Committee, comprised of Karen Dykstra, Michael Brown and Paul Sagan, each of whom the Board determined to be independent and disinterested directors. The Board delegated to the VMware Special Committee the plenary power and authority, among other responsibilities, to negotiate, evaluate and recommend to the Board what action, if any, should be taken by the Board with respect to any potential transaction with Pivotal and to retain its own legal and financial advisors separate from Wilson Sonsini Goodrich and Rosati P.C. (“Wilson Sonsini”) and JPMorgan Chase & Co. (“JPMorgan”), legal and financial advisors to VMware, respectively, which had each been engaged by VMware for a variety of corporate and transactional matters, including but not limited to advising on the potential transaction with Pivotal. The Board also unanimously resolved that it would not authorize, approve or proceed with any business combination involving Pivotal without the prior approval of the VMware Special Committee. The rest of the members of the Board (other than Messrs. Dell, Durban and Gelsinger) were invited to participate in all meetings of the VMware Special Committee.

At a telephonic meeting of the VMware Special Committee on February 1, 2019, representatives of Gibson, Dunn & Crutcher, LLP (“Gibson Dunn”) reviewed with the members of the VMware Special Committee the VMware Special Committee’s mandate and their fiduciary duties in the context of evaluating a potential transaction with Pivotal. Representatives of Gibson Dunn and Lazard provided the VMware Special Committee with disclosure on their relationships with Dell and Silver Lake Partners (“Silver Lake”), a shareholder of Dell. The VMware Special Committee then engaged Gibson Dunn as its independent legal advisor and Lazard as its independent financial advisor.

Following the formation of the VMware Special Committee, Zane Rowe, the Chief Financial Officer of VMware and a member of the Pivotal Board, informed Pivotal that he would be recusing himself from further meetings of the Pivotal Board and did not attend any further meetings of the Pivotal Board up to and including the meeting where the acquisition of Pivotal by VMware was approved.

On March 7, 2019, Pivotal and VMware executed a mutual confidentiality agreement in connection with a potential transaction. During the following week, VMware and Pivotal management communicated about business due diligence.

Between March 7, 2019 and May 9, 2019, the VMware Special Committee met several times (on each of March 7, March 14, March 22, April 4, April 9, April 18, April 25, May 3 and May 9, 2019), and discussed, among other things, preliminary business due diligence and the evaluation of the strategic rationale for a potential transaction with Pivotal, including that the VMware Special Committee intended that any proposal made to Pivotal would include a non-waivable condition that the transaction be approved by (i) a special committee of independent Pivotal directors and (ii) the holders of a majority of Pivotal capital stock unaffiliated with Dell and VMware. The VMware Special Committee also discussed various other potential transactions, including certain potential transactions involving Dell. Representatives of Gibson Dunn attended all such meetings and representatives of Lazard and the VMware management team attended portions of a number of such meetings at the request of the VMware Special Committee.

On March 14, 2019, Pivotal announced its earnings for its fourth quarter and full fiscal year 2019 ended February 1, 2019. Pivotal also provided revenue and earnings guidance for the first fiscal quarter of 2020 and the full fiscal year 2020.

On March 15, 2019, the Pivotal Board met to discuss, among other things, a potential transaction between Pivotal and VMware. Mr. Maritz discussed that VMware had expressed interest in a potential acquisition of

Pivotal and the Board had formed a special committee to consider the potential acquisition but had not yet made an offer. During the meeting, a representative of Davis Polk & Wardwell LLP (“Davis Polk”), external legal counsel to Pivotal, provided the Pivotal Board with an overview of the procedures, process and duties of directors under applicable law in connection with a potential transaction, including various approaches taken by boards of directors when considering similar transactions, the desirability of establishing a committee of disinterested, independent directors to evaluate the potential transaction given the inherent conflicts of interest that could arise from the involvement of Dell in a potential transaction as a result of Dell’s controlling ownership interest in both Pivotal and VMware, potentially applicable standards of judicial review of an acquisition transaction and the benefits of a vote of the holders of a majority of the Pivotal capital stock unaffiliated with Dell and VMware (i.e., a majority of the minority vote). At the meeting, the Pivotal Board formed a special committee to review and potentially negotiate the potential transaction, consisting of directors who were independent of and unaffiliated with Dell and its affiliates, disinterested with respect to a potential acquisition of Pivotal by VMware and were not members of the management of Pivotal or any of its subsidiaries. After discussing the various qualifications of the members of the Pivotal Board to serve on such a special committee, including whether certain directors were sufficiently independent and disinterested for purposes of serving on the special committee, the Pivotal Board resolved to form the Pivotal Special Committee, consisting of two disinterested, independent directors, Madelyn Lankton and Marcy Klevorn, to evaluate and, if appropriate, negotiate a potential transaction (or any other alternative transaction) on behalf of Pivotal. The Pivotal Special Committee was empowered, among other things, to elect not to pursue a potential transaction. The Pivotal Board’s authority to approve or recommend, or to enter into or consummate, a potential transaction was conditioned upon the receipt of the Pivotal Special Committee’s prior favorable recommendation of such transaction. The Pivotal Board also passed resolutions to fully empower the Pivotal Special Committee’s review and negotiation of a potential transaction (or any other alternative transaction) at this meeting. The Pivotal Special Committee was also authorized to hire its own independent legal and financial advisors.

Shortly following the Pivotal Board meeting that same day on March 15, 2019, the Pivotal Special Committee met for its first meeting. The Pivotal Special Committee met with Latham & Watkins LLP (“Latham & Watkins”). Representatives of Latham & Watkins explained to the Pivotal Special Committee that it could select any legal and financial advisors of its choosing subject to checking for conflicts with VMware, Dell or Dell related entities. Following discussion, the Pivotal Special Committee approved the engagement of Latham & Watkins as its independent legal advisor. Representatives of Latham & Watkins then provided an overview to the Pivotal Special Committee of its fiduciary duties and responsibilities in connection with evaluating a potential transaction. Following further discussion, the Pivotal Special Committee approved the engagement of Morgan Stanley as its financial advisor, subject to the negotiation of a customary engagement letter on terms discussed by the Pivotal Special Committee. The Pivotal Special Committee selected Morgan Stanley because of its familiarity with Pivotal, including through its experience as an underwriter for Pivotal’s initial public offering and expertise in Pivotal’s industry. The Pivotal Special Committee also noted that Morgan Stanley had substantial experience with transactions such as the potential transaction. The Pivotal Special Committee also discussed that Morgan Stanley had prior relationships with Pivotal, VMware and Dell, and determined that these relationships did not create a conflict of interest with respect to a potential transaction. During the meeting, the Pivotal Special Committee approved providing VMware with certain preliminary business due diligence information in order to progress discussions regarding a potential transaction.

From March 19 to March 28, 2019, due diligence meetings were held at VMware’s headquarters in Palo Alto, California and by video conference. These meetings included representatives of Pivotal’s and VMware’s management, as well as representatives of Morgan Stanley (financial advisor to the Pivotal Special Committee) and Lazard (financial advisor to the VMware Special Committee).

On March 20, 2019, the Pivotal Special Committee held a telephonic meeting, with representatives of Pivotal management, Morgan Stanley, and Latham & Watkins present, to discuss the due diligence process for a potential transaction.

Pivotal assembled an online data room for purposes of the due diligence review process and provided access to VMware representatives. The due diligence information provided to VMware at this stage primarily related to business diligence matters such as research and development, services and go-to-market strategy, financials and human resources.

On March 22, 2019, the Pivotal Board held a meeting during which it approved Pivotal’s financial plan and budget for fiscal year 2020, the substance of which had been previewed in draft form with the Pivotal Board during a Pivotal Board meeting on January 28, 2019 and reviewed certain management projections described under “—Pivotal Financial Projections.”

On March 29, 2019, the Pivotal Special Committee held a telephonic meeting, with representatives of Pivotal management, Morgan Stanley and Latham & Watkins present, to discuss the current status of the due diligence process being conducted by VMware, including next steps and outstanding due diligence requests by VMware. The Pivotal Special Committee considered whether other companies might have an interest in a potential acquisition of Pivotal, although it was cognizant of the risks inherent in a wider sale process, including the possibility of an information leak that Pivotal was considering a sale, and that Dell had the ability to prevent any alternative transaction from being consummated. At this meeting, the Pivotal Special Committee also approved the use of the Initial Outlook (as defined in the section entitled “—Pivotal Financial Projections”).

On April 2, 2019, Mr. Gelsinger emailed Mr. Mee regarding scheduling a meeting to discuss a potential transaction.

On April 5, 2019, the Pivotal Special Committee held a telephonic meeting, with representatives of Pivotal management, Morgan Stanley and Latham & Watkins present, to continue to discuss the status of due diligence and discussions with VMware regarding a potential transaction. During the meeting, the Pivotal Special Committee discussed potential ways of progressing discussions in relation to a potential transaction. They also discussed other companies that might have an interest in a potential transaction with Pivotal, considering whether other companies would have the desire and capacity to pursue a potential acquisition of Pivotal. The Pivotal Special Committee discussed Pivotal’s governance structure and that such other companies that might otherwise be interested may also take into account that Pivotal had a controlling stockholder. The Pivotal Special Committee noted that any market check could result in public leaks of a potential transaction, which could also have an adverse impact on, among other things, customer and partner relationships and employee retention, as well as the ongoing negotiations with VMware. The Pivotal Special Committee ultimately determined not to contact other companies at that time regarding a potential acquisition of Pivotal.

On April 8, 2019, Mr. Mee suggested to the Pivotal Special Committee that he meet with Mr. Gelsinger and the Pivotal Special Committee agreed.

On April 9, 2019, the Pivotal Board held a meeting at which members of the Pivotal Special Committee provided an update on the current status of discussions between Pivotal and VMware, including VMware’s progress on conducting due diligence on Pivotal.

On April 9, 2019, the Board held a regularly scheduled meeting at which VMware management presented to the Board on various potential transactions, including with Dell, and the Board received an update on the preliminary due diligence being conducted on Pivotal.

On April 10, 2019, Mr. Mee and Mr. Gelsinger met for dinner in San Francisco, California.

Mr. Gelsinger noted that due diligence was progressing, but VMware was also working on other matters. At that time, the VMware Special Committee had not yet decided whether or not to make an offer to acquire Pivotal.

On April 12, 2019, the Pivotal Special Committee held a telephonic meeting, with representatives of Pivotal management, Morgan Stanley and Latham & Watkins present, at which VMware’s due diligence process was discussed, as well as next steps in connection with a potential transaction. Also during this meeting, Mr. Mee provided an update to the Pivotal Special Committee on his discussions with Mr. Gelsinger, noting in particular that VMware remained interested in the potential transaction, but that it did not appear that VMware would submit a proposal in the near-term. The Pivotal Special Committee continued to consider whether other companies might have an interest in a potential acquisition of Pivotal, though continued to be cognizant of the risks and dynamics inherent in a wider sale process.

On April 19, 2019, the Pivotal Special Committee held a telephonic meeting, at which representatives of Pivotal management, Latham & Watkins and Morgan Stanley were present, to discuss process and next steps that would be expected if and when VMware made a proposal for a potential transaction.

On June 4, 2019, Pivotal’s first quarter fiscal year 2020 earnings call took place, during which representatives of Pivotal, including Mr. Mee and Cynthia Gaylor, the Chief Financial Officer of Pivotal, discussed Pivotal’s performance and outlook for the remainder of the fiscal year. Pivotal lowered full year guidance due to sales execution issues and increasing complexity in the technology landscape which drove lower than expected revenue, deferred revenue and certain other metrics. The trading price of Pivotal’s common stock declined from a closing price of $18.54 on June 4, 2019 (the day on which the earnings call occurred after the close of regular market trading hours) to a closing price of $10.89 on June 5, 2019 (the day following the earnings call).

On June 13, 2019, the VMware Special Committee met telephonically with representatives of VMware management, Lazard, Gibson Dunn and Wilson Sonsini to discuss, among other things, Pivotal’s first quarter fiscal year 2020 financial results that were announced on June 4, 2019 and the status of business due diligence. During the meeting, VMware management noted that VMware was continuing to work on the financial model for Pivotal and develop the business plan for integrating Pivotal in the event of a transaction.

On June 25, 2019, the Pivotal Board held a regularly scheduled meeting at which the Pivotal Special Committee provided an update on discussions with VMware. Among other things, Pivotal management also discussed with the Pivotal Board the Revised Outlook (as defined in the section entitled “—Pivotal Financial Projections”) based on the performance to date and the outlook for Pivotal at the time.

On June 25, 2019, the Board held a regularly scheduled meeting at which VMware management presented to the Board on various potential transactions, including with Dell. The Board determined that the VMware Special Committee should continue, together with VMware management, its review and evaluation of a potential transaction involving Pivotal.

On the same date, the VMware Special Committee met with representatives of VMware management, Wilson Sonsini, Lazard and Gibson Dunn to discuss, among other things, VMware management’s views on the strategic importance of acquiring Pivotal and management’s preliminary views on Pivotal’s financial projections as part of VMware. Upon consideration of VMware management’s recommendation, the VMware Special Committee requested that VMware management conduct a more thorough due diligence review of Pivotal, together with advisors, with a view to providing a readout to the VMware Special Committee by July 25, 2019. At this meeting, the VMware Special Committee requested that Ms. Dykstra reach out to the chair of the Pivotal Special Committee to open a channel of communication.

On June 27, 2019, Ms. Dykstra called Ms. Lankton for an introduction, noting that business due diligence was progressing but the VMware Special Committee had not yet decided whether to make an offer to acquire Pivotal. The next day, the Pivotal Special Committee held a telephonic meeting, with representatives of Pivotal management, Morgan Stanley and Latham & Watkins present, during which Ms. Lankton recounted her conversation with Ms. Dykstra. Members of the Pivotal Special Committee and its representatives discussed the call and possible next steps.

On July 3, 2019, Lazard sent an additional list of diligence requests to representatives of Morgan Stanley. On July 12, 2019, representatives of Morgan Stanley returned Pivotal’s responses to Lazard’s requests.

On each of July 11, 2019 and July 18, 2019, the VMware Special Committee met with representatives of Lazard and Gibson Dunn to further discuss, among other things, a potential acquisition of Pivotal.

On July 15, 2019, the Pivotal Special Committee held a telephonic meeting, at which representatives of Pivotal management, Latham & Watkins and Morgan Stanley were present, to discuss the status of the potential transaction, specifically in connection with VMware’s due diligence requests and progress to date. After discussion, the Pivotal Special Committee determined not to contact other companies that might have an interest in acquiring Pivotal at that time.

Over the course of the following week, there were several exchanges between the parties and their advisors about the due diligence requests, requests for clarification and prioritization. Pivotal responded to the VMware due diligence requests and additional due diligence meetings were held on July 19, 2019 to address the follow-up questions from VMware. Due diligence continued throughout the process.

On July 25, 2019, the VMware Special Committee met telephonically with representatives of VMware management, Wilson Sonsini, Lazard and Gibson Dunn to discuss, among other things, management’s further refined views regarding the strategic rationale for acquiring Pivotal and the associated considerations thereof. Gibson Dunn again reviewed with the members of the VMware Special Committee their fiduciary duties in the context of evaluating a potential transaction with Pivotal and further discussed VMware’s intention that any transaction would include a non-waivable condition that the transaction be approved by (i) the Pivotal Special Committee and (ii) the holders of a majority of Pivotal capital stock unaffiliated with Dell and VMware. Representatives of Lazard discussed key observations and takeaways from due diligence to date and a preliminary financial analysis of Pivotal. The preliminary financial analysis included benchmarking of Pivotal’s valuation compared with other publicly traded software companies based on a variety of historical and forward-looking multiples such as revenue growth, earnings before interest and taxes (“EBIT”) and other financial measures based on current trading multiples and merger and acquisition transactions. During the course of such discussion, the VMware Special Committee discussed potential structures for the acquisition of Pivotal, including a cash premium acquisition for the shares of Pivotal Class A Common Stock and an exchange of shares of Pivotal Class B Common Stock held by Dell for shares of Class B Stock using an exchange ratio based upon the unaffected market price of the Pivotal Class A Common Stock and VMware’s Class A Stock. Lazard’s discussion materials also included analyses of other corporate matters involving VMware that were unrelated to Pivotal.

On July 29, 2019, the Pivotal Special Committee held a telephonic meeting, at which representatives of Pivotal management, Latham & Watkins and Morgan Stanley were present, to discuss the status of due diligence regarding the potential transaction. Representatives of Pivotal management provided an update on the status of VMware’s due diligence, noting that the preliminary due diligence process was substantially complete. The Pivotal Special Committee again discussed and determined not to contact other companies that might have an interest in acquiring Pivotal based on its consideration of the risk and dynamics inherent in a wider sale process, noting instead that if an agreement were reached with VMware, the Pivotal Special Committee would request including a “go-shop” provision such that Pivotal could solicit interest from other potential acquirers following entry into a definitive agreement with VMware.

On July 30, 2019, the VMware Special Committee met telephonically with representatives of VMware management, Wilson Sonsini, Lazard and Gibson Dunn to discuss, among other things, a potential integration and organizational approach with respect to Pivotal in order to align research and development teams, as well as sales, marketing and services to minimize business disruption and ensure an accelerated value capture from synergies through one go-to-market approach. The VMware Special Committee also discussed with VMware management a communications plan to educate key stakeholders on the benefits of a Pivotal transaction to

VMware and its stockholders and to engage, align and inspire employees. In connection with such discussion, VMware management outlined the confirmatory due diligence that would need to be completed as well as a potential timeline to completion should the VMware Special Committee choose to move forward with a Pivotal transaction and make an offer to Pivotal. Representatives of Lazard discussed a preliminary financial analysis of Pivotal focusing on potential initial offer prices for the shares of Pivotal Class A Common Stock, assuming an exchange of shares of Pivotal Class B Common Stock held by Dell for shares of Class B Stock using an exchange ratio based upon the unaffected market price of the Pivotal Class A Common Stock and VMware’s Class A Stock and the corresponding premium associated with such offer prices and implied enterprise values. Following discussion, the VMware Special Committee determined to offer $13.75 in cash per share of Pivotal Class A Common Stock to the Pivotal Special Committee. Representatives of Gibson Dunn discussed with the VMware Special Committee the potential key terms of a Pivotal transaction. Representatives of Gibson Dunn also discussed with the VMware Special Committee that pursuant to the listing rules of the NYSE, approval of VMware’s stockholders would be required if more than one percent of VMware’s outstanding shares were issued to Dell in the potential transaction, and it would need to be determined whether to request that such vote be obtained from the holders of a majority of the outstanding VMware common stock unaffiliated with Dell and its affiliates (i.e., a VMware majority of the minority vote). The VMware Special Committee also discussed, among other things, its intention that any initial proposal to Pivotal would include a non-waivable condition that the transaction be approved by (i) the Pivotal Special Committee and (ii) the holders of a majority of Pivotal capital stock unaffiliated with Dell and VMware. The VMware Special Committee determined that in light of Pivotal’s prior quarter financial results it would be important to receive an update on Pivotal’s second financial quarter, which would end shortly before delivering any offer.

On July 31, 2019, the Pivotal Special Committee held a telephonic meeting, at which representatives of Pivotal management, Latham & Watkins and Morgan Stanley were present, to discuss the status of the potential transaction. The members of the Pivotal Special Committee, the representatives of Pivotal management and representatives of Morgan Stanley in attendance discussed Pivotal’s business as well as the competitive landscape. Following this discussion, the Pivotal Special Committee discussed the potential timeline of a potential transaction. In addition, representatives of Morgan Stanley and the Pivotal Special Committee discussed the Revised Outlook. Morgan Stanley also discussed its preliminary financial analyses of the transaction as well as Wall Street research analyst perspectives on Pivotal’s future financial results and share price. The Pivotal Special Committee approved the Revised Outlook and certain extrapolations of the Revised Outlook prepared by Morgan Stanley (and reviewed by Pivotal management) for use in Morgan Stanley’s analysis of the potential transaction.

On August 1, 2019, Lazard informed representatives of Morgan Stanley that VMware would likely be in a position to submit an initial offer for the shares of Pivotal Class A Common Stock with respect to a potential transaction by the end of the week, subject to receipt of a few additional due diligence items, including a preliminary forecast of certain of Pivotal’s financial results for the second fiscal quarter of 2020, which Pivotal provided.

On August 2, 2019, the Board held a meeting with representatives of VMware management, Gibson Dunn, Wilson Sonsini, Lazard and JPMorgan. During the meeting, the Chair of the VMware Special Committee provided an update to the Board noting that subject to receipt of certain financial information, the VMware Special Committee was preparing to make an offer to the Pivotal Special Committee to acquire all of the outstanding shares of Pivotal Class A Common Stock for cash at a premium to the current market price and further discussed the VMware Special Committee’s intention that any transaction would include a non-waivable condition that the transaction be approved by (i) the Pivotal Special Committee and (ii) the holders of a majority of Pivotal common stock unaffiliated with Dell and VMware.

On August 4, 2019, the VMware Special Committee met telephonically with representatives of Lazard and Gibson Dunn to discuss the due diligence information received regarding Pivotal’s second financial quarter. Representatives of Lazard noted that Pivotal expected to achieve or exceed the preliminary forecast of Pivotal’s revenue for the second fiscal quarter of 2020. The VMware Special Committee then discussed conveying the initial offer of $13.75 in cash per share of Pivotal Class A Common Stock to Pivotal’s Special Committee and noted the importance of conveying that: (1) the Merger would be predicated on the affirmative vote by the holders of a majority of Pivotal common stock unaffiliated with Dell and VMware, which condition was non-waivable, (2) the offer would be contingent on Dell’s acceptance of a support agreement regarding the conversion of the shares of Pivotal Class B Common Stock held by Dell for shares of VMware, the details of which had not yet been negotiated but such conversion would be at an implied value per share less than the cash being offered to holders of the shares of Pivotal Class A Common Stock, (3) the offer would be contingent on approval of the Pivotal Special Committee and (4) the VMware Special Committee would seek support of the transaction from Ford and a commitment to vote its shares in favor of the transaction. The VMware Special Committee determined that Ms. Dykstra should convey such offer to the Pivotal Special Committee.

On August 4, 2019, Ms. Dykstra called Ms. Lankton to relay a verbal offer of $13.75 in cash per share for the Pivotal Class A Common Stock and the key terms thereof, including that the proposal would be subject to approval by (i) the Pivotal Special Committee and (ii) a vote of the holders of a majority of the Pivotal capital stock unaffiliated with Dell and VMware, which condition was non-waivable.

Ms. Dykstra also indicated that the offer was subject to completion of due diligence.

Later on August 4, 2019, the Pivotal Special Committee held a telephonic meeting, with representatives of Pivotal management, Morgan Stanley and Latham & Watkins present, at which Ms. Lankton summarized the offer presented by Ms. Dykstra during their call.

On August 5, 2019, the Pivotal Special Committee held a telephonic meeting, with representatives of Pivotal management, Morgan Stanley and Latham & Watkins present, to discuss the status of the potential transaction and Ms. Lankton’s discussion with Ms. Dykstra. Representatives of Morgan Stanley gave a presentation during this meeting and discussed with the Pivotal Special Committee a preliminary financial analysis of VMware’s offer. In addition, Morgan Stanley summarized considerations that could be used by Pivotal in making a counter offer, which was provided to Ms. Lankton for assistance and advocacy in negotiations. The presentation did not provide financial analysis. Representatives of Latham & Watkins then gave a presentation to the Pivotal Special Committee on its fiduciary duties and responsibilities in connection with evaluating the offer from VMware. Following those presentations, the Pivotal Special Committee discussed Pivotal’s go-forward strategy in negotiations and the appropriate response to VMware’s initial offer. Following discussion, the Pivotal Special Committee determined that it would not be willing to proceed with a potential transaction at the price per share of Pivotal Class A Common Stock proposed by VMware and that Ms. Lankton should respond to Ms. Dykstra with a counter-offer of $16.50 in cash per share of Pivotal Class A Common Stock, which would represent a 10% premium to the price per share of Pivotal Class A Common Stock in Pivotal’s initial public offering. The Pivotal Special Committee also discussed various potential contract terms as part of negotiations with VMware and determined that Pivotal should request a “go-shop” provision as part of its response to VMware.

During this time the due diligence process continued.

On August 6, 2019, Ms. Lankton communicated to Ms. Dykstra Pivotal’s counter-offer of $16.50 in cash per share of Pivotal Class A Common Stock and the request for inclusion of a “go-shop” provision in the potential merger agreement. Ms. Lankton and Ms. Dykstra also discussed process and the finalization of VMware’s due diligence process. Following that conversation, the Pivotal Special Committee held a telephonic meeting, with representatives of Pivotal management, Morgan Stanley and Latham & Watkins present, during which Ms. Lankton provided an update on her conversation with Ms. Dykstra.

Also on August 6, 2019, the VMware Special Committee met with representatives of Lazard and Gibson Dunn to discuss Pivotal’s counteroffer. Following discussion, the VMware Special Committee determined to raise its offer to $14.25 in cash per share of Pivotal Class A Common Stock and reject the request for inclusion of a “go-shop” provision in the potential merger agreement. At the VMware Special Committee’s direction, Ms. Dykstra then called Ms. Lankton and conveyed the revised offer approved by the VMware Special Committee and the VMware Special Committee’s position that it would not be willing to accept a “go-shop” provision as part of the potential transaction.

Representatives of Lazard also discussed with representatives of Morgan Stanley that the VMware Special Committee was having difficulty justifying Pivotal’s counter-offer based on the financial performance and trajectory of Pivotal. Lazard requested additional due diligence information to assist the VMware Special Committee in their continued evaluation of Pivotal.

Later on August 6, the Pivotal Special Committee reconvened following receipt of the counter-offer from VMware and held a telephonic meeting, with representatives of Pivotal management, Morgan Stanley and Latham & Watkins present. Representatives of Morgan Stanley conveyed the messages it received from Lazard with respect to VMware’s counter-offer, noting that the VMware Special Committee was having difficulty justifying a higher price based on the financial performance and trajectory of Pivotal and had requested additional due diligence information to assist them in their continued evaluation of Pivotal. The Pivotal Special Committee and Pivotal representatives discussed a further counter-offer of $15.75 per share of Pivotal Class A Common Stock, and also discussed the relative value of the Pivotal Class A Common Stock to the Pivotal Class B Common Stock. The Pivotal Special Committee agreed that Ms. Lankton would present such a counter-offer and would also continue to ask for inclusion of a “go-shop” provision in the potential merger agreement. Representatives of Latham & Watkins then provided a description of key issues expected in the merger agreement, including the amount of a termination fee in the event that Pivotal were to accept a superior proposal from another acquirer after entering into a definitive agreement with VMware. Representatives of Latham & Watkins led a discussion with the Pivotal Special Committee and its representatives about customary termination fees.

On August 7, 2019, Ms. Lankton called Ms. Dykstra to communicate Pivotal’s counter-offer and again requested inclusion of a “go-shop” provision in the potential merger agreement.

Also on August 7, 2019, the VMware Special Committee met telephonically with representatives of Lazard and Gibson Dunn to discuss Pivotal’s counteroffer. Following discussion, the VMware Special Committee asked Lazard to analyze the aggregate consideration assuming various exchange ratios that could be utilized for the exchange of shares of Pivotal Class B Common Stock held by Dell for VMware common stock. Upon receipt of such analyses, the VMware Special Committee reconvened with representatives of Lazard and Gibson Dunn and determined that it would be prudent to begin negotiation of definitive documentation with Pivotal and its representatives on the terms discussed with representatives of Gibson Dunn and for Lazard to communicate the remaining confirmatory due diligence items for Pivotal before the VMware Special Committee communicated any counterproposal to the Pivotal Special Committee. The VMware Special Committee also requested that Lazard reach out to Goldman Sachs & Co. LLC (“Goldman Sachs”), financial advisor to Dell, to communicate that it was evaluating a proposal to acquire the shares of Pivotal Class B Common Stock held by Dell in connection with its evaluation of an acquisition of Pivotal.

On August 7, 2019, representatives of Lazard called representatives of Goldman Sachs, financial advisor to Dell, to indicate that the VMware Special Committee was evaluating a proposal to acquire the shares of Pivotal Class B Common Stock of Pivotal held by Dell in exchange for common stock of VMware.

Also on August 8, 2019, the VMware Special Committee met telephonically with representatives of Lazard and Gibson Dunn and confirmed that representatives of Lazard were authorized to communicate to Morgan Stanley that the VMware Special Committee was reviewing the Pivotal Special Committee’s latest proposal but required that confirmatory due diligence materials be made available to enable that review.

Later on August 8, 2019, representatives of Morgan Stanley and Lazard held a call to discuss VMware’s outstanding high-priority due diligence requests. Representatives of Lazard requested certain due diligence responses from Pivotal, noting that following receipt of such information VMware would be prepared to provide a “best and final” offer. Representatives of Lazard also noted that Gibson Dunn would be circulating an initial draft of the Merger Agreement to Latham & Watkins.

The Pivotal Special Committee held a telephonic meeting on August 8, 2019, with representatives of Pivotal management, Morgan Stanley and Latham & Watkins present, to discuss the conversation between representatives of Morgan Stanley and Lazard earlier in the day. During the meeting, the Pivotal Special Committee discussed strategies for finishing due diligence and final price negotiations. During this meeting, Morgan Stanley gave a presentation describing VMware’s offer for $14.25 in cash per share of Pivotal Class A Common Stock and comparing such offer to Pivotal’s stock prices on various dates and over various periods, and the multiples to historical and projected revenues implied by such prices.

On August 9, 2019, Gibson Dunn sent an initial draft of the Merger Agreement to Latham & Watkins. Representatives of Gibson Dunn also communicated to representatives of Latham & Watkins that, upon receipt of a proposal to acquire shares of Pivotal Class B Common Stock held by Dell, Dell may need to file an amendment to its Schedule 13D in respect of its ownership of VMware common stock, which would likely include the status of negotiations between the parties. Steps were also taken on this day by representatives of Pivotal and VMware to finalize due diligence requests and responses. The draft of the Merger Agreement provided, among other things, that approval of the potential acquisition would be conditioned on the approval of the holders of a majority of the outstanding Pivotal Class A Common Stock not owned by VMware or its affiliates, including Dell and EMC LLC, but did not provide for a “go-shop” provision. The Merger Agreement also included a termination fee, payable under various circumstances specified in the Merger Agreement, including if the Merger Agreement was terminated in favor of a superior proposal, but did not include an amount for such a fee.

On August 11, 2019, the VMware Special Committee met telephonically with representatives of Lazard and Gibson Dunn and discussed potential exchange ratios to propose to Dell regarding the exchange of shares of Pivotal Class B Common Stock held by Dell for VMware common stock. The VMware Special Committee discussed potential exchange ratios based on volume weighted average prices of VMware common stock and Pivotal common stock across various measurement periods, as well as whether to offer Dell shares of Class A Stock or Class B Stock in respect of shares of Pivotal Class B Common Stock held by Dell. Following such discussion, the VMware Special Committee determined to propose an exchange ratio of 0.0550 of a share of Class A Stock for each share of Pivotal Class B Common Stock of Pivotal owned by Dell. Representatives of Gibson Dunn reviewed with the VMware Special Committee a draft of the Support Agreement and discussed whether to condition the issuance of VMware common stock to Dell on the prior affirmative vote of a majority of the VMware capital stock unaffiliated with Dell and its affiliates. The VMware Special Committee noted that it would offer Class A Stock and propose a majority of the minority voting condition, but noted that it may be prepared to negotiate those points with Dell in return for favorable economic terms. Following discussion, the VMware Special Committee directed representatives of Lazard, subject to final approval by the chair of the VMware Special Committee following the close of trading on August 12, 2019, to communicate the proposal to representatives of Goldman Sachs on August 13, 2019 with a draft of the proposed Support Agreement to follow. Representatives of Lazard also provided an update on due diligence noting that Pivotal’s updated expectations for its recently completed financial quarter showed revenue and operating profits higher than previously communicated.

During the week of August 12, 2019, members of Pivotal’s management held a series of due diligence calls with representatives of VMware relating to various aspects of Pivotal’s business, including with respect to intellectual property, litigation, commercial and employee matters. Latham & Watkins and Davis Polk conferred with the Pivotal Special Committee, representatives of Morgan Stanley and Pivotal management to revise the terms of the draft Merger Agreement.

On August 13, 2019, the Pivotal Special Committee executed an engagement letter with Morgan Stanley to act as its financial advisor in connection with the proposed sale of all or substantially all of the business or assets or all or a majority of the equity of Pivotal.

On August 13, 2019, following final approval of the chair of the VMware Special Committee, representatives of Lazard communicated the proposed exchange ratio of 0.0550 to representatives of Goldman Sachs and the draft Support Agreement was then shared with Dell. In addition, representatives of VMware management provided an update to representatives of Dell management on the status of negotiations between the VMware Special Committee and the Pivotal Special Committee and thereafter provided periodic updates regarding the status of the transaction through signing.

Later on August 13, 2019, the board of directors of Dell (the “Dell Board”) held a telephonic meeting to discuss, among other things, a potential transaction between VMware and Pivotal, and the proposal from the VMware Special Committee received earlier that day. During this meeting, the Dell Board received an update from Dell’s senior management on the status of negotiations between the VMware Special Committee and the Pivotal Special Committee. Dell’s general counsel advised the Dell Board on its fiduciary duties in considering a potential transaction between two of the company’s controlled subsidiaries. After this discussion, a representative of Goldman Sachs joined the meeting and provided an overview of VMware’s proposal to acquire Pivotal. The Dell Board thereafter engaged in discussion with respect to the potential transaction, and following such discussion approved a resolution authorizing Dell to evaluate the proposal from VMware’s Special Committee and the potential transaction between VMware and Pivotal, to engage in discussions and negotiations with VMware relating to the potential transaction, and to report back to the Dell Board for further consideration and approval before entering into any agreements with respect to the proposal or potential transaction. The Dell Board further resolved and directed Dell to file with the SEC an amendment to Dell’s beneficial ownership report in VMware on Schedule 13D disclosing the proposal from VMware and that Dell was evaluating whether to support the proposed transaction in which its stockholdings in Pivotal may be exchanged for shares of VMware common stock.

On August 14, 2019, the VMware Special Committee met with representatives of VMware management, Lazard and Gibson Dunn to discuss an update on recent due diligence. Representatives of VMware management communicated that the business case for acquiring Pivotal was improved through due diligence. The VMware Special Committee also discussed a potential counterproposal to Pivotal’s last proposal of $15.75 per share of Pivotal Class A Common Stock. Following a review from Lazard of the total enterprise value attributed to Pivotal at various mixes of consideration, the VMware Special Committee approved a best and final offer of $15.00 per share of Pivotal Class A Common Stock and authorized Lazard to communicate the proposal to Morgan Stanley.

Later on August 14, 2019, representatives of Lazard delivered the VMware Special Committee’s proposal to representatives of Morgan Stanley, noting that the transaction would continue to be subject to non-waivable conditions requiring (i) the approval of the holders of a majority of the outstanding shares of Pivotal Class A Common Stock not owned by VMware or its affiliates, including Dell and EMC LLC, and (ii) approval of the Pivotal Special Committee. Representatives of Lazard also noted that the proposal assumed that VMware would separately negotiate the acquisition of the shares of Pivotal Class B Common Stock in exchange for VMware common stock, at an implied price per share less than the price paid for the shares of Pivotal Class A Common Stock.

Later that same day, the Pivotal Special Committee held a telephonic meeting, with representatives of Pivotal management, Morgan Stanley and Latham & Watkins present, at which representatives of Morgan Stanley provided an update on VMware’s latest proposal. The Pivotal Special Committee determined that it would be willing to proceed with negotiating transaction documents on the basis of VMware’s latest proposal, subject to understanding the economics of the exchange of shares of Pivotal Class B Common Stock held by Dell for shares of Class A Stock and directed Morgan Stanley to so inform Lazard. The Pivotal Special Committee also discussed the material issues in the draft Merger Agreement with its advisors. The Pivotal Special Committee again requested a “go-shop” provision such that Pivotal could solicit interest from other potential acquirers following entry into a definitive agreement with VMware.

Following the Pivotal Special Committee meeting, representatives of Morgan Stanley informed representatives of Lazard that the Pivotal Special Committee had determined that it would be willing to proceed with negotiating transaction documents based on VMware’s proposal, subject to understanding the economics of the exchange of shares of Pivotal Class B Common Stock held by Dell. During that conversation, Lazard informed Morgan Stanley that the VMware Special Committee intended that shares of Pivotal Class B Common Stock held by Dell would be converted to shares of Class A Stock at an exchange ratio determined based on then-prevailing market prices and had communicated such offer to Dell.

Later on August 14, 2019, Dell publicly filed an amendment to its Schedule 13D with respect to VMware, disclosing that the Pivotal Special Committee and the VMware Special Committee were proceeding to negotiate definitive agreements with respect to a transaction for VMware to acquire all of the outstanding shares of Pivotal Class A Common Stock for cash at a per share price equal to $15.00. The Schedule 13D amendment also disclosed that the VMware Special Committee made a request to Dell, in writing, that Dell exchange all of its outstanding shares of Pivotal Class B Common Stock other than shares of Pivotal Class B Common Stock held by VMware for shares of Class A Stock. Pivotal also issued a press release on August 14, 2019 and filed a Current Report on Form 8-K on August 15, 2019 that each disclosed the potential transaction and the potential consideration per share of Pivotal Class A Common Stock.

During the evening of August 14, 2019, Latham & Watkins circulated a revised draft of the Merger Agreement to Gibson Dunn with changes including, among others, the continued request for a go-shop period following the signing of the Merger Agreement.

On August 16, 2019, representatives of Simpson Thacher & Bartlett LLP (“Simpson Thacher”), legal counsel to Dell, delivered a revised draft of the Support Agreement to representatives of Gibson Dunn. The revised draft provided, among other things, that Dell would receive shares of Class B Stock (as opposed to Class A Stock as originally proposed by the VMware Special Committee) and that Dell, as the holder of a majority of VMware’s outstanding common stock, would approve the issuance of VMware shares in an action by written consent. On the same day, representatives of Goldman Sachs communicated to representatives of Lazard a proposed exchange ratio of 0.0580 shares of Class B Stock in exchange for each share of Pivotal Class B Common Stock owned by Dell.

Between August 16, 2019 and August 21, 2019, representatives of Gibson Dunn conferred with the VMware Special Committee, representatives of Lazard and VMware management to revise the terms of the draft Support Agreement.

Also on August 16, 2019, Gibson Dunn circulated a draft Voting Agreement to representatives of Latham & Watkins, to be signed by Ford, in connection with the voting of its shares in favor of a merger at any stockholder meeting in connection with the potential transaction.

Later on August 16, 2019, Gibson Dunn circulated a revised draft of the Merger Agreement to Latham & Watkins, rejecting Pivotal’s request for a go-shop provision and proposing instead a “window-shop” provision which would allow Pivotal to engage in discussions in connection with unsolicited proposals from third parties after following specified procedures in the Merger Agreement. The revised draft Merger Agreement also included a proposed termination fee of $125 million to be paid by Pivotal in certain specified circumstances.

Between August 16, 2019 and August 22, 2019, representatives of Gibson Dunn, Wilson Sonsini, Latham & Watkins and Davis Polk, negotiated the proposed Merger Agreement and ancillary documentation.

On August 18, 2019, representatives of Gibson Dunn delivered a revised draft of the Support Agreement providing for an exchange ratio of 0.0550 shares of Class A Stock in exchange for each share of Pivotal Class B Common Stock owned by Dell and noting that the VMware Special Committee was evaluating the request for Class B Stock as well as the request for stockholder approval of the issuance by written consent.

Between August 18, 2019 and August 21, 2019, representatives of Gibson Dunn and Simpson Thacher negotiated the Support Agreement. Following discussions with the VMware Special Committee and Dell by their respective counsels, the parties agreed that shares of Pivotal Class B Common Stock held by Dell would be exchanged for shares of Class B Stock at an exchange rate of 0.0550 of a share of Class B Stock for each share of Pivotal Class B Common Stock held by Dell (other than those shares beneficially owned by VMware) and that the required stockholder approval would be effected by an action by written consent.

On August 19, 2019, Latham & Watkins circulated a revised draft of the Merger Agreement to Gibson Dunn which reflected input from the Pivotal Special Committee, Pivotal management and Davis Polk. Based on communications received by Latham & Watkins from the Pivotal Special Committee, the revised Merger Agreement reflected a $75 million termination fee to be paid by Pivotal in certain specified circumstances.

On August 20, 2019, the Pivotal Special Committee held a telephonic meeting at which representatives of Pivotal management, Latham & Watkins and Morgan Stanley were present. The parties discussed the status of the potential transaction and negotiations in connection with the draft Merger Agreement and other transaction documents, including the Support Agreement and Voting Agreement. Representatives of Latham & Watkins presented materials to the Pivotal Special Committee, which refreshed the Pivotal Special Committee on its fiduciary duties and summarized the key open issues in the transaction documents, including the termination fee that would be owed by Pivotal pursuant to the Merger Agreement in the event Pivotal were to accept an unsolicited superior proposal from a third party after entry into a definitive agreement with VMware. During the course of such discussions the Pivotal Special Committee agreed to forgo a “go-shop” provision in the Merger Agreement in light of the fact that no inquiries had been received since Dell’s public filing of its Schedule 13D amendment and Pivotal’s public filing of a Current Report on Form 8-K and issuance of a press release disclosing that the Pivotal Special Committee and the VMware Special Committee were proceeding to negotiate definitive agreements with respect to a transaction for VMware to acquire all of the outstanding shares of Pivotal Class A Common Stock for cash at a per share price equal to $15.00 and that Dell had the ability to prevent any alternative transaction from being consummated. Following discussion of the key open issues, representatives of Latham & Watkins outlined the remaining key terms of the transaction documents and next steps in connection with the negotiation of the potential transaction. Representatives of Morgan Stanley discussed with the Pivotal Special Committee Morgan Stanley’s preliminary financial analyses of the proposed consideration to be received by the holders of Pivotal Class A Common Stock (other than holders of shares held in treasury or shares owned by Dell, EMC LLC, VMW Holdco, VMware or Merger Sub that are not held on behalf of unaffiliated third parties (“Excluded Pivotal Class A Shares”) or shares of Pivotal Class A Common Stock held by holders who have properly exercised appraisal pursuant to Section 262 of the DGCL (“Dissenting Shares”)).

On August 21, 2019, the Dell Board held a telephonic meeting to discuss, among other things, the potential transaction between VMware and Pivotal, and the proposed Support Agreement in connection with that potential transaction. Representatives of Dell’s senior management, Goldman Sachs, Simpson Thacher and Moelis & Company also participated. During this meeting, the Dell Board received an update on the potential transaction and an overview of the strategic rationale for combination of the two companies. Dell’s general counsel further advised the Dell Board on its fiduciary duties in considering a potential transaction between two of the company’s controlled subsidiaries. A representative of Goldman Sachs then reviewed its financial analysis with respect to the proposed transaction, and a representative of Moelis & Company reviewed Moelis & Company’s financial analyses. The Dell Board thereafter engaged in discussion with respect to the potential transaction, and following such discussion, each of Dell’s disinterested directors and the Dell Board approved a resolution authorizing Dell to enter into the Support Agreement and an amendment to a tax sharing agreement between Pivotal, Dell and Dell’s affiliates (the “Tax Sharing Agreement Amendment”) on the basis that the Merger, the stock consideration and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of Dell and its stockholders.

Also on August 21, 2019, the VMware Special Committee held a telephonic meeting with representatives of VMware management, Lazard and Gibson Dunn. VMware management provided an overview of key findings from the confirmatory due diligence process and confirmed the strategic rationale and business model underlying the acquisition of Pivotal. Representatives of Gibson Dunn reviewed with the members of the VMware Special Committee their fiduciary duties under applicable law with respect to the proposed transaction with Pivotal and the provisions of the proposed Merger Agreement and Support Agreement. Representatives of Lazard reviewed with the VMware Special Committee its financial analyses and rendered an oral opinion, which was subsequently confirmed by delivery of a written opinion dated August 21, 2019, that, as of such date and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the merger consideration to be paid by VMware in the Merger was fair, from a financial point of view, to VMware. Lazard’s opinion is more fully described below under the section of this Information Statement entitled “—Opinion of Financial Advisor to the VMware Special Committee (Lazard)” and is attached as Annex C to this Information Statement.

Following discussion, the VMware Special Committee resolved to recommend to the Board that it approve the Merger Agreement and the Voting Agreement and the transactions contemplated thereby. The VMware Special Committee also approved VMware’s entry into the Support Agreement and the Tax Sharing Agreement Amendment contemplated thereby.

Later on August 21, 2019, the Board met telephonically to consider the Merger Agreement and the Support Agreement. Representatives of VMware management, JPMorgan, Wilson Sonsini and Gibson Dunn were also in attendance. Representatives of Wilson Sonsini reviewed with the members of the Board their applicable fiduciary duties. Ms. Dykstra informed the Board that the VMware Special Committee had resolved to recommend to the Board that it approve the Merger Agreement and the Voting Agreement and the transactions contemplated thereby and that the VMware Special Committee had approved the entry into the Support Agreement and the Tax Sharing Agreement Amendment. Ms. Dykstra also discussed the VMware Special Committee’s rationale for such recommendations and decisions. Following discussion, the Board resolved to approve the Merger Agreement and Voting Agreement and the transactions contemplated thereby.

During the day on August 21 and into August 22, 2019, Latham & Watkins, Gibson Dunn, Davis Polk and Wilson Sonsini continued to further negotiate, and reach resolution on, the remaining open points in the transaction documents, which included key provisions such as the interim operating covenants and the amount of the termination fee, which the parties agreed to set at $95 million.

On August 22, 2019, the Pivotal Special Committee held a telephonic meeting with certain representatives of Pivotal’s senior management, Morgan Stanley and Latham & Watkins in attendance. Representatives of Latham & Watkins discussed with the Pivotal Special Committee the fiduciary duties of directors in connection with evaluating Pivotal’s strategic alternatives and the terms of the Merger Agreement, including, among other things, the parties’ respective termination rights (including Pivotal’s right to terminate the Merger Agreement to enter into an alternative acquisition agreement with respect to a superior proposal), the termination fee and the applicable closing conditions, including that the Merger Agreement must be approved by the vote of a majority of the outstanding Pivotal Class A Common Stock not owned by VMware or its affiliates, including Dell and EMC LLC. Also at this meeting, a representative of Morgan Stanley reviewed with the Pivotal Special Committee Morgan Stanley’s financial analysis of the $15.00 per share consideration to be received by the holders of Pivotal Class A Common Stock (other than holders of Excluded Pivotal Class A Shares or Dissenting Shares). Following a discussion among the Pivotal Special Committee and its representatives, the Pivotal Special Committee resolved to recommend to the Pivotal Board that Pivotal enter into the Merger Agreement with VMware and the potential transaction at $15.00 per share of Pivotal Class A Common Stock.

Following the meeting of the Pivotal Special Committee, the Pivotal Board held a telephonic meeting on August 22, 2019, at which certain representatives of Pivotal’s senior management and representatives of Morgan Stanley, Davis Polk and Latham & Watkins were in attendance. All members of the Pivotal Board were present other than Egon Durban and Zane Rowe, both of whom were absent from the meeting. At this meeting, the Pivotal Special Committee presented its recommendation to enter into the Merger Agreement with VMware to the Pivotal Board. A representative of Davis Polk reviewed the final terms of the Merger Agreement and the Pivotal Board’s fiduciary duties in connection with its approval. After considering the proposed terms of the Merger Agreement and the other transaction agreements and the various presentations of Morgan Stanley, Davis Polk and Latham & Watkins, Ms. Lankton and Ms. Klevorn, the disinterested and independent members of the Pivotal Board, unanimously (i) approved the Merger Agreement and the other transaction documents and declared that the Merger Agreement and the transactions contemplated thereby are advisable, fair to, and in the best interests of, Pivotal and its stockholders, (ii) approved and declared advisable the consummation of the transactions contemplated by the Merger Agreement and directed the officers of Pivotal to execute and deliver the Merger Agreement, (iii) directed that the Merger Agreement, and the treatment of Pivotal Class A Common Stock and Pivotal Class B Common Stock thereunder, be submitted to Pivotal’s stockholders for adoption at the meeting of Pivotal’s stockholders in accordance with the Merger Agreement and (iv) recommended that Pivotal’s stockholders vote in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, subject to the right of the Pivotal Board to withdraw or modify such recommendation in accordance with the Merger Agreement. Following these actions, all of the members of the Pivotal Board present made the same determination and approval described in the preceding sentence.

Following the closing of NYSE normal trading hours on August 22, 2019, the parties executed the Merger Agreement, Support Agreement and Voting Agreement.

Also on August 22, 2019, Pivotal and VMware issued a joint press release announcing the execution of the transaction. As of the date of this Information Statement, Pivotal has not received any inquiries from other potential buyers following the issuance of this joint press release.

Pivotal Financial Projections

While Pivotal has from time to time provided limited full year financial guidance to investors, which may have covered, among other things, revenue and net loss, Pivotal’s management does not, as a matter of course, otherwise publicly disclose forecasts or internal projections as to future performance due to, among other things, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized. However, Pivotal provided certain non-public financial projections to Morgan Stanley in its capacity as financial advisor to the Pivotal Special Committee and to VMware as part of the due diligence process.

In the ordinary course of business, Pivotal’s management prepared a forecast for the fiscal year ending January 31, 2020 (“Fiscal Year 2020”) as well as a high-level outlook for the fiscal years ending January 29, 2021 (“Fiscal Year 2021”) and January 28, 2022 (“Fiscal Year 2022”) (collectively, the “Initial Outlook”). In addition, Pivotal prepared a sensitivity analysis of the Initial Outlook. In April, Pivotal management provided the Initial Outlook and the sensitivity analysis to Morgan Stanley. Morgan Stanley did not use the Initial Outlook or the related sensitivity analysis for any of its analyses or financial calculations.

In the ordinary course of business, following the end of Pivotal’s first fiscal quarter ended May 2, 2019, Pivotal management reviewed Pivotal’s operating performance for the first fiscal quarter of Fiscal Year 2020. Based on Pivotal’s performance in the first fiscal quarter and management’s view of Pivotal’s business at the time, Pivotal management revised the forecast for Fiscal Year 2020, and the outlook for Fiscal Year 2021 and Fiscal Year 2022 (the “Base Case”). Pivotal prepared a revised sensitivity analysis, including a “High Case,” which reflects higher revenue and higher operating income assumptions, and a “Low Case,” which reflects lower revenue and lower operating income assumptions (the “Base Case,” “High Case” and “Low Case,” collectively, the “Revised Outlook”). The Initial Outlook and the Revised Outlook (collectively, the “Pivotal Management Projections”) were each based upon certain financial, operating and commercial assumptions developed solely using the information available to Pivotal’s management at the time the respective projections were developed and prepared.

Morgan Stanley prepared extrapolations (which were reviewed by Pivotal management) of the Revised Outlook for the period from Fiscal Year 2020 through fiscal year 2029 (collectively, the “Extrapolated Projections,” and, together with the Initial Outlook and the Revised Outlook, the “Pivotal Projections”). The Pivotal Special Committee reviewed the Revised Outlook and the Extrapolated Projections, and directed Morgan Stanley to use and rely on the Revised Outlook and the Extrapolated Projections to prepare its financial analyses. In addition, the Initial Outlook and the Revised Outlook were provided to VMware as part of the due diligence process for the transaction.

The Pivotal Projections, while presented with numerical specificity, were based on numerous variables and assumptions, including about future performance that are inherently uncertain and many of which are beyond Pivotal’s control. In the case of the Pivotal Management Projections, they reflect numerous estimates, assumptions and judgments made by Pivotal management, based on information available at the time the respective Pivotal Management Projections were developed, with respect to industry performance and competition, general business, economic, regulatory, market and financial conditions, other future events and matters specific to Pivotal’s business, all of which are difficult to predict and many of which are beyond Pivotal’s control. The Initial Outlook and the Revised Outlook included in this document have been prepared by, and are the responsibility of, Pivotal’s management, are based on the information available at the time the Initial Outlook and the Revised Outlook were prepared and reflect numerous estimates, assumptions and judgments. The principal assumptions reflected in the Pivotal Management Projections include: (1) customer demand for Pivotal’s products and services would continue consistent with recent years, (2) Pivotal’s technology and channel partnerships would continue to drive revenue growth and operating leverage, (3) the competitive environment and overall technology landscape would not change significantly, (4) Pivotal would continue to invest in the business, particularly in sales and marketing and research and development, and (5) each of the overall regulatory environment, GAAP and tax regulation would not change significantly. The High Case primarily reflects assumptions for higher revenue growth and higher operating leverage than the Base Case. The Low Case primarily reflects assumptions for lower revenue growth and lower operating leverage than the Base Case. There can be no assurances that the Pivotal Projections accurately reflect future trends or accurately estimate Pivotal’s future financial and operating performance. The Pivotal Projections also reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and lead to the Pivotal Projections not being achieved include, but are not limited to, Pivotal’s limited operating history as an independent company, the substantial losses Pivotal has incurred and the risks of not being able to generate sufficient revenue to achieve and sustain profitability, Pivotal’s future success depending in large part on the growth of Pivotal’s target markets, Pivotal’s future growth depending largely on PCF and Pivotal’s platform-related services, Pivotal’s revenue growth rate not being indicative of Pivotal’s future performance or ability to grow, customers not renewing or expanding their use of Pivotal’s products, the impacts of competition, Pivotal’s long and unpredictable sales cycles that vary seasonally and which can cause significant variation in the number and size of transactions that can close in a particular quarter, Pivotal’s lack of control of and inability to predict the future course of open-source technologies, including Kubernetes and those used in PCF, any security or privacy breaches and the other risk factors described in Pivotal’s Annual Report on Form 10-K for the fiscal year ended February 1, 2019 and subsequent Quarterly Reports on Form 10-Q, all incorporated by reference herein, including under the heading “Risk Factors,” and in the Pivotal Proxy Statement under the heading “Cautionary Statement Concerning Forward-Looking Information.” In addition, all of the Pivotal Projections may be affected by Pivotal’s ability to achieve strategic goals, objectives and targets over the applicable periods. Further, the Pivotal Projections cover multiple years and by their nature become subject to greater uncertainty with each successive year. Accordingly, there can be no assurance that the Pivotal Projections will be realized, and actual results may vary materially from those shown. Modeling and forecasting the future performance of a software company is a highly speculative endeavor. Since the Pivotal Projections cover a long period of time, the Pivotal

Projections by their nature are unlikely to anticipate each circumstance that will have an effect on the commercial value of Pivotal’s products and services. Furthermore, and for the same reasons, the Pivotal Projections should not be construed as commentary by Pivotal’s management as to how management expects Pivotal’s actual results to compare to Wall Street research analysts’ estimates.

The Pivotal Projections were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information or generally accepted accounting principles (“GAAP”).

PricewaterhouseCoopers LLP, Pivotal’s independent registered public accounting firm, has not audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the Pivotal Projections and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report on Pivotal’s consolidated financial statements incorporated by reference from Pivotal’s Annual Report on Form 10-K for the fiscal year ended February 1, 2019 relates to Pivotal’s previously issued financial statements. It does not extend to the Pivotal Projections and should not be read to do so.

The summary of the Pivotal Projections is being included in this Information Statement solely because the Initial Outlook and Revised Outlook were provided to VMware as part of the due diligence process.

The Pivotal Projections set forth below do not take into account any circumstances or events occurring after the date they were prepared, including the announcement of the Merger and transaction-related expenses. The Pivotal Projections also do not take into account the effect of any failure of the Merger to close and should not be viewed as accurate or continuing in that context.

The inclusion of the Pivotal Projections in this Information Statement should not be regarded as an indication that Pivotal or VMware or any of their respective affiliates, advisors or representatives considered or consider the Pivotal Projections to be predictive of actual future events, and the Pivotal Projections should not be relied on as such. None of Pivotal, VMware or Dell or any of their respective affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from these Pivotal Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Pivotal Projections to reflect circumstances existing after the date such Pivotal Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Pivotal Projections are shown to be in error or no longer appropriate. None of Pivotal, VMware or Dell intends to make publicly available any update or other revision to the Pivotal Projections, except as required by law. None of Pivotal, VMware or Dell or any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder or other investor regarding the ultimate performance of Pivotal compared to the information contained in the Pivotal Projections or that projected results will be achieved.

VMware’s stockholders are cautioned not to place undue, if any, reliance on the Pivotal Projections included in this Information Statement.

The Pivotal Projections incorporate certain financial measures, including earnings before interest and taxes (“EBIT”), EBITDA and unlevered free cash flow, which are not GAAP measures. Such financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Pivotal’s or Morgan Stanley’s calculations of these financial measures may differ from others in its industry and are not necessarily comparable with information presented under similar captions used by other companies. Financial measures provided to a financial advisor are excluded from the SEC’s definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which may otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure to be presented. Reconciliations of these financial measures were not relied upon by Morgan Stanley for purposes of its financial analyses or by the Pivotal Special Committee or the Pivotal Board. Accordingly, a reconciliation of the financial measures included in the projection is not provided.

Subject to the foregoing qualifications, the following is a summary of the Pivotal Projections.

Initial Outlook

	Fiscal Year
	2020	2021	2022
	(in millions)
Revenue	$840	$1,114	$1,478
EBIT	(14)	99	273

Revised Outlook

Base Case

	Fiscal Year
	Management Projections			Extrapolated Projections
	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029
	(in millions)
Revenue	$773	$909	$1,063	$1,237	$1,428	$1,632	$1,837	$2,031	$2,195	$2,315
EBIT	(39)	(4)	56	NP (1)	NP	NP	NP	NP	NP	NP
EBITDA	(23)	12	76	140	222	312	404	489	560	592
Less: Taxes(2)	—	—	—	(4)	(23)	(44)	(66)	(87)	(104)	(112)
Less: Stock Based Compensation	(85)	(89)	(93)	(105)	(118)	(130)	(142)	(152)	(159)	(162)
Less: Changes in Net Working Capital	50	43	47	52	57	61	64	65	65	63
Less: Capital Expenditures	(16)	(16)	(20)	(22)	(26)	(30)	(34)	(37)	(40)	(42)
Unlevered Free Cash Flow	$(74)	$(50)	$10	$61	$113	$169	$226	$278	$321	$339

(1)	Not presented because EBIT for fiscal years 2023 through 2029 was not calculated.
(2)	The Pivotal Projections do not reflect any estimates for taxes for fiscal years 2020 through 2022.

High Case

	Fiscal Year
	Management Projections			Extrapolated Projections
	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029
	(in millions)
Revenue	$789	$955	$1,171	$1,418	$1,694	$1,986	$2,296	$2,260	$2,962	$3,311
EBIT	(29)	18	103	NP	NP	NP	NP	NP	NP	NP
EBITDA	(13)	34	125	203	305	419	533	661	791	891
Less: Taxes	—	—	—	(17)	(39)	(65)	(91)	(120)	(151)	(173)
Less: Stock Based Compensation	(87)	(93)	(102)	(120)	(140)	(159)	(178)	(196)	(215)	(232)
Less: Changes in Net Working Capital	67	52	61	70	80	88	96	104	110	114
Less: Capital Expenditures	(16)	(16)	(22)	(25)	(31)	(36)	(42)	(48)	(54)	(60)
Unlevered Free Cash Flow	$(49)	$(23)	$61	$111	$176	$247	$319	$400	$481	$540

Low Case

	Fiscal Year
	Management Projections			Extrapolated Projections
	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029
	(in millions)
Revenue	$753	$843	$936	$1,028	$1,116	$1,198	$1,272	$1,334	$1,384	$1,418
EBIT	(57)	(11)	35	NP	NP	NP	NP	NP	NP	NP
EBITDA	(42)	2	47	79	116	157	200	246	292	338
Less: Taxes	—	—	—	—	(2)	(12)	(24)	(36)	(49)	(61)
Less: Stock Based Compensation	(83)	(83)	(82)	(87)	(92)	(96)	(98)	(100)	(100)	(99)
Less: Changes in Net Working Capital	75	35	14	16	17	18	17	16	14	10
Less: Capital Expenditures	(11)	(12)	(13)	(15)	(17)	(19)	(21)	(22)	(24)	(26)
Unlevered Free Cash Flow	$(60)	$(57)	$(34)	$(7)	$22	$47	$75	$104	$133	$162

VMware Financial Projections

While VMware has from time to time provided limited full year financial guidance to investors, VMware’s management does not, as a matter of course, otherwise publicly disclose forecasts or internal projections as to future performance due to, among other things, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized. In connection with the Merger, VMware provided certain non-public financial projections regarding VMware to the VMware Special Committee and Lazard, in its capacity as financial advisor to the VMware Special Committee, Dell and Moelis & Company, in its capacity as financial advisor to Dell. In addition, VMware management provided to the VMware Special Committee, Lazard, Dell and Moelis & Company certain non-public financial projections for Pivotal, which were prepared by VMware management and informed by Pivotal management’s long range plan which Pivotal prepared and provided to VMware. A summary of these financial projections is included below to give VMware stockholders and Pivotal stockholders access to certain non-public information that was considered by the VMware Special Committee for purposes of evaluating the Merger. These projections are not, and should not be viewed as, public guidance or even targets.

The financial projections, while presented with numerical specificity, were based on numerous variables and assumptions, including about future performance, that are inherently uncertain and many of which are beyond VMware’s and Pivotal’s control. The financial projections reflect numerous estimates, assumptions and judgments made by VMware management, based on information available at the time the financial projections were developed, with respect to industry performance and competition, general business, economic, regulatory, market and financial conditions, other future events and matters specific to VMware’s and Pivotal’s business, all of which are difficult to predict and many of which are beyond VMware’s and Pivotal’s control. There can be no assurances that the financial projections accurately reflect future trends or accurately estimate VMware’s or Pivotal’s future financial and operating performance. The financial projections also reflect assumptions as to certain business decisions that are subject to change. The principal assumptions reflected in the VMware management forecast include: (1) sustained customer demand for VMware’s products and services, (2) VMware’s technology and channel partnerships would continue to drive revenue growth and operating leverage, (3) consideration of the current competitive environment and technology landscape, (4) VMware would continue to invest in the business, particularly in sales and marketing and research and development, and (5) estimating revenues derived from perpetual license sales as well as Hybrid-Cloud subscription and software-as-a-service (“SaaS”) sales. Important factors that may affect actual results and cause these financial projections not to be achieved include, but are not limited to, risks and uncertainties relating to VMware’s and Pivotal’s business (including the ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, general business and economic conditions, and other factors described in or referenced under “Cautionary Statement Regarding Forward-Looking Statements” and those risks and uncertainties detailed in VMware’s and Pivotal’s public filings with the SEC. In addition, all of the financial projections may be affected by VMware’s and Pivotal’s ability to achieve strategic goals, objectives and targets over the applicable periods. Further, the financial projections cover multiple years and by their nature become subject to greater uncertainty with each successive year. Accordingly, there can be no assurance that the financial projections will be realized, and actual results may vary materially from those shown. Modeling and forecasting the future performance of a software company is a highly speculative endeavor. Since the financial projections cover a long period of time, the financial projections by their nature are unlikely to anticipate each circumstance that will have an effect on the commercial value of VMware’s and Pivotal’s products and services. Furthermore, and for the same reasons, the financial projections should not be construed as commentary by VMware’s management as to how management expects VMware’s or Pivotal’s actual results to compare to Wall Street research analysts’ estimates.

The financial projections were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information or GAAP.

The VMware management forecast included in this document, including the financial projections set forth in the section entitled “—VMware Prepared Pivotal Pro Forma Projections,” has been prepared by, and is the responsibility of, VMware’s management. PricewaterhouseCoopers LLP, VMware’s independent registered public accounting firm, has not audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the financial projections and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report on VMware’s consolidated financial statements incorporated by reference from VMware’s Annual Report on Form 10-K for the fiscal year ended February 1, 2019 relates to VMware’s previously issued financial statements. It does not extend to the financial projections and should not be read to do so. In addition, the PricewaterhouseCoopers LLP report on Pivotal’s consolidated financial statements incorporated by reference from Pivotal’s Annual Report on Form 10-K for the fiscal year ended February 1, 2019 relates to Pivotal’s previously issued financial statements. Such report does not extend to the financial projections and should not be read to do so.

The summary of the financial projections is being included in this Information Statement solely because these financial projections were made available to the VMware Special Committee, Lazard, Dell and Moelis & Company.

The financial projections set forth below do not take into account any circumstances or events occurring after the date they were prepared, including the announcement of the Merger and transaction-related expenses. The financial projections also do not take into account the effect of any failure of the Merger to close and should not be viewed as accurate or continuing in that context.

The inclusion of the financial projections in this Information Statement should not be regarded as an indication that VMware, Pivotal or Dell or any of their respective affiliates, advisors or representatives considered or consider the financial projections to be predictive of actual future events, and the financial projections should not be relied on as such. None of VMware, Pivotal or Dell or any of their respective affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from these financial projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the financial projections to reflect circumstances existing after the date such financial projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the financial projections are shown to be in error or no longer appropriate. None of VMware, Pivotal or Dell intends to make publicly available any update or other revision to the financial projections, except as required by law. None of VMware, Pivotal or Dell or any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder or other investor regarding the ultimate performance of VMware or Pivotal compared to the information contained in the financial projections or that projected results will be achieved.

VMware’s stockholders are cautioned not to place undue, if any, reliance on the financial projections included in this Information Statement.

The financial projections incorporate certain financial measures which are not GAAP measures. Such financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. VMware’s, Lazard’s, Dell’s and Moelis & Company’s calculations of these financial measures may differ from others in its industry and are not necessarily comparable with information presented under similar captions used by other companies. Financial measures provided to a financial advisor are excluded from the SEC’s definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which may otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure to be presented. Reconciliations of these financial measures were not relied upon by Lazard for purposes of its financial analysis as described in the section of this Information Statement entitled “—Opinion of Financial Advisor to the VMware Special Committee (Lazard)” or by the VMware Special Committee, Dell or Moelis & Company. Accordingly, a reconciliation of the financial measures included in the financial projections is not provided.

Subject to the foregoing qualifications, the following is a summary of the financial projections.

VMware Projections

The following financial projections of VMware on a standalone basis for 2020E through 2022E were prepared by VMware management, and made available to the VMware Special Committee, Lazard, Dell and Moelis & Company in connection with their respective evaluations of the Merger and the transactions contemplated by the Merger Agreement. Extrapolations for the financial projections for 2023E and 2024E, which were based on the forecasts prepared by VMware management, were prepared following discussions with, and input received from VMware management. The extrapolations were made available to the VMware Special Committee, Dell and Moelis & Company. These projections reflect a range that consider two scenarios. One scenario assumes that Hybrid-Cloud subscription and SaaS revenue mix increases to 27% of total revenue by fiscal year 2024 (“Scenario A”). The second scenario assumes that Hybrid-Cloud subscription and SaaS revenue mix increases to 34% of total revenue by fiscal year 2024. In addition, the higher mix of Hybrid-Cloud subscription and SaaS revenue assumes higher accelerated growth rate for emerging and future offerings that generate recurring revenue stream (“Scenario B”). The higher mix of Hybrid-Cloud subscription and SaaS revenue contemplated in Scenario B also assumes incremental go-to-market and research and development investments.

($ in billions)	VMware Management Forecast				Extrapolation from VMware Management Forecast
	FY 2019A	FY 2020E	FY 2021E(1)	FY 2022E(1)	FY 2023E(1)	FY 2024E(1)
Total Revenue	$9.0	$10.0	$11.0 - $11.2	$12.1 - $12.4	$13.4 - $13.6	$14.9 - $15.0
Non-GAAP EBIT(2)	$3.0	$ 3.3	$3.5 - $3.7	$3.8 - $4.0	$4.2 - $4.4	$4.8 - $4.9

(1)	The left end-point represents amounts forecasted in Scenario B and the right end-point represents amounts forecasted in Scenario A.
(2)	Excludes stock-based compensation, amortization of intangible assets and other discrete items.

VMware Prepared Pivotal Pro Forma Projections

VMware management, informed by Pivotal management’s long range plan, developed the following In-VMware Case (as defined in “ —Opinion of Financial Advisor to the VMware Special Committee (Lazard)”) financial projections of Pivotal. The following financial projections of Pivotal were made available to the VMware Special Committee, Lazard, Dell and Moelis & Company in connection with their respective evaluations of the Merger and the transactions contemplated by the Merger Agreement.

	FY	FY	FY	FY	FY	FY	FY	FY	FY	FY	FY
($ in millions)	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Total Revenue	$764	$840	$973	$1,153	$1,318	$1,482	$1,651	$1,822	$1,981	$2,123	$2,220
Non-GAAP EBIT	$(44)	$30	$104	$210	$303	$379	$441	$504	$556	$602	$633

For additional information on VMware’s and Pivotal’s actual results and historical financial information, see the sections of this Information Statement entitled “Selected Consolidated Financial Data of Pivotal,” “Selected Consolidated Financial Data of VMware” and “Where You Can Find Additional Information.”

Opinion of Financial Advisor to the VMware Special Committee (Lazard)

The VMware Special Committee has retained Lazard as its financial advisor to advise the VMware Special Committee in connection with the Merger. On August 21, 2019, at a meeting of the VMware Special Committee held to evaluate the Merger, Lazard rendered to the VMware Special Committee an oral opinion, which was confirmed by delivery of a written opinion dated August 21, 2019, to the effect that, as of such date and based upon and subject to assumptions, procedures, factors, qualifications and limitations set forth therein, the merger consideration to be paid by VMware in the Merger was fair, from a financial point of view, to VMware.

The full text of Lazard’s written opinion, dated August 21, 2019, which sets forth the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached to this Information Statement as Annex C and is incorporated in this Information Statement by reference. The description of Lazard’s opinion set forth in this Information Statement is qualified in its entirety by reference to the full text of Lazard’s written opinion attached as Annex C. We encourage you to read Lazard’s opinion and this section carefully and in their entirety.

Lazard’s opinion was directed to and for the benefit of the VMware Special Committee for the information and assistance of the VMware Special Committee in connection with its evaluation of the Merger and only addressed the fairness, from a financial point of view, to VMware of the merger consideration to be paid by VMware in the Merger as of the date of Lazard’s opinion. The VMware Special Committee did not request Lazard to consider, and Lazard’s opinion did not address, the relative merits of the Merger as compared to any other transaction or business strategy in which VMware might engage or the merits of the underlying decision by VMware to engage in the Merger. Lazard’s opinion was not intended to and does not constitute a recommendation to any stockholders as to how such stockholder should vote or act with respect to the Merger or any matter relating thereto. Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of Lazard’s opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of Lazard’s opinion. Lazard’s opinion did not express any opinion as to the prices at which shares of Class A Stock or shares of Pivotal Class A Common Stock may trade at any time subsequent to the announcement of the Merger.

The following is a summary of Lazard’s opinion and Lazard’s presentation delivered to the VMware Special Committee on August 21, 2019 related thereto. You are urged to read Lazard’s written opinion carefully in its entirety.

In connection with its opinion, Lazard:

•	Reviewed the financial terms and conditions of a draft, dated August 20, 2019, of the Merger Agreement;

•	Reviewed certain historical business and financial information relating to Pivotal and VMware;

•

Reviewed various financial forecasts and other data provided to Lazard by Pivotal and VMware relating to the business of Pivotal, including a forecast provided by VMware management (and informed by the Revised Outlook provided by Pivotal management) that represents VMware’s forecast for Pivotal if owned by VMware and includes projected synergies and other benefits, including the amount and timing thereof, anticipated by the management of VMware to be realized from the Merger (the “In-VMware Case”), which are summarized in the section of this Information Statement entitled “—VMware Financial Projections;”

•

Reviewed financial forecasts and other data provided to Lazard by VMware relating to the business of VMware, including two sets of forecasts for VMware on a stand-alone basis prepared by VMware management, Scenario A and Scenario B, which are summarized in the section of this Information Statement entitled “—VMware Financial Projections;”

•

Held discussions with members of the senior management of Pivotal and VMware with respect to the businesses and prospects of Pivotal and VMware, respectively, and with respect to the projected synergies and other benefits anticipated by the management of VMware to be realized from the Merger;

•	Reviewed public information with respect to certain other companies in lines of business Lazard believed to be generally relevant in evaluating the businesses of Pivotal and VMware, respectively;

•

Reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believed to be generally relevant in evaluating the businesses of Pivotal and VMware, respectively;

•	Reviewed historical stock prices and trading volumes of Pivotal Class A Common Stock and the Class A Stock;

•	Reviewed the potential pro forma financial impact of the Merger on VMware based on the In-VMware Case and VMware Forecasts; and

•	Conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard has not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Pivotal or VMware or concerning the solvency or fair value of Pivotal or VMware, and Lazard was not furnished with any such valuation or appraisal. At the direction of the VMware Special Committee, Lazard used the In-VMware Case for purposes of its analyses relating to Pivotal and used the VMware Forecasts for purposes of its analyses relating to VMware. With respect to the financial forecasts used in Lazard’s analyses, including those related to projected synergies and other benefits anticipated by the management of VMware to be realized from the Merger as reflected in the In-VMware Case, Lazard assumed, with the consent of the VMware Special Committee, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of Pivotal and VMware, respectively, and such synergies and other benefits. In addition, Lazard assumed, with the consent of the VMware Special Committee, that such financial forecasts and projected synergies and other benefits will be realized in the amounts and at the times contemplated thereby. Lazard assumed no responsibility for and expressed no view as to any such forecasts or the assumptions on which they are based. At the direction of the VMware Special Committee, Lazard did not take into consideration any pending or potential acquisition (including VMware’s potential acquisition of Carbon Black, Inc.) or disposition by VMware. Lazard further assumed, with the consent of the VMware Special Committee, that the Class A Stock and the Class B Stock are equivalent from a financial point of view.

In rendering its opinion, Lazard assumed, with the consent of the VMware Special Committee, that the Merger would be consummated on the terms described in the draft Merger Agreement reviewed by Lazard, without any waiver or modification of any material terms or conditions. Representatives of VMware advised Lazard, and Lazard assumed, that the Merger Agreement, when executed, would conform to the draft reviewed by Lazard in all material respects. Lazard also assumed, with the consent of the VMware Special Committee, that obtaining the necessary governmental, regulatory or third-party approvals and consents for the Merger would not have an adverse effect on VMware, Pivotal or the Merger. Lazard did not express any opinion as to any tax or other consequences that might result from the Merger, nor did its opinion address any legal, tax, regulatory or accounting matters or potential financial implications of such matters, as to which Lazard understands that VMware and the VMware Special Committee obtained such advice as it deemed necessary from qualified professionals. While Lazard’s opinion addressed the merger consideration to be paid by VMware in the Merger,

Lazard expressed no view or opinion as to any other terms or other aspects of the Merger, including, without limitation, the form or structure of the Merger or any agreements or arrangements entered into in connection with, or contemplated by, the Merger (including, without limitation, the Merger Agreement and the Support Agreement by and among VMware, Dell, EMC LLC and certain other parties). In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Merger, or class of such persons, relative to the merger consideration or otherwise. The issuance of Lazard’s opinion was approved by the Opinion Committee of Lazard.

In preparing its opinion to the VMware Special Committee, Lazard performed a variety of financial and comparative analyses. The following is a brief summary of the material financial and comparative analyses that Lazard deemed to be appropriate for this type of transaction that were contained in a presentation by Lazard to the VMware Special Committee in connection with rendering its opinion on August 21, 2019. The summary of Lazard’s analyses described below is not a complete description of the analyses underlying Lazard’s opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to partial or summary description. In arriving at its opinion, Lazard considered the results of all of the analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis considered by it. Rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

For purposes of its analyses and reviews, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of VMware or Pivotal. No company, business or transaction used in Lazard’s analyses is identical to VMware or Pivotal or the Merger, and such analyses may not necessarily utilize all companies or businesses that could be deemed comparable to VMware or Pivotal. Accordingly, an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions used in Lazard’s analyses and reviews. The estimates contained in Lazard’s analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Lazard’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard’s analyses and reviews are inherently subject to substantial uncertainty.

The merger consideration was determined through negotiations between VMware, Dell and Pivotal and was approved by the VMware Special Committee. Lazard was not requested to, and it did not, recommend the specific merger consideration payable in the Merger or advise that any given merger consideration constituted the only appropriate consideration for the Merger. The decision to enter into the Merger Agreement was solely that of the Board and Pivotal Board (on the recommendation of their respective special committees) and the opinion of Lazard was only one of many factors taken into consideration by the VMware Special Committee in its evaluation of the Merger. Consequently, the analyses described below should not be viewed as determinative of the views of the VMware Special Committee or VMware’s management with respect to the Merger or the merger consideration.

The summary of the analyses and reviews provided below includes information presented in tabular format. In order to fully understand Lazard’s analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Lazard’s analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Lazard’s analyses and reviews.

Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 14, 2019, the date of the public disclosure of a potential transaction between VMware and Pivotal in a Schedule 13D amendment filed by Dell (the “Dell 13D Disclosure”), and is not necessarily indicative of current market conditions.

The merger consideration to be paid by VMware in the Merger consists of (1) 0.0550 of a share of Class B Stock per share of Pivotal Class B Common Stock plus (2) $15.00 in cash per share of Pivotal Class A Common Stock. Based on the closing price per share of Class A Stock on the NYSE on August 14, 2019, the last trading price before the Dell 13D Disclosure, the merger consideration payable in respect of all outstanding shares (other than shares already owned by VMware) and employee stock awards (both vested and unvested) as of August 2, 2019 in the aggregate was approximately $3.1 billion. All references to an unaffected price in this section refer to the trading prices of Pivotal or VMware, as applicable, on the date of the Dell 13D Disclosure.

Pivotal Valuation Analyses

5-Year Discounted Cash Flow Analysis–Pivotal

Based on the In-VMware Case, Lazard performed a discounted cash flow analysis of Pivotal to calculate the estimated present value, as of an assumed closing date of November 2, 2019, of the unlevered free cash flows that Pivotal was forecasted to generate during the fiscal years 2020 through 2024. Lazard also calculated estimated terminal values for Pivotal by applying multiples ranging from 17.5x to 20.0x to the estimated terminal last-twelve-month Non-GAAP EBIT (“LTM Non-GAAP EBIT”). The ranges of multiples were selected by Lazard using its professional judgment and expertise, utilizing historical and current EBIT multiples calculated for Pivotal. The unlevered free cash flows and terminal values were discounted to present value using discount rates ranging from 9.25% to 10.50%. The discount rates applicable to Pivotal were derived from a weighted average cost of capital calculation.

This analysis resulted in an implied enterprise value for Pivotal of $3,683 million to $4,383 million, as compared to the enterprise value of Pivotal based on the merger consideration of (i) $2,705 million (at Class A Stock’s closing share price of $143.72 on August 16, 2019), (ii) $2,784 million (at the Class A Stock’s unaffected closing share price of $153.09 on August 14, 2019), (iii) $2,909 million (at the Class A Stock’s unaffected 20-day VWAP of $167.90 as of August 14, 2019) and (iv) $3,238 million (at the Class A Stock’s 52-week intraday high of $206.80 as of August 16, 2019). We refer to such reference enterprise values as the “Reference Values.”

11-Year Discounted Cash Flow Analysis—Pivotal

Based on the In-VMware Case, Lazard performed a discounted cash flow analysis of Pivotal to calculate the estimated present value, as of an assumed closing date of November 2, 2019, of the unlevered free cash flows that Pivotal was forecasted to generate during the fiscal years 2020 through 2030. Lazard also calculated estimated terminal values for Pivotal by applying multiples ranging from 11.5x to 14.5x to the estimated terminal LTM Non-GAAP EBIT. The ranges of multiples were selected by Lazard using its professional judgment and expertise, utilizing historical and current EBIT multiples calculated for Pivotal. The unlevered free cash flows and terminal values were discounted to present value using discount rates ranging from 9.25% to 10.50%. The discount rates applicable to Pivotal were derived from a weighted average cost of capital calculation.

This analysis resulted in an implied enterprise value for Pivotal of $3,788 million to $4,970 million, as compared to the Reference Values.

Selected Comparable Companies Analysis—Pivotal

Lazard reviewed and analyzed selected public software infrastructure peers that it viewed as generally relevant in evaluating the business of Pivotal. In performing these analyses, Lazard reviewed and analyzed certain publicly available financial information, implied multiples and market trading data relating to the selected comparable companies and compared such information to the corresponding information for Pivotal. Lazard compared Pivotal to the following public companies (the “Pivotal Selected Companies”):

•	Appian Corporation

•	Box, Inc.

•	Carbon Black, Inc.

•	Cloudera, Inc.

•	CommVault Systems Inc.

•	Domo, Inc.

•	Dropbox, Inc.

•	FireEye, Inc.

•	MobileIron Inc.

•	Nutanix, Inc.

•	Pegasystems Inc.

•	SailPoint Technologies Holdings, Inc.

•	Talend S.A.

Although none of the selected companies is directly comparable to Pivotal, the companies included are publicly traded companies with operations and/or other criteria, such as lines of business, financial profile, markets, business risks and size and scale of business, which for purposes of analysis Lazard considered generally relevant.

Lazard calculated and reviewed various financial multiples and ratios for Pivotal and each of the Pivotal Selected Companies, including, among other things, (1) the multiple (which is referred to in this Information Statement as the EV/CY’19 Revenue multiple) of enterprise value (which is calculated as fully diluted equity value, plus debt, plus minority interest, less cash and cash equivalents, less equity investments in associate companies) to calendar year 2019 / fiscal year 2020 estimated revenue and (2) the multiple (which is referred to in this Information Statement as the EV/CY’20 Revenue multiple) of enterprise value to calendar year 2020 / fiscal year 2021 estimated revenue. The results of this analysis are summarized in the following table:

	EV/CY’19 Revenue Multiple		EV/CY’20 Revenue Multiple
Third Quartile	6.3	x	5.6	x
Median	4.1		3.6
First Quartile	3.2		2.8

Based on the results of the foregoing analysis and Lazard’s professional judgment, Lazard applied selected ranges of multiples to estimated calendar year 2019 / fiscal year 2020 data for Pivotal based on the In-VMware Case. For the EV/CY’19 Revenue multiple, Lazard applied a selected range of multiples of 3.0x to 5.5x to the estimated calendar year 2019 / fiscal year 2020 revenue of Pivotal. The results of the foregoing analysis implied an enterprise value for Pivotal of $2,293 million to $4,204 million, as compared to the implied enterprise value at an unaffected price of $2,784 million. For the EV/CY’20 Revenue multiple, Lazard applied a selected range of multiples of 2.75x to 4.75x to the estimated calendar year 2020 / fiscal year 2021 revenue of Pivotal. The results of the foregoing analysis implied an enterprise value for Pivotal of $2,309 million to $3,988 million, as compared to the implied enterprise value at an unaffected price of $2,784 million.

Selected Precedent Transactions Analyses

Lazard reviewed and analyzed certain publicly available financial information of target companies in selected precedent merger and acquisition transactions since 2013 involving companies it viewed as generally relevant in evaluating the business of Pivotal. In performing these analyses, Lazard analyzed certain financial information and transaction multiples relating to the target companies involved in the selected transactions and compared such information to the corresponding information for Pivotal.

Although none of the selected precedent transactions or the target companies party to such transactions is directly comparable to the transactions contemplated by the Merger Agreement or to Pivotal, all of the transactions were chosen because they involve transactions that, for purposes of analysis, may be considered generally relevant to the transactions contemplated by the Merger Agreement and/or involve targets that, for purposes of analysis, may be considered generally relevant to Pivotal.

For each of the selected transactions, Lazard calculated, to the extent information was publicly available, enterprise value as a multiple of last-twelve-months (“LTM”) revenue and enterprise value as a multiple of next-twelve months (“NTM”) revenue based on the selected transaction’s announcement date. The selected transactions reviewed and the results of this analysis were as follows:

Date	Acquiror	Target	Enterprise Value / LTM Revenue		Enterprise Value / NTM Revenue
June 2019	Salesforce.com, Inc.	Tableau Software, Inc.	13.2	x	10.9	x

February 2019	Thoma Bravo, LLC	Ellie Mae, Inc.	7.0	x	6.8	x

February 2019	Investor Group led by Hellman & Friedman LLC	The Ultimate Software Group, Inc.	10.0	x	8.3	x

November 2018	Vista Equity Partners	Apptio, Inc.	8.2	x	7.1	x

November 2018	Elliott Management & Veritas Capital	Athena Health, Inc.	4.3	x	3.9	x

October 2018	International Business Machines Corp.	Red Hat, Inc.	10.7	x	9.4	x

October 2018	Thoma Bravo, LLC	Imperva, Inc.	5.0	x	4.7	x

July 2018	Broadcom Inc.	CA, Inc.	4.3	x	4.3	x

January 2018	SAP AG	Callidus Software Inc.	9.7	x	8.1	x

December 2017	Oracle Corporation	Aconex Limited	9.8	x	8.4	x

November 2017	Thoma Bravo, LLC	Barracuda Networks, Inc.	3.8	x	3.6	x

October 2017	Cisco Systems, Inc.	BroadSoft, Inc.	5.3	x	4.6	x

July 2017	Open Text Corporation	Guidance Software, Inc.	2.0	x	1.9	x

May 2017	Vista Equity Partners	Xactly Corporation	5.6	x	4.8	x

July 2016	Thoma Bravo, LLC	Imprivata, Inc.	4.0	x	3.5	x

June 2016	Microsoft Corporation	LinkedIn Corporation	8.2	x	6.8	x

June 2016	Thoma Bravo, LLC	Qlik Technologies Inc.	4.1	x	3.5	x

May 2016	Oracle Corporation	Opower, Inc.	3.5	x	3.3	x

May 2016	Accel-KKR	SciQuest, Inc.	3.5	x	3.4	x

Date	Acquiror	Target	Enterprise Value / LTM Revenue		Enterprise Value / NTM Revenue

April 2016	Vista Equity Partners	Cvent, Inc.	8.0	x	6.5	x

October 2015	Dell Inc.	EMC Corporation	2.9	x	2.8	x

April 2015	Canada Pension Plan Investment Board & Permira	Informatica Corporation	4.6	x	4.3	x

September 2014	Vista Equity Partners	TIBCO Software Inc.	4.0	x	3.9	x

September 2014	Thoma Bravo, LLC	Compuware Corporation	3.0	x	3.0	x

May 2013	Investor Group led by Bain Capital	BMC Software, Inc.	3.1	x	2.9	x

Based on Lazard’s professional judgment after taking into account, among other things, such observed multiples, Lazard applied multiples of 3.5x to 5.75x to the In-VMware Case estimate of Pivotal’s LTM revenue. This analysis resulted in an implied enterprise value reference range for Pivotal of $2,506 million to $4,117 million, as compared to the Reference Values. For the NTM Revenue multiple, Lazard applied multiples of 3.25x to 4.75x to the In-VMware Case estimate of Pivotal’s NTM Revenue. This analysis resulted in an implied enterprise value reference range for Pivotal of $2,606 million to $3,809 million, as compared to the Reference Values.

Other Analyses—Pivotal

Among other analyses, the analyses and data relating to Pivotal described below were presented to the VMware Special Committee for informational purposes only and did not provide the basis for, and were not otherwise material to, the rendering of Lazard’s opinion.

The analyses and data described in this “Other Analyses—Pivotal” section were presented by Lazard to the VMware Special Committee for informational purposes only, because they were not relied on by Lazard in determining the fairness of the merger consideration to be paid by VMware in the Merger. Lazard believes that the additional information relating to the analyst price targets and the premiums paid analyses primarily reflects illustrative assumptions or market observations and is therefore not a metric of intrinsic value appropriate for determining fairness.

Analyst Price Targets Analysis

Lazard reviewed publicly available share price targets of eight Wall Street research analysts for Pivotal Class A Common Stock from June 4, 2019 to August 8, 2019. The range of these target prices was $12.00 to $21.00, with a median of $18.00, resulting in an implied enterprise value range for Pivotal of $2,808 million to $5,767 million.

Premiums Paid Analysis

Lazard performed a premiums paid analysis based on premiums paid in U.S. merger and acquisition transactions since January 1, 2016 involving software companies where the target had exhibited a steep drop in its share price from its 52-week high, based on data from FactSet Research Systems, Inc., company filings and press releases. Lazard observed unaffected premiums ranging from 50% to 68% across the data set.

Based on the foregoing analyses and Lazard’s professional judgment (including, without limitation, the size of the range obtained), Lazard applied a range of premiums from 50% to 70% to the unaffected Pivotal common stock closing price on August 14, 2019 to calculate an implied enterprise value range for Pivotal of $2,955 million to $3,501 million.

VMware Valuation Analyses

In addition to performing the above valuation analyses of Pivotal enterprise value, as well as the other analyses for informational purposes only described above, Lazard performed valuation analyses of VMware’s enterprise value per share, to evaluate the form and amount of merger consideration to be paid in the Merger. The following paragraphs summarize the VMware valuation analyses.

3-Year Discounted Cash Flow Analysis—VMware

Scenario A

Based on Scenario A, Lazard performed a discounted cash flow analysis of VMware to calculate the estimated present value, as of August 31, 2019, of the unlevered free cash flows that VMware was forecasted to generate during the fiscal years 2020 through 2022. Lazard also calculated estimated terminal values for VMware by applying multiples ranging from 16.5x to 19.5x to the terminal LTM EBIT. The ranges of multiples were selected by Lazard using its professional judgment and expertise, utilizing historical and current LTM EBIT multiples calculated for VMware. The unlevered free cash flows and terminal values were discounted to present value using discount rates ranging from 8.00% to 9.50%. The discount rates applicable to VMware were derived from a weighted average cost of capital calculation.

This analysis resulted in an implied share price for VMware on a standalone basis ranging from $151.55 to $179.90, as compared to Class A Stock (i) closing share price of $143.72 on August 16, 2019, (ii) unaffected closing share price of $153.09 on August 14, 2019, (iii) 20-day VWAP of $167.90 as of August 14, 2019 and (iv) closing share price on July 26, 2019 of $178.31. We refer to such reference share prices values as the “Reference Prices.”

Scenario B

Based on Scenario B, Lazard performed a discounted cash flow analysis of VMware to calculate the estimated present value, as of August 31, 2019, of the unlevered free cash flows that VMware was forecasted to generate during the fiscal years 2020 through 2022. Lazard also calculated estimated terminal values for VMware by applying multiples ranging from 17.5x to 20.5x to the estimated terminal LTM EBIT. The ranges of multiples were selected by Lazard using its professional judgment and expertise, utilizing historical and current LTM EBIT multiples calculated for VMware. The unlevered free cash flows and terminal values were discounted to present value using discount rates ranging from 8.00% to 9.50%. The discount rates applicable to VMware were derived from a weighted average cost of capital calculation.

This analysis resulted in an implied share price for VMware on a standalone basis ranging from $149.53 to $176.10, as compared to the Reference Prices.

5-Year Discounted Cash Flow Analysis–VMware

Scenario A

Based on Scenario A and VMware management guidance for extrapolation, Lazard performed a discounted cash flow analysis of VMware to calculate the estimated present value, as of August 31, 2019, of the unlevered free cash flows that VMware was forecasted to generate during the fiscal years 2020 through 2024. Lazard also calculated estimated terminal values for VMware by applying multiples ranging from 16.5x to 19.5x to the estimated terminal LTM EBIT. The ranges of multiples were selected by Lazard using its professional judgment and expertise, utilizing historical and current LTM EBIT multiples calculated for VMware. The unlevered free cash flows and terminal values were discounted to present value using discount rates ranging from 8.00% to 9.50%. The discount rates applicable to VMware were derived from a weighted average cost of capital calculation.

This analysis resulted in an implied share price for VMware on a standalone basis ranging from $166.19 to $200.10, as compared to the Reference Prices.

Scenario B

Based on Scenario B and VMware management guidance for extrapolation, Lazard performed a discounted cash flow analysis of VMware to calculate the estimated present value, as of August 31, 2019, of the unlevered free cash flows that VMware was forecasted to generate during the fiscal years 2020 through 2024. Lazard also calculated estimated terminal values for VMware by applying multiples ranging from 17.5x to 20.5x to the estimated terminal LTM EBIT. The ranges of multiples were selected by Lazard using its professional judgment and expertise, utilizing historical and current LTM EBIT multiples calculated for VMware. The unlevered free cash flows and terminal values were discounted to present value using discount rates ranging from 8.00% to 9.50%. The discount rates applicable to VMware were derived from a weighted average cost of capital calculation.

This analysis resulted in an implied share price for VMware on a standalone basis ranging from $170.54 to $204.09, as compared to the Reference Prices.

Selected Comparable Companies Analysis—VMware

Lazard reviewed and analyzed selected public large cap and high-growth software infrastructure peers that it viewed as generally relevant to VMware. In performing these analyses, Lazard reviewed and analyzed certain publicly available financial information, implied multiples and market trading data relating to the selected comparable companies and compared such information to the corresponding information for VMware. Lazard compared VMware to the following public companies (the “VMware Selected Companies”):

Large Cap Software

•	Cisco Systems, Inc.

•	Citrix Systems, Inc.

•	Microsoft Corporation

•	Oracle Corporation

•	SAP SE

High-Growth Infrastructure

•	Arista Networks, Inc.

•	Nutanix Inc.

•	Palo Alto Networks, Inc.

•	Salesforce.com, Inc.

•	Splunk Inc.

Although none of the selected companies is directly comparable to VMware, the companies included are publicly traded companies with operations and/or other criteria, such as lines of business, financial profile, markets, business risks and size and scale of business, which for purposes of analysis Lazard considered generally relevant.

Scenario A

Based on an analysis of the VMware Selected Companies, Lazard selected ranges of multiples to estimated fiscal year 2020 data for VMware based on Scenario A (as discussed above). For the enterprise value to revenue multiple, Lazard applied a selected range of multiples of 5.0x to 7.5x to the estimated fiscal year 2020 revenue of VMware. This analysis resulted in an implied share price for VMware on a standalone basis ranging from $116.04 to $174.67. For the enterprise value to Non-GAAP EBIT multiple, Lazard applied a selected range of multiples of 16.0x to 20.0x to the estimated fiscal year 2020 Non-GAAP EBIT of VMware. This analysis resulted in an implied share price for VMware on a standalone basis ranging from $122.62 to $153.58.

Based on an analysis of the VMware Selected Companies, Lazard selected ranges of multiples to estimated fiscal year 2021 data for VMware based on Scenario A (as discussed above). For the enterprise value to revenue multiple, Lazard applied a selected range of multiples of 4.75x to 6.75x to the estimated fiscal year 2021 revenue of VMware. This analysis resulted in an implied share price for VMware on a standalone basis ranging from $123.45 to $175.95. For the enterprise value to Non-GAAP EBIT multiple, Lazard applied a selected range of multiples of 14.0x to 18.0x to the estimated fiscal year 2021 Non-GAAP EBIT of VMware. This analysis resulted in an implied share price for VMware on a standalone basis ranging from $118.27 to $152.41.

Scenario B

The implied enterprise values per share for fiscal year 2020 based on enterprise value to revenue and on enterprise value to Non-GAAP EBIT were the same in Scenario B as in Scenario A.

Based on an analysis of the VMware Selected Companies, Lazard selected ranges of multiples to estimated fiscal year 2021 data for VMware based on Scenario B (as discussed above). For the enterprise value to revenue multiple, Lazard applied a selected range of multiples of 4.75x to 6.75x to the estimated fiscal year 2021 revenue of VMware. This analysis resulted in an implied share price for VMware on a standalone basis ranging from $121.22 to $172.78. For the enterprise value to Non-GAAP EBIT multiple, Lazard applied a selected range of multiples of 14.0x to 18.0x to the estimated fiscal year 2021 Non-GAAP EBIT of VMware. This analysis resulted in an implied share price for VMware on a standalone basis ranging from $114.27 to $147.27.

Other Analyses—VMware

Among other analyses, the analyses and data relating to VMware described below were presented to the VMware Special Committee for informational purposes only and did not provide the basis for, and were not otherwise material to, the rendering of Lazard’s opinion.

Analyst Price Targets Analysis

Lazard reviewed publicly available share price targets of 20 Wall Street research analysts for the shares of Class A Stock from May 30, 2019 to August 5, 2019. The range of these target prices was $130.00 to $224.00.

VMware Historical Trading Analysis

Lazard reviewed historical data with regard to the closing prices of Class A Stock for the 52-week period to and including August 14, 2019. During the 52-week period to and including August 14, 2019, the intraday price of Class A Stock ranged from a low of $129.33 to a high of $206.80.

Miscellaneous

The VMware Special Committee selected Lazard to act as its financial advisor in connection with the Merger based on Lazard’s qualifications, experience, reputation and familiarity with VMware and Pivotal and their respective businesses. Lazard is an internationally recognized investment banking firm providing a broad range of financial advisory and securities services. Lazard, as part of its investment banking business, is continually engaged in valuations of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts and valuations for other purposes.

In connection with Lazard’s services as financial advisor to the VMware Special Committee with respect to the Merger, VMware has agreed to pay Lazard an aggregate fee of $12 million, $2 million of which became payable upon the rendering of Lazard’s opinion and the remainder of which is payable upon completion of the Merger. Subject to certain limitations, VMware also has agreed to reimburse Lazard, subject to certain conditions, for its reasonable and documented out-of-pocket expenses incurred in connection with Lazard’s engagement with respect to the Merger, and to indemnify Lazard and related persons against certain liabilities arising out of its engagement. The VMware Special Committee has also retained Lazard to provide advice on potential mergers and acquisitions and other strategic topics, for which Lazard is paid a quarterly fee of $500,000.

Lazard has in the past provided certain investment banking services to special committees of the Board, for which Lazard has received compensation, including, in the past two years, having acted as financial advisor to special committees of the Board (i) on VMware’s $11 billion one-time special cash dividend (for which Lazard received aggregate fees of approximately $18 million) and (ii) in connection with potential mergers and acquisitions and other strategic topics (for which, as described above, Lazard receives a quarterly fee of $500,000). In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of VMware, Pivotal, Dell and certain of their respective affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of VMware, Pivotal, Dell and certain of their respective affiliates. In the two years prior to the date of Lazard’s opinion letter, Lazard’s financial advisory business has not been engaged to provide investment banking services to any of Pivotal, Silver Lake or Dell or their known affiliates (other than as described above).

Reasons for the Merger

After careful consideration, the Board (1) (i) acting upon the recommendation of the VMware Special Committee, determined the Transactions are consistent and in furtherance of the long-term business strategy of VMware and are fair to, and in the best interests of VMware and its stockholders and (ii) determined the consummation of the Transactions on the terms set forth the Merger Agreement, the Consent and Support Agreement, the Voting Agreement and the Amended and Restated Tax Sharing Agreement (together, the “Transaction Documents”) are advisable and in the best interests of VMware and its stockholders, (2) approved and adopted the Transaction Documents and authorized the execution and delivery of the Transaction Documents and finalization of the terms of the Transaction Documents, (3) authorized and approved the Company Stock Issuance and (4) recommended the VMware stockholders vote in favor of the Company Stock Issuance and execute the Written Consent.

In making their determinations, the Board and the VMware Special Committee consulted with VMware’s management, as well as their respective legal and financial advisors, and considered a variety of factors weighing in favor of or relevant to the Transactions, including, without limitation, those described below:

•	VMware’s expectation that the Transactions will accelerate revenue growth and meaningfully increase VMware’s Hybrid-Cloud subscription and SaaS revenue;

•

VMware’s expectation that the combination of Pivotal’s comprehensive developer-centric application modernization platform with VMware’s proven infrastructure leadership will position VMware to lead the industry transition to Kubernetes;

•	VMware’s expectation that the Transactions will allow VMware to leverage its enterprise reach and installed base to rapidly scale Pivotal’s platform and reinforce its credibility with developers;

•	the recommendation of the Transactions by the VMware management team;

•

the fact that the exchange ratio for the Class B Merger Consideration (as defined in “The Merger Agreement—Consideration to be Received in the Merger”) of Dell’s shares of Pivotal Class B Common Stock to Class B Stock was based upon the unaffected relative “at-the-market” prices of the Pivotal Class A Common Stock and Class A Stock;

•

the rendering of an oral opinion on August 21, 2019, by Lazard to the VMware Special Committee, which was confirmed by delivery of a written opinion dated August 21, 2019, that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the merger consideration to be paid by VMware in the Merger was fair, from a financial point of view, to VMware;

•

the likelihood that the Merger will be completed, including after consideration of, among other things (i) the absence of any significant regulatory impediments to the Merger and (ii) the likelihood of Pivotal obtaining the required stockholder approval in favor of the Merger Agreement proposal included in the Pivotal Proxy Statement and in favor of any other matter necessary to consummate the Transactions; and

•

the terms and conditions of the Merger Agreement, including (i) the outside date allowing for sufficient time to complete the Merger, (ii) VMware’s and Pivotal’s agreement to use commercially reasonable best efforts to take all actions that are necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and other transactions contemplated thereby and (iii) Pivotal’s obligation to pay a termination fee of $95 million to VMware in certain circumstances.

The VMware Special Committee and the Board also identified and considered a variety of risks, uncertainties and other potentially negative factors, including, without limitation, those listed below:

•	the Transactions may not be completed in a timely manner or at all and the potential consequences of non-completion or delays in completion of the Transactions;

•	the challenges of developing and executing a successful strategy and business plan for the combined company;

•	the difficulties of combining the businesses and workforces of VMware and Pivotal based on, among other things, differences in the cultures of the two companies;

•

the possibility that the combined company might not achieve its projected financial results and the risk of not capturing all the anticipated savings and synergies between Pivotal and VMware and the risk that other anticipated benefits may not be realized;

•

the potential for diversion of management and employee attention during the period prior to completion of the Transactions and the potential negative effects on VMware’s and the combined company’s businesses;

•

the potential that the exchange ratio for the Class B Merger Consideration could result in VMware delivering greater value to Dell for the exchange of Dell’s shares of Pivotal Class B Common Stock to Class B Stock than had been anticipated by VMware should the value of the shares of Class A Stock increase from the date of the execution of the Merger Agreement;

•	the transaction costs to be incurred by VMware in connection with the Transactions;

•	the risks related to potential lawsuits that were likely to be filed in connection with the Transactions; and

•	various other risks described in the section of this Information Statement entitled “Risk Factors.”

The Board and the VMware Special Committee concluded that the potentially negative factors associated with the Transactions were outweighed by the potential benefits that they expect VMware and its stockholders to receive as a result of the Transactions. The above discussion includes the principal information and factors, both positive and negative, considered by the VMware Special Committee and the Board, but is not intended to be exhaustive and may not include all of the information and factors considered by the VMware Special Committee and the Board. The above factors are not in any order of priority. The VMware Special Committee and the Board did not quantify or assign relative or specific weights to the factors considered in reaching their respective determinations. Rather, each of the VMware Special Committee and the Board views its positions and recommendations as being based on the totality of the information presented to and considered by it. In addition, individual members of the VMware Special Committee and the Board may have given different weights to different factors. It should be noted that this explanation of the reasoning of the VMware Special Committee and the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors discussed in the section of this Information Statement titled “Cautionary Statement Regarding Forward-Looking Statements.”

Approval of the Transactions; Record Date; Written Consent

On the Record Date, EMC and VMW Holdco delivered to VMware a written consent approving the Company Stock Issuance. As of the Record Date, there were 108,915,562 shares of Class A Stock outstanding, each of which was entitled to one vote per share, and 300,000,000 shares of Class B Stock outstanding, each of which was entitled to ten votes per share. As of August 22, 2019, EMC and VMW Holdco, as record holders, and Dell, as beneficial holder, held approximately 80.9% of the total outstanding Common Stock and 100% of the Class B Stock. Accordingly, the approval of the Company Stock Issuance was effected in accordance with the DGCL, VMware’s Amended and Restated Certificate of Incorporation, and the NYSE Listed Company Manual. No further approval of the VMware stockholders is required to approve the Company Stock Issuance. As a result, VMware has not solicited and will not be soliciting your vote for the approval of the Company Stock Issuance and does not intend to call a meeting of stockholders for purposes of voting on the approval of the Company Stock Issuance. If the Merger Agreement is terminated in accordance with its terms, the Written Consent will be of no further force and effect.

Adoption and approval of the Merger Agreement requires the affirmative vote of the holders of: (i) at least a majority of the outstanding shares of Pivotal Class A Common Stock not owned by VMware or any of its affiliates, including Dell and EMC LLC, (ii) at least a majority of the outstanding shares of Pivotal Class A Common Stock, (iii) at least a majority of the outstanding shares of Pivotal Class B Common Stock and (iv) at least a majority of the combined voting power of the outstanding shares of Pivotal Class A Common Stock and Pivotal Class B Common Stock, voting together as a single class. The Pivotal Stockholder Approval is being solicited by the Pivotal Board pursuant to a separate proxy statement. No further vote is required from the VMware stockholders with respect to the adoption and approval of the Merger Agreement.

Federal securities laws state that the Company Stock Issuance may not be completed until twenty (20) days after the date of mailing of this Information Statement to VMware’s stockholders. Therefore, notwithstanding the execution and delivery of the Written Consent (which was obtained concurrently with the execution of the Merger Agreement), the Company Stock Issuance will not occur until that time has elapsed. We currently expect the Merger to be completed in the second half of VMware’s fiscal year ending January 31, 2020, subject to certain conditions to closing in the Merger Agreement. However, there can be no assurance that the Merger will be completed on or prior to that time, or at all.

General Effect on Rights of Existing Security Holders

The Company Stock Issuance will dilute the ownership and voting interests of VMware’s existing shareholders. It is currently expected that approximately 7.2 million shares of Class B Stock will be issued to Dell at the closing. The holders of Class B Stock are entitled to 10 votes per share. Therefore, the ownership and voting interests of VMware’s existing shareholders will be proportionally reduced.

Interests of VMware’s Directors and Executive Officers in the Transactions

Certain of VMware’s directors and executive officers may have interests in the Transactions that may be different from, or in addition to, the interests of VMware’s stockholders generally. These interests may present actual or potential conflicts of interest and you should be aware of these interests. The members of the Board and the VMware Special Committee were aware of and considered these interests in reaching the determination to approve the Transactions and deem the Transactions contemplated by the Merger Agreement and related agreements thereto to be fair to, and in the best interests of, VMware and its stockholders.

Michael Dell, a director of VMware, is (i) the Chairman of the Board and the Chief Executive Officer of Dell, (ii) a director of Pivotal, and (iii) the beneficial owner of 175,514,272 shares of Pivotal Class B Common Stock (together with Dell and EMC and including shares held by VMware).

Egon Durban, a director of VMware, is (i) Managing Partner and Managing Director of Silver Lake, an affiliate of Dell, VMware, and Pivotal, (ii) a director of Dell, and (iii) a director of Pivotal.

Zane Rowe is the Chief Financial Officer and Executive Vice President of VMware and a director of Pivotal.

As a result of the foregoing interests, each of Michael Dell, Egon Durban and Zane Rowe have, or may be deemed to have, a financial interest in the Transactions.

Accounting Treatment of the Transactions

Dell holds the controlling financial interests in both VMware and Pivotal. As a result, the Merger will be considered a transaction between entities under common control. A common control transaction has no effect on the parent’s consolidated financial statements. Therefore, in accordance with Accounting Standard Codification 805-50, the assets and liabilities transferred between entities under common control should be recorded by the receiving entity based on their historical carrying amounts in the parent’s consolidated financial statements. VMware, as the receiving entity, will record Pivotal’s assets and liabilities based on their historical carrying amounts. Any difference between the consideration transferred by VMware and the carrying amounts of the assets and liabilities received from Pivotal will be recognized as a component of equity. This transaction will require VMware to retrospectively recast its financial statements for all periods during which VMware and Pivotal were under common control.

THE MERGER AGREEMENT

The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this Information Statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Information Statement as Annex B and incorporated into this Information Statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement, and not by this summary or any other information contained in this Information Statement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; (3) may be subject to important qualifications, limitations and supplemental information agreed to by VMware, Pivotal and Merger Sub in connection with negotiating the terms of the Merger Agreement; and (4) may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to VMware and Merger Sub by Pivotal in connection with the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk between VMware, Pivotal and Merger Sub rather than to establish matters as facts and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Further, the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the Merger Agreement may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. VMware stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of VMware, Pivotal or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. None of the representations and warranties will survive the closing of the Merger, and, therefore, they will have no legal effect under the Merger Agreement after the Effective Time. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of VMware, Pivotal and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letters to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex B, only to provide you with information regarding its terms and conditions, and not to provide you with any other factual information regarding VMware, Pivotal, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding VMware and our business.

The Merger

Subject to the terms and conditions of the Merger Agreement and in accordance with the DGCL, Merger Sub, a Delaware corporation and a wholly-owned subsidiary of VMware, will merge with and into Pivotal, and Pivotal will survive the Merger as a wholly-owned subsidiary of VMware. Upon completion of the Merger, Pivotal will cease to be a publicly traded company.

Closing and Effective Time of the Merger

The closing of the Merger will occur at 10:00 a.m., New York City time, on the third business day (the “Closing Date”) following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions to the closing described under “—Conditions to Completion of the Merger” (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions). The Merger will become effective at such time as the parties file a certificate of merger with the Delaware Secretary of State (or at such later time as the parties may agree in writing and be specified in the certificate of merger).

Directors and Officers

Prior to the Effective Time, Pivotal will direct each member of the Pivotal Board to execute and deliver a resignation letter, which will be effective immediately prior to the Effective Time. At the Effective Time, the directors and officers of Merger Sub will be the directors and officers of the Surviving Corporation, until the earlier of their resignation or removal or until their successors are duly elected and qualified, subject to the Surviving Corporation’s certificate of incorporation and bylaws and the DGCL.

Consideration to be Received in the Merger

Pivotal Class A Common Stock. At the Effective Time, each share of Pivotal Class A Common Stock (other than Excluded Pivotal Class A Shares and Dissenting Shares) will be converted into the right to receive $15.00 in cash, without interest and less required withholding tax (the “Class A Merger Consideration”). As of the Effective Time, all shares of Pivotal Class A Common Stock will no longer be outstanding and will be automatically be cancelled and cease to exist, and will only represent the right to receive this consideration. All Excluded Pivotal Class A Shares will be automatically cancelled and will cease to exist, and no consideration will be delivered in exchange therefor. Additionally, any share of common stock of Merger Sub issued and outstanding prior to the Effective Time will be converted into and become one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

Pivotal Class B Common Stock. At the Effective Time, each outstanding share of Pivotal Class B Common Stock (other than shares held in treasury or shares owned by VMware or Merger Sub that are not held by Dell or EMC LLC or on behalf of other unaffiliated third parties (collectively, the “Excluded Pivotal Class B Shares”)) will be converted into the right to receive 0.0550 of a share of Class B Stock (the “Class B Merger Consideration”). As of the Effective Time, all shares of Pivotal Class B Common Stock will no longer be outstanding and will be automatically be cancelled and cease to exist and will only represent the right to receive this consideration and cash in lieu of fractional shares of Class B Stock. All Excluded Pivotal Class B Shares will be automatically cancelled and will cease to exist, and no consideration will be delivered in exchange therefor.

Dissenting Shares. A holder of Pivotal Class A Common Stock may exercise appraisal rights available under Section 262 of the DGCL. The shares of stock held by holders who have properly exercised appraisal rights will not be converted into the right to receive the consideration discussed above, but will instead be entitled to such rights as are granted by Section 262 of the DGCL.

Payment for Pivotal Class A Common Stock

VMware will appoint a paying agent reasonably acceptable to Pivotal for the benefit of the holders of Pivotal Class A Common Stock and will deposit cash with the paying agent in an amount sufficient to pay the aggregate Class A Merger Consideration payable to such holders.

The paying agent will invest any cash deposited in the amount of cash sufficient to pay the aggregate Class A Merger Consideration in accordance with the Merger Agreement as directed by VMware on a daily basis, but no such investment or losses thereon will affect the Class A Merger Consideration payable to holders of shares of Pivotal Class A Common Stock. Any interest or other income resulting from such investments will be paid to VMware.

Any portion of the Class A Merger Consideration made available to the paying agent to pay for shares of Pivotal Class A Common Stock for which appraisal rights have been perfected will be returned to VMware. VMware is not required to deposit with the paying agent any portion of the Class A Merger Consideration with respect to shares subject to a notice or demand or appraisal that has not been withdrawn prior to the Closing Date.

Class B Conversion

Promptly after the Effective Time, VMware will issue to Dell book-entry shares representing the shares of Class B Stock it is entitled to receive under the Merger Agreement. No certificates or scrip representing fractional shares of Class B Stock will be issued with respect to the shares of Pivotal Class B Common Stock. VMware will pay to Dell, if Dell is entitled to receive a fractional share of Class B Stock, an amount of cash, without interest, determined by multiplying (i) the fraction of the share of Class B Stock which Dell would otherwise be entitled to receive (taking into account all shares of Pivotal Class B Common Stock held at the Effective Time by Dell and rounded to the nearest thousandth when expressed in decimal form) by (ii) the volume weighted average closing price of shares of Class A Stock on the NYSE for the ten days ending on (and inclusive of) August 14, 2019.

Treatment of Options

In connection with the completion of the Merger and subject to the terms of the Merger Agreement, each option to purchase shares of Pivotal Class A Common Stock (each, a “Pivotal Option”) will be treated as follows:

•

Cashed-Out Options. Immediately after the Effective Time, the portion of any Pivotal Option that was either (A) outstanding and vested immediately prior to the Effective Time with a per share exercise price less than the Class A Merger Consideration that would be payable in respect of the shares of Pivotal Class A Common Stock underlying such Pivotal Option or (B) outstanding and held by a non-employee director of Pivotal (whether vested or unvested), will be cancelled in exchange for a cash payment to the holder of such Pivotal Option equal to the excess of the Class A Merger Consideration payable in respect of the shares of Pivotal Class A Common Stock issuable upon exercise of such Pivotal Option had such Pivotal Option been exercised in full prior to the Effective Time over the aggregate exercise price of such Pivotal Option (net of tax withholdings) (the “Pivotal Option Cash Out Amount”).

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Substituted Options. As of the Effective Time, VMware will substitute the portion of any Pivotal Option that is outstanding and unvested immediately prior to the Effective Time with a per share exercise price less than the Class A Merger Consideration that would be payable in respect of the shares of Pivotal Class A Common Stock underlying such Pivotal Option and is held by a continuing employee (as defined in the Merger Agreement), with an option granted under VMware’s Amended and Restated 2007 Equity and Incentive Plan, as amended (the “VMware Plan”), on the same material terms and conditions as were applicable to such Pivotal Option as of immediately prior to the Effective Time, except that: (1) any continued employment or service requirement will be based on continued employment or service with VMware or its subsidiaries following the Closing Date; (2) the number of shares of Class A Stock, rounded down to the nearest whole share, will equal the number of shares of Pivotal Class A Common Stock subject to such Pivotal Option multiplied by a fraction, the numerator of which will be the Class A Merger Consideration and the denominator of which will be equal to the average of the closing prices of Class A Stock on the NYSE for the ten trading days ending on (and inclusive of) the trading day that is five trading days immediately prior to the Closing Date (such fraction, the “Option Exchange Ratio”); and (3) the exercise price per share of Class A Stock will equal the per share exercise price of such Pivotal Option divided by the Option Exchange Ratio, rounded up to the nearest whole cent (each such Pivotal Option, as so adjusted, a “Substituted Option”).

•

Other Options. All Pivotal Options (or portions thereof) not cancelled in exchange for the Pivotal Option Cash Out Amount or substituted for a Substituted Option will be cancelled at the Effective Time without payment of any consideration.

Treatment of RSUs

In connection with the completion of the Merger and subject to the terms of the Merger Agreement, each restricted stock unit award covering shares of Pivotal Class A Common Stock (each, a “Pivotal RSU”) will be treated as follows:

•

Cashed-Out RSUs. As of the Effective Time, each Pivotal RSU (or portion thereof) that (A) remains outstanding and vested as of immediately prior to the Effective Time or (B) that is held by a non-employee director of Pivotal (whether vested or unvested) (each, a “Cashed-Out RSU”), will be cancelled in exchange for a cash payment to the holder of such Cashed-Out RSU equal to the number of shares of Pivotal Class A Common Stock underlying such Cashed-Out RSU multiplied by the Class A Merger Consideration (net of tax withholdings) (the “Pivotal RSU Cash Out Amount”); provided that any payment of Class A Merger Consideration in respect of any such Pivotal RSU which immediately prior to such cancelation was treated as “deferred compensation” subject to Section 409A of the Code shall be made on the earliest possible date that such payment would not trigger a tax or penalty under Section 409A of the Code.

•

Substituted RSUs. As of the Effective Time, each Pivotal RSU (or portion thereof) that is held by a continuing employee and remains outstanding and unvested immediately prior to the Effective Time will be substituted with a restricted stock unit award granted under the VMware Plan (each, a “Substituted RSU”); the number of shares of Class A Stock subject to each such Substituted RSU will equal the number of shares of Pivotal Class A Common Stock subject to the corresponding Pivotal RSU multiplied by the Option Exchange Ratio, rounded down to the nearest whole share; and the Substituted RSUs will continue to have, and be subject to, the same material terms and conditions as were applicable to such Pivotal RSU as of immediately prior to the Effective Time, except that (1) any continued employment or service requirement will be based on continued employment or service with VMware or its subsidiaries following the Closing Date; (2) the vesting dates for the Substituted RSUs will be changed following the Effective Time to occur on the first day of the applicable month in which the vesting for each corresponding Pivotal RSU would have otherwise occurred; and (3) on, and only with respect to, the first such vesting date, an additional amount will vest equal to the number of shares of Pivotal Class A Common Stock underlying the corresponding Pivotal RSU, if any, that would have vested between the Closing Date and the first day of the calendar month next occurring thereafter had the original vesting schedule for such Pivotal RSU remained in effect.

•

Other RSUs. All Pivotal RSUs (or portions thereof) not cancelled in exchange for a Pivotal RSU Cash Out Amount or substituted for Substituted RSUs will be cancelled at the Effective Time without any payment of consideration.

Treatment of the ESPP

With respect to Pivotal’s 2018 Employee Stock Purchase Plan (the “Pivotal ESPP”), Pivotal will take all actions reasonably necessary to provide that:

•

the maximum number of shares of Pivotal Class A Common Stock that may be purchased during the “offering” (as defined in the Pivotal ESPP) that was in progress as of August 22, 2019 will be 1,040,000 shares (assuming the market price of a share of Pivotal Class A Common Stock as of the final purchase date under this offering is equal to the Class A Merger Consideration and the final purchase date is the last business day of the offering in accordance with its terms as in effect as of August 22, 2019);

•	no new offering will commence following August 22, 2019;

•

no individual participating in the Pivotal ESPP will be permitted to increase the rate of payroll contributions from the rate in effect as of August 22, 2019, or make separate non-payroll contributions on or following August 22, 2019; and

•	no individual who was not participating in the Pivotal ESPP as of August 22, 2019 may commence participation in the Pivotal ESPP.

No later than three business days prior to the Closing Date, the outstanding offering that is in progress on such date will terminate and be the final offering under the Pivotal ESPP and the accumulated payroll deductions of each participant under the Pivotal ESPP will be returned to the participant, and, contingent upon the closing of the Merger, Pivotal will cause the Pivotal ESPP to terminate immediately after the termination of such final offering.

Except as set forth above, all Pivotal Options, Pivotal RSUs, rights under the Pivotal ESPP and any equity compensation plans of Pivotal will terminate as of the Effective Time, and, following the Effective Time, no holder of any Pivotal Option or Pivotal RSU or any participant in the Pivotal ESPP or any other equity compensation plan of Pivotal will have any right to acquire any equity securities of Pivotal, its subsidiaries, or the Surviving Corporation as a result of such holder’s Pivotal Options, Pivotal RSUs or other rights under any of Pivotal’s equity compensation plans.

Representations and Warranties

In the Merger Agreement, Pivotal, VMware and Merger Sub made a number of representations and warranties to each other. The parties’ each made representations and warranties relating to, among other things:

•	due organization, valid existence, good standing, qualification, and corporate power to carry on their businesses as conducted;

•	compliance with their organizational documents;

•

corporate power and authority, subject to the receipt of the requisite stockholder approvals, to execute, deliver and perform such party’s obligations under the Merger Agreement and to consummate the transactions contemplated thereby;

•

the absence of any violation of or conflict with such party’s organizational documents, contracts or applicable laws, rules or regulations as a result of entering into the Merger Agreement, entering into related agreements and consummating the Merger;

•

the absence of consents, approvals, orders or authorizations of, or registration, declaration, filing with or notice to governmental entities, subject to certain exceptions, including the Pivotal Proxy Statement, a Schedule 13E-3, such filings and reports as may be required under the federal securities laws, the filing of the certificate of merger with the Delaware Secretary of State and any required NYSE filings or approvals;

•	the Pivotal Proxy Statement, a Schedule 13E-3 and the accuracy of information contained therein;

•	the absence of undisclosed brokers’ and financial advisors’ fees related to the Merger; and

•	acknowledging the absence of other representations and warranties from the other party outside of the representations and warranties contained in the Merger Agreement.

In addition to the foregoing, the Merger Agreement contains representations and warranties made by Pivotal to VMware, including regarding:

•	the Pivotal Board’s recommendation, acting on the unanimous recommendation of the Pivotal Special Committee, to adopt the Merger Agreement and approve the Merger;

•	receipt by the Pivotal Special Committee of a fairness opinion from Morgan Stanley;

•	Pivotal’s capitalization, capital structure and its subsidiaries;

•	the stockholder approvals required to consummate the Merger;

•	required third-party consents and approvals related to the Merger;

•	documents filed by Pivotal with the SEC since April 19, 2018 and Pivotal’s financial statements;

•	disclosure controls and internal control over financial reporting;

•	the absence of undisclosed liabilities;

•

the absence of changes or events since May 3, 2019 that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, as defined below, on Pivotal or would constitute a breach of certain interim operating covenants if such actions were taken following the execution of the Merger Agreement;

•	litigation and legal proceedings;

•	compliance with applicable laws and possession of permits, licenses and authorizations of any governmental authority owned, leased or used in the operation of the business;

•	employment, benefits and labor matters;

•	compliance with environmental laws and regulations and other environmental matters;

•	tax matters;

•	matters with respect to material contracts;

•	insurance matters;

•	matters related to property, leases and assets;

•	intellectual property matters;

•	compliance with applicable anti-corruption laws, including the Foreign Corrupt Practices Act;

•	certain customer matters;

•	matters related to privacy and data security;

•	matters with respect to export approvals and certain government contracts;

•	the inapplicability of certain state takeover statutes to the Merger; and

•	related persons transactions.

In addition, the Merger Agreement contains representations and warranties made by VMware to Pivotal regarding Merger Sub and the availability of sufficient funds to consummate the transactions contemplated by the Merger Agreement.

A “Material Adverse Effect” is defined with respect to Pivotal as any event, change, circumstance, occurrence, effect or state of facts that, individually or in the aggregate, (A) has or would reasonably be expected to have a Material Adverse Effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of Pivotal and its subsidiaries, taken as a whole, or (B) would prevent the Merger or any of the other transactions contemplated by the Merger Agreement or would reasonably be expected to do so or otherwise would prevent or reasonably be expected to prevent Pivotal from performing its obligations under the Merger Agreement.

The definition of “Material Adverse Effect” in clause (A) immediately above excludes any event, change, circumstance, occurrence, effect or state of facts to the extent resulting from:

•

changes or conditions generally affecting the industry in which Pivotal and its subsidiaries operate, or the general economic or political conditions or the financial or securities markets in the United States, including any suspension of trading in securities generally on any securities exchange or over-the-counter market, as a result of changes in geopolitical conditions, a partial or total shutdown of the U.S. federal government or as a result of the implementation of Brexit;

•	the outbreak or escalation of war, acts of terrorism or sabotage or natural disasters;

•	changes in law or GAAP (or authoritative interpretation thereof) first proposed after the date of the Merger Agreement;

•

any failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period, including any analyst estimates or expectations (except that the underlying causes of such failures may constitute or be taken into account in determining whether there has been, or would be, a Material Adverse Effect);

•	any event, change, circumstance, occurrence, effect or state of facts directly resulting from the announcement of the Merger Agreement, subject to certain exceptions;

•	any event, change, circumstance, occurrence, effect or state of facts directly resulting from or otherwise relating to fluctuations in the value of any currency;

•

changes in the market price or trading volume of shares of Pivotal Class A Common Stock (except that the underlying causes of such change may constitute or be taken into account in determining whether there has been, or would be, a Material Adverse Effect);

•	any action taken by Pivotal or any of its subsidiaries that is expressly required pursuant to the Merger Agreement; or

•

any legal proceeding by any stockholder initiated against Pivotal or any of its subsidiaries, or known by Pivotal to be threatened against Pivotal, any of its subsidiaries or any of their respective directors, officers, employees or stockholders in their capacity as such, relating to the Merger or any of the other transactions contemplated by the Merger Agreement (it being understood and agreed that this exception will apply to the effects arising out of or relating to the bringing of such transaction litigation and not those arising out of or resulting from an actual breach (or other claim) that is the subject thereof).

The exclusions described in the first three bullets and the sixth bullet in the immediately preceding list require that the impact of such event, change, circumstance, occurrence, effect or state of facts is not disproportionately adverse to Pivotal and its subsidiaries, taken as a whole, as compared to other participants in the industries in which Pivotal and its subsidiaries operate.

A “Material Adverse Effect” is defined with respect to VMware as any change, event, circumstance, occurrence, effect or state of facts that, individually or in the aggregate, would prevent the Merger or any of the other transactions contemplated by the Merger Agreement or would reasonably be expected to do so or otherwise would prevent or reasonably be expected to prevent VMware or Merger Sub from performing its obligations under the Merger Agreement.

Conduct of Business Pending the Merger

Except as consented to in writing in advance by VMware or as otherwise expressly required or prohibited, from the date of the Merger Agreement until the time the Merger becomes effective, Pivotal has agreed to, and will cause each of its subsidiaries to, conduct its business in the ordinary course, including its development and sales efforts as currently contemplated, and use its commercially reasonable efforts to (i) preserve intact its business organizations, assets, rights and properties, (ii) keep available the services of its current officers, employees and consultants and (iii) preserve its goodwill and its relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with it.

In addition, during such period, except as set forth in the confidential disclosure letter that Pivotal provided to VMware and Merger Sub in connection with the Merger Agreement, as specifically required by the Merger

Agreement or as specifically required by applicable law, neither Pivotal nor any of its subsidiaries will, without VMware’s prior written consent:

•

declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests, except for dividends by a wholly-owned subsidiary of Pivotal to Pivotal or to any other wholly-owned subsidiary of Pivotal;

•

purchase, redeem or otherwise acquire any Pivotal securities or Pivotal’s subsidiaries’ securities, subject to certain exceptions including: (i) shares of Pivotal Class A Common Stock withheld to satisfy tax obligations with respect to compensatory awards outstanding on the date of the Merger Agreement or as permitted by the Merger Agreement, in accordance with their terms on the date of the Merger Agreement and (ii) the acquisition by Pivotal of compensatory awards on the date of the Merger Agreement or as permitted by the Merger Agreement in connection with the forfeiture of such awards, in accordance with their terms on the date of the Merger Agreement;

•

split, combine, reclassify or otherwise amend the terms of any of its capital stock or other equity interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests;

•

issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien (other than certain transfer restrictions of general applicability) any Pivotal securities, subject to certain exceptions including the issuance of shares of Pivotal Class A Common Stock upon the exercise or settlement of compensatory awards and purchase rights under the Pivotal ESPP that are outstanding on the date of the Merger Agreement in accordance with the terms of such awards and purchase rights on the date of the Merger Agreement;

•	amend or otherwise change, or authorize or propose to amend or otherwise change, its certificate of incorporation or bylaws (or similar organizational documents);

•

directly or indirectly acquire or agree to acquire, (i) by merging or consolidating with, purchasing a substantial equity interest in or a substantial portion of the assets of, making an investment in or loan or capital contribution to or in any other manner, any corporation, partnership, association or other business organization or division thereof or (ii) any assets that are otherwise material to Pivotal and its subsidiaries (other than acquisitions of inventory, products or services in the ordinary course of business), except, in each case, for capital expenditures, which are subject to the limitation described below, and purchases of marketable securities by or on behalf of Pivotal or its subsidiaries for cash management purposes in the ordinary course of business consistent with Pivotal’s investment management policy;

•

directly or indirectly sell, lease, license, sell and leaseback, abandon, allow to lapse, mortgage or otherwise encumber or subject to any lien or otherwise dispose, in whole or in part, of any of its material properties, assets or rights (including any of Pivotal’s material intellectual property) or any interest therein, except, in each case, (i) sales, pledges, dispositions, transfers, abandonments, leases, licenses, lapses, expirations, or encumbrances pursuant to existing agreements that are not material to Pivotal and its subsidiaries, taken as a whole, and that are required to be effected prior to the time the Merger becomes effective and (ii) certain ordinary course out-licenses;

•	adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

•	fail to maintain, or allow to lapse, or abandon, including by failure to pay the required fees in any jurisdiction, any of Pivotal’s material intellectual property applications and registrations;

•	incur, create, assume or otherwise become liable for, or repay, cancel, forgive or prepay, any indebtedness, or amend, modify or refinance any indebtedness;

•	make any loans, advances, capital contributions, or investments, other than to or in Pivotal or any direct or indirect wholly-owned subsidiary of Pivotal;

•	incur or commit to incur any capital expenditures or authorization or commitment with respect thereto that in the aggregate are in excess of $1,000,000;

•

except as required by any judgment by a court of competent jurisdiction, (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than (A) payment, discharge or satisfaction in the ordinary course of business, (B) as required by their terms as in effect on the date of the Merger Agreement, of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of Pivotal included in documents filed with or furnished to the SEC by Pivotal (for amounts not in excess of such reserves) or (C) incurred since the date of such financial statements in the ordinary course of business, (ii) cancel any material indebtedness owed to Pivotal or any of its subsidiaries, or (iii) waive, release, grant or transfer any right of material value;

•

materially modify, materially amend, terminate, cancel, waive any material right under or extend any material contract (other than renewals of contracts with Pivotal’s customers in the ordinary course of business), or enter into any contract that if in effect on the date of the Merger Agreement would be a material contract, other than customer contracts entered into in the ordinary course of business;

•

commence any legal proceeding (other than a legal proceeding as a result of a legal proceeding commenced against Pivotal or any of its subsidiaries), or compromise, settle or agree to settle any legal proceeding, other than legal proceedings by any stockholder relating to the transactions contemplated by the Merger Agreement, compromises, settlements or agreements in the ordinary course of business that involve only the payment of money damages not in excess of $500,000 individually or $2,000,000 in the aggregate, in any case without the imposition of any equitable relief on, or the admission of wrongdoing by, Pivotal or any of its subsidiaries;

•	change its financial or tax accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or applicable law;

•

take certain actions with respect to taxes: (i) settle or compromise any material liability for taxes or surrender any material claim for a refund of taxes, (ii) file any amended tax return or claim for tax refund, (iii) make, revoke or modify any material tax election, or change the entity classification of any subsidiary for U.S. federal tax purposes, (iv) file any tax return other than in the ordinary course of business and on a basis consistent with past practice that would materially and adversely affect its tax liability, (v) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of a material amount of taxes, (vi) grant any power of attorney with respect to material taxes, (vii) enter into any tax sharing agreement or any closing agreement or other similar agreement, or (viii) change any method of accounting for tax purposes;

•	change its fiscal year;

•

take certain actions with respect to compensation and benefits: (i) grant any current or former director, officer, employee or independent contractor of Pivotal or its subsidiaries any increase in compensation, bonus or other benefits, or make any such grant of any type of compensation or benefits to any current or former director, officer, employee or independent contractor not previously receiving or entitled to receive such type of compensation or benefit, or pay any bonus of any kind or amount to any current or former director, officer, employee or independent contractor, (ii) grant or, other than to the extent required by certain Pivotal benefit plans in effect as of the date of the Merger Agreement, pay to any current or former director, officer, employee or independent contractor of Pivotal or its subsidiaries any severance, change in control or termination pay, or modifications thereto or increases therein, (iii) grant or amend any award (including in respect of stock options, stock appreciation rights, performance units, restricted stock or other stock-based or stock-related awards or the removal or modification of any restrictions in certain Pivotal benefit plans or awards made thereunder) except as required to comply with any applicable law or certain Pivotal benefit plans in effect as of the date hereof, (iv) adopt or enter into any collective bargaining agreement or other labor union contract, (v) take any action to accelerate the vesting, funding or payment of any compensation or benefit under certain Pivotal benefit plans or other contract or (vi) adopt any new employee benefit or compensation plan or arrangement or amend, modify or terminate certain existing Pivotal benefit plans, in each case for the benefit of any current or former director, officer, employee or independent contractor, other than as required by applicable law;

•	hire any employees (except that VMware will reasonably consult with Pivotal in good faith with respect to granting or withholding its consent with respect to any hiring matters); or

•	authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

No Solicitation; Recommendations of the Merger

In the Merger Agreement, Pivotal has agreed that it will not, and will not permit or authorize its subsidiaries or any of its representatives to, directly or indirectly:

•

initiate, solicit or intentionally encourage or facilitate any inquiry, proposal or offer with respect to, or the making or completion of, any “Acquisition Proposal,” as defined below, or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal;

•

enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information or data with respect to, or otherwise cooperate in any way with, any Acquisition Proposal; or

•	resolve, agree or propose to do any of the foregoing.

Pivotal agreed further that it would, and it would cause each of its subsidiaries and its representatives to, (A) immediately cease and terminate all existing discussions and negotiations with any person previously conducted with respect to any Acquisition Proposal or potential Acquisition Proposal and immediately terminate all physical and electronic data room access previously granted to any such person, (B) request the prompt return or destruction of all confidential information previously furnished with respect to any Acquisition Proposal or potential Acquisition Proposal, and (C) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement to which it or any of its affiliates or representatives is a party with respect to any Acquisition Proposal or potential Acquisition Proposal (except that Pivotal may grant waivers of, and not enforce, any standstill agreement, but solely to the extent that the Pivotal Special Committee has determined in good faith, after consultation with its outside counsel, that failure to take such action would be reasonably likely to result in a breach of its fiduciary duties to Pivotal’s stockholders under applicable law).

However, if at any time following the date of the Merger Agreement and prior to obtaining the requisite approval of at least a majority of the outstanding shares of Pivotal Class A Common Stock (the “Pivotal Class A Stockholder Approval”), Pivotal receives a written Acquisition Proposal that (i) the Pivotal Special Committee believes in good faith to be bona fide, (ii) did not result from a breach (other than an inadvertent breach) of the relevant provisions of the Merger Agreement, (iii) the Pivotal Special Committee determines in good faith (after consultation with outside counsel and its financial advisor) that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (iv) the Pivotal Special Committee determines in good faith (after consultation with outside counsel) that the failure to take the actions described in the first two bullet points listed below would be reasonably likely to result in a breach of its fiduciary duties to Pivotal’s stockholders under applicable law, then Pivotal may:

•

furnish information with respect to Pivotal and its subsidiaries to the person making such Acquisition Proposal pursuant to a customary confidentiality agreement containing terms substantially similar to, and no less favorable in the aggregate to Pivotal, than Pivotal’s confidentiality agreement with VMware, except that any non-public information provided to any such person must have been or be provided to VMware prior to or concurrently with the time it is provided to such person;

•	participate in discussions or negotiations with such person regarding such Acquisition Proposal; and

•	take any action that any court of competent jurisdiction orders Pivotal or its subsidiaries to take (by nonappealable, final order).

In the Merger Agreement, Pivotal has also agreed that none of the Pivotal Special Committee, the Pivotal Board or any other committee of the Pivotal Board will:

•

withdraw (or modify or qualify in any manner adverse to VMware or Merger Sub) the recommendation or declaration of advisability by the Pivotal Special Committee or the Pivotal Board of the Merger Agreement, the Merger or any of the other transactions contemplated thereby; recommend or otherwise declare advisable the approval by Pivotal’s stockholders of any Acquisition Proposal; or resolve, agree or propose to take any of the foregoing actions (each such action, an “Adverse Recommendation Change”); or

•

cause or permit Pivotal or its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, Merger Agreement, option agreement, joint venture agreement, partnership agreement or other contract (except for an acceptable confidentiality agreement), in each case constituting, or which is intended to or is reasonably likely to lead to, any Acquisition Proposal (each, an “Alternative Acquisition Agreement”), or resolve, agree or propose to take any such actions.

However, at any time prior to obtaining the Pivotal Class A Stockholder Approval, the Pivotal Special Committee may, to the extent the Pivotal Special Committee determines in good faith (after consultation with outside legal counsel) that the failure to do so would be reasonably likely to result in a breach of its fiduciary duties to the stockholders of Pivotal under applicable law (taking into account all adjustments to the terms of the Merger Agreement that may be offered by VMware pursuant to the Merger Agreement):

•

make an Adverse Recommendation Change in response to either an Intervening Event or a Superior Proposal received after the date of the Merger Agreement that did not result from a breach of the relevant provisions of the Merger Agreement (other than any inadvertent breach); and

•

solely in response to a Superior Proposal and subject to compliance with the applicable terms of the Merger Agreement, terminate the Merger Agreement and concurrently enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, except as described below.

The Merger Agreement provides that prior to Pivotal making an Adverse Recommendation Change or terminating the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal, (i) Pivotal must notify VMware in writing at least three business days before taking any such intended action, which notice must specify the reasons for such action, including, if in connection with any Superior Proposal, the terms and conditions of, and the identity of the person making, such Superior Proposal and contemporaneously furnish a copy (if any) of the proposed Alternative Acquisition Agreement and any other relevant transaction documents (with any amendment to the financial terms or any other material term of the Superior Proposal requiring a new written notice by Pivotal and a new three business day period) and (ii) if VMware makes a proposal during such three business day period to adjust the terms and conditions of the Merger Agreement, the Pivotal Special Committee, after taking into consideration the adjusted terms and conditions of the Merger Agreement as proposed by VMware, must continue to determine in good faith (after consultation with outside counsel and its financial advisor) that such Superior Proposal continues to be a Superior Proposal and, in any event, that the failure to make an Adverse Recommendation Change or terminate the Merger Agreement, as applicable, would be reasonably likely to result in a breach of its fiduciary duties to Pivotal’s stockholders under applicable law.

The Merger Agreement further provides that during the three business day period prior to Pivotal effecting an Adverse Recommendation Change or terminating the Merger Agreement as referred to above, it shall, and shall cause its financial and legal advisors to, negotiate with VMware in good faith (to the extent VMware seeks to negotiate) regarding any revisions to the terms of the transactions contemplated by the Merger Agreement proposed by VMware. Notwithstanding anything to the contrary contained herein, neither Pivotal nor any of its subsidiaries shall enter into any Alternative Acquisition Agreement unless the Merger Agreement has been terminated in accordance with its terms (including the payment of the termination fee specified in the Merger Agreement, if applicable).

The Merger Agreement also provides that, in addition to the obligations set forth above, Pivotal must promptly (and in any event within 24 hours of receipt) advise VMware in writing in the event Pivotal or any of its subsidiaries or representatives receives an Acquisition Proposal, or any proposal or offer that is or is reasonably likely to lead to an Acquisition Proposal, together with a description of the material terms and conditions of and facts surrounding any such proposal or Acquisition Proposal, the identity of the person making any such proposal or Acquisition Proposal and a copy of such written proposal, offer or draft agreement provided by such person. Pivotal shall keep VMware informed (orally and in writing) in all material respects on a timely basis of the status and details of any such Acquisition Proposal, request, inquiry, proposal or offer, including furnishing copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions. Without limiting any of the foregoing, Pivotal shall promptly (and in any event within 24 hours) notify VMware orally and in writing if it determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal.

Pivotal also agreed that neither it nor its subsidiaries would subsequently enter into a confidentiality agreement with any person that would restrict Pivotal’s ability to comply with any of the provisions of the Merger Agreement described above and represented that neither it nor its subsidiaries was party to such an agreement.

The term “Acquisition Proposal” means any proposal or offer with respect to any direct or indirect acquisition or purchase or exclusive license, in one transaction or a series of transactions, and whether through any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture, licensing or similar transaction, or otherwise, of (i) assets or businesses of Pivotal and its subsidiaries that generate 15% or more of the net revenues or net income (for the 12 month period ending on the last day of Pivotal’s most recently completed fiscal quarter) or that represent 15% or more of the total assets (based on fair market value) of Pivotal and its subsidiaries, taken as a whole, immediately prior to such transaction, or (ii) 15% or more of any class of capital stock, other equity securities or voting power of Pivotal, in each case other than the Merger and the other transactions contemplated by the Merger Agreement.

The term “Intervening Event” means any material event, change, effect, development, state of facts, condition or occurrence (including any acceleration or deceleration of existing changes or developments) that was not known to the Pivotal Special Committee on the date of the Merger Agreement (or, if known, the consequences of which were not reasonably foreseeable to the Pivotal Special Committee as of the date of the Merger Agreement), which material event, change, effect, development, state of facts, condition or occurrence (or the consequences thereof) becomes known to the Pivotal Special Committee before obtaining the approval of Pivotal’s stockholders (but the receipt, existence or terms of an Acquisition Proposal cannot constitute an Intervening Event).

The term “Superior Proposal” means any unsolicited bona fide binding written Acquisition Proposal, except that for purposes of this definition of Superior Proposal, references in the term Acquisition Proposal to “15%” shall be deemed to be references to “50%,” that the Pivotal Special Committee determines in good faith (after consultation with outside counsel and its financial advisor), taking into account all legal, financial, regulatory and other aspects of the proposal (including any conditions, the person making the proposal and the likelihood and anticipated timing of consummation on the terms proposed), is (i) more favorable to the holders of Pivotal Class A Common Stock from a financial point of view than the Merger and the other transactions contemplated by this Merger Agreement (including any adjustment to the terms and conditions proposed by VMware in response to such proposal) and (ii) reasonably likely to be completed on the terms proposed on a timely basis.

Commercially Reasonable Efforts; Other Agreements

Commercially Reasonable Efforts

Pivotal and VMware agreed to use commercially reasonable efforts to take all actions that are necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and other transactions contemplated thereby. This includes efforts to obtain all required consents, approvals or waivers from third parties, to obtain necessary actions, nonactions, waivers, consents, approvals, orders and authorizations from governmental entities, to make all necessary registrations, declarations and filings to, or to avoid any legal proceeding by, governmental entities, to execute any instrument necessary to consummate the transactions contemplated by the Merger Agreement. However, Pivotal and its subsidiaries must get VMware’s prior written consent to pay any fee or penalty, or to make any other concession, waiver or amendment under any contract in connection with obtaining any consent. Neither VMware, Pivotal, nor any of their respective affiliates will be required to sell, divest, license or otherwise dispose of any capital stock or other equity or voting interest, assets, rights, products or businesses to the extent that, individually or in the aggregate, such action would reasonably be expected to have a material and adverse impact on the reasonably expected benefits to VMware of completing the Merger.

Preparation of Proxy Statement, Schedule 13E-3 and Other Filings

Under the Merger Agreement, Pivotal agreed to prepare and file a proxy statement with the SEC, to jointly prepare and file with VMware a Schedule 13E-3, and to set a preliminary record date for the Pivotal stockholders meeting and commence a broker search as promptly as reasonably practicable after the date of the Merger Agreement. Pivotal agreed to allow VMware, Merger Sub and their counsel and the VMware Special Committee and its counsel the opportunity to review and comment on the proxy statement, Schedule 13E-3 and its responses to any related comments from the SEC, and agreed to use commercially reasonable efforts to have the Pivotal Proxy Statement and Schedule 13E-3 cleared by the SEC as promptly as reasonably practicable after their filing.

Pivotal also agreed that it would hold a special meeting of stockholders for the purposes of obtaining the stockholder approvals required for the Merger as promptly as reasonably practicable after the Pivotal Proxy Statement and Schedule 13E-3 are cleared by the SEC for mailing to Pivotal’s stockholders. Except in the case of an Adverse Recommendation Change, Pivotal, through the Pivotal Board, upon the recommendation of the Pivotal Special Committee, agreed to recommend to its stockholders that they adopt the Merger Agreement and the transactions contemplated thereby and to include such recommendation in the Pivotal Proxy Statement and Schedule 13E-3.

Subject to applicable laws, VMware and Pivotal have the right to review in advance all of the information relating to the parties that appear in any filing made with or submitted to any third party or governmental entity in connection with the Merger and related transactions, will keep each other reasonably apprised of the status of matters relating to the completion of the transaction, and to the extent practicable, will provide the other party and its counsel with the opportunity to participate in any meeting with any governmental entity in respect of any filing, investigation or other inquiry in connection with the transactions contemplated by the Merger Agreement.

Black Duck Scan

Under the Merger Agreement, Pivotal agreed to use commercially reasonable efforts to execute a customary and reasonable non-disclosure agreement with Black Duck Software, Inc. (“Black Duck”) to permit Black Duck to conduct an audit of the source code for certain of Pivotal’s products, to deliver such source code to Black Duck and to deliver to VMware the results of such audit as soon as practicable following completion of the audit.

Enforcement of Support Agreement

VMware agreed to enforce its rights under the Support Agreement to cause the shares of Pivotal Class A Common Stock and Pivotal Class B Common Stock beneficially owned by Dell to be present for purposes of establishing a quorum and to be voted in favor of the approval of the Merger Agreement, the Merger and each of the transactions contemplated thereby, in each case, in accordance with Section 3 of the Support Agreement.

Other Agreements

The Merger Agreement contains certain other agreements, including agreements relating to access to information and confidentiality, Pivotal’s and the Pivotal Board’s obligations with respect to the application of takeover laws to the Merger Agreement and transactions contemplated thereby, notification obligations upon the occurrence of certain events, including public announcements, the initiation of and ongoing material developments during any transaction-related or other litigation, good faith consultation with VMware regarding the defense, settlement or compromise of any such litigation, the process of delisting the Pivotal Class A Common Stock from the NYSE and deregistering the Pivotal Class A Common Stock under the Exchange Act, matters related to Section 16 of the Exchange Act and the rules and regulations thereunder and certain tax matters.

Indemnification, Exculpation and Insurance

Under the Merger Agreement, VMware and Merger Sub agreed that all preexisting rights to indemnification in favor of Pivotal’s current or former directors or officers will be assumed and performed by the Surviving Corporation and will continue in full force and effect until the later of six years following the Effective Time or the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions, except as otherwise required by applicable law. For six years after the Effective Time, VMware will cause to be maintained in effect provisions of the Surviving Corporation’s certificate of incorporation and bylaws regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence prior to the date of the Merger Agreement.

At or prior to the Effective Time, Pivotal will, or if Pivotal is unable to, VMware will, cause the Surviving Corporation to obtain and pay the premium for a six year prepaid non-cancelable “tail policy” providing directors’ and officers’ liability insurance on terms that are no less favorable than the coverage provided under Pivotal’s existing policies, with respect to matters arising at or prior to the Effective Time and with a claims reporting or discovery period of at least six years from the Effective Time. If Pivotal or the Surviving Corporation fails to obtain such tail policy by the Effective Time, the Surviving Corporation will continue to maintain in effect or to obtain, for a period of six years, directors’ and officers’ liability insurance policies with terms no less favorable than those of Pivotal’s existing policies. However, neither the Surviving Corporation nor Pivotal will be required to commit or expend for such policies more than 300% of the last aggregate annual premium paid by Pivotal prior to the date of the Merger Agreement for its existing policies, and will instead purchase only as much coverage as reasonably practicable for such amount.

Conditions to Completion of the Merger

The obligations of Pivotal, VMware and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of certain customary conditions on or prior to the Effective Time, including the following:

•	the receipt of the Pivotal Stockholder Approval; and

•

the absence of any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by a court of competent jurisdiction or other legal restraint or prohibition, or of any law enacted, entered, promulgated, enforced or deemed applicable by any governmental entity that would prohibit or make illegal the consummation of the Merger.

VMware’s and Merger Sub’s obligations to consummate the Merger are subject to the satisfaction or waiver of additional conditions, which include the following:

•

(i) the accuracy in all material respects of Pivotal’s representations and warranties relating to its organization, standing and power, capital stock, subsidiaries and broker fees as of the date of the Merger Agreement and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period) (it being understood that Pivotal’s representations and warranties relating to its capital stock will only be deemed to fail to be true and correct in all material respects if such failure would reasonably be expected to cause the aggregate merger consideration to increase by more than $5,000,000); (ii) the accuracy in all respects of Pivotal’s representations relating to its corporate power and authorizations (except where such failures to be accurate are de minimis) and the accuracy in all respects of Pivotal’s representations and warranties as to the absence of any change, event or development that would have a Material Adverse Effect, in each case as of the date of the Merger Agreement and Closing Date (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date); and (iii) the accuracy of Pivotal’s other representations and warranties in the Merger Agreement as of the date of the Merger Agreement and as of the Closing Date (other than representations and warranties that by their terms are made as of another specified date, in which case as of such date), except where such inaccuracy does not constitute or would not reasonably be expected to have a Material Adverse Effect (disregarding all Material Adverse Effect qualifications and other materiality qualifications);

•	Pivotal’s performance in all material respects of its obligations under the Merger Agreement prior to the Effective Time; and

•	the delivery to VMware of a certificate signed by an executive officer of Pivotal certifying that the conditions described in the immediately preceding two bullets have been satisfied.

Pivotal’s obligations to complete the Merger are subject to the satisfaction or waiver of additional conditions, which include the following:

•

(i) the accuracy in all material respects of VMware’s and Merger Sub’s representations relating to their organization, standing and power (except to the extent such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period); (ii) the accuracy in all respects of VMware’s and Merger Sub’s representations relating to their corporate power and authorizations (except where such failures to be accurate are de minimis) as of the date of the Merger Agreement and Closing Date (except where such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period); and (iii) the accuracy in all respects of VMware’s and Merger Sub’s other representations as of the date of the Merger Agreement and as of the Closing Date (other than representations and warranties that by their terms are made as of another specified date, in which case as of such date or period), except where such inaccuracy does not constitute or would not reasonably be expected to have a Material Adverse Effect (disregarding all Material Adverse Effect qualifications and other materiality qualifications);

•	VMware’s and Merger Sub’s performance in all material respects of their obligations under the Merger Agreement prior to the Effective Time; and

•	the delivery to Pivotal of a certificate signed by an executive officer of VMware certifying that the conditions described in the immediately preceding two bullets have been satisfied.

Financing

The Merger Agreement does not contain any financing-related closing condition and VMware has represented that it has access to sufficient resources and will at the Effective Time have access to sufficient immediately available funds to consummate the Merger and other transactions contemplated by the Merger

Agreement on the terms and subject to the conditions contemplated therein, including to pay the Class A Merger Consideration for all of the shares of Pivotal Class A Common Stock, to make all payments in respect of options and restricted stock units as contemplated in the Merger Agreement, and to pay all related fees and expenses of VMware, Merger Sub and their respective representatives.

Regulatory Approvals

No material federal or state regulatory approvals, filings or notices are required in connection with the Merger other than the filing of a certificate of merger with the Secretary of State of the State of Delaware by Pivotal and Merger Sub at the Effective Time of the Merger.

Termination of the Merger Agreement

The Merger Agreement may be terminated, and the Merger may be abandoned at any time prior to its completion:

•	by mutual written consent of Pivotal and VMware;

•	by either Pivotal or VMware, if:

•

the Merger has not been consummated on or before February 18, 2020 (the “Outside Date”), except that such termination right is not available to any party whose failure to fulfill in any material respect any of its obligations under the Merger Agreement has been the primary cause of, or the primary factor that resulted in, the failure of the Merger to be consummated by such date;

•

any court of competent jurisdiction or other governmental entity has issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the agreement and such judgment, order, injunction, rule, decree or other action has become final and nonappealable;

•

the required approval of the holders of Pivotal Class A Common Stock has not been obtained at the stockholders meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the adoption of the Merger Agreement is taken, except that Pivotal may not terminate the agreement pursuant to this section of the Merger Agreement if the failure to obtain such approval is proximately caused by any action or failure to act of Pivotal that constitutes a breach of the Merger Agreement;

•	by VMware, if:

•

Pivotal has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement (other than with respect to a breach of certain of Pivotal’s obligations related to no solicitation and its special meeting of stockholders, as to which the termination provision in the immediately following paragraph applies), or if any representation or warranty of Pivotal has become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the Effective Time, would result in the failure of any of the conditions to VMware’s and Merger Sub’s obligations to effect the Merger and cannot be cured by the earlier of the Outside Date and 30 days after the giving of written notice to Pivotal of such breach; except, that VMware may not terminate the agreement pursuant to this provision if it or Merger Sub is in material breach of any of its covenants or agreements set forth in the Merger Agreement; or

•	any of the following occurs:

•	an Adverse Recommendation Change;

•

Pivotal fails, based on the recommendation of the Pivotal Special Committee, to publicly recommend against a tender or exchange offer relating to Pivotal’s securities within 10 business days of such tender or exchange offer having been commenced;

•

Pivotal fails to publicly affirm the recommendation of the Pivotal Special Committee of the Merger within 10 business days after receipt of a written request from VMware to provide such reaffirmation following the public announcement of an Acquisition Proposal or an Acquisition Proposal becoming generally known to the public (or any material modification thereto);

•

Pivotal breaches or fails to perform in any material respects any of its obligations set forth in its covenants related to no solicitation or to convene the special meeting of its stockholders in accordance with the terms of the Merger Agreement; or

•	the Pivotal Special Committee has formally resolved or publicly authorized or proposed to take any of the foregoing actions.

•	by Pivotal:

•

if VMware or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, or if any representation or warranty of VMware or Merger Sub has become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the Effective Time, would result in the failure of any of the conditions to Pivotal’s obligations to effect the Merger and cannot be cured by the earlier of the Outside Date and 30 days after the giving of written notice to VMware of such breach; except, that Pivotal may not terminate the agreement pursuant to this provision if it is in material breach of any of its covenants or agreements set forth in the Merger Agreement; or

•

at any time prior to obtaining the Pivotal Stockholder Approval, in order to accept a Superior Proposal, so long as Pivotal has otherwise complied in all material respects with the section of the Merger Agreement related to non-solicitation, enters into the associated Alternative Acquisition Agreement substantially concurrently with such termination and has paid any amounts due pursuant to the termination fee-related provisions of the Merger Agreement.

Termination Fees and Expenses

Pivotal has agreed to pay VMware a termination fee of $95.0 million in the event that:

•	The following occurs:

•

An Acquisition Proposal (whether or not conditional) or intention to make an Acquisition Proposal (whether or not conditional) is made directly to Pivotal’s stockholders or is otherwise publicly disclosed or otherwise communicated to senior management of Pivotal, the Pivotal Special Committee or the Pivotal Board, and, in each case, not withdrawn prior to the date of the Pivotal stockholders meeting (in the case of termination due to a failure to obtain the Pivotal Class A Stockholder Approval) or the date of termination (in the case of termination due to the Merger not having been consummated by the Outside Date or due to certain breaches by Pivotal of its representations, warranties, covenants or agreements set forth in the Merger Agreement);

•

The Merger Agreement is terminated by Pivotal or VMware due to the Merger not having been consummated on or before the Outside Date or due to the failure to obtain the Pivotal Class A Stockholder Approval at the Pivotal stockholders meeting, or by VMware due to certain breaches by Pivotal of its representations, warranties, covenants or agreements set forth in the Merger Agreement; and

•

Within 12 months after the date of a termination due to the reasons listed above, Pivotal enters into an agreement (which is subsequently consummated) in respect of any Acquisition Proposal, or recommends or submits an Acquisition Proposal (which is subsequently consummated) to its stockholders for adoption, or a transaction in respect of any Acquisition Proposal is consummated, which, in each case, need not be the same Acquisition Proposal that was made, disclosed or communicated prior to termination of the Merger Agreement (for purposes of this provision, treating references to “15%” in the definition of Acquisition Proposal as “50%”); or

•	The Merger Agreement is terminated by VMware upon any of the following occurring:

•	an Adverse Recommendation Change occurs;

•

Pivotal, within 10 business days of a tender or exchange offer relating to Pivotal securities having been commenced, fails, based upon the recommendation of the Pivotal Special Committee, to publicly recommend against such tender or exchange offer;

•

Pivotal fails to publicly reaffirm the Pivotal Special Committee’s recommendation of the Merger within 10 business days after receipt of a written request from VMware to provide such reaffirmation following the public announcement of an Acquisition Proposal or an Acquisition Proposal becoming generally known to the public (or any material modification thereto);

•

Pivotal breaches or fails to perform in any material respect certain of its obligations under the Merger Agreement or fails to convene the Pivotal stockholders meeting in accordance with the Merger Agreement; or

•	the Pivotal Special Committee formally resolves or publicly authorizes or proposes to take any of the foregoing actions; or

•

The Merger Agreement is terminated by Pivotal in order to enter into an agreement with respect to a Superior Proposal, as more particularly described above under “—Termination of the Merger Agreement.”

Except as described above, all fees and expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated under the Merger Agreement will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that the expenses incurred in connection with the filing, printing and mailing of the Pivotal Proxy Statement and Schedule 13E-3, and all filing and other fees paid to the SEC, in each case in connection with the Merger (other than attorneys’ fees, accountants’ fees and related expenses), will be shared equally by VMware and Pivotal.

Effect of Termination

If the Merger Agreement is terminated, it will immediately become void and have no effect, without any liability or obligation on the part of the parties, except that:

•

certain provisions of the Merger Agreement, including, among others, the provisions relating to the confidentiality agreement between VMware and Pivotal, the effect of termination of the Merger Agreement, fees and expenses, the notice information and obligations of the parties, governing law, jurisdiction and waiver of jury trial will survive termination;

•	Pivotal may have liability as provided in the section of the Merger Agreement related to fees and expenses; and

•

no termination will relieve any party from liability or damages resulting from a willful and material breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement or fraud, in which case the non-breaching party will be entitled to all rights and remedies available at law or in equity.

Specific Performance

The Merger Agreement provides that the parties are entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in the Court of Chancery of the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity. If jurisdiction is not available in the Court of Chancery of the State of Delaware, then they may seek to enforce specifically the terms and provisions of the Merger Agreement in any federal court located in the State of Delaware or any other Delaware state court.

Employee Matters

For the period beginning on the Closing Date and ending on the one-year anniversary thereof (or if shorter, the period of an applicable continuing employee’s employment), VMware has agreed to provide, or cause the Surviving Corporation to provide, each continuing employee with (x) aggregate target cash compensation opportunities no less favorable in the aggregate than that provided to such continuing employee immediately prior to the Closing Date and (y) benefits (excluding equity and other long-term incentive awards, change in control and retention bonuses, defined benefit pension plans and post-employment welfare benefits) that are, on an aggregate basis, no less favorable than either (1) the benefits (excluding equity and other long-term incentive awards, change in control and retention bonuses, defined benefit pension plans and post-employment welfare benefits) provided by Pivotal and its subsidiaries to such continuing employee immediately prior to the Closing Date or (2) those provided by VMware to its similarly-situated employees.

Unless requested otherwise by VMware at least 10 business days prior to the closing of the Merger, the Pivotal Board has agreed to adopt a resolution terminating, effective as of the day prior to the closing, each Pivotal benefit plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986 (the “Code”) and includes a cash or deferred arrangement intended to qualify under Code Section 401(k). From and after the Effective Time, VMware will, in its sole discretion either (1) continue (or cause the Surviving Corporation to continue) each Pivotal benefit plan on substantially the same terms as in effect immediately prior to the Effective Time or (2) discontinue one or more Pivotal benefit plans and permit the continuing employees to participate in the benefit programs of VMware to the same extent as similarly situated VMware employees.

With respect to any benefit plan maintained by VMware or its subsidiaries that is not a Pivotal benefit plan and in which continuing employees are eligible to participate, VMware has agreed to: (i) provide continuing employees with credit for service with Pivotal or its subsidiaries with respect to paid time-off and severance, as applicable; (ii) cause any pre-existing conditions and eligibility waiting periods under any such plan to be waived with respect to the continuing employees and their eligible dependents and (iii) with respect to any continuing employee who moves to any U.S. group health plans of VMware or its subsidiaries on a date other than the first day of the plan year, give such continuing employees credit toward deductibles and annual out of pocket limits for expenses incurred and paid during the plan year in which the transition occurs. With respect to unused PTO days accrued prior to the closing, (x) any such days accrued by all exempt U.S. continuing employees will be cashed-out in connection with the closing and such continuing employees will be subject to VMware’s non-accrued vacation policy applicable to all exempt U.S. employees, and (y) any unused PTO or vacation days accrued by all other continuing employees under Pivotal’s plans and policies will carry over to VMware or the Surviving Corporation to the extent administratively practicable and legally permitted (or will be cashed out if not administratively practicable or legally required to carry over).

Prior to the closing, VMware and Pivotal have agreed to reasonably consult in good faith to mutually determine and implement an appropriate retention program for certain employees of Pivotal.

Amendment; Extension and Waiver

The Merger Agreement may be amended in writing by the parties by action taken by their respective boards of directors (or their special committees) at any time prior to the Effective Time, whether before or after the receipt of the Pivotal Stockholder Approval, except that if the Pivotal Stockholder Approval has been obtained, no amendment may be made that would require further approval by the stockholders under applicable laws without such approval. Prior to the Effective Time, the parties may, by action taken by their respective boards of directors and set forth in writing, subject to applicable law, extend the time for the performance of any of the obligations or acts of the other parties, waive any inaccuracies in the representations and warranties of the other parties or waive compliance with any of the agreements or conditions of the other parties contained in the Merger Agreement, except that if the Pivotal Stockholder Approval has been obtained, no waiver may be made that would require further approval by the stockholders under applicable laws without such approval.

Governing Law

The Merger Agreement is governed by and will be construed in accordance with the laws of the State of Delaware.

Material U.S. Federal Income Tax Consequences of the Merger

The following are the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) of Pivotal Class A Common Stock. The exchange of Pivotal Class B Common Stock for Class B Stock is intended to be a tax-deferred transaction as described in Section 351(a) of the Code. This discussion applies only to U.S. holders that hold Pivotal Class A Common Stock as a capital asset within the meaning of Section 1221 of the Code. This discussion does not address the consequences of the Merger to holders who receive cash pursuant to the exercise of appraisal rights. In addition, this disclosure does not address the application of the Medicare contribution tax on net investment income or the application of the U.S. alternative minimum tax. This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to Pivotal Class A Common Stock;

•	persons holding Pivotal Class A Common Stock as part of a straddle, hedging transaction, conversion transaction, integrated transaction or constructive sale transaction;

•	persons whose functional currency is not the U.S. dollar;

•	entities classified as partnerships for U.S. federal income tax purposes;

•	persons who acquired Pivotal Class A Common Stock through the exercise of employee stock options or otherwise as compensation;

•	persons subject to special accounting rules under Section 451(b) of the Code;

•	certain financial institutions;

•	regulated investment companies;

•	real estate investment trusts; or

•	tax-exempt entities, including an “individual retirement account” or “Roth IRA.”

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Pivotal Class A Common Stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Pivotal Class A Common Stock and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of the Merger to them. This discussion is based on the Code, administrative pronouncements, judicial decisions and final and temporary Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws are not addressed.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Pivotal Class A Common Stock that is:

•	a citizen or individual resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The exchange of Pivotal Class A Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose Pivotal Class A Common Stock is converted into the right to receive cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such Pivotal Class A Common Stock and the U.S. holder’s tax basis in such Pivotal Class A Common Stock. Gain or loss will be determined separately for each block of Pivotal Class A Common Stock (i.e., each group of shares of Pivotal Class A Common Stock acquired at the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder’s holding period for the relevant block of Pivotal Class A Common Stock exceeds one year at the time of the completion of the Merger. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations.

Payments made in exchange for shares of Pivotal Class A Common Stock generally will be subject to information reporting unless the holder is an “exempt recipient” and may also be subject to backup withholding at a rate of 24%. To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should complete and return Internal Revenue Service Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder’s U.S. federal income tax liability, provided the relevant information is timely furnished to the Internal Revenue Service.

SELECTED CONSOLIDATED FINANCIAL DATA OF VMWARE

The following table contains selected consolidated financial data of VMware. VMware’s fiscal year is the 52- or 53-week period ending on the Friday nearest to January 31 of each year as of the fiscal year beginning February 4, 2017. Prior to January 1, 2017, VMware’s fiscal year was on a calendar year basis, with consolidated financial data for the transition period between January 1, 2017 to February 3, 2017 shown below. VMware’s fiscal year 2019 ended on February 1, 2019, VMware’s fiscal year 2018 ended on February 2, 2018, VMware’s fiscal year 2016 ended on December 31, 2016, VMware’s fiscal year 2015 ended on December 31, 2015 and VMware’s fiscal year 2014 ended on December 31, 2014. VMware’s second quarter of fiscal year 2020 ended on August 2, 2019 and VMware’s second quarter of fiscal year 2019 ended on August 3, 2018.

The selected consolidated statements of operations data for VMware for its fiscal years 2019, 2018, 2016, the transition period from January 1 to February 3, 2017 and the selected consolidated balance sheet data as of February 1, 2019 and February 2, 2018 are derived from the annual audited consolidated financial statements included in VMware’s most recently filed Annual Report on Form 10-K for the fiscal year ended February 1, 2019, which is incorporated by reference herein. The selected consolidated statement of operations data for fiscal years 2015, 2014 and the selected consolidated balance sheet data as of February 3, 2017, December 31, 2016, December 31, 2015 and December 31, 2014 are derived from the Selected Financial Data in Part II, Item 6 of VMware’s most recently filed Annual Report on Form 10-K for the fiscal year ended February 1, 2019. The selected consolidated statements of operations data for the first six-months of fiscal 2020 and 2019 and the selected consolidated balance sheet data as of August 2, 2019 are derived from the unaudited consolidated financial statements in VMware’s most recently filed Quarterly Report on Form 10-Q for the quarterly period ended August 2, 2019, which is incorporated by reference herein, as well as other accounting records. VMware’s unaudited consolidated financial statements were prepared on the same basis as the audited consolidated financial statements and include, in VMware’s opinion, all adjustments, consisting of normal recurring adjustments that VMware considers necessary for a fair statement of the financial information set forth in those financial statements.

VMware’s historical results are not necessarily indicative of the results that may be expected in the future. The following summary consolidated financial and other data should be read in conjunction with the other information contained in VMware’s Annual Report on Form 10-K for the fiscal year ended February 1, 2019 and its Quarterly Reports on Form 10-Q for the quarters ended May 3, 2019 and August 2, 2019, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes included therein.

	Six Months Ended		For the Year Ended					Transition Period January 1 to February 3, 2017(2)(3)
	August 2, 2019(1)	August 3, 2018	February 1, 2019	February 2, 2018(2)(3)	December 31, 2016(2)(3)	December 31, 2015(3)	December 31, 2014(3)
	(amounts in millions, except per share amounts, and shares in thousands)
Results of Operations Data:
Revenue:
License	$1,879	$1,674	$3,788	$3,200	$2,799	$2,720	$2,591	$134
Services	2,826	2,509	5,186	4,662	4,274	3,927	3,444	378
GSA settlement	—	—	—	—	—	(76)	—	—

Total revenue	$4,705	$4,183	$8,974	$7,862	$7,073	$6,571	$6,035	$512
Operating income (loss)	938	891	2,050	1,702	1,469	1,197	1,027	(42)
Net income (loss)	5,430	1,586	2,422	659	1,223	997	886	(5)
Net income (loss) per weighted average share, basic, for Classes A and B	$13.24	$3.91	$5.94	$1.62	$2.91	$2.35	$2.06	$(0.01)
Net income (loss) per weighted average share, diluted, for Classes A and B	$13.01	$3.85	$5.85	$1.59	$2.87	$2.34	$2.04	$(0.01)
Weighted average shares, basic, for Classes A and B	410,088	406,040	407,766	406,738	420,520	424,003	430,355	408,625
Weighted average shares, diluted, for Classes A and B	417,488	412,389	414,267	413,368	423,994	426,547	434,513	408,625

	August 2, 2019(1)	February 1, 2019	February 2, 2018(2)	February 3, 2017(2)	December 31, 2016(2)	December 31, 2015(2)	December 31, 2014
Balance Sheet Data:
Cash, cash equivalents and short-term investments(4)	$2,948	$2,849	$11,653	$8,393	$7,985	$7,509	$7,075
Working capital(4)(5)	(229)	(45)	9,026	5,908	6,114	5,581	4,886
Total assets	20,372	14,662	21,206	16,837	17,090	16,130	15,216
Total unearned revenue	7,533	6,978	5,839	4,885	5,168	4,634	4,833
Long-term obligations(6)(7)	4,246	4,242	4,234	1,500	1,500	1,500	1,500
Total stockholders’ equity	5,199	551	8,624	8,975	8,853	8,642	7,586

(1)

Amounts reflect the impact of our adoption of Accounting Standards Codification 842, Leases. The adoption was effective on February 2, 2019 and was applied retrospectively at the beginning of the period of adoption through a cumulative-effect adjustment to retained earnings.

(2)	Amounts reflect the impact of our retrospective adoption of Accounting Standards Codification 606, Revenue from Contracts with Customers.
(3)	Amounts reflect the impact of our retrospective adoption of Accounting Standards Update 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash.
(4)

On July 1, 2018, the Board declared a conditional $11 billion special dividend (the “Special Dividend”), payable pro-rata to VMware stockholders as of the record date. The Special Dividend was paid on December 28, 2018 to stockholders of record as of the close of business on December 27, 2018 in the amount of $26.81 per outstanding share of VMware common stock. Refer to Note P to the consolidated financial statements in Part II, Item 8 of VMware’s Annual Report on Form 10-K filed on March 29, 2019 for further information.

(5)

Working capital as of August 2, 2019 and February 1, 2019 was impacted by a decrease in cash, cash equivalents and short-term investments and an increase in the current portion of unearned revenue when compared to February 2, 2018.

(6)

On January 21, 2014, in connection with VMware’s agreement to acquire A.W.S. Holding, LLC, the sole member and equity holder of AirWatch LLC, VMware entered into a note exchange agreement with Dell providing for the issuance of three promissory notes in the aggregate principal amount of $1,500 million. Refer to Note C to the consolidated financial statements in Part II, Item 8 of VMware’s Annual Report on Form 10-K filed on March 29, 2019 for further information.

(7)

On August 21, 2017, VMware issued three series of unsecured senior notes pursuant to a public debt offering in an aggregate principal amount of $4,000 million, which consisted of outstanding principal due on the following dates: $1,250 million due August 21, 2020, $1,500 million due August 21, 2022 and $1,250 million due August 21, 2027. Upon closing, a portion of the net proceeds from the offering was used to repay two of the notes payable to Dell due May 1, 2018 and May 1, 2020 in the aggregate principal amount of $1,230 million. Refer to Note H to the consolidated financial statements in Part II, Item 8 of VMware’s Annual Report on Form 10-K filed on March 29, 2019 for further information.

SELECTED CONSOLIDATED FINANCIAL DATA OF PIVOTAL

The following tables contain selected consolidated financial data of Pivotal. Pivotal’s fiscal year is the 52- or 53-week period ending on the Friday nearest to January 31 of each year. Pivotal’s fiscal year 2019 (“Fiscal Year 2019”) ended on February 1, 2019, Pivotal’s fiscal year 2018 (“Fiscal Year 2018”) ended on February 2, 2018, Pivotal’s fiscal year 2017 (“Fiscal Year 2017”) ended on February 3, 2017 and Pivotal’s fiscal year 2016 (“Fiscal Year 2016”) ended on January 29, 2016. Pivotal’s second quarter of Fiscal Year 2020 ended on August 2, 2019 and Pivotal’s second quarter of Fiscal Year 2019 ended on August 3, 2018.

The selected consolidated statements of operations data for Fiscal Year 2019, Fiscal Year 2018 and Fiscal Year 2017 and the selected consolidated balance sheet data as of February 1, 2019 and February 2, 2018 are derived from the annual audited consolidated financial statements included in Pivotal’s most recently filed Annual Report on Form 10-K for the fiscal year ended February 1, 2019, which is incorporated by reference herein. The selected consolidated statement of operations data for Fiscal Year 2016 and the selected consolidated balance sheet data as of February 3, 2017 are derived from the audited consolidated financial statements included in Pivotal’s Prospectus filed on Form S-1 on April 20, 2018. The selected consolidated statements of operations data for the first six months of Fiscal Years 2020 and 2019 and the selected consolidated balance sheet data as of August 2, 2019 are derived from the unaudited consolidated financial statements in Pivotal’s most recently filed Quarterly Report on Form 10-Q for the quarterly period ended August 2, 2019, which is incorporated by reference herein, as well as other accounting records. Pivotal’s unaudited consolidated financial statements were prepared on the same basis as the audited consolidated financial statements and include, in Pivotal’s opinion, all adjustments, consisting of normal recurring adjustments that Pivotal considers necessary for a fair statement of the financial information set forth in those financial statements.

Pivotal’s historical results are not necessarily indicative of the results that may be expected in the future. The following summary consolidated financial and other data should be read in conjunction with the other information contained in Pivotal’s Annual Report on Form 10-K for the fiscal year ended February 1, 2019 and its Quarterly Reports on Form 10-Q for the quarters ended May 3, 2019 and August 2, 2019, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes included therein.

	Six Months Ended		Fiscal Year Ended
	August 2, 2019(1)	August 3, 2018	February 1, 2019	February 2, 2018	February 3, 2017	January 29, 2016
	(in thousands, except per share data)
Consolidated Statements of Operations Data:
Revenue:
Subscription	$263,846	$187,615	$400,866	$259,018	$149,995	$94,976
Services	114,865	132,528	256,628	250,418	266,272	185,898

Total revenue	378,711	320,143	657,494	509,436	416,267	280,874
Cost of revenue:
Subscription	17,664	16,234	32,142	30,472	31,253	33,830
Services	103,463	104,291	208,573	197,922	203,096	153,509

Total cost of revenue	121,127	120,525	240,715	228,394	234,349	187,339

Gross profit	257,584	199,618	416,779	281,042	181,918	93,535
Operating expenses:
Sales and marketing	164,260	139,688	286,385	221,187	194,322	187,292
Research and development	114,931	91,429	196,406	160,947	152,122	120,493
General and administrative	44,702	37,433	80,802	67,204	61,994	58,472

Total operating expenses	323,893	268,550	563,593	449,338	408,438	366,257

Loss from operations	(66,309)	(68,932)	(146,814)	(168,296)	(226,520)	(272,722)
Other income (expense), net	7,420	546	5,486	2,145	(3,732)	(6,183)

Loss before provision for (benefit from) income taxes	(58,889)	(68,386)	(141,328)	(166,151)	(230,252)	(278,905)
Provision for (benefit from) income taxes	1,000	(227)	570	(2,637)	2,614	3,767
Net loss	$(59,889)	$(68,159)	$(141,898)	$(163,514)	$(232,866)	$(282,672)

Less: Net loss (income) attributable to non-controlling interest	37	37	(5)	(1)	329	126
Net loss attributable to Pivotal	$(59,852)	$(68,122)	$(141,903)	$(163,515)	$(232,537)	$(282,546)

Net loss per share attributable to common stockholders, basic and diluted	$(0.22)	$(0.38)	$(0.64)	$(2.38)	$(3.45)	$(4.42)

Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	270,619	181,404	221,149	68,574	67,337	63,955

	August 2, 2019(1)	February 1, 2019	February 2, 2018	February 3, 2017
Consolidated Balance Sheet Data:
Cash and cash equivalents	$808,432	$701,733	$73,012	$133,873
Current assets	1,010,298	1,067,486	366,734	328,689
Noncurrent assets	910,394	782,982	786,663	787,556
Working capital	593,211	581,511	6,620	49,153
Total assets	1,920,692	1,850,468	1,153,397	1,116,245
Deferred revenue, current	304,977	376,985	260,341	176,976
Current liabilities	417,087	485,975	360,114	279,536
Deferred revenue, noncurrent	55,429	89,603	57,126	65,656
Long-term obligations, excluding deferred revenue	123,677	9,412	28,358	13,370
Non-controlling interest	680	717	712	711
Redeemable convertible preferred stock	—	—	1,248,327	1,248,327
Total stockholders’ equity (deficit)	$1,324,499	$1,265,478	$(540,528)	$(490,644)

(1)

Amounts reflect the impact of Pivotal’s adoption of Accounting Standards Codification 842, Leases. The adoption was effective on February 2, 2019 and was applied retrospectively at the beginning of the period of adoption through a cumulative-effect adjustment to retained earnings.

UNAUDITED COMPARATIVE PER SHARE INFORMATION

Presented below are Pivotal’s historical per share data for the six months ended August 2, 2019, Fiscal Year 2019, Fiscal Year 2018, Fiscal Year 2017 and VMware’s historical and pro forma per share data for the six months ended August 2, 2019, fiscal year 2019, fiscal year 2018, fiscal year 2016, and the transition period from January 1 to February 3, 2017. This information should be read together with the historical consolidated financial statements and related notes of Pivotal and VMware, filed by each with the SEC and incorporated by reference in this Information Statement.

The Merger consists of (1) the acquisition of Dell’s controlling financial interest in Pivotal by VMware (the “common control transaction”) as if it had been effective on January 1, 2016, the beginning of the earliest period presented, and (2) the acquisition of Pivotal Class A Common Stock for $15.00 per share in cash (the “acquisition of non-controlling interest”) for the most recent fiscal year and interim periods presented. The VMware pro forma per share data include pro forma combined data and pro forma combined equivalent data giving effect to the two components of the Merger, consisting of: (i) basic and diluted net income per weighted-average share giving effect to the common control transaction and (ii) basic and diluted net income (loss) per weighted-average share giving effect to the common control transaction and the acquisition of non-controlling interest. The pro forma combined and pro forma combined equivalent net book value per share reflect the two components of the Merger as if the Merger had been effective on August 2, 2019. The pro forma combined equivalent per share data of VMware is calculated by multiplying the pro forma combined per share amounts by the exchange ratio of 0.0550 of a share of Class B Stock for each share of Pivotal Class B Common Stock held by Dell (other than Pivotal Class B Common Stock owned directly or indirectly by VMware or Merger Sub), each in accordance with the rules and regulations of the SEC.

VMware and Pivotal were entities under the common control of EMC beginning in 2013 when Pivotal was formed. The pro forma data reflect that the Merger is accounted for as a transaction by entities under common control, reflect the inclusion of Pivotal at the parent company basis as recognized by Dell upon Dell’s acquisition of EMC in 2016 (which is not reflected in Pivotal’s historical separately filed financial statements) and represent a current estimate based on available information of VMware and Pivotal’s results of operations and financial position for the periods presented. As of the date of this Information Statement, VMware has not completed the detailed analyses necessary to identify all adjustments required to arrive at the final pro forma combined and pro forma combined equivalent data. However, VMware has made certain adjustments to the historical reported values of assets, liabilities and net income of VMware and Pivotal as of and for the respective periods ended August 2, 2019, February 1, 2019, February 2, 2018, February 3, 2017 and December 31, 2016 to reflect certain preliminary estimates of the adjustments necessary to prepare the unaudited pro forma combined and pro forma combined equivalent data. The adjustments consist principally of the elimination of intercompany transactions, fair value adjustments on VMware’s investment in Pivotal and inclusion of fair value adjustments and related amortization attributable to Pivotal, arising from Dell’s acquisition of EMC in 2016. Actual results may differ from this pro forma combined and pro forma combined equivalent data once VMware has completed the aforementioned detailed analyses required to arrive at the final pro forma combined and pro forma combined equivalent data. Accordingly, the final pro forma combined and pro forma combined equivalent data, which will be determined subsequent to the closing of the Merger, and its effect on results of operations and financial position, may differ materially from the pro forma combined and pro forma combined equivalent data included in this section, although these amounts represent VMware management’s best estimates as of the date of this Information Statement.

The summary unaudited pro forma financial information does not reflect any cost savings or associated costs to achieve such savings from operating efficiencies, synergies or other restructuring that may result from the Merger and excludes transaction-related fees and expenses.

The pro forma combined and pro forma combined equivalent data is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of VMware would have been had the Merger occurred on the dates assumed, nor are they necessarily indicative of its future consolidated results of operations or consolidated financial position. In addition, as noted above the historical, pro forma combined and pro forma combined equivalent per share financial information set forth below are unaudited and such information is not, and is not intended to reflect a full presentation of the financial information contemplated by Article 11 of Regulation S-X.

Pivotal Common Stock Historical Per Share Data

This table shows historical per share information for Pivotal’s common stock.

	As of and for the six months ended August 2, 2019	As of and for the fiscal year ended February 1, 2019			As of and for the fiscal year ended February 2, 2018			As of and for the fiscal year ended February 3, 2017
Net loss per weighted-average share attributable to common stockholders (basic and diluted)(1)	$(0.22)		$(0.64)			$(2.38)			$(3.45)
Cash dividends per share(2)	—		—			—			—
Book value per share(3)	$4.83	$	NP	(4)	$	NP	(4)	$	NP	(4)

(1)

Since Pivotal was in a net loss position for all periods presented, basic net loss per weighted-average share is the same as diluted net loss per weighted-average share for all periods as the inclusion of all potentially dilutive securities outstanding would have been anti-dilutive.

(2)

Pivotal has not paid any cash dividends on shares of its common stock. In addition, until the completion of the Merger, Pivotal has agreed in the Merger Agreement not to declare or pay any cash dividend or make any other cash distribution with respect to shares of its common stock.

(3)	The historical book value per Pivotal share is computed by dividing stockholders’ equity by the number of shares of Pivotal common stock outstanding at August 2, 2019.
(4)	Book value per share is only presented as of the most recent balance sheet date.

VMware Common Stock Historical Per Share Data

This table shows historical per share information for VMware’s common stock.

	As of and for the six months ended August 2, 2019	As of and for the fiscal year ended February 1, 2019			As of and for the fiscal year ended February 2, 2018			As of and for the fiscal year ended December 31, 2016			Transition Period January 1 to February 3, 2017
Net income (loss) per weighted-average share (basic)	$13.24		$5.94			$1.62			$2.91			$(0.01)
Net income (loss) per weighted-average share (diluted)	13.01		5.85			1.59			2.87			(0.01)
Cash dividends per share	—		26.81			—			—			—
Book value per share(1)	$12.70	$	NP	(2)	$	NP	(2)	$	NP	(2)	$	NP (2)

(1)	The historical book value per VMware share is computed by dividing stockholders’ equity by the number of shares of VMware common stock outstanding at August 2, 2019.
(2)	Book value per share is only presented as of the most recent balance sheet date.

VMware Pro Forma Per Share Data

This table shows pro forma combined per share information.

	As of and for the six months ended August 2, 2019	As of and for the fiscal year ended February 1, 2019			As of and for the fiscal year ended February 2, 2018			As of and for the fiscal year ended December 31, 2016			Transition Period January 1 to February 3, 2017(1)
Pro forma combined data(2):
Net income (loss) per weighted-average share giving effect to the common control transaction (basic)	$13.60		$3.98			$1.06			$2.26			$(0.07)
Net income per weighted-average share giving effect to the common control transaction and acquisition of non-controlling interest (basic)	13.52		3.84			NP	(3)		NP	(3)		NP	(3)
Net income (loss) per weighted-average share giving effect to the common control transaction (diluted)	13.36		3.92			1.04			2.24			(0.07)
Net income per weighted-average share giving effect to the common control transaction and acquisition of non-controlling interest (diluted)	13.29		3.78			NP	(3)		NP	(3)		NP	(3)
Cash dividends per share	—		26.81			—			—			—
Book value per share giving effect to the common control transaction(4)	19.27		NP	(5)		NP	(5)		NP	(5)		NP	(5)
Book value per share giving effect to the common control transaction and acquisition of non-controlling interest(4)	15.72		NP	(5)		NP	(5)		NP	(5)		NP	(5)
Pro forma combined equivalent data(6):
Net income per weighted-average share giving effect to the common control transaction (basic)	0.75		0.22			0.06			0.12			0.00
Net income per weighted-average share giving effect to the common control transaction and acquisition of non-controlling interest (basic)	0.74		0.21			NP	(3)		NP	(3)		NP	(3)
Net income per weighted-average share giving effect to the common control transaction (diluted)	0.74		0.22			0.06			0.12			0.00
Net income per weighted-average share giving effect to the common control transaction and acquisition of non-controlling interest (diluted)	0.73		0.21			NP	(3)		NP	(3)		NP	(3)
Cash dividends per share	—		1.47			—			—			—
Book value per share giving effect to the common control transaction(4)	1.06		NP	(5)		NP	(5)		NP	(5)		NP	(5)
Book value per share giving effect to the common control transaction and acquisition of non-controlling interest(4)	$0.86	$	NP	(5)	$	NP	(5)	$	NP	(5)	$	NP	(5)

(1)

On October 25, 2016, the Board approved a change to VMware’s fiscal year from a fiscal year ending on December 31 of each calendar year to a fiscal year consisting of a 52- or 53-week period ending on the Friday nearest to January 31 of each year. The change in VMware’s fiscal year was effective January 1, 2017. As a result of the change, VMware had a transition period that began on January 1, 2017 and ended on February 3, 2017. The historical information presented in the table above represents an estimate based on Pivotal’s financial statements as of and for the year ended February 3, 2017, which may not represent actual results during the transition period.
(2)

The pro forma combined amounts as of and for the six months ended August 2, 2019 have been derived from (a) the unaudited condensed consolidated financial statements of VMware contained in its Form 10-Q as of and for the six months ended August 2, 2019 and (b) the unaudited condensed consolidated financial statements of Pivotal in its Form 10-Q as of and for the six months ended August 2, 2019. The pro forma combined amounts for the years ended February 1, 2019 and February 2, 2018 were derived from (a) the audited consolidated financial statements of VMware contained in its Annual Report on Form 10-K as of and for the fiscal year ended February 1, 2019, which is incorporated by reference in this Information Statement and (b) the audited consolidated financial statements of Pivotal contained in its Annual Report on Form 10-K as of and for the fiscal year ended February 1, 2019, which is incorporated by reference in this Information Statement. The pro forma combined amounts for the year ended December 31, 2016 and the transition period from January 1, 2017 to February 3, 2017 were derived from (a) the audited consolidated financial statements and the unaudited selected financial data of VMware contained in its Annual Report on Form 10-K as referenced above, and (b) the audited consolidated financial statements of Pivotal contained in its Annual Report on Form 10-K as referenced above. The historical amount in the pro forma combined book value per share amounts as of August 2, 2019 were principally adjusted for: (i) the carrying value of VMware’s investment in Pivotal; (ii) Pivotal’s net assets pushed down by Dell, arising from Dell’s acquisition of EMC in 2016; and, (iii) the incremental VMware shares issued to Dell in the Merger. The historical amounts in the pro forma combined net income per share amounts for the six months ended August 2, 2019 and for the year ended February 1, 2019 were principally adjusted for the effects of the elimination of the fair value adjustment of VMware’s investment in Pivotal, the amortization expense on intangible assets pushed down by Dell, net of any applicable estimated taxes, and the non-controlling interest in Pivotal prior to the Merger as well as the incremental VMware shares issued to Dell in the Merger.

(3)

Basic and diluted net income per weighted-average share giving effect to the common control transaction and acquisition of non-controlling interest are only presented for the most recent fiscal year and interim periods presented.

(4)

The pro forma combined book value per share is computed by dividing the pro forma combined stockholders’ equity by the pro forma number of shares of VMware common stock outstanding as of August 2, 2019, assuming the Merger had occurred as of that date.

(5)	Book value per share is only presented as of the most recent balance sheet date.
(6)

The pro forma combined equivalent data is calculated by multiplying the pro forma combined data amounts by the exchange ratio of 0.0550 shares of Class B Stock for each share of Pivotal Class B Common Stock held by Dell (other than Pivotal Class B Common Stock owned directly or indirectly by VMware or Merger Sub).

ADDITIONAL AGREEMENTS RELATED TO THE TRANSACTIONS

Consent and Support Agreement

Substantially concurrently with the execution of the Merger Agreement, VMware, Dell, EMC LLC and, solely with respect to certain sections therein, EMC and VMW Holdco, entered into the Support Agreement, pursuant to which, among other things and subject to the terms and conditions set forth therein: (i) Dell and EMC LLC agreed to vote their shares of Pivotal Class B Common Stock in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger; (ii) EMC and VMW Holdco provided the VMware Consent (as described below), and (iii) EMC and VMW Holdco each agreed to deliver, in respect of the shares of Pivotal Class B Common Stock it owns, an irrevocable consent in writing, no later than 24 hours following the execution and delivery of the Merger Agreement, approving the issuance of the shares of Class B Stock constituting the Class B Merger Consideration. Dell and EMC LLC also agreed to certain restrictions on transfer of their shares of the Pivotal Class B Common Stock as further set forth in the Support Agreement. In addition, the Support Agreement includes a covenant that prior to the closing, Dell and VMware shall cause the Amended and Restated Tax Sharing Agreement among Pivotal and Dell and its affiliates to be amended. The form of the Tax Sharing Agreement Amendment is attached as Exhibit B to the Support Agreement, which was filed with the SEC as Exhibit 10.1 to VMware’s Current Report on Form 8-K on August 22, 2019.

Among other things, the Support Agreement included the consent of EMC and VMW Holdco (acting in their capacity as the holders of all of the outstanding shares of the Class B Stock) to VMware’s entry into the Merger Agreement, and the consummation of the transactions contemplated thereby, for all purposes required pursuant to VMware’s Amended and Restated Certificate of Incorporation and an Amended and Restated Master Transaction Agreement among EMC, Dell and VMware (collectively, the “VMware Consent”). On the same date, following the execution of the Merger Agreement and the Support Agreement, EMC and VMW Holdco executed and delivered the Written Consent. No further approval of the stockholders of VMware is required to effectuate the Merger, the Company Stock Issuance or the other transactions contemplated by the Merger Agreement.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, which is included as Exhibit 10.2 to VMware’s Current Report on Form 8-K filed on August 22, 2019 and is incorporated herein by reference.

Voting Agreement

Substantially concurrently with the execution of the Merger Agreement, Ford, a holder of Pivotal Class A Common Stock, entered into the Voting Agreement, pursuant to which Ford has agreed, among other things and subject to the terms and conditions set forth therein, to vote its 17,516,709 shares of Pivotal Class A Common Stock, constituting 16.7% of the Pivotal Class A Common Stock as of October 15, 2019 (based on the representation made by Ford in the Voting Agreement), and any Pivotal Class A Common Stock acquired after August 22, 2019 in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger and the Company Stock Issuance.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is included as Exhibit 10.1 to VMware’s Current Report on Form 8-K filed on August 22, 2019 and is incorporated herein by reference.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 2,500,000,000 shares of Class A Stock, 1,000,000,000 shares of Class B Stock and 100,000,000 shares of preferred stock, $0.01 par value per share (the “Preferred Stock”). The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our Amended and Restated Certificate of Incorporation and Bylaws, which are incorporated by reference into this Information Statement.

Common Stock

As of November 13, 2019, 409,561,746 shares of our Common Stock were outstanding, of which 109,561,746 shares were Class A Stock and 300,000,000 were Class B Stock. The rights of the holders of Class A Stock and Class B Stock are identical, except with respect to voting, conversion, the election of directors, certain actions that require the consent of holders of Class B Stock and other protective provisions. The holders of Class B Stock are entitled to 10 votes per share, and the holders of Class A Stock are entitled to one vote per share. The holders of Class B Stock, voting separately as a class, are entitled to elect 80% of the total number of the directors on the Board which we would have if there were no vacancies on the Board at the time. Subject to any rights of any series of Preferred Stock to elect directors, the holders of Class A Stock and the holders of Class B Stock, voting together as a single class, are entitled to elect the remaining directors on the Board, which at no time will be less than one director. Each share of Class B Stock is convertible into one share of Class A Stock at any time.

Preferred Stock

The Board has the authority, without further action by our stockholders, to issue up to 100,000,000 shares of Preferred Stock in one or more series. The Board may designate the rights, preferences, privileges and restrictions of the Preferred Stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and number of shares constituting any series or the designation of any series. The issuance of Preferred Stock could have the effect of restricting dividends on our Common Stock, diluting the voting power of our Common Stock, impairing the liquidation rights of our Common Stock, or delaying or preventing a change in control. The ability of the Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of us or the removal of our existing management. No shares of our Preferred Stock are outstanding as of the date of this Information Statement.

Anti-Takeover Provisions

As our controlling stockholder, Dell has the ability to prevent a change in control of VMware. Provisions in our Amended and Restated Certificate of Incorporation and Bylaws may also have the effect of delaying or preventing a change of control or changes in our management. These provisions include the following:

•

the division of the Board into three classes, with each class serving for a staggered three-year term, which prevents stockholders from electing an entirely new board of directors at any annual meeting;

•	the right of the Board to elect a director to fill a vacancy created by the expansion of the Board;

•

following a distribution by Dell to its stockholders under Section 355 of the Internal Revenue Code of 1986, the restriction that a beneficial owner of 10% or more of our Class B Stock may not vote in any election of directors unless such person or group also owns at least an equivalent percentage of Class A Stock or obtains approval of our Board prior to acquiring beneficial ownership of at least 5% of Class B Stock;

•	the prohibition of cumulative voting in the election of directors or any other matters, which would otherwise allow less than a majority of stockholders to elect director candidates;

•	the requirement for advance notice for nominations for election to the Board or for proposing matters that can be acted upon at a stockholders’ meeting;

•	the ability of the Board to issue, without stockholder approval, up to 100,000,000 shares of Preferred Stock with terms set by the Board, which rights could be senior to those of Common Stock; and

•

in the event that Dell or its successor-in-interest no longer owns shares of our Common Stock representing at least a majority of the votes entitled to be cast in the election of directors, stockholders may not act by written consent and may not call special meetings of the stockholders.

In addition, we have elected to be subject to the provisions of Section 203 of the DGCL. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us. These provisions in our Amended and Restated Certificate of Incorporation and Bylaws and under Delaware law could discourage potential takeover attempts and could reduce the price that investors might be willing to pay for shares of our Common Stock.

Our Transfer Agent

American Stock Transfer & Trust Company, LLC is transfer agent and registrar for our Common Stock.

Listing of Common Stock

Our Common Stock trades on the NYSE under the symbol “VMW.”

NO APPRAISAL OR DISSENTERS’ RIGHTS

Under the DGCL and our Amended and Restated Certificate of Incorporation and Bylaws, the holders of shares of Class A Stock or Class B Stock, in respect of their shares of Class A Stock or Class B Stock, are not entitled to appraisal or dissenters’ rights in connection with the Company Stock Issuance, the Merger or the other Transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of November 13, 2019, about the beneficial ownership of Class A Stock and Class B Stock by (i) Dell, (ii) each person who is known by us to own beneficially more than 5% of either class of our Common Stock, (iii) each of our directors, (iv) each of our Named Executive Officers and (v) all directors and executive officers of VMware as a group.

Applicable percentage ownership is based on 109,561,746 shares of Class A Stock and 300,000,000 shares of Class B Stock outstanding as of November 13, 2019. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of Common Stock subject to options, warrants, rights or conversion privileges related to securities beneficially owned by that person that are currently exercisable or exercisable within 60 days of November 13, 2019. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o VMware, Inc., 3401 Hillview Avenue, Palo Alto, California, 94304.

	Beneficial Ownership
Name of Beneficial Owner	Class A Stock Beneficially Owned(1) (#)	Outstanding Class A Stock (%)	Class B Stock Beneficially Owned (#)	Outstanding Class B Stock (%)	Total Vote(2) (%)
Principal Stockholders:
Dell Technologies Inc.(3)	30,678,605	28.0	300,000,000	100	97.5
Michael Dell(4)	30,678,605	28.0	300,000,000	100	97.5
Other 5% Beneficial Owners:
T. Rowe Price(5)	13,296,580	12.1			0.4
Other Directors and Executive Officers:
Anthony Bates(6)	11,870	*			*
Marianne Brown	—	*			*
Michael Brown(6)	17,872	*			*
Maurizio Carli	2,075	*			*
Donald Carty(6)(7)	12,275	*			*
Egon Durban	—	*			*
Karen Dykstra	8,360	*			*
Patrick Gelsinger(8)	496,183	*			*
Sanjay Poonen(9)	277,467	*			*
Rangarajan (Raghu) Raghuram(10)	157,128	*			*
Zane Rowe	35,723	*			*
Paul Sagan(6)	15,745	*			*
All Directors and Executive Officers as a Group (15 persons)(11)	31,745,246	28.9	300,000,000	100	97.5

*	Indicates less than one percent
(1)

All amounts shown in this column include shares obtainable upon exercise of stock options currently exercisable or exercisable within 60 days of November 13, 2019 and shares underlying RSUs vesting within 60 days of November 13, 2019. In addition to the amounts shown, each share of Class B Stock may be converted to one share of Class A Stock upon election of the holder. To our knowledge, except as noted above, no other person or entity is the beneficial owner of more than 5% of either the Class A Stock or the Class B Stock.

(2)

Percentage of total voting power represents voting power with respect to all shares of Class A Stock and Class B Stock, as a single class, calculated on the basis of 10 votes per share of Class B Stock and one vote per share of Class A Stock. Each holder of Class B Stock is entitled to 10 votes per share of Class B Stock, and each holder of Class A Stock is entitled to one vote per share of Class A Stock on all matters submitted to our stockholders for a vote on which they vote as a single class, with the exception of the election of Group II directors, in which Class A Stock and Class B Stock are each entitled to one vote per share. Class B stockholders have sole voting authority over the election of Group I directors and certain other matters specified in our Amended and Restated Certificate of Incorporation. Additionally, following a distribution, (i) Class B stockholders are entitled to only one vote per share on any proposal to require the conversion of all then-outstanding shares of Class B Stock to Class A Stock; and (ii) Class B stockholders may not vote in elections for the Board without obtaining the prior consent of the Board if they have acquired 10% or more of the then-outstanding shares of Class B Stock other than through the distribution and do not also hold an equivalent percentage of shares of the then-outstanding Class A Stock, in each case as further set forth in our Amended and Restated Certificate of Incorporation.
(3)

As of November 13, 2019, EMC is the holder of record of 240,000,000 shares of Class B Stock and 10,678,605 shares of Class A Stock reported as beneficially owned by Dell, and VMW Holdco LLC, a direct wholly owned subsidiary of EMC, is the holder of record of 20,000,000 of the shares of Class A Stock and 60,000,000 of the shares of Class B Stock reported as beneficially owned by Dell. EMC is indirectly wholly owned by Dell through its directly and indirectly held wholly owned subsidiaries, consisting of Denali Intermediate Inc., a Delaware corporation, and Dell Inc., a Delaware corporation. Dell, and each such subsidiary in the chain of subsidiaries through which Dell owns EMC (collectively, “Dell Entities”), by reason of its ownership of the voting securities of the subsidiary below it in the chain, has the right to elect or appoint the members of the governing body of that subsidiary and, therefore, to direct the management and policies of that subsidiary. As a result, each Dell Entity shares, or has the right to acquire, voting and investment power over the Class A Stock and Class B Stock held of record by EMC and VMW Holdco LLC. As reported in a Schedule 13G filed on April 13, 2017 and Schedule 13D filed on December 26, 2018, VMW Holdco LLC has pledged 20,000,000 shares of Class A Stock and 60,000,000 shares of Class B Stock owned by it to certain financial institution lenders to secure margin loan agreement and security agreements, each dated as of April 12, 2017 and December 20, 2018. The address for each of EMC, Dell and VMW Holdco LLC is c/o Dell Inc., One Dell Way, Round Rock, Texas 78682.

(4)

As described in this Information Statement, Mr. Dell is the Chairman and CEO of Dell. Mr. Dell beneficially owns voting securities of Dell representing a majority of the total voting power of the outstanding shares of all outstanding classes of common stock of Dell and has the power to elect directors who control a majority of the total votes entitled to be cast on the Dell Board. As a result, Mr. Dell may be deemed to be the beneficial owner of all of the shares of Class A Stock and Class B Stock beneficially owned by Dell. Mr. Dell’s address is c/o Dell Inc., One Dell Way, Round Rock, Texas 78682.

(5)	Based solely upon a Schedule 13G filed with the SEC on February 14, 2019 by T. Rowe Price Associates, Inc. The address for T. Rowe Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.
(6)	Includes 335 shares of Class A Stock issuable under RSUs that will vest within 60 days of November 13, 2019.
(7)	Includes 1,350 shares of Class A Stock held in the name of Director Carty’s spouse.
(8)	Includes 65,766 shares of Class A Stock subject to options exercisable within 60 days of November 13, 2019 and includes 151,869 shares of Class A Stock held in a grantor retained annuity trust (GRAT).
(9)	Includes 157,365 shares of Class A Stock subject to options exercisable within 60 days of November 13, 2019.
(10)	Includes 32,474 shares of Class A Stock subject to options exercisable within 60 days of November 13, 2019.

(11)

Includes 255,605 shares of Class A Stock subject to options exercisable within 60 days of November 13, 2019 that are held by all executive officers and directors as a group and 1,340 shares of Class A Stock issuable to all executive officers and directors as a group under RSUs that will vest within 60 days of November 13, 2019.

HOUSEHOLDING

As permitted under the Exchange Act, in those instances where we are mailing a printed copy of this Information Statement, only one copy of this Information Statement is being delivered to stockholders that reside at the same address and share the same last name, unless such stockholders have notified VMware of their desire to receive multiple copies of this Information Statement. This practice, known as “householding”, is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

VMware will promptly deliver, upon oral or written request, a separate copy of this Information Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Company by phone at (650) 427-5000, by e-mail at ir@vmware.com or by mail to Investor Relations at VMware, Inc., 3401 Hillview Avenue, Palo Alto, California, 94304. Stockholders residing at the same address and currently receiving multiple copies of this Information Statement may contact VMware at the address or telephone number above to request that only a single copy of an information statement be mailed in the future.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

VMware is subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. The SEC also maintains an internet site that contains our reports, proxy and information statements and other information at www.sec.gov.

VMware will make available a copy of the documents we file with the SEC on the Investor Relations section of our website at http://ir.vmware.com as soon as reasonably practicable after filing these materials with the SEC. The information provided on our website is not part of this Information Statement, and therefore is not incorporated by reference. Copies of any of these documents may be obtained free of charge on our website.

This Information Statement incorporates important business and financial information about VMware from documents that are not attached to this Information Statement. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this Information Statement free of charge by requesting them in writing or by telephone from VMware at the following addresses and telephone number:

VMware, Inc.

Investor Relations

3401 Hillview Avenue

Palo Alto, California, 94304

Telephone number: (650) 427-5000

ir@vmware.com

INFORMATION INCORPORATED BY REFERENCE

Statements contained in this Information Statement, or in any document incorporated in this Information Statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this Information Statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement. This Information Statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this Information Statement. We also incorporate by reference into this Information Statement the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	our Annual Report on Form 10-K for the fiscal year ended February 1, 2019;

•	our Quarterly Reports on Form 10-Q for the periods ended May 3, 2019 and August 2, 2019;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 13, 2019, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended February 1, 2019; and

•

our Current Reports on Form 8-K filed on May 30, 2019, June 4, 2019, June  14, 2019, June 27, 2019, August  22, 2019, October 9, 2019, November 20, 2019 and November 26, 2019 (other than documents or portions of those documents deemed to be furnished but not filed).

This Information Statement also incorporates by reference the following documents filed by Pivotal with the SEC under the Exchange Act and any documents filed by Pivotal pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and before the date of Pivotal’s special meeting to approve the Merger and the Merger Agreement (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	Pivotal’s Annual Report on Form 10-K for the fiscal year ended February 1, 2019;

•	Pivotal’s Quarterly Reports on Form 10-Q for the quarters ended May 3, 2019 and August 2, 2019;

•

the portions of Pivotal’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May  3, 2019, that are incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended February 1, 2019; and

•

Pivotal’s Current Reports on Form 8-K filed on April 12, 2019, June 14, 2019, August  15, 2019, August 22, 2019, August 27, 2019 and September 4, 2019 (other than documents or portions of those documents deemed to be furnished but not filed).

The information contained in this Information Statement speaks only as of the date indicated on the cover of this Information Statement unless the information specifically indicates that another date applies.

We have not authorized anyone to give you any information or to make any representation about the proposed Merger or VMware that is different from or adds to the information contained in this Information Statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

ANNEX A

ACTION BY WRITTEN CONSENT OF

THE STOCKHOLDERS

OF

VMWARE, INC.

August 22, 2019

In accordance with Section 228 of the Delaware General Corporation Law (the “DGCL”), the Certificate of Incorporation and the Bylaws of VMware, Inc., a Delaware corporation (the “Company”), the undersigned stockholders of the Company hereby consent to and approve the following resolutions by written consent.

Approval of Company Stock Issuance

WHEREAS: There was presented to and discussed by the board of directors (the “Board”) of VMware, Inc., a Delaware corporation (the “Company”), a potential acquisition of Pivotal Software, Inc., a Delaware corporation (“Pivotal”), pursuant to the merger (the “Merger”) of Raven Transaction Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), with and into Pivotal, with Pivotal surviving the Merger and becoming a wholly-owned subsidiary of the Company, upon the terms and conditions set forth in the Agreement and Plan of Merger, in substantially the form presented to the Board and attached hereto as Exhibit A, to be entered into by and among the Company, Merger Sub and Pivotal (the “Merger Agreement”);

WHEREAS: Dell Technologies Inc., a Delaware corporation (“Diamond”), through its wholly-owned subsidiary, EMC Corporation, a Massachusetts corporation (“Emerald Parent”) and EMC Equity Assets LLC, a Delaware limited liability Company (“Emerald”), is presently the majority stockholder of the Company and Pivotal;

WHEREAS: Pursuant to the Merger Agreement, each share of Class B Common Stock, par value $0.01 per share, of Pivotal (the “Pivotal Class B common stock”) beneficially owned by Diamond (other than Pivotal Class B common stock beneficially owned by the Company) shall be converted into the right to receive .0550 of a share of Class B Common Stock, par value $0.01 per share, of the Company (such issuance, the “Company Stock Issuance”);

WHEREAS: The Company Stock Issuance is subject to approval by stockholders of the Company pursuant to Section 312.03 of the New York Stock Exchange’s (the “NYSE”) Listed Company Manual which requires that the Company obtain stockholder approval before issuing to a substantial securityholder shares of common stock if the number of shares of common stock to be issued exceeds one percent of the number of shares of common stock outstanding before the issuance (the “Company Stockholder Approval”); and

WHEREAS: On August 21, 2019, the Board recommended that the stockholders of the Company approve the Company Stock Issuance for the purposes of providing the Company Stockholder Approval.

NOW, THEREFORE, BE IT

RESOLVED: That the undersigned stockholders hereby approve the Company Stock Issuance and provide the Company Stockholder Approval.

RESOLVED: That all actions previously taken by the Company that are approved by the resolutions set forth in this Action by Written Consent are hereby ratified, confirmed, approved and adopted.

RESOLVED: That the Company is hereby authorized to do or cause to be done any and all such further acts and to do all things necessary or desirable, in its sole discretion, to otherwise carry out the purposes and intent of the resolutions in this Action by Written Consent.

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, by executing this Action by Written Consent, each undersigned stockholder of the Company is giving written consent with respect to all shares of Company capital stock held by the undersigned in favor of the above resolutions, effective upon the date first written above. This Action by Written Consent may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one action. Any copy, facsimile, electronic transmission in portable document format (PDF) or other reliable reproduction of this Action by Written Consent may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used.

STOCKHOLDER:

EMC CORPORATION

/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

VMW HOLDCO LLC

/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

[Signature Page to Action by Written Consent of the Stockholders of VMware, Inc.]

ANNEX B

AGREEMENT AND PLAN OF MERGER

among

VMWARE, INC.,

RAVEN TRANSACTION SUB, INC.

and

PIVOTAL SOFTWARE, INC.

Dated as of August 22, 2019

B-i

(Continued)

B-ii

(Continued)

B-iii

INDEX OF DEFINED TERMS

Definition	Location
Acceptable Confidentiality Agreement	5.2(b)
Acquisition Proposal	5.2(j)(i)
Adverse Recommendation Change	5.2(c)(i)
Affiliate	8.3(a)
Agreement	Preamble
Alternative Acquisition Agreement	5.2(c)(ii)
Applicable Anti-Corruption Laws	3.20
Base Amount	5.9(b)
Black Duck	5.16
Business Day	8.3(b)
Cashed Out RSU	2.3(c)(i)
Certificate of Merger	1.3
Class A Book-Entry Shares	2.4(b)
Class A Certificates	2.4(b)
Class A Merger Consideration	2.1(a)
Class A Shares	2.1(a)
Class B Exchange Ratio	2.2(a)
Class B Merger Consideration	2.2(a)
Class B Shares	Recitals
Class B VMware Common Stock	Recitals
Classified Information	3.23(b)
Closing	1.2
Closing Date	1.2
COBRA	3.12(c)(vii)
Code	Recitals
Confidential Information	8.3(c)
Confidentiality Agreement	5.4(c)
Continuing Employee	5.14(a)
Contract	3.5(a)
control	8.3(d)
Controlled Group	3.12(b)
Copyleft License	8.3(e)
Copyrights	8.3(f)
Current Government Contracts	3.24(a)
Customer Data	8.3(g)
D&O Insurance	5.9(b)
Data	8.3(h)
Databases	8.3(i)
Delaware Secretary of State	1.3
Dell	Recitals
DGCL	1.1
Dissenting Shares	2.7
Domain Names	8.3(j)
Effective Time	1.3
EMC Agency Agreements	8.3(k)
EMC Corp	Recitals
EMC Entity	8.3(l)
EMC LLC	Recitals
EMC Pivotal Customer Contracts	8.3(m)

B-iv

INDEX OF DEFINED TERMS

(Continued)

Definition	Location
Environmental Law	3.14(b)
ERISA	3.12(a)
Exchange Act	3.5(b)
Excluded Class A Shares	2.1(b)
Excluded Class B Shares	2.2(b)
Export Approvals	3.23(a)(i)
GAAP	3.6(b)
Government Contract	8.3(n)
Government Officials	3.20
Governmental Entity	3.5(b)
Hazardous Substance	3.14(c)
Indebtedness	8.3(o)
Indemnified Person	5.9(a)
Institutions	3.19(p)
Intellectual Property	8.3(p)
Intervening Event	5.2(j)(ii)
In-the-Money Vested Option	2.3(a)(i)
Invention Assignment Agreements	3.19(f)
IRS	3.12(a)
knowledge	8.3(q)
Law	8.3(r)
Legal Proceeding	8.3(s)
Liens	3.2(b)
Made Available	8.3(t)
Material Adverse Effect	8.3(u)
Material Contract	3.16(a)
Material Customer Contract	8.3(v)
Measurement Date	3.2(a)
Merger	Recitals
Merger Sub	Preamble
Most Recent Pivotal Balance Sheet	3.7
New Litigation Claim	5.7
Non-U.S. Benefit Plan	3.12(c)(viii)
Open Source License	8.3(w)
Open Source Materials	8.3(x)
Option Exchange Ratio	2.3(a)(ii)
Order	8.3(y)
Ordinary Course Licenses Out	8.3(z)
Outside Date	7.1(b)(i)
Owned Pivotal Intellectual Property	8.3(aa)
Owned Pivotal Software	8.3(bb)
Owned Pivotal Technology	8.3(cc)
Patents	8.3(dd)
Paying Agent	2.4(a)
Payment Fund	2.4(a)
Pension Plan	3.12(b)
Permits	3.11(c)
Permitted Liens	3.18(b)

B-v

INDEX OF DEFINED TERMS

(Continued)

Definition	Location
Person	8.3(ee)
Personal Data	3.22(a)
Pivotal	Preamble
Pivotal Acquirer	3.19(i)
Pivotal Board	Recitals
Pivotal Bylaws	3.1(b)
Pivotal Charter	3.1(b)
Pivotal Class A Stockholder Approval	3.4(a)
Pivotal Data	8.3(ff)
Pivotal Disclosure Letter	Article III
Pivotal ESPP	2.3(e)
Pivotal Intellectual Property	8.3(gg)
Pivotal Intellectual Property Registrations	8.3(hh)
Pivotal IPO Date	8.3(ii)
Pivotal MTA	8.3(gg)
Pivotal Option	2.3(a)
Pivotal Option Cash Out Amount	2.3(a)(i)
Pivotal Plans	3.12(a)
Pivotal Preferred Stock	3.2(a)
Pivotal Products	8.3(kk)
Pivotal Returns	3.15(a)
Pivotal RSU	2.3(c)
Pivotal RSU Cash Out Amount	2.3(c)(i)
Pivotal SEC Documents	3.6(a)
Pivotal Software	8.3(ll)
Pivotal Special Committee	Recitals
Pivotal Stock Awards	3.2(e)
Pivotal Stock Plans	2.3(a)
Pivotal Stockholder Approvals	3.4(a)
Pivotal Stockholders Meeting	5.3(b)
Pivotal Technology	8.3(mm)
Pivotal Training Data	8.3(nn)
Privacy Laws	3.22(c)
Processing	3.22(c)
Proxy Statement	3.8
Related Person	3.26
Representatives	5.2(a)
Required VMware Filing	5.3(c)
Rollover Option	2.3(a)(ii)
Rollover RSU	2.3(c)(ii)
Sarbanes-Oxley Act	3.6(a)
Schedule 13E-3	3.8
SEC	Article III
Securities Act	3.5(b)
Software	8.3(oo)
Standards Organizations	3.19(e)
Subsidiary	8.3(pp)
Substituted Option	2.3(a)(ii)

B-vi

INDEX OF DEFINED TERMS

(Continued)

Definition	Location
Substituted RSU	2.3(c)(ii)
Superior Proposal	5.2(j)(iii)
Support Agreement	Recitals
Surviving Corporation	1.1
Systems	3.19(n)
Takeover Laws	3.25
Tax Return	8.3(qq)
Tax Sharing Agreement	8.3(rr)
Taxes	8.3(ss)
Taxing Authority	8.3(tt)
Technology	8.3(uu)
Termination Fee	7.3(b)
Top Customers	3.21
Trade Secrets	8.3(vv)
Trademarks	8.3(ww)
Transaction Litigation	5.7
VMware	Preamble
VMware Board	Recitals
VMware Charter	Recitals
VMware Material Adverse Effect	4.1
VMware Special Committee	Recitals
VMware Stock	2.3(a)(ii)
Voting Agreement	Recitals
WARN Act	3.13(c)
Works of Authorship	8.3(xx)

B-vii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (“Agreement”), dated as of August 22, 2019, is between VMware, Inc., a Delaware corporation (“VMware”), Raven Transaction Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of VMware (“Merger Sub”), and Pivotal Software, Inc., a Delaware corporation (“Pivotal”).

RECITALS

WHEREAS, the parties intend to effect the merger (the “Merger”) of Merger Sub with and into Pivotal, with Pivotal surviving the merger, on the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of VMware (the “VMware Board”) has established a special committee (the “VMware Special Committee”), consisting solely of independent and disinterested directors, to, among other things, negotiate, evaluate and approve or disapprove potential transactions with Pivotal, and to make a recommendation to the VMware Board with respect thereto;

WHEREAS, the VMware Board, acting upon the unanimous recommendation of the VMware Special Committee, and the Board of Directors of Merger Sub have each unanimously approved this Agreement and declared it advisable for VMware and Merger Sub, respectively, to enter into this Agreement;

WHEREAS, the Board of Directors of Pivotal (the “Pivotal Board”) has established a special committee (the “Pivotal Special Committee”), consisting solely of independent and disinterested directors, to, among other things, negotiate, evaluate and approve or disapprove a potential transaction with VMware, and to make a recommendation to the Pivotal Board with respect thereto;

WHEREAS, the Pivotal Board, acting on the unanimous recommendation of the Pivotal Special Committee, has unanimously among those voting (i) determined that the terms of this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of Pivotal and its stockholders, (ii) approved and declared advisable the execution, delivery and performance by Pivotal of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (iii) directed that this Agreement, and the treatment of Class A Shares and Class B Shares hereunder, be submitted to the stockholders of Pivotal for adoption and (iv) resolved to recommend that the Pivotal stockholders vote in favor of the adoption of this Agreement and the transactions contemplated hereby, including the Merger and the treatment of Class A Shares and Class B Shares hereunder as required by the Pivotal Charter;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to VMware’s willingness to enter into this Agreement, Ford Motor Company, a stockholder of Pivotal is entering into a voting and support agreement in substantially the form attached hereto as exhibit A (the “Voting Agreement”), pursuant to which it has agreed, among other things, to vote its Class A Shares in favor of the adoption of this Agreement and the transactions contemplated hereby, including the Merger and the treatment of Class A Shares and Class B Shares hereunder as required by the Pivotal Charter;

WHEREAS, concurrently with the execution and delivery of this Agreement, each of VMware is entering into a consent and support agreement in substantially the form attached hereto as exhibit B (the “Support Agreement”) with Dell Technologies, Inc., a Delaware corporation (“Dell”), EMC Equity Assets LLC, a Delaware limited liability company (“EMC LLC”) and certain other parties thereto, pursuant to which, among other things and subject to the terms and conditions set forth therein, (i) Dell has agreed that each share of Class B Common Stock, par value $0.01 per share, of Pivotal (“Class B Shares”) beneficially owned by Dell (other than Class B Shares beneficially owned by VMware) shall be exchanged for 0.0550 of a share of Class B Common Stock, par value $0.01 per share of VMware (“Class B VMware Common Stock”), (ii) Dell, representing a majority of the outstanding Class B Shares, has agreed to vote the Class B Shares it beneficially owns in favor of the adoption of this Agreement and the transactions contemplated hereby, including the Merger and the treatment of Class A Shares and Class B Shares hereunder as required by the Pivotal Charter and the

Pivotal MTA and (iii) EMC Corporation (“EMC Corp”) and VMW Holdco LLC, as owner of a majority of the outstanding shares of Class B VMware Common Stock, has irrevocably consented to VMware’s entry into this Agreement and the consummation of the transactions contemplated hereby, as required pursuant to the VMware Amended and Restated Certificate of Incorporation (“VMware Charter”);

WHEREAS, for U.S. federal income tax purposes, the exchange of Class B Shares for Class B VMware Common Stock described in the preceding recital is intended to be a tax-deferred transaction described in section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, VMware, Merger Sub and Pivotal desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger as specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, VMware, Merger Sub and Pivotal hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger Sub shall be merged with and into Pivotal. Following the Merger, the separate corporate existence of Merger Sub shall cease, and Pivotal shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly-owned subsidiary of VMware.

Section 1.2 Closing. The closing of the Merger (the “Closing”) shall take place remotely via electronic delivery of duly signed documents at 10:00 a.m., New York City time, on the third Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), unless another time is agreed to in writing by VMware and Pivotal. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.3 Effective Time. Upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such other time as VMware and Pivotal shall agree in writing and shall specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the relevant provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Pivotal and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Pivotal and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the certificate of incorporation of Pivotal will be amended to read in its entirety as set forth in exhibit C hereto and will be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation, subject to section 5.9.

(b) At the Effective Time, the bylaws of Pivotal will be amended to read in their entirety as set forth in exhibit D hereto and will be the bylaws of the Surviving Corporation until thereafter amended as provided by the DGCL, the certificate of incorporation of the Surviving Corporation or such bylaws, subject to section 5.9.

Section 1.6 Directors and Officers. At the Effective Time, each of the directors and officers of Merger Sub, as constituted immediately prior to the Effective Time, will be the directors and officers of the Surviving Corporation, until the earlier of his or her resignation or removal or until his or her successor is duly elected and qualified, as the case may be, subject to the provisions of the Surviving Corporation’s certificate of incorporation and bylaws, and the DGCL.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT

CORPORATIONS; EXCHANGE OF CERTIFICATES

Section 2.1 Conversion of Class A Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Pivotal, VMware, Merger Sub or the holders of any shares of capital stock of Pivotal, VMware or Merger Sub:

(a) Each share of Class A Common Stock, par value $0.01 per share, of Pivotal (such shares, collectively, the “Class A Shares”) issued and outstanding immediately prior to the Effective Time (other than any (i) Excluded Class A Shares and (ii) Dissenting Shares) shall be converted automatically into and shall thereafter represent the right to receive $15.00 in cash, without interest, and subject to deduction for any required withholding Tax (the “Class A Merger Consideration”). As of the Effective Time, all Class A Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter only represent the right to receive the Class A Merger Consideration, if any, to be paid in accordance with section 2.4, without interest, subject to section 2.7.

(b) Each Class A Share held in the treasury of Pivotal or owned, directly or indirectly, by Dell, EMC LLC, VMW Holdco LLC, VMware or Merger Sub immediately prior to the Effective Time (in each case, other than any such Class A Shares held on behalf of unaffiliated third parties) (collectively, “Excluded Class A Shares”) shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor. For the avoidance of doubt, no Class B Shares shall be deemed Excluded Class A Shares and all Class B Shares shall be treated in accordance with section 2.2.

(c) Each share of common stock, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

(d) If at any time during the period between the date of this Agreement and the Effective Time (other than pursuant to the Support Agreement), any change in the outstanding shares of capital stock of Pivotal, or securities convertible into or exchangeable into or exercisable for shares of such capital stock, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, merger or other similar transaction, the Class A Merger Consideration shall be equitably adjusted so as to provide VMware and the holder of Class A Shares the same economic effect as contemplated by this Agreement prior to such event. Nothing in this section 2.1(d) shall be construed to permit Pivotal to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 2.2 Conversion of Class B Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Pivotal, VMware, Merger Sub or the holders of any shares of capital stock of Pivotal, VMware or Merger Sub:

(a) Each Class B Share issued and outstanding immediately prior to the Effective Time (other than any Excluded Class B Shares) shall be converted into and entitled to receive 0.0550 (the “Class B Exchange Ratio”) of a share of Class B VMware Common Stock (the “Class B Merger Consideration”). As of the Effective Time, all such Class B Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter only represent the right to receive the Class B Merger Consideration, and any cash in lieu of fractional shares of Class B VMware Common Stock payable pursuant to section 2.5(c), in each case to be issued or paid in accordance with section 2.5, without interest.

(b) Each Class B Share held in the treasury of Pivotal or owned, directly or indirectly, by VMware or Merger Sub immediately prior to the Effective Time (in each case, other than any Class B Shares held (x) by Dell or EMC LLC or (y) on behalf of other unaffiliated third parties) (collectively, “Excluded Class B Shares”) shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) The Class B Exchange Ratio shall be adjusted to reflect fully the appropriate effect of any stock split, split-up, reverse stock split, stock dividend or distribution of securities convertible into Class B Shares or Class B VMware Common Stock, reorganization, recapitalization, reclassification or other like change with respect to the Class B Shares or Class B VMware Common Stock having a record date occurring on or after the date of this Agreement and prior to the Effective Time. Nothing in this section 2.2(c) shall be construed to permit Pivotal to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 2.3 Treatment of Options and RSUs; ESPP.

(a) Each option to purchase Class A Shares (each, a “Pivotal Option”) that has been granted under any compensatory stock option, stock purchase or equity compensation plan, arrangement or agreement of Pivotal (other than the Pivotal ESPP) (the “Pivotal Stock Plans”) will, by virtue of the Merger and without any action on the part of Pivotal, VMware, Merger Sub or the holders thereof, be treated as follows:

(i) immediately after the Effective Time, the portion of any Pivotal Option that was either (A) outstanding and vested immediately prior to the Effective Time and then exercisable for an exercise price less than the Class A Merger Consideration that would be payable in respect of the Class A Shares underlying such Pivotal Option or (B) outstanding and held by a non-employee director of Pivotal (whether vested or unvested) (any such portion of such Pivotal Option, an “In-the-Money Vested Option”) will be canceled in exchange for payment to the holder of such Pivotal Option of an amount in cash equal to the amount, if any, by which (A) the Class A Merger Consideration that would be payable in accordance with section 2.1(a) in respect of the Class A Shares issuable upon exercise of such In-the-Money Vested Option had such In-the-Money Vested Option been exercised in full prior to the Effective Time exceeds (B) the aggregate exercise price for such In-the-Money Vested Option (such payment to be net of Tax withholdings) (the “Pivotal Option Cash Out Amount”); and

(ii) as of the Effective Time, VMware shall, in a manner that is intended to satisfy the requirements of section 409A of the Code and the proposed and final Treasury Regulations thereunder, substitute the portion of any Pivotal Option that is outstanding and unvested immediately prior to the Effective Time, is then held by a Continuing Employee and is exercisable for an exercise price less than the Class A Merger Consideration that would be payable in respect of the Class A Shares underlying such Pivotal Option (any such portion of any such Pivotal Option, a “Rollover Option”) with an option granted under VMware’s Amended and Restated 2007 Equity and Incentive Plan to acquire, on the same material terms and conditions as were applicable to such Rollover Option as of immediately prior to the Effective Time, except that (A) any continued employment or service requirement will be based on the applicable Continuing Employee’s continued

employment or service with VMware or its Subsidiaries (including the Surviving Corporation) following the Closing, (B) the number of shares of Class A Common Stock, par value $0.01 per share of VMware (“VMware Stock”), rounded down to the nearest whole share, will be, determined by multiplying the number of shares of Class A Shares issuable upon the exercise in full of such Rollover Option as of immediately prior to the Effective Time by a fraction (such fraction, the “Option Exchange Ratio”), the numerator of which will be the Class A Merger Consideration and the denominator of which will be equal to the average of the closing prices of VMware Stock on the New York Stock Exchange as reported on https://www.nyse.com/quote/XNYS:VMW for the ten trading days ending on (and inclusive of) the trading day that is five trading days immediately prior to the Closing Date and (C) the exercise price per share of VMware Stock will equal the quotient obtained by dividing (x) the per share exercise price of such Rollover Option, by (y) the Option Exchange Ratio, rounded up to the nearest whole cent (each Rollover Option, as so adjusted, a “Substituted Option”).

(b) All Pivotal Options (or portions thereof) not canceled in exchange for a Pivotal Option Cash Out Amount pursuant to section 2.3(a)(i) or substituted for a Substituted Option pursuant to section 2.3(a)(ii) will be canceled at the Effective Time without payment of any consideration.

(c) As of the Effective Time, each restricted stock unit award covering Class A Shares granted under the Pivotal Stock Plans (each, a “Pivotal RSU”) will, by virtue of the Merger and without any action on the part of Pivotal, VMware, Merger Sub, or the holders thereof, be treated as follows:

(i) each Pivotal RSU (or portion thereof) that remains outstanding and vested as of immediately prior to the Effective Time or that is held by a non-employee director of Pivotal (whether vested or unvested) (each, a “Cashed Out RSU”) shall be canceled in exchange for payment to the holder of such Cashed Out RSU of an amount in cash equal to the number of Class A Shares underlying such Cashed Out RSU, multiplied by the Class A Merger Consideration (such payment to be net of applicable Tax withholdings) (the “Pivotal RSU Cash Out Amount”);

(ii) VMware shall substitute each Pivotal RSU (or portion thereof) that is then held by a Continuing Employee and remains outstanding and unvested immediately prior to the Effective Time (any such Pivotal RSU, a “Rollover RSU”) with a restricted stock unit award covering VMware Stock (a “Substituted RSU”) granted under VMware’s Amended and Restated 2007 Equity and Incentive Plan. The number of shares of VMware Stock subject to a Substituted RSU will be determined by multiplying the number of Class A Shares subject to the Rollover RSU immediately prior to the Effective Time by the Option Exchange Ratio and rounding down to the nearest whole share of VMware Stock. The Substituted RSUs will continue to have, and be subject to, the same material terms and conditions as were applicable to the Rollover RSUs as of immediately prior to the Effective Time, except that:

(A) any continued employment or service requirement will be based on the applicable Continuing Employee’s continued employment or service with VMware or its Subsidiaries (including the Surviving Corporation) following the Closing;

(B) the vesting dates for the Substituted RSUs will be changed following the Effective Time to occur on the first day of the applicable month in which the vesting for each corresponding Rollover RSU would have otherwise occurred;

(C) on, and only with respect to, the first such vesting date, an additional amount will vest equal to the number of Class A Shares underlying the corresponding Rollover RSUs, if any, that would have vested between the Closing Date and the first day of the calendar month next occurring thereafter had the original vesting schedule for such Rollover RSUs remained in effect; and

(iii) notwithstanding anything to the contrary contained in this Agreement, any payment of the Class A Merger Consideration in respect of any such Pivotal RSU which immediately prior to such cancellation was treated as “deferred compensation” subject to section 409A of the Code shall be made on the earliest possible date that such payment would not trigger a tax or penalty under section 409A of the Code.

(d) All Pivotal RSUs (or portions thereof) not canceled in exchange for a Pivotal RSU Cash Out Amount pursuant to section 2.3(c)(i) or substituted for Substituted RSUs pursuant to section 2.3(c)(ii) will be canceled at the Effective Time without payment of any consideration.

(e) With respect to Pivotal’s 2018 Employee Stock Purchase Plan (the “Pivotal ESPP”), Pivotal will take all actions reasonably necessary to provide that (i) the maximum number of Class A Shares that may be purchased pursuant to the Pivotal ESPP during the “Offering” (as defined in the Pivotal ESPP) that is in progress on the date of this Agreement shall be 1,040,000 (assuming the market price of a Class A Share as of the final purchase date under this Offering is equal to the Class A Merger Consideration and the final purchase date is the last Business Day of the Offering in accordance with its terms as in effect as of the date of this Agreement), (ii) no new Offering shall commence following the date of this Agreement, (iii) no individual participating in the Pivotal ESPP shall be permitted to (A) increase the amount of his, her or its rate of payroll contributions thereunder from the rate in effect as of the date of this Agreement, or (B) make separate non-payroll contributions to the Pivotal ESPP on or following the date of this Agreement, and (iv) no individual who is not participating in the Pivotal ESPP as of the date of this Agreement may commence participation in the Pivotal ESPP. No later than three Business Days prior to the Closing Date, the outstanding Offering that is in progress on such date shall terminate and be the final Offering under the Pivotal ESPP and the accumulated payroll deductions of each participant under the Pivotal ESPP will be returned to the participant by the Surviving Corporation pursuant to the terms of the Pivotal ESPP, and, contingent upon the Closing, Pivotal shall cause the Pivotal ESPP to terminate immediately after the termination of such final Offering.

(f) On the Closing Date, VMware shall register the shares of VMware Stock issuable pursuant to Substituted Options and Substituted RSUs on a registration statement on Form S-8 (or another appropriate registration form), and use its commercially reasonable efforts to maintain the effectiveness of such registration statement for as long as such awards are outstanding.

(g) Except as set forth above, all Pivotal Options, Pivotal RSUs, rights under the Pivotal ESPP and the Pivotal Stock Plans will terminate as of the Effective Time, and, following the Effective Time, no holder of any Pivotal Option or Pivotal RSU or any participant in the Pivotal ESPP or any other Pivotal Stock Plan will have any right to acquire any equity securities of Pivotal, its Subsidiaries, or the Surviving Corporation as a result of such holder’s Pivotal Options, Pivotal RSUs or other rights under any of the Pivotal Stock Plans.

(h) Payment of the applicable portion of the Class A Merger Consideration for each In-the-Money Vested Option and the Pivotal RSU Cash Out Amounts will be made as follows: no later than ten Business Days after the Closing Date, VMware shall, or shall cause the Surviving Corporation to, deliver to the holder of any In-the-Money Vested Option or Cashed Out RSU such payments (as applicable), net of applicable Tax withholdings.

(i) Prior to the Effective Time, Pivotal shall use commercially reasonable efforts to effect the treatment of Pivotal Options, Pivotal RSUs and rights under the Pivotal ESPP provided for under this section 2.3, including giving any required notice and obtaining any required consent contemplated thereby and, using commercially reasonable efforts to, at the request of VMware, send to any holders of Pivotal Options and Pivotal RSUs or participants in the Pivotal ESPP notices with respect to the treatment of such instruments under this Agreement (any such notices to be in a reasonably acceptable form to each of VMware and Pivotal). Pivotal shall not send or otherwise make available any notices to any holders of Pivotal Options or Pivotal RSUs or participants in the Pivotal ESPP, or solicit any consents or other approvals from the holders of any Pivotal Options or Pivotal RSUs, in each case with respect to the treatment of such awards pursuant to this Agreement, unless and until VMware has reviewed and approved all such notices and related documentation (including any email messages and notifications) to be sent or made available to such holders or participants (which approval may not be unreasonably withheld, conditioned or delayed).

(j) Notwithstanding the foregoing, if a Pivotal Option, Pivotal RSU or right under the Pivotal ESPP is subject to the Laws of a non-U.S. jurisdiction and the parties agree in good faith that the treatment set forth in this Agreement with respect to such Pivotal Option, Pivotal RSU or right under the Pivotal ESPP may not be effected using commercially reasonable efforts, VMware may provide for different treatment (subject to review and approval by Pivotal, which approval will not be unreasonably withheld, conditioned or delayed).

Section 2.4 Exchange and Payment for Class A Shares.

(a) Promptly after the Effective Time (and in any event on the Closing Date), VMware shall deposit (or cause to be deposited) with a bank or trust company designated by VMware and reasonably acceptable to Pivotal (the “Paying Agent”), for the benefit of holders of Class A Shares immediately prior to the Effective Time (other than holders to the extent they hold Excluded Class A Shares or Dissenting Shares), cash in an amount sufficient to pay the aggregate Class A Merger Consideration in accordance with section 2.1(a) (such cash, the “Payment Fund”). In the event that the Payment Fund shall be insufficient for any reason to pay the aggregate Class A Merger Consideration payable in connection with the Merger, VMware shall promptly deposit or cause to be deposited additional funds in the amount of such insufficiency. Except as otherwise provided in this Agreement, the Payment Fund shall not be used for any purpose other than to fund payments due pursuant to this article II.

(b) As soon as reasonably practicable after the Effective Time (and in any event within three Business Days thereafter), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a certificate (“Class A Certificates”) that immediately prior to the Effective Time represented outstanding Class A Shares that were converted into the right to receive the Class A Merger Consideration (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Class A Certificates held by such Person shall pass, only upon proper delivery of the Class A Certificates to the Paying Agent, and which letter shall be in customary form and contain such other provisions as VMware or the Paying Agent may reasonably specify) and (ii) instructions for use in effecting the surrender of such Class A Certificates in exchange for the Class A Merger Consideration. Upon surrender of a Class A Certificate to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as the Paying Agent may reasonably require, the holder of such Class A Certificate shall be entitled to receive in exchange for the Class A Shares formerly represented by such Class A Certificate (other than Excluded Class A Shares and Dissenting Shares) the Class A Merger Consideration for each such Class A Share, and the Class A Certificate so surrendered shall forthwith be canceled. Promptly after the Effective Time and in any event not later than the third Business Day thereafter, the Surviving Corporation shall cause the Paying Agent to issue and send to each holder of uncertificated Class A Shares represented by book entry (“Class A Book-Entry Shares”), other than with respect to Excluded Class A Shares and Dissenting Shares, a check or wire transfer for the amount of cash that such holder is entitled to receive pursuant to section 2.1(a) in respect of such Class A Book-Entry Shares, without such holder being required to deliver a Class A Certificate or an executed letter of transmittal to the Paying Agent, and such Class A Book-Entry Shares shall then be canceled. No interest will be paid or accrued for the benefit of holders of Class A Certificates or Class A Book-Entry Shares on the Class A Merger Consideration.

(c) If payment of the Class A Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Class A Certificate or Class A Book-Entry Share is registered, it shall be a condition of payment that such Class A Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Class A Book-Entry Share shall be properly transferred and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Class A Merger Consideration to a Person other than the registered holder of such Class A Certificate or Class A Book-Entry Share or shall have established to the satisfaction of VMware that such Tax is not applicable.

(d) Until surrendered as contemplated by this section 2.4, each Class A Certificate or Class A Book-Entry Share shall be deemed after the Effective Time to represent only the right to receive the Class A Merger Consideration payable in respect thereof pursuant to this article II, without any interest thereon.

(e) All cash paid upon the surrender for exchange of Class A Certificates or Class A Book-Entry Shares in accordance with the terms of this article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Class A Shares formerly represented by such Class A Certificates or Class A Book-Entry Shares. At the Effective Time, the stock transfer books of Pivotal shall be closed and there shall be no further registration of transfers of the Class A Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Class A Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or transfer is sought for Class A Book-Entry Shares, such Class A Certificates or Class A Book-Entry Shares shall be canceled and exchanged as provided in this article II, subject to applicable Law in the case of Dissenting Shares.

(f) The Paying Agent shall invest any cash included in the Payment Fund as directed by VMware, on a daily basis; provided, that no such investment or losses thereon shall affect the Class A Merger Consideration payable to the holders of Class A Shares hereunder. Any interest or other income resulting from such investments shall be paid to VMware, upon demand.

(g) VMware is entitled to require the Paying Agent to return to VMware or VMware’s designee any portion of the Payment Fund that remains unclaimed by the holders of Class A Certificates or Class A Book-Entry Shares beyond twelve months after the Effective Time. Thereafter, any holder of Class A Certificates or Class A Book-Entry Shares (except to the extent representing Excluded Class A Shares or Dissenting Shares) who has not complied with this article II shall thereafter look only to the Surviving Corporation as general creditors thereof for payment of the Class A Merger Consideration (subject to abandoned property, escheat or other similar Laws), without interest. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of VMware or its designee, free and clear of all claims of interest of any Person previously entitled thereto.

(h) None of VMware, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any Person in respect of any portion of the Payment Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Class A Certificates or Class A Book-Entry Shares shall not have been exchanged prior to that date on which the related Class A Merger Consideration would otherwise escheat to or become the property of any Governmental Entity, any such Class A Merger Consideration in respect thereof shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(i) If any Class A Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to VMware, of that fact by the Person claiming such Class A Certificate to be lost, stolen or destroyed and, if required by VMware or the Paying Agent, receipt of an indemnity from such Person against any claim that may be made against it or the Surviving Corporation with respect to such Class A Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Class A Certificate the Class A Merger Consideration payable in respect thereof pursuant to this Agreement.

(j) Any portion of the Class A Merger Consideration made available to the Paying Agent pursuant to section 2.1(a) to pay for Class A Shares for which appraisal rights have been perfected as described in section 2.7 shall be returned to VMware, upon demand, except that the parties acknowledge that, notwithstanding anything to the contrary in this Agreement, VMware shall not be required under this section 2.4 or otherwise to deposit with the Paying Agent any cash to pay Class A Merger Consideration with respect to Class A Shares as to which its holder has purported to deliver a notice or demand of appraisal that has not been withdrawn prior to the Closing Date. VMware shall deposit or cause to be deposited additional funds in the Payment Fund to the extent required to pay the Class A Merger Consideration in respect of the foregoing Class A Shares if and when such Class A Shares cease to be Dissenting Shares.

Section 2.5 Class B Conversion.

(a) Promptly after the Effective Time, VMware shall issue (or cause to be issued) to Dell, book-entry shares representing the shares of Class B VMware Common Stock issued pursuant to section 2.2(a) and the Class B Merger Consideration issued in accordance with the terms of this article II shall be deemed to have been issued in full satisfaction of all rights pertaining to the Class B Shares.

(b) The ownership statement representing Class B VMware Common Stock issued in connection with the Merger shall bear the following legend (along with any other legends that may be required under applicable state and federal corporate and securities Laws):

THE SHARES REPRESENTED BY THIS STATEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE, DISTRIBUTION OR OTHER TRANSFER, PLEDGE OR HYPOTHECATION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.

(c) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Class B VMware Common Stock shall be issued with respect to the Class B Shares. In lieu of the issuance of any such fractional share, VMware shall pay to each former holder of Class B Shares who otherwise would be entitled to receive a fractional share of Class B VMware Common Stock an amount in cash (without interest) determined by multiplying (i) the fraction of a share of Class B VMware Common Stock which such holder would otherwise be entitled to receive (taking into account all Class B Shares held at the Effective Time by such holder and rounded to the nearest thousandth when expressed in decimal form) pursuant to section 2.2(a) by (ii) the volume weighted average closing price of share of VMware Stock on the New York Stock Exchange as reported on https://www.nyse.com/quote/XNYS:VMW for the ten trading days ending on (and inclusive of) August 14, 2019.

Section 2.6 Withholding Rights. VMware, Merger Sub, the Surviving Corporation and the Paying Agent shall each be entitled to deduct and withhold, or cause to be deducted and withheld, from the consideration otherwise payable to any holder of Class A Shares, Pivotal Options, Pivotal RSUs or otherwise pursuant to this Agreement such amounts as VMware, Merger Sub, the Surviving Corporation or the Paying Agent is required to deduct and withhold under the Code, or any provision of state, local or foreign applicable Tax Law, subject to section 5.15. To the extent that amounts are so deducted and withheld and paid over to the appropriate Taxing Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

Section 2.7 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Class A Shares issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such Class A Shares pursuant to, and who complies in all respects with, section 262 of the DGCL (“Dissenting Shares”) shall not be converted into the right to receive the Class A Merger Consideration, unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder’s right to appraisal under the DGCL. Dissenting Shares shall be treated in accordance with section 262 of the DGCL. If any such holder fails to perfect or withdraws or loses any such right to appraisal, each such Class A Share of such holder shall thereupon be converted into and become exchangeable only for the right to receive, as of the later of the Effective Time and the time that such right to appraisal has been irrevocably lost, withdrawn or expired, the Class A Merger Consideration in accordance with section 2.1(a). Pivotal shall serve prompt notice to VMware of any demands for appraisal of any Class A Shares, attempted withdrawals of such notices or demands and any other instruments received by Pivotal relating to rights to appraisal, and VMware shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Pivotal shall not, without the prior written consent of VMware, make any payment with respect to, settle or offer to settle, or approve any withdrawal of any such demands, or agree to do any of the foregoing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PIVOTAL

Except (a) as set forth in the corresponding section or subsection of the disclosure letter delivered by Pivotal to VMware immediately prior to the execution of this Agreement (the “Pivotal Disclosure Letter”) (it being agreed that the disclosure of any information in a particular section or subsection of the Pivotal Disclosure Letter shall be deemed disclosure of such information with respect to any other section or subsection of this Agreement to which the relevance of such information is reasonably apparent on its face without independent knowledge of the information or the documents so referenced other than what is set forth in such disclosure) or (b) (except in the case of the representations and warranties contained in sections 3.1, 3.2, 3.4, 3.27 and 3.28) as and to the extent disclosed in the Pivotal SEC Documents filed with the Securities and Exchange Commission (the “SEC”) since the Pivotal IPO Date and publicly available two Business Days prior to the date of this Agreement, except that in no event shall any disclosures set forth in any risk factor section, in any section relating to forward-looking statements and any other disclosures included therein to the extent they are predictive, cautionary or forward-looking in nature be deemed to be an exception to or disclosure for the purposes of Pivotal’s representations and warranties, Pivotal represents and warrants to VMware and Merger Sub as follows:

Section 3.1 Organization, Standing and Power.

(a) Pivotal and each of its Subsidiaries (i) is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clause (iii), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.

(b) Pivotal has Made Available to VMware true and complete copies of Pivotal’s certificate of incorporation (the “Pivotal Charter”) and bylaws (the “Pivotal Bylaws”) and the certificate of incorporation and bylaws (or comparable organizational documents) of each of its Subsidiaries, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. Pivotal is not in violation of any provision of the Pivotal Charter or Pivotal Bylaws.

Section 3.2 Capital Stock.

(a) The authorized capital stock of Pivotal consists of 5,000,000,000 shares of capital stock, of which (i) 4,000,000,000 shares are Class A Shares, (ii) 500,000,000 shares are Class B Shares and (iii) 500,000,000 shares are shares of preferred stock, par value $0.01 per share (the “Pivotal Preferred Stock”). As of the close of business on August 20, 2019 (the “Measurement Date”), (i) 99,279,940 Class A Shares (excluding treasury shares) were issued and outstanding, (ii) no Class A Shares were held by Pivotal in its treasury, (iii) 175,514,272 Class B Shares (excluding treasury shares) were issued and outstanding, (iv) no Class B Shares were held by Pivotal in its treasury, (v) no shares of Pivotal Preferred Stock were issued and outstanding and no shares of Pivotal Preferred Stock were held by Pivotal in its treasury, (vi) 75,226,478 Class A Shares were reserved for issuance pursuant to Pivotal Stock Plans (of which 38,641,951 Class A Shares were subject to outstanding Pivotal Options with a weighted average exercise price of $8.40370 and 15,244,736 Class A Shares were subject to outstanding Pivotal RSUs) and (vii) 4,291,613 Class A Shares were reserved for issuance under the Pivotal ESPP. All outstanding shares of capital stock of Pivotal are, and all shares reserved for issuance will be, when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to any preemptive rights. No shares of capital stock of Pivotal are owned by any Subsidiary of Pivotal.

(b) All outstanding shares of capital stock and other voting securities or equity interests of each Subsidiary of Pivotal have been duly authorized and validly issued, are fully paid, non-assessable and not subject to any preemptive rights. All outstanding shares of capital stock and other voting securities or equity interests of each such Subsidiary are owned, directly or indirectly, by Pivotal, free and clear of all pledges, claims, liens, charges, options, rights of first refusal, encumbrances and security interests of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership) (collectively, “Liens”) other than transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities Laws. Neither Pivotal nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the stockholders of Pivotal or such Subsidiary on any matter.

(c) Except as set forth above in section 3.2(a) and except for changes since the close of business on the Measurement Date resulting from the exercise of Pivotal Options or purchase rights under the Pivotal ESPP or settlement of Pivotal RSUs described in section 3.2(e) as of the date of this Agreement, there are no outstanding (A) shares of capital stock or other voting securities or equity interests of Pivotal, (B) securities of Pivotal or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of Pivotal or other voting securities or equity interests of Pivotal or any of its Subsidiaries, (C) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of Pivotal or any of its Subsidiaries or other equity equivalent or equity-based awards or rights, (D) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from Pivotal or any of its Subsidiaries, or obligations of Pivotal or any of its Subsidiaries to issue, any shares of capital stock of Pivotal or any of its Subsidiaries, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of Pivotal or any of its Subsidiaries or rights or interests described in the preceding clause (C), or (E) obligations of Pivotal or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities.

(d) Except as set forth in section 3.2(d) of the Pivotal Disclosure Letter, there are no stockholder agreements, voting trusts or other agreements or understandings to which Pivotal or any of its Subsidiaries is a party or of which Pivotal has knowledge with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other voting securities or equity interests of Pivotal or any of its Subsidiaries.

(e) Section 3.2(e) of the Pivotal Disclosure Letter sets forth a true and complete list of all holders, as of the close of business on the Measurement Date, of outstanding Pivotal Options, outstanding Pivotal RSUs and other similar rights to purchase or receive Class A Shares or similar rights granted under the Pivotal Stock Plans or otherwise (collectively, “Pivotal Stock Awards”), indicating as applicable, with respect to each Pivotal Stock Award then outstanding, the type of award granted, the number of Class A Shares subject to such Pivotal Stock Award, the name of the plan under which such Pivotal Stock Award was granted, the date of grant, exercise or purchase price (if applicable), vesting schedule, payment schedule (if different from the vesting schedule) and expiration thereof, and the geographic location of the individual award holder. No Pivotal Option qualifies as an “incentive stock option” under section 422 of the Code. No Pivotal Option is exercisable in whole or in part prior to vesting, or otherwise includes in its terms an early exercise or similar feature. The exercise price of each Pivotal Option was no less than the fair market value of an underlying share as determined on the date of grant of such Pivotal Option, as determined in accordance with section 409A of the Code. Pivotal has Made Available to VMware true and complete copies of all Pivotal Stock Plans and the forms of all stock option agreements evidencing outstanding Pivotal Options and the forms of all restricted stock unit agreements evidencing outstanding Pivotal RSUs. No Contract evidencing outstanding Pivotal Stock Awards will result in accelerated vesting of such Pivotal Stock Awards in whole or in part in connection with the Merger.

Section 3.3 Subsidiaries. Section 3.3 of the Pivotal Disclosure Letter sets forth a true and complete list of each Subsidiary of Pivotal, including its jurisdiction of incorporation or formation. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, Pivotal does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is it under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person.

Section 3.4 Authority.

(a) Pivotal has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and, subject to receipt of the Pivotal Stockholder Approvals, to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement by Pivotal and the consummation by Pivotal of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Pivotal and no other corporate proceedings on the part of Pivotal are necessary to approve this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject, in the case of the consummation of the Merger, to the adoption of this Agreement by the holders of (i) at least a majority of the outstanding Class A Shares not owned by VMware or any of its Affiliates, including Dell and EMC LLC (the “Pivotal Class A Stockholder Approval”), (ii) at least a majority of the outstanding Class A Shares, (iii) at least a majority of the outstanding Class B Shares and (iv) at least a majority of the outstanding Class A Shares and Class B Shares, voting together as a single class (clauses (i), (ii), (iii) and (iv), collectively, the “Pivotal Stockholder Approvals”). This Agreement has been duly executed and delivered by Pivotal and, assuming the due authorization, execution and delivery by VMware and Merger Sub, constitutes a valid and binding obligation of Pivotal, enforceable against Pivotal in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

(b) The Pivotal Board, at a meeting duly called and held at which all directors of Pivotal were present, acting on the unanimous recommendation of the Pivotal Special Committee, duly and unanimously among those voting adopted resolutions (i) determining that the terms of this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of Pivotal and its stockholders, (ii) approving and declaring advisable the execution, delivery and performance by Pivotal of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (iii) directing that this Agreement be submitted to the stockholders of Pivotal for adoption and (iv) resolving to recommend that the Pivotal stockholders vote in favor of the adoption of this Agreement and the transactions contemplated hereby, including the Merger, which resolutions, in each case, have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted by section 5.2.

(c) The Pivotal Stockholder Approvals are the only votes of the holders of any class or series of Pivotal’s capital stock or other securities required in connection with the consummation of the Merger. No vote of the holders of any class or series of Pivotal’s capital stock or other securities is required in connection with the consummation of any of the transactions contemplated hereby to be consummated by Pivotal other than the Merger.

Section 3.5 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by Pivotal does not, and the consummation of the Merger and the other transactions contemplated hereby and compliance by Pivotal with the provisions hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of Pivotal or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) the Pivotal Charter or Pivotal Bylaws, or the certificate of incorporation or bylaws (or similar organizational documents) of any Subsidiary of Pivotal, (ii) any bond, debenture, note, mortgage, indenture, guarantee, license, lease, purchase or sale order or other contract, commitment, agreement, instrument, obligation, arrangement, understanding, undertaking, permit, concession or franchise, whether oral or written (each, including all amendments thereto, a “Contract”) to which Pivotal or any of its Subsidiaries is a party or by which Pivotal or any of its Subsidiaries or any of their respective properties or assets may be bound or that is an EMC-Pivotal Customer Contract or (iii) subject to the governmental filings and other matters referred to in section 3.5(b), any Law or any rule or regulation of the New York Stock Exchange applicable to Pivotal or any of its Subsidiaries or by which Pivotal or any of its Subsidiaries or any of their respective properties or assets may be bound, except in the case of clause (ii), as individually or in the aggregate, would not have a Material Adverse Effect or in the case of clause (iii), as individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole.

(b) No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any federal, state, local or foreign government or subdivision thereof or any other governmental, administrative, judicial, arbitral, legislative, executive, regulatory or self-regulatory authority, instrumentality, agency, commission or body (each, a “Governmental Entity”) is required by or with respect to Pivotal or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Pivotal or the consummation by Pivotal of the Merger and the other transactions contemplated hereby or compliance with the provisions hereof, except for (i) the Proxy Statement and Schedule 13E-3, including any amendments or supplements thereto, (ii) such other filings and reports as may be required pursuant to the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other applicable state or federal securities, takeover and “blue sky” Laws, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State as required by the DGCL, (iv) any filings and approvals required under the rules and regulations of the New York Stock Exchange and (v) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made, individually or in the aggregate, would not have a Material Adverse Effect.

Section 3.6 SEC Reports; Financial Statements; Minutes.

(a) Pivotal has filed with or furnished to the SEC on a timely basis true and complete copies of all forms, reports, schedules, statements and other documents required to be filed with or furnished to the SEC by Pivotal since the Pivotal IPO Date (all such documents, together with any documents filed or furnished since the Pivotal IPO Date by Pivotal to the SEC on a voluntary basis on Form 8-K, and all exhibits and schedules to the foregoing materials and all information incorporated therein by reference, the “Pivotal SEC Documents”). As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Pivotal SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, including, in each case, the rules and regulations promulgated thereunder, and none of the Pivotal SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the Pivotal SEC Documents (i) have been prepared in all material respects in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), (ii) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (except in the case of unaudited financial statements as permitted by the rules and regulations of the SEC) and (iii) fairly present in all material respects the consolidated financial position of Pivotal and its Subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended all in accordance with GAAP and the applicable rules and regulations promulgated by the SEC (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments and any other adjustments described therein, including the notes thereto, in each case that were not, or are not expected to be, material in amount). Since the Pivotal IPO Date, Pivotal has not made any material change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy or applicable Law. The books and records of Pivotal and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP (to the extent applicable) and any other applicable legal and accounting requirements and reflect only actual transactions.

(c) Pivotal has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that information relating to Pivotal, including its consolidated Subsidiaries, required to be disclosed in Pivotal’s periodic and current reports under the Exchange Act, is made known to Pivotal’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding required disclosures as required under the Exchange Act. The chief executive officer and chief financial officer of Pivotal have evaluated the effectiveness of Pivotal’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Pivotal SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.

(d) Pivotal and its Subsidiaries have established and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is effective in providing reasonable assurance regarding the reliability of Pivotal’s financial reporting and the preparation of Pivotal’s financial statements for external purposes in accordance with GAAP. Pivotal has disclosed, based on its most recent evaluation of Pivotal’s internal control over financial reporting prior to the date hereof, to Pivotal’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of Pivotal’s internal control over financial reporting which are reasonably likely to adversely affect Pivotal’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Pivotal’s internal control over financial reporting. A reasonably accurate and complete summary of any such disclosures made by Pivotal’s management to Pivotal’s auditors and audit committee has been Made Available to VMware.

(e) Since the Pivotal IPO Date, (i) neither Pivotal nor any of its Subsidiaries nor, to the knowledge of Pivotal, any director, officer, employee, auditor, accountant or representative of Pivotal or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Pivotal or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Pivotal or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no attorney representing Pivotal or any of its Subsidiaries, whether or not employed by Pivotal or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Pivotal or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Pivotal Board or any committee thereof or to any director or officer of Pivotal or any of its Subsidiaries.

(f) As of the date of this Agreement, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the Pivotal SEC Documents. To the knowledge of Pivotal, none of the Pivotal SEC Documents is subject to ongoing review or outstanding SEC comment or investigation.

Pivotal has Made Available to VMware true, correct and complete copies of all written correspondence between the SEC, on the one hand, and Pivotal or any of its Subsidiaries, on the other hand, occurring since the Pivotal IPO Date.

(g) Neither Pivotal nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Pivotal and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Pivotal or any of its Subsidiaries in Pivotal’s or such Subsidiary’s published financial statements or other Pivotal SEC Documents.

(h) Pivotal is in compliance in all material respects with (i) the provisions of the Sarbanes-Oxley Act and (ii) the rules and regulations of the New York Stock Exchange, in each case, that are applicable to Pivotal.

(i) No Subsidiary of Pivotal is required to file any form, report, schedule, statement or other document with the SEC.

(j) Pivotal has Made Available to VMware true and complete copies of the minutes (or, in the case of draft minutes, the most recent drafts thereof as of the date of this Agreement) of all meetings of Pivotal’s stockholders, the Pivotal Board and each committee of the Pivotal Board (including the Pivotal Special Committee) held since the Pivotal IPO Date, in each case other than to the extent such minutes relate to this Agreement or the transactions contemplated hereby.

Section 3.7 No Undisclosed Liabilities. Neither Pivotal nor any of its Subsidiaries has any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP, except (a) to the extent accrued or reserved against in the consolidated balance sheet of Pivotal and its Subsidiaries as at February 1, 2019 included in the Annual Report on Form 10-K filed by Pivotal with the SEC on March 29, 2019 or the unaudited consolidated balance sheet as at May 3, 2019 included in the Quarterly Report on Form 10 Q filed by Pivotal with the SEC on June 6, 2019 (without giving effect to any amendment thereto filed on or after the date hereof) (the “Most Recent Pivotal Balance Sheet”), (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since May 3, 2019, (c) fees and expenses of professional advisors incurred in connection with the transactions contemplated hereby and (d) liabilities that would not individually or in the aggregate have a Material Adverse Effect.

Section 3.8 Certain Information. The Proxy Statement and the Rule 13e-3 Transaction Statement on Schedule 13E-3 (together with the information required by Rule 13e-3 under the Exchange Act included in the Proxy Statement, and including all amendments, supplements and exhibits thereto, the “ Schedule 13E-3”) will not, at the time first mailed to Pivotal’s stockholders, at the time of any amendments or supplements thereto and at the time of the Pivotal Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, Pivotal makes no representation or warranty with respect to statements included or incorporated by reference in the Proxy Statement and the Schedule 13E-3 based on information supplied in writing by or on behalf of VMware or Merger Sub specifically for inclusion or incorporation by reference therein. For purposes of this Agreement, the letter to stockholders, notice of meeting, proxy statement and form of proxy to be distributed to stockholders in connection with the Merger (including any amendments or supplements) are collectively referred to as the “Proxy Statement.”

Section 3.9 Absence of Certain Changes or Events. Since the Most Recent Pivotal Balance Sheet: (a) Pivotal and its Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice; (b) there has not been any change, event or development or prospective change, event or development that, individually or in the aggregate, would have a Material Adverse Effect; and (c) none of Pivotal or any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in subsections (a), (b), (c), (d), (f), (l), (m), (n), (o) or (p)  of section 5.1.

Section 3.10 Litigation. There is no Legal Proceeding pending or, to the knowledge of Pivotal, threatened against or affecting Pivotal or any of its Subsidiaries, any of their respective properties or assets, or any present or former officer, director or employee of Pivotal or any of its Subsidiaries in such individual’s capacity as such, other than any Legal Proceeding that (a) does not seek injunctive or other non-monetary relief and (b) individually or in the aggregate would not have a Material Adverse Effect. Neither Pivotal nor any of its Subsidiaries nor any of their respective properties or assets is subject to any outstanding judgment, order, injunction, rule or decree of any Governmental Entity that, individually or in the aggregate, would have a Material Adverse Effect. As of the date hereof, there is no Legal Proceeding pending or, to the knowledge of Pivotal, threatened, seeking to prevent, hinder, modify, delay or challenge the Merger or any of the other transactions contemplated by this Agreement.

Section 3.11 Compliance with Laws.

(a) Pivotal and each of its Subsidiaries are and have been in compliance with all Laws applicable to their businesses, operations, properties or assets except for such violations that are not, individually or in the aggregate, material to Pivotal and its Subsidiaries, taken as a whole.

(b) None of Pivotal or any of its Subsidiaries has received, since the Pivotal IPO Date, a notice or other written communication alleging or relating to a possible violation of any Law applicable to their businesses, operations, properties or assets, except for such violations that are not, individually or in the aggregate, material to Pivotal and its Subsidiaries, taken as a whole.

(c) Pivotal and each of its Subsidiaries have in effect all material permits, licenses, variances, exemptions, approvals, authorizations, consents, operating certificates, franchises, orders and approvals (collectively, “Permits”) of all Governmental Entities necessary or advisable for them to own, lease or operate their properties and assets and to carry on their businesses and operations as now conducted. There has occurred no violation of, default (with or without notice or lapse of time or both) under or event giving to others any right of revocation, non-renewal, adverse modification or cancellation of, with or without notice or lapse of time or both, any such Permit, nor would any such revocation, non-renewal, adverse modification or cancellation result from the consummation of the transactions contemplated hereby, except where such revocation, non-renewal, adverse modification or cancellation, individually or in the aggregate, would not, individually or in the aggregate, be material to Pivotal and its Subsidiaries, taken as a whole.

Section 3.12 Benefit Plans.

(a) Section 3.12(a) of the Pivotal Disclosure Letter contains a true and complete list of each material Pivotal Plan. “Pivotal Plans” mean, collectively, each “employee benefit plan” (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA), each “multiemployer plan” (within the meaning of ERISA section 3(37)), and all stock purchase, stock option, phantom stock or other equity-based, severance, employment, collective bargaining, change-in-control, fringe benefit, bonus, incentive, deferred compensation, supplemental retirement, health, life, or disability insurance, dependent care and all other employee benefit and compensation plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA whether written or not, under which any current or former employee, director or consultant of Pivotal or its Subsidiaries (or any of their dependents) has any present or future right to compensation or benefits or which Pivotal or its Subsidiaries sponsors or maintains, is making contributions to or with respect to which Pivotal or its Subsidiaries has any present or future liability or obligation (contingent or otherwise). Pivotal has Made Available to VMware a current, accurate and complete copy of each Pivotal Plan, or if such Pivotal Plan is not in written form, a written summary of all of the material terms of such Pivotal Plan. With respect to each Pivotal Plan, Pivotal has Made Available to VMware a current, accurate and complete copy of, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter of the Internal Revenue Service (the “IRS”), (iii) any summary plan description, summary of material modifications, and other similar material written communications (or a written description of any material oral communications) to the employees of Pivotal or its Subsidiaries concerning the extent of the benefits provided under such Pivotal Plan, and (iv) for the two most recent years for which an annual report for the Pivotal Plan has been filed: (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.

(b) Neither Pivotal, its Subsidiaries or any member of their “controlled group” other than VMware, EMC Corp and each corporation, trade or business that would not be a member of a controlled group with Pivotal but for the ownership of Pivotal by VMware or EMC Corp (“Controlled Group”) (defined as any organization which is a member of a controlled, affiliated or otherwise related group of entities within the meaning of Code sections 414(b), (c), (m) or (o)) has within the past six years sponsored, maintained, contributed to or been required to contribute to or incurred any liability (contingent or otherwise) with respect to: (i) a “multiemployer plan” (within the meaning of ERISA section 3(37)), (ii) an “employee pension benefit plan,” within the meaning of section 3(2) of ERISA (“Pension Plan”) that is subject to Title IV of ERISA or section 412 of the Code, (iii) a Pension Plan that is a “multiple employer plan” as defined in section 413 of the Code, (iv) a “funded welfare plan” within the meaning of section 419 of the Code or (v) a “multiple employer welfare arrangement” within the meaning of section 3(40) of ERISA.

(c) With respect to the Pivotal Plans, except as would not be material to Pivotal and its Subsidiaries, taken as a whole:

(i) each Pivotal Plan has been operated in compliance with its terms and maintained in compliance in form and in operation with the applicable provisions of ERISA and the Code and all other applicable legal requirements;

(ii) no prohibited transaction, as described in section 406 of ERISA or section 4975 of the Code has occurred with respect to any Pivotal Plan, and all contributions required to be made under the terms of any Pivotal Plan have been timely made;

(iii) each Pivotal Plan intended to be qualified under section 401(a) of the Code has received a currently-applicable favorable determination, advisory or opinion letter, as applicable, from the IRS that it is so qualified and, to the knowledge of Pivotal, (x) nothing has occurred since the date of such letter that would reasonably be expected to cause the loss of the sponsor’s ability to rely upon such letter, and (y) nothing has occurred that would reasonably be expected to result in the loss of the qualified status of such Pivotal Plan;

(iv) there is no Legal Proceeding (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the knowledge of Pivotal, threatened, relating to the Pivotal Plans, any fiduciaries thereof with respect to their duties to the Pivotal Plans or the assets of any of the trusts under any of the Pivotal Plans (other than routine claims for benefits) nor are there facts or circumstances that exist that would reasonably be expected to give rise to any such actions;

(v) none of Pivotal or its Subsidiaries has incurred any direct or indirect liability under ERISA, the Code or other applicable Laws in connection with the termination of, withdrawal from or failure to fund, any Pivotal Plan or other retirement plan or arrangement, and no fact or event exists that would reasonably be expected to give rise to any such liability;

(vi) Pivotal and its Subsidiaries do not maintain any Pivotal Plan that is a “group health plan” (as such term is defined in section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of section 601, et seq. of ERISA, section 4980B(b) of the Code and the Patient Protection and Affordable Care Act, and Pivotal and its Subsidiaries are not subject to any liability, including additional contributions, fines, penalties or loss of Tax deduction as a result of such administration and operation;

(vii) none of the Pivotal Plans currently provides, or reflects or represents any liability to provide post-termination or retiree welfare benefits to any person for any reason, except as may be required by section 601, et seq. of ERISA and section 4980B(b) of the Code or other applicable similar Law regarding health care coverage continuation (collectively “COBRA”), and none of Pivotal, its Subsidiaries or any members of their Controlled Group has any liability to provide post-termination or retiree welfare benefits to any person, except to the extent required by statute or except with respect to a contractual obligation to reimburse any premiums such person may pay in order to obtain health coverage under COBRA;

(viii) with respect to each Pivotal Plan that is not subject exclusively to United States Law (a “Non-U.S. Benefit Plan”): (i) all employer and employee contributions to each Non-U.S. Benefit Plan required by applicable Law or by the terms of such Non-U.S. Benefit Plan or pursuant to any other contractual obligation (including contributions to all mandatory provident fund schemes) have been timely made in accordance with applicable Law; and (ii) each Non-U.S. Benefit Plan required to be registered with a regulatory authority has been so registered and has been maintained in good standing with applicable regulatory authorities; and

(ix) the execution and delivery of this Agreement and the consummation of the Merger will not, either alone or in combination with any other event, (A) entitle any current or former employee, officer, director or consultant of Pivotal or any Subsidiary to severance pay or other termination payment, or (B) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer, director or consultant.

(d) Neither Pivotal nor any Subsidiary is a party to any agreement, contract, arrangement or plan (including any Pivotal Plan) that would reasonably be expected to result, separately or in the aggregate, in connection with the transactions contemplated by this Agreement (either alone or in combination with any other events), in the payment of any “parachute payments” within the meaning of section 280G of the Code.

(e) Except as would not be material to Pivotal and its Subsidiaries, taken as a whole, each Pivotal Plan that is subject to section 409A of the Code has been maintained in compliance in form and operation with the requirements of section 409A of the Code. No current or former employee or other service provider is entitled to any gross-up, make-whole or other additional payment from Pivotal or any of its Subsidiaries in respect of any Tax (including federal, state, local or foreign income, excise or other Taxes (including Taxes imposed under section 409A or 4999 of the Code)) or interest or penalty or other liability related thereto.

Section 3.13 Labor Matters.

(a) No officer, director or management level employee of Pivotal or any of its Subsidiaries is the subject of a pending allegation of sexual harassment or assault, nor has any officer, director or management level employee of Pivotal or any of its Subsidiaries engaged in sexual harassment or assault or been accused of sexual harassment or assault within the last five years. Neither Pivotal nor any of its Subsidiaries has entered into any settlement agreements related to allegations of sexual harassment or misconduct by any employee.

(b) No employees are represented by any labor organization, including a union or works council, with respect to their employment with Pivotal or its Subsidiaries. Neither Pivotal nor any of its Subsidiaries is a party to any labor or collective bargaining agreement, enterprise agreement, modern or other award or other industrial instrument or labor union contract, or otherwise required to consult or negotiate with any labor organization, and there are no labor or collective bargaining agreements, enterprise agreements, modern or other awards or other industrial instruments or labor union contracts that pertain to the employees of Pivotal or its Subsidiaries.

(c) Except as would not be material to Pivotal and its Subsidiaries, taken as a whole: (i) there are no complaints, charges or claims against Pivotal or any of its Subsidiaries pending or, to the knowledge of Pivotal, threatened with any Governmental Entity or based on, arising out of, in connection with or otherwise relating to the employment or termination of employment, classification of any individual as exempt or non-exempt, classification of any individual as an employee or non-employee or failure to employ by Pivotal or any of its Subsidiaries, of any individual and (ii) each of Pivotal and its Subsidiaries is, and has been, in compliance, in all material respects, with all Laws relating to employment, including all such Laws relating to wages, hours, meal and rest periods, overtime, equitable payment of wages based on gender, race and ethnicity, social benefits contributions, severance pay, the Worker Adjustment Retraining and Notification Act of 1988, as amended (the “WARN Act”) and similar Laws, collective bargaining, discrimination, civil rights, safety and health, immigration, discrimination, retaliation, workers’ compensation and the collection and payment of withholding or social security taxes and any similar Tax. There has been no “mass layoff” or “plant closing” (as defined by the WARN Act) with respect to Pivotal or any of its Subsidiaries within the twelve months prior to the date of this Agreement, and Pivotal has no plans to undertake any action before the Closing that would trigger the WARN Act or similar applicable Laws.

(d) Except as would not, individually or in the aggregate, be material to Pivotal and its Subsidiaries, taken as a whole, each of Pivotal and its Subsidiaries is in compliance with all applicable immigration Laws, including visa and employment authorization requirements. No visa or employment authorization held by an employee of Pivotal or any of its Subsidiaries will expire during the six-month period after the date hereof.

Section 3.14 Environmental Matters.

(a) Except as, individually or in the aggregate, would not have a Material Adverse Effect, (i) Pivotal and each of its Subsidiaries have conducted their respective businesses in compliance with all, and have not violated any, applicable Environmental Laws; (ii) Pivotal and its Subsidiaries have obtained all Permits of all Governmental Entities and any other Person that are required under any Environmental Law; (iii) there has been no release of any Hazardous Substance by Pivotal or any of its Subsidiaries or any other Person in any manner that has given or would reasonably be expected to give rise to any remedial or investigative obligation, corrective action requirement or liability of Pivotal or any of its Subsidiaries under applicable Environmental Laws; (iv) neither Pivotal nor any of its Subsidiaries has received any claims, notices, demand letters or requests for information (except for such claims, notices, demand letters or requests for information the subject matter of which has been resolved prior to the date of this Agreement) from any federal, state, local, foreign or provincial Governmental Entity or any other Person asserting that Pivotal or any of its Subsidiaries is in violation of, or liable under, any Environmental Law; (v) no Hazardous Substance has been disposed of, arranged to be disposed of, released or transported in violation of any applicable Environmental Law, or in a manner that has given rise to, or that would reasonably be expected to give rise to, any liability under any Environmental Law, in each case, on, at, under or from any current or former properties or facilities owned or operated by Pivotal or any of its Subsidiaries or as a result of any operations or activities of Pivotal or any of its Subsidiaries at any location and, to the knowledge of Pivotal, Hazardous Substances are not otherwise present at or about any such properties or facilities in amount or condition that has resulted in or would reasonably be expected to result in liability to Pivotal or any of its Subsidiaries under any Environmental Law; and (vi) neither Pivotal, its Subsidiaries nor any of their respective properties or facilities are subject to, or are threatened to become subject to, any liabilities relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law or any agreement relating to environmental liabilities.

(b) As used herein, “Environmental Law” means any Law relating to (i) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface and subsurface soils and strata, wetlands, plant and animal life or any other natural resource) or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances.

(c) As used herein, “Hazardous Substance” means any substance listed, defined, designated, classified or regulated as a waste, pollutant or contaminant or as hazardous, toxic, radioactive or dangerous or any other term of similar import under any Environmental Law, including but not limited to petroleum.

Section 3.15 Taxes.

(a) Each of the material Tax Returns required by applicable Law to be filed by or on behalf of Pivotal and its Subsidiaries (the “Pivotal Returns”): (i) has been filed when due (including extensions); and (ii) is true, complete and correct in all material respects, and prepared in compliance with all applicable Laws. All material Taxes due or required to be paid or withheld and remitted by Pivotal and its Subsidiaries have been paid or withheld and remitted, other than any Taxes for which adequate reserves have been established in accordance with section 3.15(b) below. Pivotal has delivered or Made Available to VMware (i) copies of all material Tax Returns (and related workpapers) for Pivotal and its Subsidiaries for all taxable periods since inception and (ii) complete and correct copies of all material Tax rulings requested by or with respect to Pivotal or any Subsidiary.

(b) No material claim or proceeding is pending or, to Pivotal’s knowledge, has been threatened against or with respect to Pivotal or any of its Subsidiaries in respect of any material Tax. There are no material unsatisfied liabilities for Taxes (including liabilities for related expenses) with respect to any notice of deficiency or similar document received by Pivotal or any of its Subsidiaries with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Pivotal or its Subsidiaries and with respect to which adequate reserves for payment have been established on the balance sheet of Pivotal). No extension or waiver of the limitation period applicable to any of the material Pivotal Returns has been granted (by Pivotal or any other Person), and no such extension or waiver has been requested by Pivotal. No audit of any material Pivotal Return is presently in progress. There are no material liens for Taxes upon any of the assets of Pivotal or any Subsidiary of Pivotal except Permitted Liens (defined below). No material issues relating to Taxes were raised by the relevant Taxing Authority in any completed audit or examination that would reasonably be expected to recur in a later taxable period.

(c) No written claim or, to Pivotal’s knowledge, other claim has been made by any Taxing Authority in a jurisdiction where neither Pivotal nor any Subsidiary of Pivotal files a Tax Return that Pivotal or any of its Subsidiaries is or may be subject to Tax by that jurisdiction. Neither Pivotal nor any of its Subsidiaries is or has ever been subject to net income Tax in any country other than its country of incorporation by virtue of having a permanent establishment, other place of business or taxable presence in that country.

(d) Neither Pivotal nor any of its Subsidiaries will be required to include any material item of income in, or to exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of any closing agreement, installment sale or open transaction on or prior to the Closing Date, any accounting method change or agreement with any Tax authority, any prepaid amount received on or prior to the Closing Date, any intercompany transaction or excess loss account described in section 1502 of the Code (or any corresponding provision of state, local or foreign Law), or any election pursuant to section 108(i) of the Code (or any similar provision of state, local or foreign Law) made with respect to any taxable period ending on or prior to the Closing Date.

(e) Neither Pivotal nor any of its Subsidiaries is party to, bound by, or has any contractual obligation under any Tax Sharing Agreement.

(f) Pivotal and each of its Subsidiaries has not constituted either a “distributing corporation” or a “controlled corporation” within the meaning of section 355(a)(1)(A) of the Code in a distribution of stock intended to be governed by section 355 of the Code in the two years prior to the date of this Agreement.

(g) To Pivotal’s knowledge: (i) neither Pivotal nor any of its Subsidiaries has been a member of an affiliated group of corporations within the meaning of section 1504 of the Code or within the meaning of any similar applicable Law to which Pivotal or any of its Subsidiaries may be subject, other than the affiliated group of which Dell or Pivotal is the common parent; and (ii) other than on account of being a member of the affiliated group of which Dell or Pivotal is the common parent, neither Pivotal nor any of its Subsidiaries has any material liability for the Taxes of another Person under Treasury Regulations section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) or as a transferee or successor or by operation of Law (other than by Contract).

(h) Pivotal has not participated, nor is it currently participating, in a “Listed Transaction” or a “Reportable Transaction” within the meaning of Treasury Regulation section 1.6011-4(b)(2) or in a similar transaction under any corresponding or similar applicable Law.

(i) No non-U.S. Subsidiary of Pivotal (i) has or has had any trade or business or permanent establishment within the United States; or (ii) is or was a “surrogate foreign corporation” within the meaning of section 7874(a)(2)(B) of the Code or is treated as a U.S. corporation under section 7874(b) of the Code.

Section 3.16 Material Contracts.

(a) Section 3.16 of the Pivotal Disclosure Letter lists (1) the EMC-Pivotal Customer Contracts and (2) each Contract of the following types, other than a Pivotal Plan or any Contract solely among Pivotal or any of its Subsidiaries, on the one hand, and VMware or any of its Subsidiaries, on the other hand, to which Pivotal or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound:

(i) any Contract that would be required to be filed by Pivotal as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by Pivotal on a Current Report on Form 8-K;

(ii) any Contract that limits the ability of Pivotal or any of its Subsidiaries in a material manner, to compete in any line of business or with any Person or in any geographic area, which business or geographic area is material to Pivotal and its Subsidiaries, taken as a whole, or that materially restricts the right of Pivotal and its Subsidiaries in a material manner to sell to or purchase from any Person or to hire any Person, or that grants the other party or any third Person “most favored nation” status or any type of special discount rights;

(iii) any Contract with respect to the formation, creation, operation, management or control of a joint venture, partnership, limited liability or other similar agreement or arrangement;

(iv) any Contract relating to Indebtedness and having an outstanding principal amount in excess of $1,000,000;

(v) any Contract involving the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests for aggregate consideration (in one or a series of transactions) under such Contract of $1,000,000 or more (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practice);

(vi) any Contract that by its terms calls for aggregate payment (including royalties) by Pivotal and its Subsidiaries under such Contract of more than $5,000,000 over the remaining term of such Contract;

(vii) any Contract pursuant to which Pivotal or any of its Subsidiaries has continuing indemnification, guarantee, “earn-out” or other contingent payment obligations, in each case that could result in payments in excess of $5,000,000, other than indemnification arrangements arising pursuant to Contracts with customers relating to Pivotal Products in the ordinary course of business;

(viii) any Contract that is a license agreement, covenant not to sue agreement or co-existence agreement or similar agreement that is material to the business of Pivotal and its Subsidiaries, taken as a whole, to which Pivotal or any of its Subsidiaries is a party and (a) licenses in Intellectual Property owned by a third party, or (b) licenses out Intellectual Property owned by Pivotal or its Subsidiaries or agrees not to assert or enforce Intellectual Property owned by Pivotal or such Subsidiary, other than, in the case of (a), (1) non-exclusive licenses for software or a cloud service that is generally commercially available and not embedded in, integrated or bundled with a Pivotal Product, and (2) Open Source Licenses, and in the case of (b), (3) non-exclusive licenses granted to any Person in the ordinary course of business where the license is granted for the purpose of the Person’s provision of services to Pivotal or any of its Subsidiaries, including such Contracts with individual employees or independent contractors, and in the case of (a) and (b), (4) non-exclusive licenses relating to Pivotal Products with customers and potential customers of Pivotal or any of its Subsidiaries entered into in the ordinary course of business, (5) stand-alone confidentiality agreements entered into in the ordinary course of business and (6) Contracts with VMware, EMC Corp, Dell or any of their Affiliates;

(ix) any Contract that obligates Pivotal or any of its Subsidiaries to make any capital commitment, loan or expenditure in an amount in excess of $5,000,000;

(x) any Contract not entered into in the ordinary course of business between Pivotal or any of its Subsidiaries, on the one hand, and any Affiliate thereof other than any Subsidiary of Pivotal, Dell, EMC Corp, VMware or any of their respective Affiliates;

(xi) any Current Government Contract;

(xii) any Material Customer Contract with a Top Customer; or

(xiii) any Contract to which Pivotal or any of its Subsidiaries is a party and pursuant to which Intellectual Property owned by a third party is exclusively licensed (or similar exclusive rights are granted) to Pivotal or any of its Subsidiaries, excluding Intellectual Property that is not material to the business of Pivotal and its Subsidiaries, taken as a whole.

Each contract of the type described in subsection (a)(1) and subsection (a)(2) clauses (i) through (xiii) is referred to herein as a “Material Contract.”

(b) (i) Each Material Contract is valid and binding on Pivotal and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and to the knowledge of Pivotal, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except where the failure to be valid, binding, enforceable and in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; (ii) Pivotal and each of its Subsidiaries, and, to the knowledge of Pivotal, each other party thereto, has performed all obligations required to be performed by it under each Material Contract, other than any obligations for which the failure to perform would not be material to Pivotal and its Subsidiaries, taken as a whole; and (iii) there is no default under any Material Contract by Pivotal or any of its Subsidiaries or, to the knowledge of Pivotal, any other party thereto, and no event or condition has occurred that constitutes, or, after notice or lapse of time or both, would constitute, a default on the part of Pivotal or any of its Subsidiaries or, to the knowledge of Pivotal, any other party thereto under any such Material Contract, nor has Pivotal or any of its Subsidiaries received any notice of any such default, event or condition, except where any such default, event or condition, individually or in the aggregate, would not have a Material Adverse Effect. Pivotal has Made Available to VMware true and complete copies of all Material Contracts, including all amendments thereto.

Section 3.17 Insurance. Except for those matters that would not have a Material Adverse Effect, Pivotal and each of its Subsidiaries is covered by valid and currently effective insurance policies issued in favor of Pivotal or one or more of its Subsidiaries that are customary and adequate for companies of similar size in the industries and locations in which Pivotal operates. With respect to each such insurance policy, (a) such policy is in full force and effect and all premiums due thereon have been paid, (b) neither Pivotal nor any of its Subsidiaries is in breach or default, and has not taken any action or failed to take any action which (with or without notice or lapse of time, or both) would constitute such a breach or default, or would permit termination or modification of, any such policy, (c) to the knowledge of Pivotal, no insurer issuing any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation, and (d) no notice of cancellation or termination has been received with respect to any such policy, nor will any such cancellation or termination result from the consummation of the transactions contemplated hereby, except, in each case, for such breaches or defaults or terminations or modifications that would not have a Material Adverse Effect.

Section 3.18 Properties.

(a) Pivotal and its Subsidiaries do not own any real property.

(b) Except as would not, individually or in the aggregate, be material to Pivotal and its Subsidiaries, taken as a whole, Pivotal or one of its Subsidiaries has a valid leasehold interest in all of its real properties and tangible assets that are necessary for Pivotal and its Subsidiaries to conduct their respective businesses as currently conducted, free and clear of all Liens other than (i) Liens for Taxes and assessments not yet past due or the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the ordinary course of business of Pivotal or such Subsidiary, (iii) any such matters of record, Liens and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of Pivotal and its Subsidiaries as currently conducted, (iv) Liens specifically reflected on the Most Recent Pivotal Balance Sheet, (v) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, (vi) zoning, building and other similar codes and regulations which are not violated in any material respect by the use and operation of any property of Pivotal and its Subsidiaries, (vii) Liens, easements, rights-of-way, covenants and other similar restrictions that have been placed by any developer, landlord or other Person on property over which Pivotal or any of its Subsidiaries has easement rights or on any property leased by Pivotal or any of its Subsidiaries and subordination or similar agreements relating thereto, in each case that do not adversely affect in any material respect the occupancy or use of any property of Pivotal and its Subsidiaries, and (viii) transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities Laws (“Permitted Liens”). Section 3.18(a) of the Pivotal Disclosure Letter sets forth a true and complete list of all real property leased for the benefit of Pivotal or any of its Subsidiaries pursuant to a Contract providing for annual aggregate rent in excess of $5,000,000. Except as would not have, individually or in the aggregate, a Material Adverse Effect, the tangible personal property currently used in the operation of the business of Pivotal and its Subsidiaries is in good working order (reasonable wear and tear excepted).

(c) Each of Pivotal and its Subsidiaries has complied with the terms of all leases to which it is a party, and all such leases are in full force and effect, except for any such noncompliance or failure to be in full force and effect that, individually or in the aggregate, would not have a Material Adverse Effect. Each of Pivotal and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, except for any such failure to do so that, individually or in the aggregate, would not have a Material Adverse Effect.

This section 3.18 does not relate to intellectual property, which is the subject of section 3.19.

Section 3.19 Intellectual Property.

(a) Section 3.19(a) of the Pivotal Disclosure Letter sets forth, as of the date of this Agreement, a true, correct and complete list of all Pivotal Intellectual Property Registrations in each case listing, as applicable,

(i) the current owner, (ii) the jurisdiction where the application or registration has been registered or filed (or, for Domain Names, the applicable registrar), (iii) the application or registration number, and (iv) the filing date or issuance, registration or grant date.

(b) To the knowledge of Pivotal (i) each of the Pivotal Intellectual Property Registrations is valid, enforceable and subsisting, and (ii) as of the date hereof, there are no materials, information, facts or circumstances that would render any of the Pivotal Intellectual Property Registrations invalid or unenforceable, in each case of (i) and (ii), except as, individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole.

(c) Pivotal and its Subsidiaries own and have good and exclusive title to, collectively, any and all Owned Pivotal Intellectual Property and Owned Pivotal Technology, free and clear of any Liens (other than Permitted Liens or Ordinary Course Licenses Out), except as, individually or in the aggregate, would not be material to Pivotal or its Subsidiaries taken as a whole. The Pivotal Intellectual Property and Pivotal Technology (including Pivotal Data) constitute all Intellectual Property and Technology necessary and sufficient for Pivotal and its Subsidiaries to conduct their business as currently conducted, except as, individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole; provided, that the foregoing shall not be deemed to be a representation, warranty or covenant of non-infringement of the Intellectual Property of any third party.

(d) There is no Legal Proceeding (including interference, derivation, reexamination, inter partes review, ex parte reexamination, inter partes reexamination, post-grant review or covered business method review, reissue, opposition, nullity or cancellation proceedings) pending or, to the knowledge of Pivotal, threatened against or affecting Pivotal or any of its Subsidiaries or Order entered against Pivotal or any of its Subsidiaries, in each case that relates to any Owned Pivotal Intellectual Property, Owned Pivotal Technology, or Pivotal Products, other than any Legal Proceeding that, individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole.

(e) Neither Pivotal nor any of its Subsidiaries is subject to an obligation to grant licenses, covenants not to sue or similar rights to any Person under any Owned Pivotal Intellectual Property or Owned Pivotal Technology in connection with any membership or participation in, or contribution to, any standards-setting bodies, industry groups, patent non-assertion pacts or pooling arrangements or similar organizations (“Standards Organizations”). No Patent included in the Owned Pivotal Intellectual Property (A) is, or (B) has been identified by Pivotal or any of its Subsidiaries or, to the knowledge of Pivotal, any other Person, as essential to any Standards Organization or any standard promulgated by any Standards Organization.

(f) Each of Pivotal and its Subsidiaries has required each current and former employee, contractor and consultant of Pivotal and its Subsidiaries who has contributed to the creation or development of any Pivotal Products, or any Intellectual Property or Technology created or developed for or on behalf of Pivotal or its Subsidiaries, to sign (and each has signed) a valid and enforceable agreement that includes (i) confidentiality obligations in favor of Pivotal or the applicable Subsidiary, and (ii) a present assignment to Pivotal or the applicable Subsidiary of all right, title and interest in and Intellectual Property and Technology created or developed by such Person within the scope of such Person’s employment by or engagement with Pivotal or the applicable Subsidiary, and (iii) a waiver of any moral rights (to the extent possible under applicable Law) such Person may possess in such Intellectual Property and Technology (collectively, the “Invention Assignment Agreements”), except in respect of Intellectual Property or Technology that, individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole. To the knowledge of Pivotal, no Person who has executed an Invention Assignment Agreement is in default or breach of such Invention Assignment Agreement, except in respect of Intellectual Property or Technology that, individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole.

(g) The operation of the business of Pivotal or its Subsidiaries as currently or, previously conducted (including the use, importation, export, sale, offering for sale, provision, reproduction, display, performance, modification, licensing, disclosure, support, commercialization, maintenance or other exploitation of Pivotal Products as currently conducted or previously conducted by Pivotal or its Subsidiaries) does not infringe, misappropriate or violate and has not infringed, violated or misappropriated any rights of any Person (including any right to privacy), or constitute or has constituted unfair competition or trade practices, except as, individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole. Neither Pivotal nor any of its Subsidiaries has received (i) written (or to the knowledge of Pivotal, unwritten) notice in the five year period immediately preceding the date of this Agreement from any Person of any claim or threatened claim (A) alleging any infringement, misappropriation, misuse or other violation or unfair competition or trade practices with respect to any Intellectual Property or Technology, (B) alleging that Pivotal or any of its Subsidiaries must license or obtain a release from any Person or refrain from using any Intellectual Property or Technology, or (C) challenging the validity, enforceability, effectiveness or ownership by Pivotal or any of its Subsidiaries of any of the Owned Pivotal Intellectual Property or Owned Pivotal Technology, or (ii) a request, recommendation or invitation to license or secure other rights with respect to any Patents, in each case of (i) and (ii) except as, individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole.

(h) To the knowledge of Pivotal, no Person has infringed, misappropriated, misused or violated, or is infringing, misappropriating, misusing or violating, any Owned Pivotal Intellectual Property or Owned Pivotal Technology (other than Patents), except as would not have a Material Adverse Effect. Neither Pivotal nor any of its Subsidiaries has made any claim against any Person alleging any infringement, misappropriation, misuse or violation of any Owned Pivotal Intellectual Property or Owned Pivotal Technology (other than Patents), except as would not have a Material Adverse Effect.

(i) Neither this Agreement nor any transactions contemplated hereby will result in, under or pursuant to any Contract to which Pivotal or any of its Subsidiaries is a party or by which any assets or properties of Pivotal or any of its Subsidiaries are bound (and no such Contract purports to cause or result in), any Person (other than VMware or any of its Affiliates) being granted (a) rights or access to, or the placement in or release from escrow of, any Owned Pivotal Software source code, or (b) any license, immunity, authorization, covenant not to sue or other right under or with respect to any Owned Pivotal Intellectual Property or Owned Pivotal Technology, other than in each case pursuant to any Contract to which VMware or any of its Affiliates is a party as of the date of this Agreement and except as, individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole. Neither Pivotal or any of its Subsidiaries is a party to any Contract that expressly requires Pivotal or any of its Subsidiaries to cause a Person that acquires Pivotal or any of its Subsidiaries (“Pivotal Acquirer”) to grant a license to, or covenant not to sue under, any Intellectual Property or Technology owned or controlled by the Pivotal Acquirer (other than any Pivotal Intellectual Property), other than in each case (x) pursuant to any Contract to which VMware or any of its Affiliates (other than Pivotal or any of its Subsidiaries) is a party as of the date of this Agreement, (y) by operation of Contract terms generally applicable to Affiliates, acquirers, successor and assigns, and (z) as would not be or would not reasonably be expected to be material to VMware and its Subsidiaries, taken as a whole.

(j) All use and distribution of Pivotal Products and Open Source Materials by or through Pivotal and its Subsidiaries is in compliance with all Open Source Licenses applicable thereto, including all copyright notice and attribution requirements, except to the extent that the failure of any of the foregoing to be true and correct would not, individually or in the aggregate, be material to Pivotal and its Subsidiaries taken as a whole. Except with respect to Software as to which Pivotal owns the copyrights and has licensed out under an Open Source License other than a Copyleft License, neither Pivotal nor its Subsidiaries has incorporated or embedded any Open Source Materials into, or combined, linked or distributed any Open Source Materials with, any Pivotal Products or otherwise used any Open Source Materials, in each case, in a manner that currently requires or has required the Pivotal Products, any portion thereof, or any Owned Pivotal Technology or Owned Pivotal Intellectual Property, to (a) in the case of Software, be made available or distributed in a form other than binary (e.g., source code form), (b) be licensed for the purpose of preparing of derivative works, (c) be licensed under terms that allow the Pivotal Products or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of Law), or (d) be redistributable at no license fee; in each case, except to the extent that the failure of any of the foregoing to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect.

(k) Immediately following the Effective Time, the Surviving Corporation will be permitted to exercise all of Pivotal’s and its Subsidiaries’ rights under Contracts involving material Intellectual Property or material Technology owned by a third party, to the same extent Pivotal and its Subsidiaries would have been able to had the transactions contemplated hereby not occurred and without being required to pay any additional amounts or consideration other than fees, royalties or payments that Pivotal or any of its Subsidiaries would otherwise have been required to pay had such transactions not occurred, except as individually or in the aggregate, would not be material to Pivotal or its Subsidiaries taken as a whole.

(l) Each of Pivotal and its Subsidiaries has taken commercially reasonable steps to protect and maintain the confidentiality of, and the rights of Pivotal and the applicable Subsidiary in, Pivotal’s and the applicable Subsidiary’s Confidential Information, except in respect of Confidential Information that, individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole. To the knowledge of Pivotal, no current or former employee, contractor or consultant of Pivotal or any of its Subsidiaries has disclosed, or has permitted any other Person to disclose, any Confidential Information (including with respect to any Pivotal Intellectual Property) in violation of any such agreement, except to the extent that the failure of the foregoing to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect.

(m) To the knowledge of Pivotal, all Owned Pivotal Software is and all Pivotal Products are free from any defect or programming, design, or documentation error that would have an adverse effect on the operation or use of the Owned Pivotal Software or Pivotal Products, except as would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of Pivotal, none of the Owned Pivotal Software or Pivotal Products contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus” or “worm” (as such terms are commonly understood in the software industry), except as would not, individually or in the aggregate, have a Material Adverse Effect.

(n) To the knowledge of Pivotal, the computer systems, Data processing systems, facilities and services used by or for Pivotal and its Subsidiaries, including all Software, hardware, networks, communications facilities, platforms, and related systems and services (collectively, “Systems”), are adequate and sufficient for the needs and operations of Pivotal and its Subsidiaries, except to the extent that the failure of the foregoing to be true and correct would not have a Material Adverse Effect. Since the Pivotal IPO Date, (i) there has been no failure with respect to any Systems that has had an adverse effect on the operations of Pivotal or any of its Subsidiaries and (ii) to the knowledge of Pivotal, there has been no unauthorized access to or use of (A) any Systems (or any Software, information or Data stored thereon); (B) the Confidential Information in Pivotal’s or its Subsidiaries’ possession, custody or control; or (C) the Pivotal Data, in each case, collected, held or otherwise managed by or on behalf of Pivotal or any of its Subsidiaries, except to the extent that the failure of any of the foregoing to be true and correct would not have a Material Adverse Effect.

(o) All technical data, computer software and computer software documentation (as those terms are defined under the Federal Acquisition Regulation and its supplemental regulations), if any, developed, delivered or used under or in connection with the Government Contracts that Pivotal or one of its Subsidiaries is a party to have been properly and sufficiently marked and protected so that no more than the minimum rights or licenses required under applicable regulations and such Government Contract terms, if any, have been provided, except as, individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole. All disclosures, elections and notices required by applicable regulations and such Government Contract terms to protect ownership of inventions developed, conceived or first actually reduced to practice under such Government Contracts related to the Intellectual Property have been made and provided in accordance with applicable Law, except as, individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole.

(p) No government, university, college, other educational institution, research center or non-profit institution (collectively, “Institutions”) provided or provides facilities, personnel or funding for the creation or development of any Owned Pivotal Intellectual Property, Owned Pivotal Technology or Pivotal Product, except as individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole. No Institutions have any rights in or with respect to any Owned Pivotal Intellectual Property, Owned Pivotal Technology or Pivotal Products or any Intellectual Property or Technology made by any current or former employee, contractor or consultant of Pivotal that relate in any manner to Owned Pivotal Intellectual Property, Owned Pivotal Technology or the Pivotal Products, except as, individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole. No current or former employee, contractor or consultant of Pivotal who was or is involved in, or who contributed or contributes to, the creation or development of any Owned Pivotal Intellectual Property or Owned Pivotal Technology has performed services for any Institution during a period of time during which such employee, contractor or consultant was also performing services for Pivotal or any of its Subsidiaries, except as, individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole would not have a Material Adverse Effect.

Section 3.20 Certain Payments. None of Pivotal, any of its Subsidiaries or any of their respective directors, officers, employees, distributors, independent sales representatives, resellers, intermediaries or agents or any other Person acting on behalf of any such Person have, with respect to the business of Pivotal or any of its Subsidiaries, directly or indirectly: (i) taken any action that would cause it to be in violation of the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act or any applicable anti-corruption or anti-bribery law that implemented the OECD Convention on Combating Bribery of Foreign Public Officials in Business Transactions or any other similar Law applicable to the conduct of business with Governmental Entities (collectively, the “Applicable Anti-Corruption Laws” ), (ii) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to any political activity or (iii) offered, paid, promised to pay or authorized a payment, of any money or other thing of value (including any commission payment, fee, gift, sample, travel expense or entertainment), or any payment related to political activity, to any of the following Persons for the purpose of unlawfully influencing any act or decision of such Person in his official capacity, including inducing such Person to do or omit to do any act in violation of the lawful duty of such official, securing any improper advantage, or inducing such Person to use his or her influence with a foreign government or an instrumentality thereof to affect or to influence any act or decision of such government or instrumentality, in order to assist Pivotal or any of its Subsidiaries in obtaining or retaining business for or with, or directing the business to, any Person: (A) any Person who is an agent, representative, official, officer, director, or employee of any non-U.S. government or any department, agency, or instrumentality thereof (including officers, directors, and employees of state-owned, operated or controlled entities) or of a public international organization; (B) any Person acting in an official capacity for or on behalf of any such government, department, agency, instrumentality, or public international organization; (C) any political party or official thereof; (D) any candidate for political or political party office (such recipients described in paragraphs (A), (B), (C) and (D) of this subsection collectively, “Government Officials”); or (E) any other individual or entity while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any Government Official. Pivotal has established sufficient internal controls and procedures to ensure compliance with Applicable Anti-Corruption Laws and has Made Available all of such documentation. The books, records and accounts of Pivotal and its Subsidiaries have at all times accurately and fairly reflected, in reasonable detail, the transactions and dispositions of their respective funds and assets. There have never been any false or fictitious entries made in the books, records or accounts of Pivotal or any of its Subsidiaries relating to any illegal payment or secret or unrecorded fund, and neither Pivotal nor any of its Subsidiaries has established or maintained a secret or unrecorded fund. There is no current, pending, or, to the knowledge of Pivotal, threatened Legal Proceedings, investigations, or complaints related in any way to the Pivotal business against Pivotal or any of its affiliated entities or any director, officer, agent, employee, or Representative of Pivotal with respect to any Applicable Anti-Corruption Laws.

Section 3.21 Customers. Section 3.21 of the Pivotal Disclosure Letter sets forth a true, correct and complete list of the top 20 customers of Pivotal, as measured by annual recurring revenue as of May 3, 2019 (the “Top

Customers”). No Top Customer or any customer which individually accounted for more than 10% of Pivotal’s consolidated revenues during the 12 month period preceding the date hereof, has canceled or otherwise terminated or, to the knowledge of Pivotal, threatened to cancel, terminate or otherwise materially and adversely alter the terms of its business with Pivotal. Neither Pivotal nor any of its Subsidiaries is involved in any material dispute with any Top Customer or has been notified by or has notified any such Top Customer, in writing, of any breach or violation of any contract or agreement with any such Top Customer.

Section 3.22 Privacy and Data Security.

(a) Each of Pivotal and its Subsidiaries have complied in all material respects with all applicable Laws and with their own respective privacy policies relating to the collection, storage, use, disclosure and transfer of any Personal Data collected by or on behalf of Pivotal or any of its Subsidiaries, and none of them has received a complaint from any Governmental Entity regarding its collection, use or disclosure of Personal Data that is pending or unresolved, except as would not, individually or in the aggregate, be material to Pivotal and its Subsidiaries, taken as a whole. For the purposes of this Agreement, “Personal Data” means information held by Pivotal or its Subsidiaries that can reasonably be used to identify an individual natural person, including name, street address, telephone number, email address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or biometric identifiers, or any other information defined as “personal data,” “personally identifiable information,” “individually identifiable health information,” “protected health information” or “personal information” under any applicable Law and that is regulated by such Law.

(b) To the knowledge of Pivotal, each of Pivotal and its Subsidiaries has not experienced any material unauthorized access to or other breach of security with respect to the information technology systems that are material to Pivotal and its Subsidiaries, except as would not, individually or in the aggregate, be material to Pivotal and its Subsidiaries, taken as a whole.

(c) Pivotal and its Subsidiaries have established policies and procedures for responding, and have complied with any obligations relating, to data subject requests for access, rectification, deletion, portability or objections to Processing of Personal Data or other rights under applicable Privacy Laws, except as would not, individually or in the aggregate, be material to Pivotal and its Subsidiaries, taken as a whole. To the knowledge of Pivotal, to extent Pivotal or any of its Subsidiaries have entered into Contracts with any third parties who are Processing Personal Data on behalf of Pivotal or any of its Subsidiaries, such third parties are in compliance with such Contracts and all applicable Privacy Laws, except as would not, individually or in the aggregate, be material to Pivotal and its Subsidiaries, taken as a whole. “Privacy Laws” mean all applicable Laws, rules and industry standards relating to data privacy, data protection and data security (including the General Data Protection Regulation of the European Union). “Processing” means, with respect to Personal Data, the use, collection, capture, scraping, processing, storage, recording, organization, arrangement, selection, aggregation, adaption, alteration, transfer (including cross-border transfers), retrieval, consultation, disclosure, dissemination, visualization, destruction, instruction, training or other learning of such information or combination of such information.

Section 3.23 Export Approvals.

(a) In the past three years, Pivotal and each of its Subsidiaries and each of its and their directors and officers have at all times conducted their export transactions in compliance in all material respects with all trade Laws and, to the knowledge of Pivotal, no agent, employee, consultant, representative or other Person acting on behalf of Pivotal or any of its Subsidiaries has, directly or indirectly, violated any provision of any trade Law. Without limiting the foregoing:

(i) Pivotal and its Subsidiaries have obtained all material export licenses, license exceptions and other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations, classifications and filings with any Governmental Entity required for (A) the export, import and re-export of products, services, software and technologies and (B) releases of technologies and software to foreign nationals located in the United States and abroad (“Export Approvals”):

(ii) Pivotal and its Subsidiaries are in compliance in all material respects with the terms of all Export Approvals;

(iii) there are no pending or, to the knowledge of Pivotal, threatened claims against Pivotal or its Subsidiaries with respect to such Export Approvals;

(iv) to the knowledge of Pivotal, there are no Legal Proceedings, conditions, or circumstances pertaining to Pivotal’s or its Subsidiaries’ export, re-export or import transactions that may give rise to any future claims; and

(v) no Export Approvals for the transfer of export licenses to VMware or the Surviving Corporation are required, or such Export Approvals can be obtained expeditiously without material cost.

(b) Section 3.23(b) of Pivotal Disclosure Letter sets forth, as of the date of this Agreement, the U.S. export control classifications applicable to Pivotal Products, Owned Pivotal Software and Pivotal Technology, and the basis for such classification. Pivotal, its Subsidiaries and their respective directors, officers, employees, distributors or agents do not (i) possess any information of the United States government that is classified for national security purposes pursuant to Executive Order 13526 or any related executive order, statute or regulation (“Classified Information”) or (ii) access Classified Information. Pivotal does not possess a facility security clearance administered by the Defense Security Service pursuant to the National Industrial Security Program Operating Manual (DoD 5220.22-M). None of Pivotal or its Subsidiaries engage in activities subject to the International Traffic in Arms Regulations.

Section 3.24 Government Contracts.

(a) Pivotal has Made Available to VMware, all Government Contracts that are Material Customer Contracts (the “Current Government Contracts”).

(b) No Current Government Contract is the subject of bid or award protest proceedings or, to the knowledge of Pivotal, is reasonably likely to become the subject of bid or award protest proceedings.

(c) With respect to each Current Government Contract: (A) Pivotal and each of its Subsidiaries and employees has complied in all material respects with all terms, conditions and Laws applicable to such Current Government Contract; (B) (i) neither Pivotal nor its Subsidiaries has received any written, or to the knowledge of Pivotal, oral notice from any Governmental Entity or any prime contractor, subcontractor or other Person stating that Pivotal or any of its Subsidiaries has violated any Law, and (ii) to Pivotal’s knowledge, there is no reasonable basis for such notification, in each case of this clause (B), except for any violations that would not be material, individually or in the aggregate, to Pivotal and its Subsidiaries, taken as a whole; (C) none of the execution, delivery or performance of this Agreement and the other documents contemplated by this Agreement does or will conflict with or result in a material breach of or material default under such Current Government Contract, except in the case of this clause (C), as individually or in the aggregate, would not have a Material Adverse Effect; and (D) the representations, certifications and warranties made by Pivotal and each of its Subsidiaries with respect to each Current Government Contract were accurate in all material respects as of their effective dates.

(d) No termination for default, cure notice or show cause notice that is material to Pivotal and its Subsidiaries, taken as a whole, has been issued or, to the knowledge of Pivotal, threatened, in writing, and remains unresolved with respect to any Current Government Contract. To the knowledge of Pivotal, no event, condition or omission has occurred or currently exists that would constitute grounds for such action.

(e) With respect to Current Government Contracts, no material amount of money due to Pivotal or any of its Subsidiaries is being withheld or offset. Neither any Governmental Entity nor any prime contractor or higher-tier subcontractor under a Government Contract has questioned or disallowed any material costs claimed under a Government Contract. To the knowledge of Pivotal, no facts exists which could give rise to a claim for price adjustment under any Government Contract. All invoices and claims under a Government Contract were current, accurate and complete, in all material respects, as of their submission date or were subsequently corrected.

(f) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) none of Pivotal, any of its Subsidiaries or, to Pivotal’s knowledge, any of their respective other Principals (as defined in Federal Acquisition Regulation 52.209-5) has been debarred, suspended or excluded, or to Pivotal’s knowledge, proposed for debarment, suspension or exclusion, from participation in or the award of Contracts or subcontracts for or with any Governmental Entity or doing business with any Governmental Entity, (ii) none of Pivotal or any of its Subsidiaries has received any written request to show cause, (iii) none of Pivotal or any of its Subsidiaries has been declared nonresponsible or ineligible, or otherwise excluded from participation in the award of any Contract with a Governmental Entity (excluding for this purpose ineligibility to bid on certain Contracts due to generally applicable bidding requirements), (iv) none of Pivotal or any of its Subsidiaries is for any reason listed on the List of Parties Excluded from Federal Procurement and Nonprocurement Programs, (v) neither Pivotal nor any of its Subsidiaries, nor any of their respective directors or officers, nor to Pivotal’s knowledge, any other employee is or has been under administrative, civil or criminal investigation, indictment or information by any Governmental Entity, with respect to the award or performance of any Government Contract, the subject of any actual or, to Pivotal’s knowledge, threatened in writing, “whistleblower” or “qui tam” lawsuit, audit (other than a routine contract audit) or investigation of Pivotal or any of its Subsidiaries with respect to any Government Contract, including any material irregularity, misstatement or omission arising thereunder or relating thereto alleged in writing, and, to Pivotal’s knowledge, there is no reasonable basis for any such investigation, indictment, lawsuit or audit, and (vi) neither Pivotal nor any of its Subsidiaries has made any (A), voluntary disclosure to any Governmental Entity with respect to any alleged material irregularity, misstatement, omission, fraud or price mischarging, or other violation of Law, arising under or relating to a Government Contract or (B) mandatory disclosure, pursuant to Federal Acquisition Regulation 52.203-13, to any Governmental Entity and, to Pivotal’s knowledge, there are no facts that would require mandatory disclosure thereunder.

(g) As of the date hereof, the employees of Pivotal and its Subsidiaries hold such security clearances as are required to perform the Current Government Contracts. Pivotal and its Subsidiaries are in compliance in all material respects with all applicable requirements of the Current Government Contracts relating to the safeguarding of and access to classified information and controlled unclassified information, and with all applicable provisions of the National Industrial Security Program Operating Manual, DOD 5220.22-M (February 28, 2006), including any applicable provisions of supplements, amendments or revised editions thereof.

Section 3.25 State Takeover Statutes. As of the date hereof and at all times on or prior to the Effective Time, the Pivotal Board has taken all actions so that the restrictions applicable to business combinations contained in section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the timely consummation of the Merger and the other transactions contemplated hereby and will not restrict, impair or delay the ability of VMware or Merger Sub, after the Effective Time, to vote or otherwise exercise all rights as a stockholder of Pivotal. No other “moratorium,” “fair price,” “business combination,” “control share acquisition” or similar provision of any state anti-takeover Law enacted under the DGCL (collectively, “Takeover Laws”) or any similar anti-takeover provision in the Pivotal Charter or Pivotal Bylaws is, or at the Effective Time will be, applicable to this Agreement, the Merger or any of the other transactions contemplated hereby.

Section 3.26 Related Persons Transactions. No present or former director, executive officer, stockholder, partner, member, employee or Affiliate of Pivotal or any of its Subsidiaries, nor any of such Person’s Affiliates or immediate family members (each of the foregoing, a “Related Person”), is a party to any Contract with or binding upon Pivotal or any of its Subsidiaries or any of their respective properties or assets or has any interest in any property owned by Pivotal or any of its Subsidiaries or has engaged in any transaction with any of the foregoing within the last 12 months, in each case, that is of a type that would be required to be disclosed in the Pivotal SEC Documents pursuant to Item 404 of Regulation S-K that has not been so disclosed.

Section 3.27 Brokers. No broker, investment banker, financial advisor or other Person, other than Morgan Stanley & Co. LLC (which has been retained by the Pivotal Special Committee) the fees and expenses of which will be paid by Pivotal, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Pivotal or any of its Subsidiaries. Pivotal has furnished to VMware a true and complete copy of any Contract between Pivotal and Morgan Stanley & Co. LLC pursuant to which Morgan Stanley & Co. LLC could be entitled to any payment from Pivotal or any of its Subsidiaries relating to the transactions contemplated hereby.

Section 3.28 Opinion of Financial Advisor. The Pivotal Special Committee has received the opinion of Morgan Stanley & Co. LLC, dated the date of this Agreement, to the effect that, as of such date, and based upon and subject to the various matters, limitations, qualifications and assumptions set forth therein the Class A Merger Consideration is fair from a financial point of view to the holders of the Class A Shares (other than Excluded Class A Shares and Dissenting Shares), a signed true and complete copy of such opinion has been or will promptly be provided to VMware.

Section 3.29 No Other Representations and Warranties. Except for the representations and warranties set forth in this Article III, in any certificate delivered pursuant to this Agreement or in the case of fraud, each of VMware and Merger Sub acknowledges and agrees that it shall have no remedy or claim with respect to any representation or warranty of any kind whatsoever, express or implied, at law or in equity, made or be deemed to have been made by or on behalf of Pivotal to VMware or Merger Sub (including with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of Pivotal or any of its Subsidiaries or the future business, operations or affairs of Pivotal or any of its Subsidiaries heretofore or hereafter delivered to or made available to VMware, Merger Sub or their respective Representatives or Affiliates), and subject to such exceptions Pivotal hereby disclaims any such representation or warranty, whether by or on behalf of Pivotal, notwithstanding the delivery or disclosure to VMware or Merger Sub, or any of their Representatives or Affiliates of any documentation or other information by Pivotal or any of its Representatives or Affiliates with respect to any one or more of the foregoing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF VMWARE AND MERGER SUB

Except as and to the extent disclosed in the documents filed with or furnished to the SEC by VMware since January 1, 2018 and publicly available two Business Days prior to the date of this Agreement (other than any disclosures set forth in any risk factor section, in any section relating to forward looking statements and any other disclosures included therein to the extent they are predictive, cautionary or forward-looking in nature), VMware and the Merger Sub represent and warrant to Pivotal as follows:

Section 4.1 Organization, Standing and Power. Each of VMware and Merger Sub (a) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (b) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (c) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clause (c) where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a VMware Material Adverse Effect. For purposes of this Agreement, “VMware Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that, individually or in the aggregate, would prevent the Merger or any of the other transactions contemplated by this Agreement or would reasonably be expected to do so or otherwise would prevent or reasonably be expected to prevent VMware or Merger Sub from performing its obligations hereunder. The certificate of incorporation and bylaws of each of VMware and Merger Sub are in full force and effect. Each of VMware and Merger Sub are not in violation of its certificate of incorporation or bylaws, except as would not have a VMware Material Adverse Effect.

Section 4.2 Authority. Each of VMware and Merger Sub has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and, subject to receipt of the VMware Stockholder Approval (as defined in the Support Agreement), to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement, the Voting Agreement and the Support Agreement by VMware and Merger Sub and the consummation by VMware and Merger Sub of the Merger and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of VMware and Merger Sub and no other corporate proceedings on the part of VMware or Merger Sub are necessary to approve this Agreement, the Voting Agreement and the Support Agreement or to consummate the Merger and the other transactions contemplated hereby and thereby except (a) Dell, as holder of a majority of the outstanding shares of Class B VMware Common Stock is required to authorize VMware to consummate the transactions contemplated hereby pursuant to the VMware Charter, (b) the VMware Stockholder Approval and (c) in the case of consummation of the Merger, the approval of this Agreement by VMware as the sole stockholder of Merger Sub. This Agreement has been duly executed and delivered by VMware and Merger Sub and, assuming the due authorization, execution and delivery by Pivotal, constitutes a valid and binding obligation of each of VMware and Merger Sub, enforceable against each of VMware and Merger Sub in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity). The shares of Class B VMware Common Stock to be issued to holders of Class B Shares as Class B Merger Consideration have been validly authorized when issued, will be validly issued, fully paid and nonassessable, and no other shareholder of VMware will have any preemptive right or similar rights in respect thereof.

Section 4.3 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement, the Voting Agreement and the Support Agreement by each of VMware and Merger Sub does not, and the consummation of the Merger and the other transactions contemplated hereby and thereby and compliance by each of VMware and Merger Sub with the provisions hereof and thereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of VMware or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) the certificate of incorporation or bylaws of VMware or Merger Sub, (ii) any material Contract to which VMware or any of its Subsidiaries is a party by which VMware, any of its Subsidiaries or any of their respective properties or assets may be bound or (iii) subject to the governmental filings and other matters referred to in section 5.3(b), any Law or any rule or regulation of the New York Stock Exchange applicable to VMware or any of its Subsidiaries or by which VMware, any of its Subsidiaries or any of their respective properties or assets may be bound, except in the case of clauses (ii) and (iii), as would not have a VMware Material Adverse Effect.

(b) No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Governmental Entity is required by or with respect to VMware or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement, the Voting Agreement and the Support Agreement by VMware and Merger Sub or the consummation by VMware and Merger Sub of the Merger and the other transactions contemplated hereby or thereby or compliance with the provisions hereof, except for (i) such filings and reports as required pursuant to the applicable requirements of the Securities Act, the Exchange Act (including the Information Statement (as defined in the Support Agreement) in respect of the VMware Stockholder Approval and the Schedule 13E-3) and any other applicable state or federal securities, takeover and “blue sky” Laws, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State as required by the DGCL, (iii) any filings required under the rules and regulations of the New York Stock Exchange and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made would not have a VMware Material Adverse Effect.

Section 4.4 Certain Information. None of the information supplied or to be supplied by or on behalf of VMware or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3 will, at the time it is first published, distributed or disseminated to the Pivotal stockholders, at the time of any amendments or supplements thereto and at the time of the Pivotal Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither VMware nor Merger Sub makes any representation or warranty with respect to statements included or incorporated by reference in the Proxy Statement or the Schedule 13E-3 based on information supplied in writing by or on behalf of Pivotal specifically for inclusion or incorporation by reference therein.

Section 4.5 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of VMware or Merger Sub, except for Persons whose fees and expenses shall be paid by VMware.

Section 4.6 Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no business other than in connection with the transactions contemplated by this Agreement. All of the issued and outstanding capital stock of Merger Sub is owned directly or indirectly by VMware.

Section 4.7 Financing. VMware has access to sufficient resources and will have at the Effective Time access to sufficient immediately available funds to consummate the Merger and the other transactions contemplated hereby on the terms and subject to the conditions contemplated hereby, including to pay the Class A Merger Consideration for all of the Class A Shares, to make all payments in respect of the Pivotal Options and Pivotal RSUs contemplated hereby and to pay all related fees and expenses of VMware, Merger Sub and their respective Representatives pursuant to this Agreement.

Section 4.8 No Other Representations and Warranties. Except for the representations and warranties set forth in this Article IV, in any certificate delivered pursuant to this Agreement or in the case of fraud, Pivotal acknowledges and agrees that it shall have no remedy or claim with respect to any representation or warranty of any kind whatsoever, express or implied, at law or in equity, made or deemed to have been made by or on behalf of VMware or Merger Sub to VMware or Merger Sub, and subject to such exceptions VMware and Merger Sub each hereby disclaims any such representation or warranty, whether by or on behalf of VMware or Merger Sub, notwithstanding the delivery or disclosure to Pivotal, or any of their Representatives or Affiliates of any documentation or other information by VMware or Merger or any of their Representatives or Affiliates with respect to any one or more of the foregoing.

ARTICLE V

COVENANTS

Section 5.1 Conduct of Business. During the period from the date of this Agreement to the Effective Time, except as consented to in writing in advance by VMware or as otherwise expressly required or prohibited (including by the restrictions set forth in subclauses (a) through (r) below) by this Agreement, Pivotal shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course, including its development and sales efforts as currently contemplated, and use commercially reasonable efforts to (i) preserve intact its business organization, assets, rights and properties, (ii) keep available the services of its current officers, employees and consultants and (iii) preserve its goodwill and its relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with it. In addition to and without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except (x) as set forth in section 5.1 of the Pivotal Disclosure Letter, (y) as specifically required by this Agreement or (z) as specifically required by applicable Law, Pivotal shall not, and shall not permit any of its Subsidiaries, without VMware’s prior written consent (which consent, in the cases of the matters set forth in subclauses (e), (g), (i), (j) or (k) below shall not be unreasonably withheld, conditioned or delayed, and in all other cases shall be in VMware’s sole discretion), to:

(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests, except for dividends by a wholly owned Subsidiary of Pivotal to Pivotal or any other wholly owned Subsidiary of Pivotal, (ii) purchase, redeem or otherwise acquire shares of capital stock or other equity interests of Pivotal or its Subsidiaries or any options, warrants, or rights to acquire any such shares or other equity interests, other than (A) the withholding of Class A Shares to satisfy tax obligations with respect to awards granted pursuant to the Pivotal Stock Plans and outstanding on the date of this Agreement or as permitted by this Agreement, in accordance with their terms on the date of this Agreement and (B) the acquisition by Pivotal of Pivotal Options or Pivotal RSUs on the date of this Agreement or as permitted by this Agreement in connection with the forfeiture of such awards, in accordance with their terms on the date of this Agreement, or (iii) split, combine, reclassify or otherwise amend the terms of any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests;

(b) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (other than transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities Laws) any shares of its capital stock or other equity interests or any securities convertible into, exchangeable for or exercisable for any such shares or other equity interests, or any rights, warrants or options to acquire, any such shares or other equity interests, or any stock appreciation rights, “phantom” stock rights, performance units, rights to receive shares of capital stock of VMware on a deferred basis or other rights linked to the value of Class A Shares or Class B Shares, including pursuant to Contracts as in effect on the date hereof (other than the issuance of Class A Shares upon the exercise of Pivotal Options, the settlement of Pivotal RSUs or the exercise of purchase rights under the Pivotal ESPP, in each case, that are outstanding on the date of this Agreement and Made Available to VMware and otherwise in accordance with their terms as in effect on such date);

(c) amend or otherwise change, or authorize or propose to amend or otherwise change, its certificate of incorporation or bylaws (or similar organizational documents);

(d) directly or indirectly acquire or agree to acquire (i) by merging or consolidating with, purchasing a substantial equity interest in or a substantial portion of the assets of, making an investment in or loan or capital contribution to or in any other manner, any corporation, partnership, association or other business organization or division thereof or (ii) any assets that are otherwise material to Pivotal and its Subsidiaries, except, in each case, for (1) capital expenditures which shall be subject to the limitations of clause (i) below and (2) purchases of marketable securities by or on behalf of Pivotal or its Subsidiaries for cash management purposes in the ordinary course of business consistent with Pivotal’s investment management policy, and except in the case of clause (ii), acquisitions of inventory, products or services in the ordinary course of business;

(e) directly or indirectly sell, lease, license, sell and leaseback, abandon, allow to lapse, mortgage or otherwise encumber or subject to any Lien or otherwise dispose in whole or in part of any of its material properties, assets or rights (including any material Pivotal Intellectual Property Registrations) or any interest therein, except, in each case, (i) sales, pledges, dispositions, transfers, abandonments, leases, licenses, lapses, expirations, or encumbrances required to be effected prior to the Effective Time pursuant to existing Contracts that are not material to Pivotal and its Subsidiaries, taken as a whole and (ii) Ordinary Course Licenses Out;

(f) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(g) fail to maintain, or allow to lapse, or abandon, including by failure to pay the required fees in any jurisdiction, any material Pivotal Intellectual Property Registrations;

(h) (i) incur, create, assume or otherwise become liable for, or repay, cancel, forgive or prepay, any Indebtedness, or amend, modify or refinance any Indebtedness or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than Pivotal or any direct or indirect wholly owned Subsidiary of Pivotal;

(i) incur or commit to incur any capital expenditure or authorization or commitment with respect thereto that in the aggregate are in excess of $1,000,000;

(j) except as required by any judgment by a court of competent jurisdiction, (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than (A) the payment, discharge or satisfaction in the ordinary course of business, (B) as required by their terms as in effect on the date of this Agreement of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of Pivotal included in the Pivotal SEC Documents filed prior to the date hereof (for amounts not in excess of such reserves) or (C) incurred since the date of such financial statements in the ordinary course of business, (ii) cancel any material Indebtedness owed to Pivotal or any of its Subsidiaries, or (iii) waive, release, grant or transfer any right of material value;

(k) (i) materially modify, materially amend, terminate, cancel, waive any material right under or extend any Material Contract (other than renewals of Contracts with customers of Pivotal Products in the ordinary course of business) or (ii) enter into any Contract that if in effect on the date hereof would be a Material Contract, other than customer contracts entered into in the ordinary course of business;

(l) commence any Legal Proceeding (other than a Legal Proceeding as a result of a Legal Proceeding commenced against Pivotal or any of its Subsidiaries), or compromise, settle or agree to settle any Legal Proceeding, other than Transaction Litigation which is subject to section 5.7), compromises, settlements or agreements in the ordinary course of business that involve only the payment of money damages not in excess of $500,000 individually or $2,000,000 in the aggregate, in any case without the imposition of any equitable relief on, or the admission of wrongdoing by, Pivotal or any of its Subsidiaries;

(m) change its financial or Tax accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or applicable Law;

(n) settle or compromise any material liability for Taxes or surrender any material claim for a refund of Taxes; file any amended Tax Return or claim for Tax refund; make, revoke or modify any material Tax election, or change the entity classification of any Subsidiary for U.S. federal tax purposes; file any Tax Return other than in the ordinary course of business and on a basis consistent with past practice that would materially and adversely affect its Tax liability; consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of a material amount of Taxes; grant any power of attorney with respect to material Taxes; enter into any Tax Sharing Agreement or any closing agreement or other similar agreement; or change any method of accounting for Tax purposes;

(o) change its fiscal year;

(p) (i) grant any current or former director, officer, employee or independent contractor of Pivotal or its Subsidiaries any increase in compensation, bonus or other benefits, or make any such grant of any type of compensation or benefits to any current or former director, officer, employee or independent contractor not previously receiving or entitled to receive such type of compensation or benefit, or pay any bonus of any kind or amount to any current or former director, officer, employee or independent contractor, (ii) grant or, other than to the extent required by a Pivotal Plan in effect as of the date hereof and Made Available to VMware, pay to any current or former director, officer, employee or independent contractor of Pivotal or its Subsidiaries any severance, change in control or termination pay, or modifications thereto or increases therein, (iii) grant or amend any award (including in respect of stock options, stock appreciation rights, performance units, restricted stock or other stock-based or stock-related awards or the removal or modification of any restrictions in any Pivotal Plan or awards made thereunder) except as required to comply with any applicable Law or any Pivotal Plan in effect as of the date hereof, (iv) adopt or enter into any collective bargaining agreement or other labor union contract, (v) take any action to accelerate the vesting, funding or payment of any compensation or benefit under any Pivotal Plan or other Contract or (vi) adopt any new employee benefit or compensation plan or arrangement or amend, modify or terminate any existing Pivotal Plan, in each case for the benefit of any current or former director, officer, employee or independent contractor, other than as required by applicable Law;

(q) hire any employees (except that VMware shall reasonably consult with Pivotal in good faith with respect to granting or withholding its consent with respect to any hiring matters); or

(r) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

Section 5.2 No Solicitation; Recommendation of the Merger.

(a) Subject to section 5.2(b), Pivotal shall not, and shall not permit or authorize any of its Subsidiaries or any director, officer, employee, investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, “Representatives”) of Pivotal or any of its Subsidiaries, directly or indirectly, to (i) initiate, solicit or intentionally encourage or facilitate any inquiry, proposal or offer with respect to, or the making or completion of, any Acquisition Proposal, or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or otherwise cooperate in any way with, any Acquisition Proposal or (iii) resolve, agree or propose to do any of the foregoing. Pivotal shall, and shall cause each of its Subsidiaries and the Representatives of Pivotal and its Subsidiaries to, (A) immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted heretofore with respect to any Acquisition Proposal or potential Acquisition Proposal and immediately terminate all physical and electronic data room access previously granted to any such Person, (B) request the prompt return or destruction of all confidential information previously furnished with respect to any Acquisition Proposal or potential Acquisition Proposal, and (C) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement to which it or any of its Affiliates or Representatives is a party with respect to any Acquisition Proposal or potential Acquisition Proposal (except that Pivotal shall be permitted to grant waivers of, and not enforce, any standstill agreement, but solely to the extent that the Pivotal Special Committee has determined in good faith, after consultation with its outside counsel, that failure to take such action would be reasonably likely to result in a breach of its fiduciary duties to the stockholders of Pivotal under applicable Law).

(b) Notwithstanding the foregoing, if at any time following the date of this Agreement and prior to obtaining the Pivotal Class A Stockholder Approval, (1) Pivotal receives a written Acquisition Proposal that the Pivotal Special Committee believes in good faith to be bona fide, (2) such Acquisition Proposal did not result from a breach (other than any inadvertent breach) of this section 5.2, (3) the Pivotal Special Committee determines in good faith (after consultation with outside counsel and its financial advisor) that such Acquisition

Proposal constitutes or is reasonably likely to lead to a Superior Proposal, and (4) the Pivotal Special Committee determines in good faith (after consultation with outside counsel) that the failure to take the actions referred to in clause (x) or (y) below would be reasonably likely to result in a breach of its fiduciary duties to the stockholders of Pivotal under applicable Law, then Pivotal may (x) furnish information with respect to Pivotal and its Subsidiaries to the Person making such Acquisition Proposal pursuant to a customary confidentiality agreement containing terms substantially similar to, and no less favorable in the aggregate to Pivotal than, those set forth in the Confidentiality Agreement (provided that such agreement need not include a standstill provision) (an “Acceptable Confidentiality Agreement”), except that any non-public information provided to any such Person shall have been previously provided to VMware or shall be provided to VMware prior to or concurrently with the time it is provided to such Person, (y) participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal and (z) take any action that any court of competent jurisdiction orders, by nonappealable, final order, Pivotal or its Subsidiaries to take.

(c) Subject to section 5.2(d), neither the Pivotal Special Committee, the Pivotal Board nor any other committee thereof shall:

(i) (A) withdraw (or modify or qualify in any manner adverse to VMware or Merger Sub) the recommendation or declaration of advisability by the Pivotal Special Committee or Pivotal Board of this Agreement, the Merger or any of the other transactions contemplated hereby, (B) recommend or otherwise declare advisable the approval by the Pivotal stockholders of any Acquisition Proposal, or (C) resolve, agree or propose to take any such actions (each such action set forth in this section 5.2(c)(i) being referred to herein as an “Adverse Recommendation Change”); or

(ii) cause or permit Pivotal or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract (except for an Acceptable Confidentiality Agreement), in each case constituting, or which is intended to or is reasonably likely to lead to, any Acquisition Proposal (each, an “Alternative Acquisition Agreement”), or resolve, agree or propose to take any such actions.

(d) Notwithstanding the foregoing, at any time prior to obtaining the Pivotal Class A Stockholder Approval, the Pivotal Special Committee may, if the Pivotal Special Committee determines in good faith (after consultation with outside counsel) that the failure to do so would be reasonably likely to result in a breach of its fiduciary duties to the stockholders of Pivotal under applicable Law, taking into account all adjustments to the terms of this Agreement that may be offered by VMware pursuant to this section 5.2, (i) make an Adverse Recommendation Change in response to either an Intervening Event or a Superior Proposal received after the date hereof that did not result from a breach of this section 5.2 (other than any inadvertent breach), and (ii) solely in response to a Superior Proposal, cause Pivotal to terminate this Agreement in accordance with section 7.1(d)(ii) and concurrently enter into a binding Alternative Acquisition Agreement with respect to a Superior Proposal, except that Pivotal may not (x) make an Adverse Recommendation Change in response to a Superior Proposal or Intervening Event or (y) terminate this Agreement in response to a Superior Proposal pursuant to section 7.1(d)(ii) unless:

(i) Pivotal notifies VMware in writing at least three Business Days before taking that action of its intention to do so, and specifies the reasons therefor, including, if in connection with any Superior Proposal, the terms and conditions of, and the identity of the Person making, such Superior Proposal, and contemporaneously furnishes a copy (if any) of the proposed Alternative Acquisition Agreement and any other relevant transaction documents (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new written notice by Pivotal and a new three Business Day period); and

(ii) if VMware makes a proposal during such three Business Day period to adjust the terms and conditions of this Agreement, the Pivotal Special Committee, after taking into consideration the adjusted terms and conditions of this Agreement as proposed by VMware, continues to determine in good faith (after consultation with outside counsel and its financial advisor) that such Superior Proposal continues to be a Superior Proposal and, in any event, that the failure to make an Adverse Recommendation Change or terminate this Agreement, as applicable, would be reasonably likely to result in a breach of its fiduciary duties to the stockholders of Pivotal under applicable Law.

(e) During the three Business Day period prior to its effecting an Adverse Recommendation Change or terminating this Agreement as referred to above, Pivotal shall, and shall cause its financial and legal advisors to, negotiate with VMware in good faith (to the extent VMware seeks to negotiate) regarding any revisions to the terms of the transactions contemplated by this Agreement proposed by VMware. Notwithstanding anything to the contrary contained herein, neither Pivotal nor any of its Subsidiaries shall enter into any Alternative Acquisition Agreement unless this Agreement has been terminated in accordance with its terms (including the payment of the Termination Fee pursuant to section 7.3(b), if applicable).

(f) In addition to the obligations of Pivotal set forth above, Pivotal promptly (and in any event within 24 hours of receipt) shall advise VMware in writing in the event Pivotal or any of its Subsidiaries or Representatives receives an Acquisition Proposal, or any proposal or offer that is or is reasonably likely to lead to an Acquisition Proposal, together with a description of the material terms and conditions of and facts surrounding any such proposal or Acquisition Proposal, the identity of the Person making any such proposal or Acquisition Proposal and a copy of such written proposal, offer or draft agreement provided by such Person. Pivotal shall keep VMware informed (orally and in writing) in all material respects on a timely basis of the status and details of any such Acquisition Proposal, request, inquiry, proposal or offer, including furnishing copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions. Without limiting any of the foregoing, Pivotal shall promptly (and in any event within 24 hours) notify VMware orally and in writing if it determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to section 5.2(a) or section 5.2(b).

(g) Pivotal agrees that any violation of the restrictions set forth in this section 5.2 by any Representative of Pivotal or any of its Subsidiaries, whether or not such Person is purporting to act on behalf of Pivotal or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Agreement by Pivotal.

(h) Pivotal shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date of this Agreement that would restrict Pivotal’s ability to comply with any of the terms of this section 5.2, and represents that neither it nor any of its Subsidiaries is a party to any such agreement.

(i) Nothing contained in section 5.2(a) shall prohibit Pivotal from taking and disclosing a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, except that any such disclosure (other than a “stop, look and listen” communication or similar communication of the type contemplated by section 14d-9(f) under the Exchange Act) shall be deemed to be an Adverse Recommendation Change (including for purposes of section 7.1(c)(ii)) unless the Pivotal Special Committee expressly reaffirms its recommendation to Pivotal’s stockholders in favor of the approval of this Agreement and the Merger in such disclosure and expressly rejects any applicable Acquisition Proposal.

(j) For purposes of this Agreement:

(i) “Acquisition Proposal” means any proposal or offer with respect to any direct or indirect acquisition or purchase or exclusive license, in one transaction or a series of transactions, and whether through any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture, licensing or similar transaction, or otherwise, of (A) assets or businesses of Pivotal and its Subsidiaries that generate 15% or more of the net revenues or net income (for the 12 month period ending on the last day of

Pivotal’s most recently completed fiscal quarter) or that represent 15% or more of the total assets (based on fair market value) of Pivotal and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (B) 15% or more of any class of capital stock, other equity securities or voting power of Pivotal, in each case other than the Merger and the other transactions contemplated by this Agreement;

(ii) “Intervening Event” means any material event, change, effect, development, state of facts, condition or occurrence (including any acceleration or deceleration of existing changes or developments) that was not known to the Pivotal Special Committee on the date hereof (or, if known, the consequences of which were not reasonably foreseeable to the Pivotal Special Committee as of the date hereof), which material event, change, effect, development, state of facts, condition or occurrence (or the consequences thereof) becomes known to the Pivotal Special Committee before obtaining the Pivotal Stockholder Approvals; provided that in no event shall the receipt, existence of or terms of an Acquisition Proposal or any inquiry relating thereto constitute an Intervening Event; and

(iii) “Superior Proposal” means any unsolicited bona fide binding written Acquisition Proposal that the Pivotal Special Committee determines in good faith (after consultation with outside counsel and its financial advisor), taking into account all legal, financial, regulatory and other aspects of the proposal (including any conditions, the Person making the proposal and the likelihood and anticipated timing of consummation on the terms proposed), is (A) more favorable to the holders of Class A Shares from a financial point of view than the Merger and the other transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by VMware in response to such proposal) and (B) reasonably likely of being completed on the terms proposed on a timely basis, except that for purposes of this definition of “Superior Proposal,” references in the term “Acquisition Proposal” to “15%” shall be deemed to be references to “50%”.

Section 5.3 Preparation of Proxy Statement; Schedule 13E-3; Stockholders’ Meeting; Other Filings.

(a) As promptly as reasonably practicable after the date of this Agreement, Pivotal shall (i) prepare and file a Proxy Statement with the SEC in preliminary form as required by the Exchange Act, (ii) jointly with VMware, prepare and file the Schedule 13E-3 and (iii) in consultation with VMware, set a preliminary record date for the Pivotal Stockholders Meeting and commence a broker search pursuant to section 14a-13 of the Exchange Act in connection therewith. Pivotal shall use commercially reasonable efforts to have the Proxy Statement and Schedule 13E-3 cleared by the SEC as promptly as practicable after the filing thereof. Pivotal shall obtain and furnish the information required to be included in the Proxy Statement and Schedule 13E-3, shall provide VMware and Merger Sub with any comments that may be received from the SEC or its staff with respect thereto, shall respond as promptly as practicable to any such comments made by the SEC or its staff with respect to the Proxy Statement and Schedule 13E-3, and shall cause the Proxy Statement in definitive form and the Schedule 13E-3 to be mailed to Pivotal’s stockholders at the earliest reasonably practicable date and substantially concurrently with the mailing of the Information Statement. If at any time prior to obtaining the Pivotal Class A Stockholder Approval, any information relating to the Merger, Pivotal, VMware, Merger Sub or any of their respective Affiliates, directors or officers should be discovered by Pivotal or VMware that should be set forth in an amendment or supplement to the Proxy Statement and Schedule 13E-3 so that each such document would not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall reasonably promptly notify the other parties hereto and Pivotal shall reasonably promptly file with the SEC an appropriate amendment or supplement describing such information and, to the extent required by applicable Law, disseminate such amendment or supplement to the stockholders of Pivotal. Notwithstanding the foregoing, prior to filing or mailing the Schedule 13E-3 and Proxy Statement (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Pivotal shall give VMware, Merger Sub and their counsel and the VMware Special Committee and its counsel a reasonable opportunity to review and comment on such document or response and shall give due consideration to all reasonable additions, deletions or changes suggested thereto by VMware, Merger Sub and their counsel and the VMware Special Committee and its counsel.

(b) As promptly as reasonably practicable after the Proxy Statement and Schedule 13E-3 are cleared by the SEC for mailing to Pivotal’s stockholders, Pivotal shall duly call, give notice of, convene and hold a special meeting of its stockholders (the “Pivotal Stockholders Meeting”) solely for the purpose of obtaining the Pivotal Stockholder Approvals and, if applicable, the advisory vote required by Rule 14a-21(c) under the Exchange Act in connection therewith (and such Pivotal Stockholders Meeting shall in any event be no later than 45 calendar days after (1) the tenth calendar day after the preliminary Proxy Statement therefor has been filed with the SEC if by such date the SEC has not informed Pivotal that it intends to review the Proxy Statement or (2) if the SEC has, by the tenth calendar day after the preliminary Proxy Statement therefor has been filed with the SEC, informed Pivotal that it intends to review the Proxy Statement, the date on which the SEC confirms that it has no further comments on the Proxy Statement). Pivotal may postpone or adjourn the Pivotal Stockholders Meeting solely (i) with the consent of VMware; (ii) (A) due to the absence of a quorum or (B) if Pivotal has not received proxies representing a sufficient number of shares for the Pivotal Stockholder Approvals, whether or not a quorum is present, to solicit additional proxies; or (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Pivotal Board or Pivotal Special Committee has determined in good faith after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by Pivotal’s stockholders prior to the Pivotal Stockholders Meeting, except that Pivotal may not postpone or adjourn the Pivotal Stockholders Meeting more than a total of two times pursuant to clause (ii) of this section 5.3(b). Notwithstanding the foregoing, Pivotal shall, at the request of VMware, to the extent permitted by Law, adjourn the Pivotal Stockholders Meeting in the event of the absence of a quorum or if Pivotal has not received proxies representing a sufficient number of Class A Shares for the Pivotal Stockholder Approvals, except that (x) Pivotal shall not be required to adjourn the Pivotal Stockholders Meeting more than one time pursuant to this sentence, (y) no such adjournment pursuant to this sentence shall be required for a period exceeding ten Business Days and (z) in no event shall the Pivotal Stockholders Meeting be adjourned to a date beyond the third Business Day prior to the Outside Date. Except in the case of an Adverse Recommendation Change specifically permitted by section 5.2(d), Pivotal, through the Pivotal Board, upon recommendation of the Pivotal Special Committee, shall (i) recommend to its stockholders that they adopt this Agreement and the transactions contemplated hereby and (ii) include such recommendation in the Proxy Statement and Schedule 13E-3. Without limiting the generality of the foregoing, Pivotal agrees that except in the event of an Adverse Recommendation Change specifically permitted by section 5.2(d), Pivotal shall use commercially reasonable efforts to solicit proxies to obtain the Pivotal Class A Stockholder Approval.

(c) If VMware, Merger Sub or any of their respective Affiliates are required to file any document with the SEC in connection with the Merger or the Pivotal Stockholders Meeting pursuant to applicable Law (a “Required VMware Filing”), Pivotal shall use commercially reasonable efforts to cooperate, furnish all information concerning it and its Affiliates and provide such other assistance as reasonably necessary for the Required VMware Filing to be complete and accurate.

Section 5.4 Access to Information; Confidentiality.

(a) Pivotal shall, and shall cause each of its Subsidiaries to, afford to VMware, Merger Sub and their respective Representatives reasonable access during normal business hours, during the period prior to the Effective Time or the termination of this Agreement in accordance with its terms, to all their respective properties, assets, books, contracts, commitments, personnel and records and, during such period, Pivotal shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to furnish reasonably promptly to VMware: (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities Laws and (ii) all other information concerning its business, properties and personnel as VMware or Merger Sub may reasonably request (including Tax Returns filed and those in preparation and the workpapers of its auditors), except that the foregoing shall not require Pivotal to disclose any information to the extent such disclosure would contravene applicable Law. Promptly following the execution of this Agreement Pivotal shall designate a Pivotal lead integration manager reasonably satisfactory to VMware whose primary responsibilities and obligations will be to lead planning on behalf of Pivotal and, following the Closing, work with VMware’s lead integration manager regarding the integration of Pivotal and VMware.

(b) To the extent VMware requests further information or investigation of the basis of any potential violations of Law, including Laws related to export control and Applicable Anti-Corruption Laws, Pivotal shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to cooperate with such request and shall make available any personnel or experts engaged by Pivotal or its Subsidiaries reasonably necessary to accommodate such request.

(c) All such information shall be held confidential in accordance with the terms of the Non-Disclosure Agreement between VMware and Pivotal dated as of March 7, 2019 (the “Confidentiality Agreement”). No investigation pursuant to this section 5.4 or information provided, Made Available or delivered to VMware pursuant to this Agreement shall affect any of the representations, warranties, covenants, rights or remedies or the conditions to the obligations of, the parties hereunder. The parties acknowledge that VMware and Pivotal have previously executed the Confidentiality Agreement, which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

(d) Nothing in this section 5.4 shall require Pivotal or its Subsidiaries to permit any inspection, provide any access or disclose any information that would (i) unreasonably interfere with Pivotal’s or its Subsidiaries’ business operations or (ii) result in the disclosure of any materials or information subject to the attorney-client privilege, work product doctrine or any other applicable privilege, except, that in each of clauses (i) and (ii), Pivotal shall use commercially reasonable efforts to minimize the effects of such restrictions or to provide a reasonable alternative to such access.

Section 5.5 Commercially Reasonable Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) obtain all required consents, approvals or waivers from, or participation in other discussions or negotiations with, third parties, including as required under any Material Contract, (ii) obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities, make all necessary registrations, declarations and filings and make all commercially reasonable efforts to obtain an approval or waiver from, or to avoid any Legal Proceeding by, any Governmental Entity, and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated hereby and fully to carry out the purposes of this Agreement, except, that (x) none of Pivotal nor any of its Subsidiaries may commit to the payment of any fee, penalty or other consideration or make any other concession, waiver or amendment under any Contract in connection with obtaining any consent without the prior written consent of VMware (not to be unreasonably withheld, conditioned or denied) and (y) none of VMware, Pivotal, or any of their Affiliates shall be required to sell, divest, license or otherwise dispose of any capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses to the extent that, individually or in the aggregate, such action would reasonably be expected to have a material and adverse impact on the reasonably expected benefits to VMware of completing the Merger. Each of the parties hereto shall furnish to each other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing, subject to section 5.4.

(b) Subject to applicable Law relating to the exchange of information, VMware and Pivotal shall each have the right to review in advance, and to the extent practicable each shall consult with the other in connection with, all of the information relating to VMware or Pivotal, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

In exercising the foregoing rights, each of VMware and Pivotal shall act reasonably and as promptly as reasonably practicable. Subject to applicable Law and the instructions of any Governmental Entity, Pivotal and VMware shall keep each other reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other written communications received by Pivotal or VMware, as the case may be, or any of their respective Subsidiaries, from any Governmental Entity or third party with respect to such transactions, and, to the extent practicable under the circumstances, shall provide the other party and its counsel with the opportunity to participate in any meeting with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with the transactions contemplated hereby.

Section 5.6 Takeover Laws. Pivotal and the Pivotal Board shall (a) take no action to cause any Takeover Law to become applicable to this Agreement, the Merger or any of the other transactions contemplated hereby and (b) if any Takeover Law is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, use commercially reasonable efforts to take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Law with respect to this Agreement, the Merger and the other transactions contemplated hereby.

Section 5.7 Litigation. Pivotal shall (a) notify VMware in writing promptly after learning of any Legal Proceeding by (1) any stockholder initiated against Pivotal or any of its Subsidiaries, or known by Pivotal to be threatened against Pivotal, any of its Subsidiaries or any of their respective directors, officers, employees or stockholders in their capacity as such, relating to the Merger or any of the other transactions contemplated by this Agreement (collectively “Transaction Litigation”), or (2) any Person initiated against Pivotal or any of its Subsidiaries, or known by Pivotal to be threatened against Pivotal, any of its Subsidiaries or any of their respective directors, officers, employees or stockholders in their capacity as such that is not a Transaction Litigation (a “New Litigation Claim”), (b) notify VMware of ongoing material developments in any Transaction Litigation, New Litigation Claim and any Legal Proceeding that was existing prior to the date hereof and (c) consult in good faith with VMware regarding the conduct of the defense of any New Litigation Claim and any Legal Proceeding that was existing prior to the date hereof. Pivotal shall give VMware the opportunity to participate in any Transaction Litigation and consult with counsel to Pivotal regarding the defense, settlement or compromise of any Transaction Litigation and Pivotal shall consider VMware’s views with respect to any Transaction Litigation, subject in each case to applicable fiduciary duties. Pivotal shall not enter into any settlement agreement in respect of any Transaction Litigation against Pivotal or its directors or officers without VMware’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

Section 5.8 Notification of Certain Matters. Pivotal and VMware shall reasonably promptly notify each other of (a) any written notice or other written communication received by such party from any Governmental Entity or from any Person in connection with the Merger or the other transactions contemplated hereby alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, (b) any Legal Proceeding commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the transactions contemplated hereby or (c) any change, condition or event that would be likely to cause any condition to the obligations of any party to effect the Merger or any of the other transactions contemplated by this Agreement not to be satisfied. No such notification shall affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the parties hereunder.

Section 5.9 Indemnification, Exculpation and Insurance.

(a) VMware and Merger Sub agree that all rights to indemnification existing in favor of the current or former directors and officers (an “Indemnified Person”) of Pivotal as provided in the Pivotal Charter, Pivotal Bylaws or any agreement set forth in section 5.9(a) of the Pivotal Disclosure Letter of any Indemnified Person with Pivotal or any of its Subsidiaries regarding elimination of liability, indemnification or advancement of expenses as in effect on the date of this Agreement for acts or omissions occurring prior to the Effective Time shall be assumed and performed by the Surviving Corporation (which VMware shall cause the Surviving Corporation to honor and perform) and shall continue in full force and effect until the later of six years following the Effective Time or the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions, except as otherwise required by applicable Law. For six years after the Effective Time, VMware shall cause to be maintained in effect provisions in the Surviving Corporation’s certificate of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement.

(b) At or prior to the Effective Time, Pivotal shall, or if Pivotal is unable to, VMware shall cause the Surviving Corporation to, obtain and fully pay the premium for a six-year prepaid non-cancelable “tail” policy from one or more insurance carriers with the same or better credit rating as Pivotal’s current insurance carrier on terms and conditions providing coverage retentions, limits and other material terms that are no less favorable than the coverage provided under the current policies of directors’ and officers’ liability (“D&O Insurance”) maintained by Pivotal with respect to matters arising at or prior to the Effective Time and with a claims reporting or discovery period of at least six years from the Effective Time, subject to the exception described in the next sentence. If Pivotal or the Surviving Corporation should for any reason fail to obtain such “tail” policy as of the Effective Time, the Surviving Corporation shall continue to maintain in effect, for a period of at least six years from and after the Effective Time, the D&O Insurance in place as of the date hereof with Pivotal’s current insurance carriers or with one or more insurance carriers with the same or better credit rating as Pivotal’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Pivotal’s existing policies as of the date hereof, or the Surviving Corporation shall purchase from Pivotal’s current insurance carriers or from one or more insurance carriers with the same or better credit rating as Pivotal’s current insurance carriers with respect to D&O Insurance comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are substantially similar to those provided in Pivotal’s existing policies as of the date hereof, except that in no event shall VMware or the Surviving Corporation be required to (nor shall Pivotal or any of its Subsidiaries), commit or expend for such policies pursuant to this sentence or the preceding sentence, more than 300% of the last aggregate annual premium paid by Pivotal prior to the date hereof for Pivotal’s current D&O Insurance (the “Base Amount”), and if the cost of such “tail” policy would otherwise exceed the Base Amount, Pivotal may purchase (or VMware or the Surviving Corporation will only be required to purchase, as the case may be) only as much coverage as reasonably practicable for the Base Amount. Pivotal shall in good faith cooperate with VMware prior to the Effective Time with respect to the procurement of such “tail” policy, including with respect to the selection of the broker, available policy price and coverage options.

(c) In the event that VMware, the Surviving Corporation or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all its properties and assets to any Person, then, and in each such case, VMware shall cause proper provision to be made so that the successor and assign of VMware or the Surviving Corporation assumes the obligations set forth in this section 5.9.

(d) Each Indemnified Person to whom this section 5.9 applies will be a third party beneficiary of this section 5.9. The rights of each Indemnified Person under this section 5.9 shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person. The obligations of VMware and the Surviving Corporation under this section 5.9 shall not be terminated or modified in such manner as to adversely affect the rights of any Indemnified Person without the consent of such Indemnified Person.

Section 5.10 Resignation of Directors. Prior to the Effective Time, Pivotal shall direct (and shall use its commercially reasonable efforts to cause) each member of the Pivotal Board to execute and deliver a letter effectuating his or her resignation as a director of the Pivotal Board effective immediately prior to the Effective Time.

Section 5.11 Public Announcements. Except with respect to the matters described in, and subject to section 5.2, each of VMware and Merger Sub, on the one hand, and Pivotal, on the other hand, shall, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and the Merger and shall not issue any such press release or make any public announcement prior to such consultation and review, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. Each party may, without such consultation or consent, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences, so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other party).

Section 5.12 Stock Exchange Delisting; Deregistration. Prior to the Closing Date, Pivotal shall cooperate with VMware and use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the New York Stock Exchange to enable the delisting by the Surviving Corporation of the Class A Shares from the New York Stock Exchange and the deregistration of the Class A Shares under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten days after the Closing Date.

Section 5.13 Section 16 Matters. Prior to the Effective Time, (i) the Pivotal Board shall take all such steps as may be necessary or appropriate to cause the transactions contemplated by this Agreement, including any dispositions of Class A Shares (including derivative securities with respect to such Class A Shares) or Class B Shares resulting from the transactions contemplated by this Agreement by each individual who is or will be subject to the reporting requirements of section 16(a) of the Exchange Act with respect to Pivotal, to be exempt under Rule 16b-3 promulgated under the Exchange Act and (ii) the VMware Board shall take all such steps as may be necessary or appropriate to cause the transactions contemplated by this Agreement, including any acquisitions of VMware Stock (including derivative securities with respect to VMware Stock) resulting from the transactions contemplated by this Agreement by each individual who is or will be subject to the reporting requirements of section 16(a) of the Exchange Act with respect to VMware, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.14 Employee Matters.

(a) VMware shall, or shall cause the Surviving Corporation to, provide each employee who is employed by Pivotal or any of its Subsidiaries as of immediately prior to the Closing Date and whose employment continues with the Surviving Corporation or any of its Subsidiaries (or VMware or any of its Affiliates) from the Closing Date (each, a “Continuing Employee”), for the period beginning on the Closing Date and ending on the one-year anniversary thereof (or, if shorter, the period of employment) (x) aggregate target cash compensation opportunities no less favorable in the aggregate than that provided to such Continuing Employee by Pivotal and its Subsidiaries immediately prior to the Closing Date and (y) benefits (excluding equity and other long-term incentive awards, change in control and retention bonuses, defined benefit pension plans and post-employment welfare benefits) that are, on an aggregate basis, no less favorable than either (1) the benefits (excluding equity and other long-term incentive awards, change in control and retention bonuses, defined benefit pension plans and post-employment welfare benefits) provided by Pivotal and its Subsidiaries to such Continuing Employee immediately prior to the Closing Date or (2) those provided by VMware to its similarly-situated employees.

(b) Unless requested by VMware at least 10 Business Days prior to the Closing not to take such action, the board of directors of Pivotal shall adopt a resolution terminating each Pivotal Plan that is intended to be qualified under Code section 401(a) and includes a cash or deferred arrangement intended to qualify under Code section 401(k) effective as of the day prior to the Closing and shall provide evidence of such termination acceptable to VMware prior to the Closing. Immediately prior to such termination, Pivotal will have made all necessary payments to fund the contributions: (i) necessary or required to maintain the tax-qualified status of each such plan; (ii) for elective deferrals made pursuant to each such plan for the period prior to termination; and (iii) for any employer contributions (including any matching contributions) for the period prior to termination.

(c) From and after the Effective Time, VMware, in its sole discretion, shall either (1) continue (or cause the Surviving Corporation to continue) each Pivotal Plan on substantially the same terms as in effect immediately prior to the Effective Time or (2) discontinue one or more Pivotal Plans and permit the Continuing Employees to participate in the benefit programs of VMware to the same extent as similarly situated employees of VMware or its subsidiaries. From and after the Effective Time, with respect to any benefit plan maintained by VMware or its Subsidiaries that is not a Pivotal Plan and in which Continuing Employees are eligible to participate:

(i) Continuing Employees shall be given credit for service with Pivotal or its Subsidiaries with respect to paid time-off and severance as applicable;

(ii) VMware shall cause any pre-existing conditions and eligibility waiting periods under any such plan to be waived with respect to the Continuing Employees and their eligible dependents;

(iii) With respect to any Continuing Employee who moves to any U.S. group health plans of VMware or its Subsidiaries on a date other than the first day of the plan year, to the extent permitted by the plan provider, VMware shall give such Continuing Employees credit toward deductibles and annual out of pocket limits for expenses incurred and paid during the plan year in which the transition occurs;

(iv) Unused PTO days accrued by all exempt U.S. Continuing Employees through the Closing Date will be cashed-out by Pivotal in connection with the Closing and such Continuing Employees will be subject to VMware’s non-accrued vacation policy applicable to all exempt U.S. employees; and

(v) Unused PTO or vacation days accrued by all other Continuing Employees under the plans and policies of Pivotal and its Subsidiaries will carry over to VMware or the Surviving Corporation to the extent administratively practicable and legally permitted, and each such Continuing Employee shall be paid by Pivotal in cash for any accrued and unused PTO or vacation days that VMware determines are not administratively practicable or legally required to carry over.

(d) Prior to the Closing, each of VMware and Pivotal shall reasonably consult in good faith to mutually determine and implement an appropriate retention program for certain employees of Pivotal and in furtherance thereof, the parties shall take certain actions with respect to such employee retention matters in accordance with section 5.14(d) of the Pivotal Disclosure Letter.

(e) Nothing in this section 5.14, whether express or implied, shall confer upon any current or former employee of Pivotal, VMware, the Surviving Corporation or any of their respective Subsidiaries or Affiliates, any rights or remedies including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this section 5.14. No provision of this section 5.14 is intended to modify, amend or create any employee benefit plan of Pivotal, VMware, Surviving Corporation or any of their respective Subsidiaries or Affiliates.

Section 5.15 Certain Tax Matters. At or within 30 days prior to the Closing, Pivotal shall deliver to VMware a certificate and a notice to the IRS in the form of exhibit E hereto. For the avoidance of doubt, assuming such certificate and notice are provided, the parties agree that no withholding shall be required or made under section 1445 of the Code with respect to the transactions contemplated hereunder, absent a change in applicable Law after the date hereof.

Section 5.16 Black Duck Scan. As soon as reasonably practicable following the date hereof, Pivotal shall use commercially reasonable efforts to (i) execute a customary and reasonable non-disclosure agreement with Black Duck Software, Inc. (“Black Duck”) to permit Black Duck to conduct an audit (at VMware’s sole cost and expense) of the source code for the Pivotal Products that are identified on section 5.16 of the Pivotal Disclosure Letter to determine whether such Pivotal Products use or incorporate, or are derived from, (a) any Software that is subject to an Open Source License or (b) third party commercial Software, (ii) deliver such source code to Black Duck and otherwise provide cooperation and assistance as reasonably required by Black Duck for this purpose and (iii) deliver to VMware (or permit Black Duck to deliver to VMware) the results of such audit as soon as practicable following completion of the audit in accordance with VMware’s arrangements with Black Duck as agreed to in advance by Pivotal, such agreement not to be unreasonably withheld or delayed. Notwithstanding anything herein to the contrary, for the avoidance of doubt, (i) the audit results and any other information provided to VMware directly or indirectly by Pivotal in connection with this section 5.16 shall constitute the “Confidential Information” of Pivotal under the Confidentiality Agreement; (ii) the completion of the audit by Black Duck in accordance with this section 5.16 is not a condition to VMware and Merger Sub’s obligations to consummate the Merger (subject to Pivotal’s obligation to use commercially reasonable efforts to take the actions specified herein); and (iii) Pivotal shall be under no obligation to take any action, whether modification, remediation or otherwise, with respect to any such Pivotal Products as a result of any findings in such an audit.

Section 5.17 Support Agreement. VMware shall enforce its rights under Support Agreement in order to cause the Class A Shares or Class B Shares beneficially owned by Dell to be present for purposes of establishing a quorum and voted in favor of the approval of this Agreement, the Merger and each of the actions contemplated hereby, in respect of which approval of the Pivotal stockholders is required, in each case, in accordance with section 3 of the Support Agreement. Pivotal shall be a third party beneficiary of the Support Agreement for the purpose of causing VMware to enforce, through an action for specific performance pursuant to section 18(d) thereof, the provisions of sections 2, 3, 4 and 16 of the Support Agreement.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The obligation of each party to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. The Pivotal Stockholder Approvals shall have been obtained.

(b) No Injunctions or Legal Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any such case, prohibits or makes illegal the consummation of the Merger.

Section 6.2 Conditions to the Obligations of VMware and Merger Sub. The obligation of VMware and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by VMware, at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties.

(i) The representations and warranties of Pivotal set forth in sections 3.1, 3.2, 3.3 and 3.27 shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of and as though made on the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period) (it being understood and agreed that the representations and warranties of Pivotal contained section 3.2 shall be deemed to fail to be true and correct in all material respects only if any such failures, in the aggregate, would reasonably be expected to cause the aggregate consideration to be paid by VMware and Merger Sub under this Agreement to increase by more than $5,000,000);

(ii) the representations and warranties of Pivotal set forth in sections 3.4 and 3.9(b) shall have been true and correct in all respects (other than, with respect to section 3.4, such failures to be accurate that are de minimis) as of the date of this Agreement and shall be true and correct in all respects (other than, with respect to section 3.4, such failures to be accurate that are de minimis) as of and as though made on the Closing Date (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date); and

(iii) the representations and warranties of Pivotal set forth in this Agreement (other than clauses (i) and (ii) above) shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of and as though made on the Closing Date except, in each case, where the failure of such representations and warranties to be so true and correct does not constitute, and would not reasonably be expected to have, a Material Adverse Effect (it being understood that, in the case of this clause (a)(iii) for purposes of determining the accuracy of such representations and warranties, (A) all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (B) the truth and accuracy of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable materiality standard as set forth in this clause (a)(iii), as the case may be) only as of such date).

(b) Performance of Obligations of Pivotal. Pivotal shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

(c) Officers’ Certificate. VMware shall have received a certificate signed by an executive officer of Pivotal certifying as to the matters set forth in section 6.2(a) and section 6.2(b).

Section 6.3 Conditions to the Obligations of Pivotal. The obligation of Pivotal to effect the Merger is also subject to the satisfaction, or waiver by Pivotal, at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties.

(i) The representations and warranties of VMware and Merger Sub set forth in section 4.1 shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of and as though made on the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);

(ii) the representations and warranties of VMware and Merger Sub set forth in section 4.2 shall have been true and correct in all respects (other than such failures to be accurate that are de minimis) as of the date of this Agreement and shall be true and correct in all respects (other than such failures to be accurate that are de minimis) as of and as though made on the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period); and

(iii) the representations and warranties of VMware and Merger Sub set forth in this Agreement (other than those set forth in clauses (i) and (ii) above) shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date as if made as of the Closing Date except in each case where the failure of such representations and warranties to be so true and correct does not constitute, and would not reasonably be expected to have, a material adverse effect on the ability of VMware to consummate the Merger (it being understood that, in the case of this clause (a)(ii) for purposes of determining the accuracy of such representations and warranties, (A) all “VMware Material Adverse Effect”

qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (B) the truth and accuracy of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable materiality standard as set forth in this clause (a)(ii), as the case may be) only as of such date).

(b) Performance of Obligations of VMware and Merger Sub. VMware and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.

(c) Officers’ Certificate. Pivotal shall have received a certificate signed by an executive officer of VMware certifying as to the matters set forth in section 6.3(a) and section 6.3(b).

Section 6.4 Frustration of Closing Conditions. None of VMware, Merger Sub or Pivotal may rely on the failure of any condition set forth in this article VI to be satisfied if such failure was caused by such party’s breach of this Agreement.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination. This Agreement may be terminated, and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Pivotal Stockholder Approvals have been obtained (with any termination by VMware also being an effective termination by Merger Sub):

(a) by mutual written consent of VMware and Pivotal;

(b) by either VMware or Pivotal:

(i) if the Merger shall not have been consummated on or before the date that is the 180th day after the date hereof (the “Outside Date”), except that the right to terminate this Agreement pursuant to this section 7.1(b)(i) shall not be available to any party whose failure to fulfill in any material respect any of its obligations under this Agreement has been the primary cause of, or the primary factor that resulted in, the failure of the Merger to be consummated by the Outside Date;

(ii) if any court of competent jurisdiction or other Governmental Entity shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; or

(iii) if the Pivotal Class A Stockholder Approval shall not have been obtained at the Pivotal Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken, except that Pivotal shall not be permitted to terminate this Agreement pursuant to this section 7.1(b)(iii) if the failure to obtain such Pivotal Class A Stockholder Approval is proximately caused by any action or failure to act of Pivotal that constitutes a breach of this Agreement;

(c) by VMware:

(i) if Pivotal shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (other than with respect to a breach of section 5.2 or section 5.3(b), as to which section 7.1(c)(ii)(C) will apply), or if any representation or warranty of Pivotal shall have become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the Effective Time (A) would result in the failure of any of the conditions set forth in section 6.2(a) or section 6.2(b) and (B) cannot be or has not been cured by the earlier of (1) the Outside Date and (2) 30 days after the giving of written notice to Pivotal of such breach or failure, except that VMware shall not have the right to terminate this Agreement pursuant to this section 7.1(c)(i) if VMware or Merger Sub is then in material breach of any of its covenants or agreements set forth in this Agreement; or

(ii) if (A) an Adverse Recommendation Change shall have occurred, (B) Pivotal shall, within ten Business Days of a tender or exchange offer relating to securities of Pivotal having been commenced, fail, based upon the recommendation of the Pivotal Special Committee, to publicly recommend against such tender or exchange offer, (C) Pivotal shall have failed to publicly reaffirm the Pivotal Special Committee’s recommendation of the Merger within ten Business Days after receipt of a written request from VMware to provide such reaffirmation following (x) the public announcement of an Acquisition Proposal or (y) an Acquisition Proposal becoming generally known to the public (or any material modification thereto), (D) Pivotal shall have breached or failed to perform in any material respect any of its obligations set forth in section 5.2 or to convene the Pivotal Stockholders Meeting in accordance with section 5.3(b) or (E) the Pivotal Special Committee shall have formally resolved or publicly authorized or proposed to take any of the foregoing actions;

(d) by Pivotal:

(i) if VMware or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of VMware or Merger Sub shall have become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the Effective Time (A) would result in the failure of any of the conditions set forth in section 6.3(a) or section 6.3(b) and (B) cannot be or has not been cured by the earlier of (1) the Outside Date and (2) 30 days after the giving of written notice to VMware of such breach or failure, except that Pivotal shall not have the right to terminate this Agreement pursuant to this section 7.1(d)(i) if it is then in material breach of any of its covenants or agreements set forth in this Agreement; or

(ii) at any time prior to obtaining the Pivotal Stockholder Approvals, in order to accept a Superior Proposal in accordance with section 5.2(d); so long as Pivotal shall have (A) otherwise complied in all material respects with all provisions of section 5.2, including the notice provisions of section 5.2(b), (B) substantially concurrently with such termination entered into the associated Alternative Acquisition Agreement and (C) paid any amounts due pursuant to section 7.3(b).

The party desiring to terminate this Agreement pursuant to this section 7.1 (other than pursuant to section 7.1(a)) shall give notice of such termination to the other party.

Section 7.2 Effect of Termination. In the event of termination of the Agreement, this Agreement shall immediately become void and have no effect, without any liability or obligation on the part of VMware, Merger Sub or Pivotal, except that:

(a) the Confidentiality Agreement and the provisions of section 5.4(c), this section 7.2, section 7.3 (Fees and Expenses), section 8.2 (Notices), section 8.5 (Entire Agreement), section 8.6 (No Third Party Beneficiaries), section 8.7 (Governing Law), section 8.8 (Submission to Jurisdiction), section 8.9 (Assignment; Successors), section 8.10 (Specific Performance), section 8.11 (Currency), section 8.12 (Severability), section 8.13 (Waiver of Jury Trial) and section 8.16 (No Presumption Against Drafting Party) shall survive the termination hereof;

(b) Pivotal may have liability as provided in section 7.3; and

(c) no such termination shall relieve any party from any liability or damages resulting from a willful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or fraud, in which case the non-breaching party shall be entitled to all rights and remedies available at law or in equity.

Section 7.3 Fees and Expenses.

(a) Except as otherwise provided in this section 7.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that the expenses incurred in connection with the filing, printing and mailing of the Schedule 13E-3 and the Proxy Statement, and all filing and other fees paid to the SEC, in each case in connection with the Merger (other than attorneys’ fees, accountants’ fees and related expenses), shall be shared equally by VMware and Pivotal.

(b) In the event that:

(i) (A) an Acquisition Proposal (whether or not conditional) or intention to make an Acquisition Proposal (whether or not conditional) is made directly to Pivotal’s stockholders or is otherwise publicly disclosed or otherwise communicated to senior management of Pivotal, the Pivotal Special Committee or the Pivotal Board, and, in each case, not withdrawn prior to the date of the Pivotal Stockholder Meeting (in the case of termination pursuant to section 7.1(b)(iii)) or the date of termination (in the case of termination pursuant to sections 7.1(b)(i) or 7.1(c)(i)), (B) this Agreement is terminated by Pivotal or VMware pursuant to section 7.1(b)(i) or section 7.1(b)(iii) or by VMware pursuant to section 7.1(c)(i) (in the case of section 7.1(c)(i) due to a breach by Pivotal of any covenant contained in this Agreement) and (C) within 12 months after the date of such termination, Pivotal enters into an agreement (which is subsequently consummated) in respect of any Acquisition Proposal, or recommends or submits an Acquisition Proposal (which is subsequently consummated) to its stockholders for adoption, or a transaction in respect of any Acquisition Proposal is consummated, which, in each case, need not be the same Acquisition Proposal that was made, disclosed or communicated prior to termination hereof (except, that for purposes of this clause (C), each reference to “15%” in the definition of “Acquisition Proposal” shall be deemed to be a reference to “50%”);

(ii) this Agreement is terminated by VMware pursuant to section 7.1(c)(ii); or

(iii) this Agreement is terminated by Pivotal pursuant to section 7.1(d)(ii);

then, in any such event, Pivotal shall pay to VMware a fee of $95,000,000 (the “Termination Fee”), it being understood that in no event shall Pivotal be required to pay the Termination Fee on more than one occasion. The payment by Pivotal of the Termination Fee pursuant to this section 7.3 shall not relieve Pivotal from any liability or damage resulting from (x) fraud or (y) any willful and material breach of any of its covenants or agreements set forth in this Agreement prior to termination which relates to the termination of this Agreement in accordance with its terms. Notwithstanding section 7.2(c) or anything else to the contrary in this Agreement (but subject to the preceding sentence), VMware and Merger Sub agree that upon any valid termination of this Agreement under circumstances where the Termination Fee is payable by Pivotal pursuant to this section 7.3 and such Termination Fee is paid in full and accepted by VMware, VMware and Merger Sub shall be precluded from any other remedy against Pivotal, at law or in equity or otherwise, and neither VMware nor Merger Sub shall seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against Pivotal or any of the Pivotal’s Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or Affiliates or their respective Representatives in connection with this Agreement or the transactions contemplated hereby.

(c) Payment of the Termination Fee shall be made by wire transfer of same day funds to the accounts designated by VMware (i) no later than the consummation of, any transaction contemplated by an Acquisition Proposal, as applicable, in the case of a Termination Fee payable pursuant to section 7.3(b)(i), (ii) as promptly as reasonably practicable after termination (and, in any event, within two Business Days thereof), in the case of termination by VMware pursuant to section 7.1(c)(ii), or (iii) substantially concurrently with, and as a condition to the effectiveness of, termination, in the case of a termination by Pivotal pursuant to section 7.1(d)(ii).

(d) Pivotal acknowledges that the agreements contained in this section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, VMware and Merger Sub would not enter into this Agreement. Each party further acknowledges that the Termination Fee is not a penalty, but represents liquidated damages in a reasonable amount that, without limiting any rights of any Person pursuant to section 7.2(c), will compensate VMware and Merger Sub in the circumstances in which the Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger. Accordingly, if Pivotal fails promptly to pay any amounts due pursuant to this section 7.3, and, in order to obtain such payment, VMware commences a Legal Proceeding that results in a judgment against Pivotal for the amounts set forth in this section 7.3, Pivotal shall pay to VMware its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such Legal Proceeding, together with interest on the amounts due pursuant to this section 7.3 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

Section 7.4 Amendment or Supplement. This Agreement may be amended, modified or supplemented by the parties by action taken or authorized by their respective Boards of Directors (or the Pivotal Special Committee and the VMware Special Committee) at any time prior to the Effective Time, whether before or after the Pivotal Stockholder Approvals have been obtained, except that after the Pivotal Stockholder Approvals have been obtained, no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the stockholders of Pivotal without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

Section 7.5 Extension of Time; Waiver. At any time prior to the Effective Time, the parties may, by action taken or authorized by their respective Boards of Directors, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties set forth in this Agreement or any document delivered pursuant hereto or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein, except that after the Pivotal Stockholder Approvals have been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of Pivotal without such further approval or adoption. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time.

Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be addressed as follows (or at such other address for a party as shall be specified by like notice):

(i) if to VMware, Merger Sub or the Surviving Corporation, to:

3401 Hillview Ave.

Palo Alto, CA 94304

Attention: Amy Olli

E-mail: [REDACTED]

with copies (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Attention: Barbara L. Becker and Saee M. Muzumdar

E-mail: [REDACTED]

and

Wilson Sonsini Goodrich & Rosati Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

Attention: Martin W. Korman

E-mail: [REDACTED]

and

One Dell Way

Round Rock, TX 78682

Attention: Richard Rothberg

E-mail: [REDACTED]

and

Simpson Thacher & Bartlett LLP

425 Lexington Ave

New York, NY 10017

Attention: William R. Dougherty

E-mail: [REDACTED]

and

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention: Atif I. Azher and Naveed Anwar

E-mail: [REDACTED]

(ii) if to Pivotal, to:

875 Howard Street, Fifth Floor

San Francisco, CA 94103

Attention: Andrew M. Cohen

E-mail: [REDACTED]

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Attention: Tad J. Freese and Mark M. Bekheit

E-mail: [REDACTED]

and

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, CA 94025

Attention: Alan F. Denenberg and Sarah K. Solum

E-mail: [REDACTED]

All notices, deliveries and other communications pursuant to this Agreement must be in writing and will be deemed given if sent via email or delivered by globally recognized express delivery service (with a required e-mail copy, receipt of which need not be acknowledged) to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice, delivery or communication will be deemed to have been delivered and received (1) in the case of e-mail, on the date that the recipient acknowledges having received the email, with an automatic “read receipt” not constituting acknowledgment of an email for purposes of this section, and (2) in the case of a globally recognized express delivery service, on the Business Day that receipt by the addressee is confirmed pursuant to the service’s systems.

Section 8.3 Certain Definitions. For purposes of this Agreement:

(a) “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

(b) “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or required by applicable Law to be closed;

(c) “Confidential Information” means information and materials not generally known to the public, including Trade Secrets and other confidential and proprietary information;

(d) “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

(e) “Copyleft License” means any license that requires, as a condition of use, modification or distribution of Software or other Technology subject to such license, that such Software or other Technology, or other Software or other Technology incorporated into, derived from, used or distributed with such Software or other Technology (a) in the case of Software, be made available or distributed in a form other than binary (e.g., source code form), (b) be licensed for the purpose of preparing of derivative works, (c) be licensed under terms that allow the Pivotal Products or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of Law) or (d) be redistributable at no license fee. Without limiting the foregoing, “Copyleft Licenses” constitute Open Source Licenses and include the GNU General Public License, the GNU Lesser General Public License, the Affero General Public License, the GNU Affero General Public License, the Mozilla Public License, the Sun Industry Standards License, the Sun Community Source License, the Artistic License, the Netscape Public License, Common Development and Distribution License, the Eclipse Public License and all Creative Commons “sharealike” licenses;

(f) “Copyrights” means copyrights and all other rights with respect to Works of Authorship, and all registrations thereof and applications therefor and renewals, extensions and reversions thereof, and all other rights corresponding thereto throughout the world (including moral and economic rights, however denominated);

(g) “Customer Data” means Data and content uploaded, provided or otherwise made available by or for any customer to Pivotal or any of its Subsidiaries;

(h) “Data” means data, data structures, technical data and performance data;

(i) “Databases” means databases and other compilations and collections of Data or information;

(j) “Domain Names” means Internet domain names and numerical addresses;

(k) “EMC Agency Agreements” means collectively the Amended and Restated Agent Agreement (U.S. and Mexico Version) by and between EMC Corporation and Pivotal Software, Inc. dated April 2, 2018 and the Amended and Restated Agent Agreement (International Version) by and between EMC Information Systems International and Pivotal Software International dated April 2, 2018;

(l) “EMC Entity” means EMC Corporation, EMC Global Holdings Company, EMC Computer Systems (UK) Limited, EMC Information Systems International and any other EMC Subsidiary;

(m) “EMC-Pivotal Customer Contracts” means Contracts (including Government Contracts) between an EMC Entity and any Top Customer pursuant to which an EMC Entity has sold Pivotal Products to such Top Customer in its capacity as an agent under any EMC Agency Agreements;

(n) “Government Contract” means a Contract between (a)(i) Pivotal or a Subsidiary of Pivotal, or one of their resellers or distributors, or (ii) an EMC Entity or one of its resellers or distributors, on the one hand, and (b) any Governmental Entity, any primary contractor of a Governmental Entity in its capacity as a prime contractor or any higher-tier subcontractor with respect to such Contract, on the other hand;

(o) “Indebtedness” means, with respect to any Person, (i) all obligations of such Person for borrowed money, or with respect to unearned advances of any kind to such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) capital lease obligations of such Person that would be classified as balance sheet liabilities in accordance with GAAP, (iv) the deferred and unpaid balance of the purchase price of any property (excluding trade payables) and (v) all obligations described in items (i) through (iv) of this definition of any third party that are guaranteed, directly or indirectly, by such Person;

(p) “Intellectual Property” means any and all intellectual property rights (anywhere in the world, whether statutory, common law or otherwise) whether registered or unregistered, including (a) Patents, (b) Copyrights, (c) rights with respect to Software, including registrations thereof and applications therefor, (d) industrial design rights and registrations thereof and applications therefor, (e) rights with respect to Trademarks, (f) rights with respect to Domain Names, including registrations thereof and applications therefor, (g) rights with respect to Trade Secrets and other confidential information, including rights to limit the use or disclosure thereof by any Person, (h) rights with respect to Data or Databases, including registrations thereof and applications therefor, and (i) any rights equivalent or similar to any of the foregoing. Without limiting the foregoing, “Intellectual Property” includes rights to derivatives, improvements, modifications, enhancements, revisions and releases relating to any of the foregoing, claims and causes of action arising out of or related to infringement, misappropriation or violation of any of the foregoing;

(q) “knowledge” of Pivotal, means the actual knowledge of the individuals, in each case after reasonable inquiry of his or her direct reports, listed in section 8.3(o) of the Pivotal Disclosure Letter;

(r) “Law” means any federal, state, local or foreign law (including common law), statute, ordinance, rule, code, regulation, order, judgment, injunction, decree or other legally enforceable requirement;

(s) “Legal Proceeding” means any suit, claim, action, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative, judicial, administrative or appellate proceeding), inquiry, hearing, audit, subpoena, complaint, grievance, demand, examination or investigation, whether formal or informal, whether public or private, commenced, brought, conducted or heard by or before, or otherwise involving, any court, arbitrator or other Governmental Entity;

(t) “Made Available” means when used as to any information, document or other material referred to in this Agreement, that such information, document or other material was: (a) made available on the SEC website two Business Days prior to the date of this Agreement; or (b) with respect to such information, document or other material Made Available by Pivotal, such information, document or material was made available by Pivotal for review by VMware or VMware’s Representatives no later than 11:59 p.m. Pacific Time on August 20, 2019 in the virtual data room maintained by Pivotal in connection with the Merger;

(u) “Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that, individually or in the aggregate: (A) has or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of Pivotal and its Subsidiaries, taken as a whole, or (B) would prevent the Merger or any of the other transactions contemplated by this Agreement or would reasonably be expected to do so or otherwise would prevent or reasonably be expected to prevent Pivotal from performing its obligations hereunder, except that in the case of clause (A) only, Material Adverse Effect shall not include any event, change, circumstance, occurrence, effect or state of facts to the extent resulting from (1) changes or conditions generally affecting the industry in which Pivotal and its Subsidiaries operate, or the general economic or political conditions or the financial or securities markets, in the United States, including (a) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market, (b) as a result of changes in geopolitical conditions, (c) a partial or total shutdown of the U.S. federal government or (d) as a result of the implementation of Brexit, (2) the outbreak or escalation of war, acts of terrorism or sabotage or natural disasters, (3) changes in Law or GAAP (or authoritative interpretation thereof) first proposed after the date hereof, (4) any failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period, including any analyst estimates or expectations (except that the underlying causes of such failures may constitute or be taken into account in determining whether there has been, or would be, a Material Adverse Effect), (5) any event, change, circumstance, occurrence, effect or state of facts directly resulting from the announcement of this Agreement (other than for purposes of any representation or warranty contained in section 3.5 but subject to disclosures in section 3.5 of the Pivotal Disclosure Letter), (6) any event, change, circumstance, occurrence, effect or state of facts directly resulting from or otherwise relating to fluctuations in the value of any currency, except that with respect to clauses (1), (2), (3) and (6), the impact of such event, change, circumstance, occurrence, effect or state of facts is not disproportionately adverse to Pivotal and its Subsidiaries, taken as a whole, as compared to other participants in the industries in which Pivotal and its Subsidiaries operate, (7) changes in the market price or trading volume of the Class A Shares (except that the underlying causes of such change may constitute or be taken into account in determining whether there has been, or would be, a Material Adverse Effect), (8) any action taken by Pivotal or any of its Subsidiaries that is expressly required pursuant to this Agreement or (9) any Transaction Litigation (it being understood and agreed that the exception in this clause (9) shall apply to the effects arising out of or relating to the bringing of such Transaction Litigation and not those arising out of or resulting from an actual breach (or other claim) that is the subject thereof);

(v) “Material Customer Contract”means a Contract with a customer for one or more Pivotal Products (whether such Contract is between Pivotal or one of its Subsidiaries and a customer or is an EMC-Pivotal Customer Contract) pursuant to which Pivotal and its Subsidiaries receives revenue in excess of $5,000,000 (or, with respect to Current Government Contracts, $3,000,000) in any fiscal year and the period of performance of which has not yet expired or terminated or for which final payment has not yet been received, excluding any purchase orders or statements of work that do not contain material terms that have not been superseded by the Contract to which such purchase order or statement relates;

(w) “Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including any license approved by the Open Source Initiative or any Creative Commons License. For the avoidance of doubt, “Open Source Licenses” include Copyleft Licenses;

(x) “Open Source Materials” means any Software or other Technology subject to an Open Source License;

(y) “Order” means any decision, ruling, charge, order, writ, judgment, injunction, decree, stipulation, determination, award or binding agreement issued, promulgated or entered by or with any Governmental Entity;

(z) “Ordinary Course Licenses Out” means licenses out of Intellectual Property owned by Pivotal or its Subsidiaries that are described in clauses (3) through (6) of section 3.16(a)(viii);

(aa) “Owned Pivotal Intellectual Property” means any Pivotal Intellectual Property that is owned or purported by Pivotal or any of its Subsidiaries to be owned by Pivotal or any of its Subsidiaries;

(bb) “Owned Pivotal Software” means solely those portions of Software that embody Owned Pivotal Intellectual Property;

(cc) “Owned Pivotal Technology” means any Pivotal Technology that is owned by Pivotal or any of its Subsidiaries, including, without limitation, all Owned Pivotal Software;

(dd) “Patents” means (i) any domestic or foreign patents, utility models or inventor’s certificates and applications, drafts and disclosures relating to any of the foregoing (and any patents, utility models or inventor’s certificates that issue as a result of such applications, drafts and disclosures), and (ii) any reissues, divisions, divisionals, continuations, continuations-in-part, provisionals, renewals, extensions, substitutions, reexaminations or invention registrations related to any of the foregoing;

(ee) “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity;

(ff) “Pivotal Data” means all Data collected, generated, received or otherwise processed in the operation of the business. Without limiting the foregoing, “Pivotal Data” includes all Customer Data and Pivotal Training Data;

(gg) “Pivotal Intellectual Property” means any Intellectual Property that is owned or purported to be owned, used, held for use or practiced by Pivotal or any of its Subsidiaries;

(hh) “Pivotal Intellectual Property Registrations” means all of the material registrations and applications for registrations with a Governmental Entity or Internet domain name registrar for Intellectual Property owned by Pivotal or any of its Subsidiaries;

(ii) “Pivotal IPO Date” means April 19, 2018;

(jj) “Pivotal MTA” means that certain Master Transaction Agreement by and among Dell and Pivotal, dated April 17, 2018;

(kk) “Pivotal Products” means all products and services that are being sold, offered, distributed, licensed, leased or otherwise commercialized by Pivotal or any of its Subsidiaries, including Pivotal Cloud Foundry, Pivotal Application Services, Pivotal Container Service and the Pivotal Services Marketplace;

(ll) “Pivotal Software” means any Software that is or has been owned or purported to be owned, used, held for use or practiced by Pivotal or any of its Subsidiaries, or is necessary for the conduct of the business of Pivotal or any of its Subsidiaries;

(mm) “Pivotal Technology” means any Technology that is or has been owned or purported to be owned, used, held for use or practiced by Pivotal or any of its Subsidiaries, or is necessary for the conduct of the business of Pivotal or any of its Subsidiaries, including without limitation any Pivotal Software;

(nn) “Pivotal Training Data” means all Data that has been made available by or to (or used by or for) Pivotal in connection with developing any Intellectual Property or Pivotal Products, including developing, training or improving algorithms;

(oo) “Software” means all (a) computer programs and other software, including firmware and microcode, and including software implementations of algorithms, heuristics, models and methodologies, whether in source code, object code or other form, including libraries, frameworks, software development kits and tools, application programming interfaces, subroutines and other components thereof, (b) computerized Databases and other computerized compilations and collections of Data or information, (c) screens, user interfaces, command structures, report formats, templates, menus, buttons and icons related to any of the foregoing, (d) descriptions, flow-charts, architectures, development tools and other materials used to design, plan, organize and develop any of the foregoing, and (e) all documentation, including development, diagnostic, support, user and training documentation related to any of the foregoing;

(pp) “Subsidiary” means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person;

(qq) “Tax Return” means any return, declaration, report, certificate, bill, election, claim for refund, information return, statement or other written information and any other document filed or required to be filed with any Taxing Authority with respect to Taxes, including any schedule, attachment or supplement thereto, and including any amendment thereof;

(rr) “Tax Sharing Agreement” means any express or implied Tax allocation, Tax sharing, Tax indemnity, Tax receivable or similar agreement other than (i) agreements entered into in the ordinary course of business and other customary Tax indemnifications contained in any agreements the primary purpose of which agreements does not relate to Taxes and (ii) agreements exclusively between or among Pivotal and its Subsidiaries;

(ss) “Taxes” means (i) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, stock, ad valorem, transfer, transaction, franchise, profits, gains, registration, license, wages, lease, service, service use, employee and other withholding, social security, unemployment, welfare, disability, payroll, employment, excise, severance, stamp, environmental, occupation, workers’ compensation, premium, real property, personal property, escheat or unclaimed property, windfall profits, net worth, capital, value-added, alternative or add-on minimum, customs duties, estimated and other taxes, or similar assessments, charges or levies (whether imposed directly or through withholding), whether disputed or not, together with any interest and any penalties, additions to tax or additional amounts with respect thereto; (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of Law; and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any Tax Sharing Agreement;

(tt) “Taxing Authority” means, with respect to any Tax, the Governmental Entity that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Entity;

(uu) “Technology” means any (a) technology, formulae, algorithms, procedures, processes, methods, techniques, systems, know-how, ideas, concepts, creations, inventions and invention disclosures, discoveries, and improvements (whether patentable or unpatentable and whether or not reduced to practice), (b) technical, engineering, manufacturing, product, marketing, servicing, financial, business partner, supplier, customer, personnel, and other information, research, and materials, (c) specifications, designs, models, devices, prototypes, schematics, manuals and development tools, (d) Software, content, and other Works of Authorship, (e) Data, (f) Databases, (g) Trade Secrets and (h) tangible embodiments of any of the foregoing, in any form or media whether or not specifically listed in this definition;

(vv) “Trade Secrets” means information and materials that (i) derive independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use and (ii) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy;

(ww) “Trademarks” means unregistered and registered trademarks and service marks, common law trademarks and service marks, trade dress, symbols, logos, trade names, business names, corporate names, product names and other source or business identifiers and the goodwill associated with any of the foregoing, and all registrations thereof and applications therefor and any registrations, applications, renewals and extensions with respect to any of the foregoing; and

(xx) “Works of Authorship” means Software, register-transfer-level and gate-level descriptions, netlists, documentation, scripts, verification components, test suites, websites, content, images, graphics, text, photographs, artwork, audiovisual works, sound recordings, graphs, drawings, reports, analyses, writings and other works of authorship and copyrightable subject matter.

Section 8.4 Interpretation. When a reference is made in this Agreement to a section, article, exhibit or schedule such reference shall be to a section, article, exhibit or schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any exhibit or schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any exhibit or schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All exhibits and schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. References to days mean calendar days unless otherwise specified. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any applicable Law.

Section 8.5 Entire Agreement. This Agreement (including the exhibits hereto), the Pivotal Disclosure Letter, the Voting Agreement, the Support Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

Section 8.6 No Third Party Beneficiaries.

(a) Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except as provided in section 5.9.

(b) The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with section 7.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 8.7 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 8.8 Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware, except that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.9 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that VMware and Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement (a) to VMware or any of its Affiliates at any time, in which case all references herein to VMware or Merger Sub shall be deemed references to such other Affiliate, except that all representations and warranties made herein with respect to VMware or Merger Sub as of the date of this Agreement shall be deemed to be representations and warranties made with respect to such other Affiliate as of the date of such assignment or (b) after the Effective Time, to any Person; provided, in each case, that such transfer or assignment shall not relieve VMware or Merger Sub of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 8.10 Specific Performance. The parties agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, prior to any termination of this Agreement pursuant to section 7.1, the parties acknowledge and agree that each party shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery of the State of Delaware, except that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any federal court located in the State of Delaware or any other Delaware state court, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 8.11 Currency. All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

Section 8.12 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 8.13 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.14 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

Section 8.15 Electronic Signature. Delivery of an executed counterpart of a signature page to this Agreement may be made by electronic or digital delivery such as in Adobe Portable Document Format or using generally recognized e-signature technology (e.g., DocuSign or Adobe Sign).

Section 8.16 No Presumption Against Drafting Party. Each of VMware, Merger Sub and Pivotal acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

VMWARE, INC.

By:	/s/ Patrick Gelsinger
Name: Patrick Gelsinger
Title: Chief Executive Officer

RAVEN TRANSACTION SUB, INC.

By:	/s/ Craig Norris
Name: Craig Norris
Title: President

[Signature Page to Merger Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PIVOTAL SOFTWARE, INC.

By:	/s/ Robert Mee
Name: Robert Mee
Title: Chief Executive Officer and Director

[Signature Page to Merger Agreement]

ANNEX C

August 21, 2019

Special Committee of the Board of Directors

of VMware, Inc. (the “Special Committee”)

VMware, Inc.

3401 Hillview Avenue

Palo Alto, California 94304

Dear Members of the Special Committee:

We understand that VMware, Inc., a Delaware corporation (“Vail”), Raven Transaction Sub, Inc., a Delaware corporation and wholly owned subsidiary of Vail (“Merger Sub”), and Pivotal Software, Inc., a Delaware corporation (“Raven”), propose to enter into an Agreement and Plan of Merger (the “Agreement”), pursuant to which Vail will acquire Raven (the “Transaction”). Pursuant to the Agreement, Merger Sub will be merged with and into Raven and (i) each outstanding share of Class A common stock, par value $0.01 per share, of Raven (“Raven Class A Common Stock”), other than shares of Raven Class A Common Stock (x) held in the treasury of Raven, (y) owned, directly or indirectly, by Dell Technologies Inc., a Delaware corporation (“Diamond”), EMC Corporation, a Massachusetts corporation (“Emerald”), Vail or Merger Sub immediately prior to the Effective Time, or (z) held by holders who are entitled to and properly demand an appraisal of their shares of Raven Class A Common Stock, will be converted into the right to receive $15.00 in cash, without interest, and subject to deduction for any required withholding tax (the “Raven Class A Merger Consideration”), and (ii) each outstanding share of Class B common stock, par value $0.01 per share, of Raven (“Raven Class B Common Stock”), other than shares of Raven Class B Common Stock (x) held in the treasury of Raven or (y) owned, directly or indirectly, by Vail or Merger Sub immediately prior to the Effective Time (as defined in the Agreement), will be converted into the right to receive 0.0550 (“Exchange Ratio”) of a share of Class B common stock, par value $0.01 per share, of Vail (“Vail Class B Common Stock”) (such number of shares so issuable, the “Raven Class B Merger Consideration” and, together with the Raven Class A Merger Consideration, the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to Vail of the Consideration to be paid by Vail in the Transaction.

In connection with this opinion, we have:

(i)	Reviewed the financial terms and conditions of a draft, dated August 20, 2019, of the Agreement;

(ii)	Reviewed certain historical business and financial information relating to Raven and Vail;

(iii)

Reviewed various financial forecasts and other data provided to us by Raven and Vail relating to the business of Raven, including a forecast provided by Vail management (and informed by Raven management’s long range plan) that represents Vail’s forecast for Raven if owned by Vail and includes projected synergies and other benefits, including the amount and timing thereof, anticipated by the management of Vail to be realized from the Transaction (the “In-Vail Case”);

Lazard Frères & Co. LLC 4 Embarcadero Center 24th Floor San Francisco, CA 94111

Special Committee of the Board of Directors

VMware, Inc.

August 21, 2019

(iv)

Reviewed financial forecasts and other data provided to us by Vail relating to the business of Vail, including two sets of forecasts for Vail on a stand-alone basis prepared by Vail management, one representing Vail’s current cloud transition trajectory and the other representing Vail’s accelerated cloud transition scenario (collectively, the “Vail Forecasts”);

(v)

Held discussions with members of the senior managements of Raven and Vail with respect to the businesses and prospects of Raven and Vail, respectively, and with respect to the projected synergies and other benefits anticipated by the management of Vail to be realized from the Transaction;

(vi)	Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the businesses of Raven and Vail, respectively;

(vii)	Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the businesses of Raven and Vail, respectively;

(viii)	Reviewed historical stock prices and trading volumes of the Raven Class A Common Stock and Class A Common Stock, par value $0.01 per share, of Vail (“Vail Class A Common Stock”);

(ix)	Reviewed the potential pro forma financial impact of the Transaction on Vail based on the In-Vail Case and Vail Forecasts; and

(x)	Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Raven or Vail or concerning the solvency or fair value of Raven or Vail, and we have not been furnished with any such valuation or appraisal. At the direction of the Special Committee, we have utilized the In-Vail Case for purposes of our analyses relating to Raven and we have utilized the Vail Forecasts for purposes of our analyses relating to Vail. With respect to the financial forecasts utilized in our analyses, including those related to projected synergies and other benefits anticipated by the management of Vail to be realized from the Transaction as reflected in the In-Vail Case, we have assumed, with the consent of the Special Committee, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of Raven and Vail, respectively and such synergies and other benefits. In addition, we have assumed, with the consent of the Special Committee, that such financial forecasts and projected synergies and other benefits will be realized in the amounts and at the times contemplated thereby. We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based. At the direction of the Special Committee, our analyses do not take into consideration any pending or potential acquisition (including Vail’s potential acquisition of Carbon Black, Inc.) or disposition by Vail. We have further assumed, with the consent of the Special Committee, for purposes of our analyses that the Vail Class A Common Stock and the Vail Class B Common Stock are equivalent from a financial point of view.

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the prices at which shares of Raven Class A Common Stock or Vail Class A Common Stock may trade at any time subsequent to the announcement of the Transaction. Our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which Vail might engage or the merits of the underlying decision by Vail to engage in the Transaction.

Special Committee of the Board of Directors

VMware, Inc.

August 21, 2019

In rendering our opinion, we have assumed, with the consent of the Special Committee, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions. Representatives of Vail have advised us, and we have assumed, that the Agreement, when executed, will conform to the draft reviewed by us in all materials respects. We also have assumed, with the consent of the Special Committee, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on Vail, Raven or the Transaction. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that Vail and the Special Committee obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction, including, without limitation, the form or structure of the Transaction or any agreements or arrangements entered into in connection with, or contemplated by, the Transaction (including, without limitation, the Agreement and the Consent and Support Agreement by and among Vail, Diamond, Emerald and certain other parties thereto). In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Consideration or otherwise.

Lazard Frères & Co. LLC (“Lazard”) is acting as financial advisor to the Special Committee in connection with the Transaction and will receive a fee for such services, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the closing of the Transaction. We in the past have provided certain investment banking services to special committees of the Board of Directors of Vail, for which we have received compensation, including, in the past two years, having acted as financial advisor to a special committee of the Board of Directors of Vail (i) on Vail’s $11 billion one-time special cash dividend and (ii) in connection with potential M&A and other strategic topics. In addition, in the ordinary course, Lazard and our affiliates and employees may trade securities of Vail, Raven, Diamond and certain of their respective affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of Vail, Raven, Diamond and certain of their respective affiliates. The issuance of this opinion was approved by the Opinion Committee of Lazard.

Our engagement and the opinion expressed herein are for the benefit of the Special Committee (in its capacity as such) and our opinion is rendered to the Special Committee in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any matter relating thereto.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid by Vail in the Transaction is fair, from a financial point of view, to Vail.

Very truly yours,
LAZARD FRERES & CO. LLC

By	/s/ John Gnuse
John Gnuse
Managing Director

ANNEX D

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Pivotal Software, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Pivotal Software, Inc. and its subsidiaries (the “Company”) as of February 1, 2019 and February 2, 2018, and the related consolidated statements of operations, comprehensive loss, redeemable convertible preferred stock and stockholders’ (deficit) equity and cash flows for each of the three years in the period ended February 1, 2019, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of February 1, 2019 and February 2, 2018, and the results of its operations and its cash flows for each of the three years in the period ended February 1, 2019 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 29, 2019

We have served as the Company’s auditor since 2013.

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ANNEX E

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of VMware, Inc.

Opinions on the Financial Statements and Internal Control over Financial Reporting

We have audited the accompanying consolidated balance sheets of VMware, Inc. and its subsidiaries (the “Company”) as of February 1, 2019 and February 2, 2018, and the related consolidated statements of income (loss), comprehensive income, stockholders’ equity and cash flows for each of the two years in the period ended February 1, 2019, the period from January 1, 2017 to February 3, 2017, and for the year ended December 31, 2016, including the related notes and financial statement schedule listed in the accompanying index (collectively referred to as the “consolidated financial statements”). We also have audited the Company’s internal control over financial reporting as of February 1, 2019, based on criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of February 1, 2019 and February 2, 2018, and the results of its operations and its cash flows for each of the two years in the period ended February 1, 2019, the period from January 1, 2017 to February 3, 2017, and for the year ended December 31, 2016 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of February 1, 2019, based on criteria established in Internal Control—Integrated Framework (2013) issued by the COSO.

Change in Accounting Principle

As discussed in Note B to the consolidated financial statements, the Company changed the manner in which it accounts for revenue from contracts with customers in the year ended February 1, 2019.

Basis for Opinions

The Company’s management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Annual Report on Internal Control over Financial Reporting appearing under Item 9A. Our responsibility is to express opinions on the Company’s consolidated financial statements and on the Company’s internal control over financial reporting based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud, and whether effective internal control over financial reporting was maintained in all material respects.

Our audits of the consolidated financial statements included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. Our audit of internal control over financial reporting included obtaining an

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understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

Definition and Limitations of Internal Control over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 29, 2019

We have served as the Company’s auditor since 2007.

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